PROSPECTUS SUPPLEMENT
(To Prospectus dated November 15, 2006)

                                 $1,600,000,100
                                 (Approximate)
                                  CWHEQ, INC.
                                   Depositor
                          COUNTRYWIDE HOME LOANS, INC.
                               Sponsor and Seller
                      Countrywide Home Loans Servicing LP
                                Master Servicer
                  CWHEQ Home Equity Loan Trust, Series 2007-S1
                                 Issuing Entity
           Home Equity Loan Asset Backed Certificates, Series 2007-S1
            Distributions payable monthly, beginning March 26, 2007

                                ----------------

The issuing entity will issue certificates, including the following classes of certificates that are offered pursuant to this prospectus supplement and the accompanying prospectus:
---------------------------------------------------------------------------
         Initial Certificate     Price to    Underwriting    Proceeds to
Class   Principal Balance (1)    Public(2)     Discount      Depositor(3)
---------------------------------------------------------------------------
A-1-A       $ 531,454,000       100.00000%     0.02107%       99.97893%
---------------------------------------------------------------------------
A-1-B       $ 165,000,000        99.99966%     0.02107%       99.97859%
---------------------------------------------------------------------------
A-2         $ 175,901,000        99.99900%     0.03083%       99.96817%
---------------------------------------------------------------------------
A-3         $ 310,125,000        99.99511%     0.05000%       99.94511%
---------------------------------------------------------------------------
A-4         $ 119,172,000        99.99300%     0.07083%       99.92217%
---------------------------------------------------------------------------
A-5         $ 138,348,000        99.99735%     0.12500%       99.87235%
---------------------------------------------------------------------------
A-6         $ 160,000,000        99.99885%     0.11667%       99.88218%
---------------------------------------------------------------------------
A-R         $         100           (4)          (4)             (4)
---------------------------------------------------------------------------

-----------------------------
 Consider carefully the         -------------
 risk factors beginning on      (1) This amount is subject to a permitted variance in the aggregate of plus or minus 5%.
 page S-15 in this              (2) Plus accrued interest, if any, in the case of the Class A-1B, Class A-2, Class A-3,
 prospectus supplement and          Class A-4, Class A-5 and Class A-6 Certificates.
 on page 5 in the               (3) Before deducting expenses payable by the Depositor estimated to be
 prospectus.                        approximately $960,000 in the aggregate.
                                (4) The Class A-R Certificates will not be purchased by the underwriters and are being
 The certificates                   transferred to Countrywide Home Loans, Inc. as partial consideration for the sale of the
 represent obligations of           home equity loans. See "Method of Distribution" in this prospectus supplement.
 the issuing entity only
 and do not represent an        The classes of certificates offered by this prospectus supplement are listed, together with
 interest in or obligation      their interest rates, in the tables under "Summary -- Description of the Certificates"
 of CWHEQ, Inc.,                on pages S-4 and S-5 of this prospectus supplement. This prospectus supplement and the
 Countrywide Home Loans,        accompanying prospectus relate only to the offering of the certificates listed above and not
 Inc. or any of their           to the other classes of certificates that will be issued by the issuing entity.
 affiliates.
                                The certificates represent interests in a pool of closed-end, fixed rate loans that are secured
 This prospectus                by second liens on one- to four-family residential properties, as described in this
 supplement may be used to      prospectus supplement.
 offer and sell the
 offered certificates only      Credit enhancement for the certificates consists of:
 if accompanied by the
 prospectus.                       o   overcollateralization,
-----------------------------      o   a credit insurance policy,
                                   o   a limited loss coverage guarantee provided by the sponsor,
                                   o   excess interest, and
                                   o   with respect to the classes of offered certificates other than the Class A-R
                                       Certificates, a financial guaranty insurance policy issued by MBIA Insurance Corporation.


                                      MBIA

The credit enhancement for each class of certificates varies. Not all credit enhancement is available for every class. The credit enhancement for the certificates is described in more detail in this prospectus supplement. The Class A-1-A certificates will also have the benefit of an interest rate corridor contract.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.

These securities will be offered if, as and when delivered on or about February 28, 2007, subject to the satisfaction of certain conditions. See "Method of Distribution" in this prospectus supplement.

Countrywide Securities Corporation
                                                          RBS Greenwich Capital
February 27, 2007

                                                       Table of Contents

Prospectus Supplement                                     Page            Amendment...........................................S-77
---------------------                                     ----            Voting Rights.......................................S-77
                                                                          Optional Purchase of Defaulted Loans................S-78
Summary.....................................................S-1           Events of Default; Remedies.........................S-78
Summary of Transaction Parties.............................S-14           Optional Termination................................S-79
Risk Factors...............................................S-15           Certain Matters Regarding the Master
The Mortgage Pool..........................................S-26              Servicer, the Depositor, the Sellers
      General..............................................S-26              and the NIM Insurer .............................S-80
      The Statistical Calculation Pool.....................S-30           The Trustee.........................................S-81
      Assignment of the Home Equity Loans..................S-30           Restrictions on Transfer of the Class A-R
      Pre-Funding..........................................S-33              Certificates.....................................S-82
      Underwriting Standards...............................S-34           Ownership of the Residual Certificates..............S-82
The Credit Insurance Provider..............................S-36           Restrictions on Investment, Suitability
The Credit Insurance Policy................................S-36              Requirements.....................................S-83
Termination or Replacement of the Credit                                  Rights of the NIM Insurer Under the Pooling
      Insurance Policy.....................................S-38              and Servicing Agreement .........................S-83
Servicing of the Home Equity Loans.........................S-38     Yield, Prepayment and Maturity Considerations.............S-83
      General..............................................S-38           General.............................................S-83
      Countrywide Home Loans Servicing LP..................S-39           Prepayments and Yields for the Offered
      Countrywide Home Loans...............................S-39              Certificates.....................................S-85
      Servicing Compensation and Payment of                               Last Scheduled Distribution Date....................S-85
         Expenses..........................................S-42           Prepayment Model....................................S-86
      Adjustment to Master Servicing Fee in                               Decrement Tables; Weighted Average Lives............S-86
         Connection With Certain Prepaid Home                       Legal Proceedings.........................................S-95
         Equity Loans .....................................S-42     Material Federal Income Tax Consequences..................S-95
      Advances.............................................S-42           Taxation of the REMIC Regular Interest
      Certain Modifications and Refinancings...............S-43              Components of the Offered Regular
      Auction of Charged-off Home Equity Loans.............S-43              Certificates ....................................S-96
The Issuing Entity.........................................S-44           Taxation of the Net Rate Carryover Components
Static Pool Data...........................................S-44              of the Offered Regular Certificates .............S-96
Description of the Certificates............................S-45           Dispositions of Offered Regular Certificates........S-97
      General..............................................S-45           Tax Treatment For Certain Purposes..................S-97
      Book-Entry Certificates; Denominations...............S-46           Residual Certificates...............................S-98
      Glossary of Terms....................................S-46     Other Taxes...............................................S-99
      Deposits to the Certificate Account..................S-54     ERISA Considerations......................................S-99
      Withdrawals from the Certificate Account.............S-55     Method of Distribution...................................S-101
      Deposits to the Distribution Account.................S-57     Use of Proceeds..........................................S-102
      Withdrawals from the Distribution Account............S-57     Legal Matters............................................S-103
      Investments of Amounts Held in Accounts..............S-58     Ratings..................................................S-103
      Fees and Expenses....................................S-59     Experts..................................................S-103
      Distributions........................................S-62     Index of Defined Terms...................................S-104
      Premium Account......................................S-64     Annex A....................................................A-1
      Overcollateralization Provisions.....................S-65     Annex I....................................................I-1
      The Corridor Contract................................S-66
      Calculation of One-Month LIBOR.......................S-70
      Carryover Reserve Fund...............................S-70
      Applied Realized Loss Amounts........................S-70
      Certificate Insurance Policy.........................S-71
      The Certificate Insurer..............................S-73
      Reports to Certificateholders........................S-75

                                                       Table of Contents
                                                         (Continued)


Prospectus                                          Page
-----------                                         ----

Important Notice About Information in This
      Prospectus and Each Accompanying
      Prospectus Supplement...........................4
Risk Factors..........................................5
The Trust Fund.......................................19
Use of Proceeds......................................26
The Depositor........................................26
Loan Program.........................................26
Static Pool Data.....................................30
Description of the Securities........................30
Credit Enhancement...................................48
Yield, Maturity and Prepayment
      Considerations.................................54
The Agreements.......................................57
Certain Legal Aspects of the Loans...................79
Material Federal Income Tax Consequences.............95
Other Tax Considerations............................119
ERISA Considerations................................119
Legal Investment....................................124
Method of Distribution..............................126
Legal Matters.......................................127
Financial Information...............................127
Rating..............................................127
Index of Defined Terms..............................129

                                    SUMMARY

This summary highlights selected information from this document and does not contain all of the information that you need to consider when making your investment decision. To understand all of the terms of an offering of the certificates, read this entire document and the accompanying prospectus carefully.

While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

Issuing Entity

CWHEQ Home Equity Loan Trust, Series 2007-S1, a common law trust formed under the laws of the State of New York.

See "The Issuing Entity" in this prospectus supplement.

Depositor

CWHEQ, Inc., a Delaware corporation and a limited purpose finance subsidiary of Countrywide Financial Corporation, a Delaware corporation.

See "The Depositor" in the prospectus.

Sponsor and Sellers

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the home equity loans. Other sellers may include one or more special purpose entities established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the home equity loans they are selling directly from Countrywide Home Loans, Inc.

See "Servicing of the Home Equity Loans -- Countrywide Home Loans" in this prospectus supplement.

Master Servicer

Countrywide Home Loans Servicing LP.

See "Servicing of the Home Equity Loans --Countrywide Home Loans Servicing LP" in this prospectus supplement.

Trustee

The Bank of New York, a New York banking corporation.

See "Description of the Certificates -- The Trustee" in this prospectus supplement.

Certificate Insurer

MBIA Insurance Corporation will unconditionally and irrevocably guarantee certain payments on the offered certificates, other than the Class A-R Certificates, on each distribution date pursuant to the terms of a financial guaranty insurance policy.

See "Description of the Certificates -- The Certificate Insurance Policy" and "-- The Certificate Insurer" in this prospectus supplement.

Credit Insurance Provider

Old Republic Insurance Company will provide a credit insurance policy that provides coverage if a borrower defaults on a covered loan as described in this prospectus supplement. Only a portion of the home equity loans will be covered by the credit insurance policy.

See "The Credit Insurance Provider" in this prospectus supplement.

The NIM Insurer

After the closing date, a separate trust or trusts (or other form of entity) may be established to issue net interest margin securities secured by all or a portion of the Class E-P, Class P and Class C Certificates. Those net interest margin securities may have the benefit of one or more financial guaranty insurance policies that guarantee payments on those securities. The insurer or insurers issuing these financial guaranty insurance policies are referred to in this prospectus supplement as the "NIM Insurer." The references to the NIM Insurer in this prospectus supplement apply only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates.

See "Risk Factors--Rights of the NIM Insurer Limit Your Control and NIM Insurer Actions May Negatively Affect You" in this prospectus supplement.

Pooling and Servicing Agreement

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

Cut-off Date

Initial Home Equity Loans:

For any initial home equity loan, the later of February 1, 2007 and the origination date of that home equity loan (referred to as the initial cut-off date).

Subsequent Home Equity Loans:

For any subsequent home equity loan, the later of the first day of the month of the related subsequent transfer date and the origination date of that subsequent home equity loan (referred to as the subsequent cut-off date).

Closing Date

On or about February 28, 2007.

Pre-Funding

On the closing date, the depositor will deposit approximately $3,135,428 in a pre-funding account (referred to as the pre-funded amount).

Funding Period:

The funding period will begin on the closing date and end on the earlier of (x) the date the amount in the pre-funding account is less than $40,000 and (y) March 30, 2007.

Use of Pre-Funded Amount:

The pre-funded amount is expected to be used to purchase subsequent home equity loans. The pre-funded amount not used during the funding period to purchase subsequent home equity loans will be distributed to holders of the certificates as a prepayment of principal on the distribution date immediately following the end of the funding period.

Restrictions on Subsequent Home Equity Loan Purchases:

Purchases of subsequent home equity loans are subject to the same criteria as the initial home equity loans and additional restrictions related to the composition of the mortgage pool following the acquisition of the subsequent home equity loans, as described in this prospectus supplement.

Capitalized Interest Account:

Because some of the home equity loans may not be acquired by the issuing entity until after the closing date, there may not be sufficient interest collections from the home equity loans to pay all the interest due on the certificates on the first and possibly the second distribution dates. If a pre-funding account is funded on the closing date, a capitalized interest account will be established and funded on the closing date to cover those shortfalls.

See "The Mortgage Pool -- Pre-Funding" in this prospectus supplement.

Interest Shortfall Payments:

To the extent needed to make required interest payments on the interest-bearing certificates and to pay certain expenses of the issuing entity on or prior to the April 2007 distribution date, Countrywide Home Loans, Inc. will make interest shortfall payments to the issuing entity to offset shortfalls in interest collections due to newly originated loans that do not have a payment due date in the due period related to the subject distribution date.

The Home Equity Loans

The mortgage pool will consist of closed-end, fixed rate loans that are secured by second liens on one- to four-family residential properties. We sometimes refer to these loans as loans or home equity loans.

See "The Mortgage Pool" in this prospectus supplement.

Statistical Calculation Information

The statistical information presented in this prospectus supplement relates to a statistical calculation pool that does not reflect all of the home equity loans that will be included in the issuing entity on the closing date. Additional home equity loans will be included in the mortgage pool on the closing date, and subsequent home equity loans will be included during the funding period. In addition, certain home equity loans in the statistical calculation pool may not be included in the mortgage pool on the closing date because they were prepaid in full or were determined not to meet the eligibility requirements for the mortgage pool. The aggregate stated principal balance as of the cut-off date of the home equity loans to be included in the issuing entity on the closing date is expected to be approximately $1,600,000,000.

The information with respect to the statistical calculation pool is, unless otherwise specified, based on the scheduled principal balances as of February 1, 2007, which is the statistical calculation date. The aggregate stated principal balance of the statistical calculation pool as of the statistical calculation date is referred to as the statistical calculation date pool principal balance.

Unless otherwise noted, all statistical percentages are measured by the statistical calculation date pool principal balance.

As of the statistical calculation date, the home equity loans in the statistical calculation pool had the following characteristics:

Statistical Calculation
  Date Pool Principal Balance           $1,241,999,033

Number of Home Equity Loans             24,177

Average Current Principal Balance       $51,371

Range of Current Principal Balances     $1,648 to
                                           $550,000

Weighted Average Mortgage Rate          8.647%

Range of Mortgage Rates                 4.875% to
                                           18.825%

Weighted Average Original
  Combined Loan-to-Value Ratio          89.93%

Percentage of Home Equity Loans
  with Original Combined
  Loan-to-Value Ratios Greater
  than 80%                              84.91%

Geographic Concentrations in
  excess of 10%:

  California                            28.75%

Weighted Average Original Term to
  Stated Maturity                       211 months

Weighted Average Remaining Term
  to Stated Maturity                    211 months

Percentage of Home Equity Loans
  with Prepayment Charges               38.28%

Minimum FICO Score                      521 points

Maximum FICO Score                      824 points

Weighted Average FICO Score             710 points

Number of Home Equity Loans
  with Unknown FICO Score               0

Percentage of Home Equity Loans
  with Unknown FICO Score               0.00%

See "The Mortgage Pool" in this prospectus supplement.

Description of the Certificates

The issuing entity will issue the following classes of certificates:

                   Initial Certificate                               Last Scheduled       Initial Rating   Initial Rating
      Class       Principal Balance (1)             Type           Distribution Date (2)   (Moody's) (3)      (S&P) (3)
----------------  ---------------------   -----------------------  ---------------------   -------------   --------------
Offered
Certificates
A-1-A..........      $ 531,454,000         Senior/Floating Rate      November 2036             Aaa               AAA
A-1-B..........      $ 165,000,000           Senior/Fixed Rate       November 2036             Aaa               AAA
A-2............      $ 175,901,000           Senior/Fixed Rate       November 2036             Aaa               AAA
A-3............      $ 310,125,000           Senior/Fixed Rate       November 2036             Aaa               AAA
A-4............      $ 119,172,000           Senior/Fixed Rate       November 2036             Aaa               AAA
A-5............      $ 138,348,000           Senior/Fixed Rate       November 2036             Aaa               AAA
A-6............      $ 160,000,000         Senior/Fixed Rate/NAS     November 2036             Aaa               AAA
A-R............      $        100          Senior/REMIC Residual      March 2007               Aaa               AAA
Non-Offered
Certificates (4)
P..............      $        100 (5)       Prepayment Charges            N/A                  N/R               N/R
E-P............           N/A             Excess Charged-off Loan         N/A                  N/R               N/R
                                                 Proceeds
C..............           N/A                    Residual                 N/A                  N/R               N/R

--------------

(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of home equity loans actually delivered on the closing date.

(2) Each date was determined as described under "Yield, Prepayment and Maturity Considerations -- Last Scheduled Distribution Date" in this prospectus supplement.

(3) The offered certificates will not be offered unless they are assigned the indicated ratings by Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"). "N/R" indicates that the agency was not asked to rate the certificates. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies. See "Ratings" in this prospectus supplement.

(4) The Class E-P, Class P and Class C Certificates are not offered by this prospectus supplement. Any information contained in this prospectus supplement with respect to the Class E-P, Class P and Class C Certificates is provided only to permit a better understanding of the offered certificates.

(5) The Class P Certificates also will have a notional amount equal to the aggregate stated principal balance of the home equity loans as of the cut-off date.

The certificates will also have the following characteristics:

                              Pass-Through Rate     Accrual    Interest Accrual
          Class                      (1)             Period       Convention
-------------------------    -------------------  -----------  ---------------
 Offered Certificates
 A-1-A...................    LIBOR + 0.110% (2)       (3)       Actual/360 (4)
 A-1-B...................          5.888%             (5)         30/360 (6)
 A-2.....................          5.609%             (5)         30/360 (6)
 A-3.....................          5.810%             (5)         30/360 (6)
 A-4.....................          5.874%             (5)         30/360 (6)
 A-5.....................          6.018%             (5)         30/360 (6)
 A-6.....................          5.693%             (5)         30/360 (6)
 A-R.....................          (7)                N/A             N/A
 Non-Offered Certificates
 P.......................          N/A                N/A             N/A
 C.......................          N/A                N/A             N/A
 E-P.....................          N/A                N/A             N/A
--------------

(1) The pass-through rate for each class of interest bearing certificates is subject to a "net rate cap." The net rate cap generally is equal to the weighted average mortgage rate of the home equity loans less the servicing fee rate, trustee fee rate, certificate insurance premium rate and, if applicable, the credit insurance premium rate, as further described in this prospectus supplement. Any shortfall resulting from application of the net rate cap will not be covered by the financial guaranty insurance policy.

(2) The pass-through rate for this class of offered certificates may adjust monthly based on changes in LIBOR which is the index used in determining the pass-through rate. LIBOR refers to one-month LIBOR for the related accrual period calculated as described in this prospectus supplement under "Description of the Certificates -- Calculation of One-Month LIBOR."

(3) The accrual period for any distribution date will be the period from and including the preceding distribution date (or from and including the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date.

(4) Interest accrues at the rate specified in this table based on a 360-day year and the actual number of days elapsed during the related accrual period.

(5) The accrual period for any distribution date will be the calendar month before the month of that distribution date.

(6) Interest will accrue at the rate described in this table on the basis of a 360 day year divided into twelve 30 day months.

(7)  The Class A-R Certificates will not accrue any interest.

See "Description of the Certificates" in this prospectus supplement.

Designations

 Designation          Class of Certificates
----------------    -------------------------------
Class A             Adjustable Rate Certificates and Fixed
 Certificates:      Rate Certificates

Adjustable Rate     Class A-1-A Certificates
 Certificates:

Fixed Rate          Class A-1-B, Class A-2, Class A-3, Class A-4,
 Certificates:      Class A-5 and Class A-6 Certificates

Offered             Class  A-1-A, Class A-1-B, Class A-2, Class A-3,
 Certificates:      Class A-4, Class A-5, Class A-6 and Class A-R
                    Certificates


Record Date

Adjustable Rate Certificates:

The business day immediately preceding a distribution date, or if the Class A-1-A Certificates are no longer book-entry certificates, the last business day of the month preceding the month of a distribution date.

Fixed Rate and Class A-R Certificates:

The last business day of the month preceding the month of a distribution date.

Denominations

Offered Certificates other than the Class A-R Certificates:

$25,000 and multiples of $1 in excess thereof.

Class A-R Certificates:

Two certificates of $99.95 and $0.05, respectively.

Registration of Certificates

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this prospectus supplement and as more fully provided for in the pooling and servicing agreement.

See "Description of the Certificates -- Book-Entry Certificates" and "-- Restrictions on Transfer of the Class A-R Certificates" in this prospectus supplement.

Distribution Dates

Beginning on March 26, 2007, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

Interest Payments

On each distribution date, holders of each class of interest-bearing certificates will be entitled to receive:

o the interest that has accrued during the related accrual period at the related pass-through rate on the certificate principal balance immediately prior to the applicable distribution date, and

o  any interest due on a prior distribution date that was not paid.

The accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page S-5.

There are certain circumstances that could reduce the amount of interest paid to you.

See "Description of the Certificates -- Distributions -- Distributions of Interest" in this prospectus supplement.

Principal Payments

On each distribution date, certificateholders will receive a distribution of principal on their certificates only if there is cash available on that date for the payment of principal. The amount of principal payments to be made on the Class A Certificates will differ, as described in this prospectus supplement, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and will depend on the loss and delinquency performance of the home equity loans.

See "Description of the Certificates -- Distributions -- Distributions of Principal" in this prospectus supplement.

Amounts Available for Distributions on the Certificates

Amounts Available with respect to Interest Distributions
--------------------------------------------------------

The amount available for interest distributions on the certificates on any distribution date will generally consist of the following amounts (after the fees and expenses as described below are subtracted):

o scheduled payments of interest on the home equity loans collected during the applicable period,

o interest on prepayments to the extent not allocable to the master servicer as additional servicing compensation,

o interest amounts advanced by the master servicer and any required compensating interest paid by the master servicer related to certain prepayments on certain home equity loans,

o proceeds allocable to interest in respect of any home equity loans repurchased by a seller or purchased by the master servicer,

o liquidation proceeds on the home equity loans during the applicable period (to the extent allocable to interest),

o  net proceeds from the credit insurance policy allocable to interest,

o any payments made by the sponsor under its loss coverage obligation described under "Description of the Certificates -- Sponsor Loss Coverage Obligation" in this prospectus supplement that are allocable to interest,

o the amount, if any, of the seller interest shortfall payment paid by Countrywide Home Loans, Inc. on any distribution date on or prior to the April 2007 distribution date, and

o for each distribution date during, and for the distribution date immediately after, the funding period, any amounts required pursuant to the pooling and servicing agreement to be distributed from the capitalized interest account.

Amounts Available with respect to Principal Distributions
---------------------------------------------------------

The amount available for principal distributions on the certificates on any distribution date will generally consist of the following amounts (after fees and expenses as described below are subtracted):

o scheduled payments of principal of the home equity loans collected during the applicable period or advanced by the master servicer,

o  prepayments collected in the applicable period,

o the stated principal balance of any home equity loans repurchased by a seller or purchased by the master servicer,

o the excess, if any, of the stated principal balance of a deleted home equity loan over the stated principal balance of the related substitute home equity loan,

o liquidation proceeds on the home equity loans during the applicable period (to the extent allocable to principal),

o  net proceeds from the credit insurance policy allocable to principal,

o any payments made by the sponsor under its loss coverage obligation described under "Description of the Certificates -- Sponsor Loss Coverage Obligation" in this prospectus supplement that are allocable to principal,

o excess interest (to the extent available) in an amount necessary to reach or maintain the targeted overcollateralization level as described under "Description of the Certificates -- Overcollateralization Provisions" in this prospectus supplement,

o charged-off loan proceeds (to the extent available) as described under "--Priority of Distributions; Distributions of Charged-off Loan Proceeds" below, and

o the amount (if any) remaining on deposit in the pre-funding account on the distribution date following the end of the funding period.

Fees and Expenses
-----------------

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts:

o the master servicing fee and additional servicing compensation (as described in this prospectus supplement under "Description of the Certificates -- Withdrawals from the Certificate Account" and "--Withdrawals from the Distribution Account") due to the master servicer,

o  the certificate insurance premium,

o  the trustee fee due to the trustee,

o amounts reimbursed to the master servicer and the trustee in respect of advances previously made by them and other amounts for which the master servicer and servicer are entitled to be reimbursed,

o the premium payable to the credit insurance provider in connection with the credit insurance policy,

o all prepayment charges (which are distributable only to the Class P Certificates), and

o all other amounts for which the depositor, a seller, the master servicer or any NIM Insurer is entitled to be reimbursed.

Any amounts paid from amounts collected with respect to the home equity loans will reduce the amount that could have been distributed to the certificateholders.

Servicing Compensation

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each home equity loan equal to one-twelfth of the stated principal balance of that home equity loan multiplied by 0.50% per annum (referred to as the servicing fee rate). The master servicer will not be entitled to receive the master servicing fee with respect to a charged-off home equity loan beginning with the due period after the charge-off date.

Additional Servicing Compensation:

The master servicer is also entitled to receive additional servicing compensation from amounts in respect of interest paid on certain principal prepayments, late payment fees, assumption fees and other similar charges (excluding prepayment charges) and investment income earned on amounts on deposit in certain of the issuing entity's accounts.

Source and Priority of Payments:

These amounts will be paid to the master servicer from collections on the home equity loans prior to any distributions on the certificates.

See "Servicing of the Home Equity Loans -- Servicing Compensation and Payment of Expenses," "Description of the Certificates -- Withdrawals from the Certificate Account" and "-- Withdrawals from the Distribution Account" in this prospectus supplement.

Priority of Payments; Distributions of Interest

In general, on any distribution date, interest funds will be distributed in the following order:

o to the certificate insurer, the monthly premium for the certificate insurance policy,

o concurrently, to each class of Class A Certificates, current interest, pro rata, based on their respective entitlements,

o  to the certificate insurer, any unpaid insurer reimbursement amounts,

o concurrently, to each class of Class A Certificates, interest accrued but not previously paid with respect to prior distribution dates, pro rata, based on their respective entitlements, and

o  any remaining interest funds to be distributed as part of excess cashflow.

Priority of Payments; Distributions of Principal

General

In general, on any distribution date, principal funds will be distributed in the following order:

o to the certificate insurer, any unpaid monthly premium for the certificate insurance policy remaining after application of interest funds,

o to the Class A Certificates, principal up to the principal distribution amount for that distribution date in the order of priority described below,

o to the certificate insurer, any unpaid insurer reimbursement amounts remaining after application of interest funds, and

o  any remaining principal funds to be distributed as part of excess cashflow.

Principal Distributions on the Class A Certificates

On any distribution date, the principal distribution amount will be distributed to the Class A Certificates in the following order:

o to the Class A-6 Certificates, the NAS principal distribution amount (which is zero for the first three years and will increase as described under "Description of the Certificates--Distributions--Distributions of Principal" in this prospectus supplement), until its certificate principal balance is reduced to zero,

o concurrently, to the Class A-1-A and Class A-1-B Certificates, pro rata, until their respective certificate principal balances are reduced to zero, and

o sequentially, to the Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates, in that order, until their respective certificate principal balances are reduced to zero.

Effect of the Stepdown Date if a Trigger Event is not in Effect

On any distribution date, available principal funds will be distributable as principal on the Class A Certificates in an amount based on the targeted level of overcollateralization. This amount is subject to reduction on and after the stepdown date.

Trigger Events

A "trigger event" refers to a delinquency trigger event or a cumulative loss trigger event. A "delinquency trigger event" refers to certain specified levels of delinquencies on the home equity loans, and a "cumulative loss trigger event" refers to specified levels of realized losses on the home equity loans.

If a trigger event is in effect on the related distribution date, the targeted amount of overcollateralization will be equal to the targeted amount of overcollateralization for the immediately preceding distribution date. The definitions of "Delinquency Trigger Event" and "Cumulative Loss Trigger Event" in this prospectus supplement provide information regarding the specified levels of delinquencies and losses that will cause a trigger event to occur.

The Stepdown Date

The stepdown date will be the later of (i) the distribution date in September 2009 and (ii) the first distribution date on which the aggregate stated principal balance of the home equity loans as of the end of the related due period (after giving effect to principal prepayments received during the prepayment period that ends during that due period) is less than 50.00% of the aggregate stated principal balance of the home equity loans as of the cut-off date.

Priority of Distributions; Distributions of Charged-off Loan Proceeds

Except as specified below, any home equity loan that is 180 days delinquent will be a charged-off home equity loan. The close of business on the last day of the calendar month in which the 180th day after the due date related to a delinquent scheduled payment occurs is referred to as the charge-off date. A charged-off home equity loan does not include (i) a home equity loan that has been charged-off by the master servicer as bad debt prior to the related charge-off date, (ii) a home equity loan with a claim that is pending or a claim that has been paid under the credit insurance policy and (iii) a home equity loan that has been the subject of a payment under the loss coverage obligation of Countrywide Home Loans, Inc.

Any net proceeds received with respect to a charged-off home equity loan in any due period after the related charge-off date will be charged-off loan proceeds. Charged-off loan proceeds will be distributable only in accordance with the priorities set forth below and will not be available to make any other distributions or to pay any fees or expenses of the issuing entity other than the master servicer's expenses in connection with auctions of the charged-off home equity loans and the related charged off home equity loan servicing fee.

On each distribution date, the charged-off loan proceeds received during the related due period, if any, will be distributed in the following order:

o to the certificate insurer, any unpaid insurer reimbursement amounts remaining after application of interest funds, excess cashflow and principal funds on such distribution date,

o to the class or classes of Class A Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the overcollateralization deficiency amount (after taking into account all distributions on that distribution date other than the distribution of charged-off loan proceeds and the payments under the certificate insurance policy), payable to each such class in the same priority in which the principal distribution amount is distributed to such classes,

o concurrently, to each class of Class A Certificates, any unpaid realized loss amount for each such class (after taking into account all distributions on that distribution date other than the distribution of charged-off loan proceeds and the payments under the certificate insurance policy) pro rata based on their respective unpaid realized loss amounts, and

o       to the Class E-P Certificates, any remaining charged-off loan proceeds.

Excess Cashflow

Excess cashflow generally refers to the remaining amounts (if any) available for distribution to the certificates after interest and principal distributions have been made.

On any distribution date, the excess cashflow (if any) will be distributed in the following order to the extent of the remaining excess cashflow:

o to the class or classes of certificates then entitled to distributions of principal, the amounts necessary to build or restore overcollateralization to the target overcollateralization level;

o concurrently, to each class of Class A Certificates, any unpaid realized loss amount for each such class, pro rata based on their respective unpaid realized loss amounts;

o to each class of Class A Certificates (in the case of the Class A-1-A Certificates, after payments of amounts available (if any) under the corridor contract), pro rata based first on their respective certificate principal balances and then on any unpaid amount of net rate carryover, to the extent needed to pay any unpaid net rate carryover for the Class A Certificates; and

o to the Class C and Class A-R Certificates, as specified in the pooling and servicing agreement.

See "Description of the Certificates -- Overcollateralization Provisions" in this prospectus supplement.

Credit Enhancement

Credit enhancement provides limited protection to holders of certain certificates against shortfalls in payments received on the home equity loans. This transaction employs the following forms of credit enhancement:

Overcollateralization
---------------------

"Overcollateralization" refers to the amount by which the aggregate stated principal balance of the home equity loans and any remaining pre-funded amount exceeds the aggregate certificate principal balance of the certificates.

On the closing date, it is expected that the sum of the aggregate stated principal balance of the home equity loans and the amount on deposit in the pre-funding account will approximately equal the initial aggregate certificate principal balance of the certificates, so there will be no overcollateralization on the closing date.

Prior to the stepdown date, the targeted amount of overcollateralization will equal 1.85% of the aggregate stated principal balance of the initial home equity loans as of the initial cut-off date and the amount on deposit in the pre-funding account on the closing date. On or after the stepdown date, the targeted amount of overcollateralization will equal the greater of: (1) 3.70% of the aggregate stated principal balance of the home equity loans for the related distribution date and (2) 0.50% of the sum of the aggregate stated principal balance of the initial home equity loans as of the initial cut-off date and the amount on deposit in the pre-funding account on the closing date. If a trigger event is in effect on the related distribution date, the targeted amount of overcollateralization will equal the targeted amount of overcollateralization for the immediately preceding distribution date. If the amount of overcollateralization is below the targeted level for a distribution date, excess interest on the home equity loans (if any) will be used to reduce the aggregate certificate principal balance of the Class A Certificates, until the required level of overcollateralization has been reached or restored.

On any distribution date, the amount of overcollateralization (if any) will be available to absorb the losses from liquidated home equity loans, if those losses are not otherwise covered by excess cashflow (if any) from the home equity loans.

See "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

Credit Insurance
----------------

Old Republic Insurance Company, a Pennsylvania insurance corporation, will issue a credit insurance policy that will cover, as of the end of the funding period, home equity loans with principal balances equaling approximately 50.00% of the sum of the aggregate stated principal balance of the initial home equity loans as of the initial cut-off date and the amount deposited into the pre-funding account on the closing date. The home equity loans covered by the credit insurance policy were selected by the credit insurance provider from the mortgage pool in accordance with its selection criteria. Subject to certain limitations, the credit insurance policy will generally be available to cover losses resulting from the failure by the borrowers to make scheduled payments on the covered loans that are not subject to a policy exclusion, up to an aggregate amount equal to 8.00% of the aggregate principal balance of the covered loans (approximately $64,496,067 as of the end of the funding period).

See "The Credit Insurance Policy" in this prospectus supplement.

Loss Coverage Provided by the Sponsor
-------------------------------------

The sponsor will make payments to the issuing entity pursuant to a corporate guaranty if any claim on the home equity loans covered by the credit insurance policy is fully or partially denied payment by the credit insurance provider due to a policy exclusion to the extent of the amount denied by the credit insurance provider. The loss coverage obligation will initially be equal to approximately $16,000,000 which is approximately 1.00% of the sum of the aggregate stated principal balance of the initial home equity loans as of the initial cut-off date and the amount deposited into the pre-funding account on the closing date.

See "Description of the Certificates--Sponsor Loss Coverage Obligation" in this prospectus supplement.

Excess Interest
---------------

The home equity loans are expected to generate more interest than is needed to pay interest on the certificates because the weighted average interest rate of the home equity loans is expected to be higher than the weighted average pass-through rate on the certificates, plus the weighted average expense fee rate. The "expense fee rate" is the sum of the servicing fee rate, the trustee fee rate and, with respect to any home equity loan covered by the credit insurance policy, the related credit insurance premium rate. Any such interest is referred to as "excess interest", and any excess interest remaining after payment of the premium and any reimbursement amount owing to the certificate insurer will be distributed as part of the excess cashflow as described under "--Excess Cashflow" above.

See "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

Financial Guaranty Insurance Policy
-----------------------------------

The Class A Certificates have the benefit of a financial guaranty insurance policy pursuant to which MBIA Insurance Corporation will unconditionally and irrevocably guarantee certain payments on the Class A Certificates on each distribution date subject to certain terms and conditions set forth in the financial guaranty insurance policy.

See "Description of the Certificates --Certificate Insurance Policy" in this prospectus supplement.

The Corridor Contract

Countrywide Home Loans, Inc. has purchased an interest rate corridor contract for the benefit of the Class A-1-A Certificates, which will be assigned to The Bank of New York, in its capacity as corridor contract administrator, on the closing date.

On or prior to the corridor contract termination date, the corridor contract counterparty will be required to make monthly payments to the corridor contract administrator, if one-month LIBOR for the related distribution date exceeds a specified rate, subject to a maximum rate. Payments made under the corridor contract will be made to the corridor contract administrator and allocated between the issuing entity and Countrywide Home Loans, Inc. as described in "Description of the Certificates -- The Corridor Contract" in this prospectus supplement.

The amounts allocated to the issuing entity in respect of the corridor contract will be available to the Class A-1-A Certificates to cover net rate carryover.

Any amounts received in respect of the corridor contract and allocated to the issuing entity for a distribution date that are not used on that date to cover net rate carryover on the Class A-1-A Certificates will be distributed to the holders of the Class C Certificates and will not be available thereafter for payment of net rate carryover on the Class A-1-A Certificates.

See "Description of the Certificates -- The Corridor Contract" in this prospectus supplement.

Allocation of Losses

Realized losses on the home equity loans will be allocated to the certificates as described in this prospectus supplement under "Description of the Certificates--Applied Realized Loss Amounts."

Advances

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the home equity loans to the extent that the master servicer reasonably believes that the cash advances can be repaid from future payments on the related home equity loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses. The master servicer will not make any advances with respect to
(i) any charged-off home equity loan after the related charge-off date and (ii) a covered loan, if a claim under the credit insurance policy is pending with respect to such covered loan.

See "Servicing of the Home Equity Loans-- Advances" in this prospectus supplement.

Repurchase, Substitution and Purchase of Home Equity Loans

The sellers may be required to repurchase, or substitute a replacement home equity loan for, any home equity loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the home equity loans that materially and adversely affects the interests of the certificateholders or the certificate insurer in that home equity loan.

Additionally, the master servicer may purchase from the issuing entity any home equity loan that is delinquent in payment by 150 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any home equity loan with respect to which it has modified the mortgage rate at the request of the borrower. See "Servicing of Home Equity Loans - Certain Modifications and Refinancings" in this prospectus supplement.

The purchase price for any home equity loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the home equity loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the servicing fee rate).

See "The Mortgage Pool -- Assignment of the Home Equity Loans" and "Description of the Certificates -- Optional Purchase of Defaulted Loans" in this prospectus supplement and "Loan Program -- Representations by Sellers; Repurchases" in the prospectus.


Optional Termination

The holder of the largest percentage interest in the Class C Certificates (the directing holder) will have the right to instruct the trustee to conduct an auction of all of the remaining assets of the issuing entity on any distribution date on or after the first distribution date on which the aggregate stated principal balance of the home equity loans and any related real estate owned by the issuing entity is less than or equal to 10% of the sum of the aggregate stated principal balance of the initial home equity loans as of the initial cut-off date and the amount deposited into the pre-funding account on the closing date. If the first auction is unsuccessful, the auction process may be repeated periodically at the direction of the directing holder until a successful auction is conducted. In addition, if the first auction is unsuccessful, or if the directing holder does not request an auction, then the master servicer will have the option to purchase all of the remaining assets of the issuing entity. Any successful auction of all of the remaining assets of the issuing entity or any purchase of those assets by the master servicer will result in the early retirement of the certificates. The NIM Insurer may also have the right to purchase all of the remaining assets in the issuing entity.

See "Description of the Certificates--Optional Termination" in this prospectus supplement.

Material Federal Income Tax Consequences

For federal income tax purposes, the issuing entity (exclusive of the assets held in the carryover reserve fund, the pre-funding account, the capitalized interest account and the issuing entity's rights with respect to payments received under the corridor contract) will consist of two or more REMICs: one or more underlying REMICs and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure will consist of the home equity loans and any other assets designated in the pooling and servicing agreement. The offered certificates (other than the Class A-R Certificates) will represent beneficial ownership of "regular interests" in the master REMIC identified in the pooling and servicing agreement and a beneficial interest in the right to receive payments of net rate carryover pursuant to the pooling and servicing agreement. The Class A-1-A Certificates will also represent the right to receive payments of net rate carryover from amounts received under the corridor contract.

The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

See "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

Legal Investment Considerations

The certificates will not be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, because the mortgages securing the home equity loans are not first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based solely on first mortgages may not be legally authorized to invest in the certificates.

See "Legal Investment" in the prospectus.

ERISA Considerations

Generally, the offered certificates (other than the Class A-R Certificates) may be purchased by a pension, employee benefit, or other plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a plan, so long as certain conditions are met.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

                         SUMMARY OF TRANSACTION PARTIES



                            -----------------------------------
                            |         Sponsor and Seller       |
                          / |   Countrywide Home Loans, Inc.   |<---|      --------------------------------
                         /  |                                  |    |      |       Corridor Contract       |
                        /   ------------------------------------    |      |          Counterparty         |
            Home       /                   |                        |      |  Swiss Re Financial Products  |
            Equity    /                    |                        |      |                               |
            Loans    /                     |       Excess Corridor  |      --------------------------------
                    /                      |       Contract Payments|                        |
                   /               Home    |                        |                        |  Corridor
                  /                Equity  |                        |                        |  Contract
                 /                 Loans   |                        |                       \|/ Payments
                /                          |                        |                        V
               /                           | Sponsor Loss           |      ---------------------------------
              /                            | Coverage Obligation    |      |       Corridor Contract        |
             |                             | Payments               -------|         Administrator          |
             |                             |                               |      The Bank of New York      |
            \|/                           \|/                       -------|                                }
             V                             V                        |       --------------------------------
----------------------                --------------------          |
|   Other Sellers     |  Home Equity  |   Depositor      |          |
|  Special Purpose    |  Loans        |   CWHEQ, Inc.    |          | Net Corridor
|     Entities        |-------------->|                  |          | Contract Payments
|                     |               |                  |          |
----------------------                --------------------          |
                                           |                        |
                              Home Equity  |                        |
                              Loans        |           |-------------
                                           |           |
                                          \|/         \|/
                                           V           V
----------------------   Home       ------------------------                      -------------------------
| Master Servicer and |  Equity     |    Issuing Entity    | Premium Payments     | Class A Certificate   |
|      Servicer       |  Loan       |  CWHEQ Home Equity   | and Reimbursement    |       Issuer          |
|  Countrywide Home   |  Servicing  |      Loan Trust      | Amounts              |                       |
| Loans Servicing LP  |-------------|    Series 2007-S1    | -------------------> |    MBIA Insurance     |
|                     |             |                      |                      |      Corporation      |
|                     |             |        Trustee       | <------------------- |                       |
|                     |             | The Bank of New York |  Insurance Payments  ------------------------
----------------------              ------------------------  for Class A
           /|\     |                       |               \  Certificates
Insurance   |      | Claims                | Credit         \
Payments    |      |                       | Insurance       \
            |      |                       | Payments         \                    -------------------------
            |     \|/                     \|/                  \ Distributions    |                       |
            |      V                       V                    \---------------> |                       |
----------------------                -------------------------                   |  Certificateholders   |
| Credit Insurance    |               |       Trustee         |                   |                       |
|     Provider        |               |  The Bank of New York |                   |                       |
|   Old Republic      |               |                       |                   |                       |
| Insurance Company   | <------------ |                       |                    ------------------------
|                     |   Credit      |                       |
|                     |   Insurance   |                       |
|                     |   Premium     |                       |
----------------------    Payments    -------------------------


                                  RISK FACTORS

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates. You should also carefully consider the information set forth under "Risk Factors" in the prospectus.

Junior Lien Priority Could
Result in Payment Delay or
Loss.......................  The home equity loans are secured by mortgages that
                             create.second liens on residential properties. The master servicer may under certain circumstances consent to a new mortgage lien on the mortgaged property having priority over the home equity loans in the issuing entity. Home equity loans secured by junior liens are entitled to proceeds that remain from the sale of the related mortgaged property after the related senior mortgage loan and prior statutory liens have been satisfied. If the master servicer determines that the remaining proceeds are or would be insufficient to satisfy a home equity loan and prior liens in the aggregate, it may charge-off the home equity loan as a bad debt. If the credit enhancement has been exhausted or is otherwise not available to cover the losses, you will bear

                             o  the risk of delay in payments while any
                                deficiency judgment against the borrower is sought; and

                             o the risk of loss if the deficiency judgment is not pursued, cannot be obtained or is not realized upon for any other reason.

Certain of the Underlying
Senior Mortgages May be
Subject to Negative
Amortization ..............  Approximately 3.60% of the home equity loans in the statistical calculation pool, by stated principal balance as of the statistical calculation date, will have underlying senior mortgages that are negative amortization loans. The interest rates on negative amortization loans typically adjust monthly but their monthly payments and amortization schedules adjust annually and, under most circumstances, are subject to periodic caps on payment adjustments. The initial interest rates on this type of senior mortgage loan are generally lower than the sum of the indices applicable at origination and the related margins. During a period of rising interest rates, as well as before the annual adjustment to the monthly payment made by the borrower, the amount of interest accruing on the principal balance of these senior mortgage loans may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on a senior mortgage loan that is a negatively amortizing loan will become deferred interest that will be added to the principal balance of the senior mortgage loan and will also bear interest at the applicable interest rate.

                             In addition, the amount by which a monthly payment may be adjusted on an annual payment adjustment date is limited and may not be sufficient to result in a scheduled payment that fully amortizes the unpaid principal balance of a senior mortgage loan over its remaining term to maturity. In certain circumstances, the monthly payment due on a senior mortgage loan that is a negative amortization loan will be recast without regard to the periodic cap. These features may affect the rate at which principal on these senior mortgage loans is paid and may create a greater risk of default on these loans, which will constitute a default on the related second lien home equity loan if the borrowers of these loans are unable to pay the monthly payments on the related increased principal balances. In addition, the severity of loss on this type of loan if the borrower defaults may be greater because of the increased principal balance of the senior mortgage loan due to deferred interest.

Overcollateralization and
Excess Interest May Not Be
Sufficient to Protect
Certificates from Losses on  The amount by which the sum of the aggregate stated
the Home Equity Loans......  principal balance of the home equity loans and the amount on deposit in the pre-funding account exceeds the aggregate certificate principal balance of the certificates is called "overcollateralization." The home equity loans are expected to generate more interest than is needed to pay interest on the certificates because the weighted average interest rate on those home equity loans is expected to be higher than the weighted average pass-through rate on the certificates plus servicing fees and expenses of the issuing entity (including premiums payable to the credit insurance provider and certificate insurer). This "excess interest" will be used to make additional principal payments on the Class A Certificates to the extent described in this prospectus supplement. The use of excess interest to make additional principal payments on the Class A Certificates will reduce the aggregate certificate principal balance of the certificates below the aggregate stated principal balance of the home equity loans, thereby creating overcollateralization. Overcollateralization is intended to provide limited protection to certificateholders by absorbing losses from liquidated home equity loans. However, we cannot assure you that enough excess interest will be generated on the home equity loans to create, maintain or restore the required level of overcollateralization.

                             The excess interest available on any distribution date will be affected by the actual amount of interest received, collected or advanced in respect of the home equity loans during the preceding month. The amount of interest received, collected or advanced will be influenced by changes in the weighted average of the mortgage rates resulting from prepayments and liquidations of the home equity loans. Because the amount of excess interest available may vary and because the pass-through rate on the adjustable rate certificates may increase, it may be necessary to apply all or a portion of the available interest to make payments of interest on the certificates. As a result, available excess interest may be reduced. Furthermore, a disproportionately high rate of prepayments of high interest rate home equity loans would have a negative effect on future excess interest.
Credit Insurance May Not
Protect You From Losses....  Old Republic Insurance Company will issue a credit insurance policy that will cover, as of the end of the funding period, home equity loans with principal balances equaling approximately 50.00% of the sum of the aggregate stated principal balance of the initial home equity loans as of the initial cut-off date and the amount deposited into the pre-funding account on the closing date. Unlike a financial guaranty policy, coverage under a credit insurance policy is subject to certain limitations and exclusions including, for example, losses resulting from fraud. As a result, coverage may be denied or limited on some covered loans. In addition, since the amount of coverage depends on the loan-to-value ratio at the inception of the policy, declines in the value of a mortgaged property will not result in increased coverage, and the issuing entity may still suffer a loss on a covered loan.

                             The credit insurance policy obtained for the issuing entity will only cover losses in an aggregate amount up to 8.00% of the aggregate principal balance of the covered loans as of the cut-off date. The credit insurance provider may also affect the timing and conduct of foreclosure proceedings and other servicing decisions regarding defaulted home equity loans covered by the policy. Under the credit insurance policy, the amount of the claim generally will include interest to the date the claim is presented. The claim must be paid generally within 30 days of the presentation of a claim. The master servicer is not required to continue making monthly advances after the claim is presented. As a result, there will be less cashflow available for distribution to certificateholders.

Limitations on the
Certificate Insurance
Policy Will Limit the
Amount Paid to Class A       On each distribution date, investors are entitled
Certificates ..............  to the current interest at the pass-through rate, without reduction for shortfalls resulting from prepayments or the Servicemembers Civil Relief Act or similar state and local laws (referred to as the "Relief Act"). However, the certificate insurance policy will only cover the current interest at the pass-through rate on the Class A
                             Certificates as reduced by these shortfalls. In addition, the certificate insurance policy will not cover any net rate carryover.

Ratings on the Certificates
Are Dependent on the
Creditworthiness of Old
Republic Insurance Company,
Countrywide Home Loans,
Inc. and MBIA Insurance
Corporation................  The ratings of the Class A Certificates will be based on the ratings assigned to MBIA Insurance Corporation, the provider of the certificate insurance policy with respect to the Class A Certificates. Any reduction in the ratings assigned to MBIA Insurance Corporation by S&P or Moody's would likely result in the reduction of the ratings assigned to the Class A Certificates. This reduction in ratings would likely adversely affect the liquidity and market value of the Class A Certificates.

                             The ratings assigned to the certificates by the rating agencies may be based in part on the ratings assigned to Old Republic Insurance Company, the credit insurance policy provider with respect to certain of the home equity loans. The ratings assigned to the certificates by the rating agencies may also be based in part on ratings assigned to Countrywide Home Loans, Inc., which will provide limited loss coverage to the issuing entity. Countrywide Home Loans, Inc.'s loss coverage obligation will constitute an unsecured general obligation of it. Any reduction in the ratings assigned to the credit insurance policy provider by S&P or Moody's or the ratings assigned to Countrywide Home Loans, Inc. by either rating agency could result in the reduction of the ratings assigned to the certificates. This reduction in ratings would likely adversely affect the liquidity and market value of the certificates.
Your Yield Will Be Affected
By The Interest Only
Feature Of Some Of The Home
Equity Loans...............  Approximately 20.86% of the home equity loans in the statistical calculation pool, by aggregate stated principal balance of the home equity loans in the statistical calculation pool as of the statistical calculation date, require monthly payments of only accrued interest for a substantial period of time after origination. The borrower is not required to pay any principal on the borrower's loan during this interest only period but thereafter is required to make monthly payments sufficient to amortize the loan over its remaining term. These loans are sometimes referred to as "interest only loans." Interest only loans have only recently been originated in significant volumes. As a result, the long-term performance characteristics of interest only loans are largely unknown.

                             Because interest only loans initially require only the payment of interest, a borrower may be able to borrow a larger amount than would have been the case for a fully amortizing loan.

                             Interest only loans may have risks and payment characteristics that are not present with fully amortizing loans, including the following:

                                o    no principal distributions will be made
                                     to certificateholders from interest only loans during their interest only period except in the case of a prepayment, which may extend the weighted average lives of the certificates;

                                o    during the interest only period,
                                     interest only loans may be less likely
                                     to be prepaid since the perceived
                                     benefits of refinancing may be less than with a fully amortizing loan;

                                o    as the end of the interest only period
                                     approaches, an interest only loan may be more likely to be refinanced in order to avoid the increase in the monthly payment required to amortize the loan over its remaining term;

                                o    interest only loans may be more likely
                                     to default than fully amortizing loans
                                     at the end of the interest only period
                                     due to the increased monthly payment
                                     required to amortize the loan over its
                                     remaining term; and

                                o    if an interest only loan defaults, the
                                     severity of loss may be greater due to
                                     the larger unpaid principal balance.

Balloon Loans May Have High
Rates of Default...........  Approximately 50.41% of the home equity loans in the statistical calculation pool, by stated principal balance of the home equity loans in the statistical calculation pool, require the related borrower to make monthly payments of principal that are less than sufficient to amortize such home equity loans by their maturity. These loans are commonly called "balloon loans." As a result of these lower monthly payments, a borrower generally will be required to pay a large remaining principal balance upon the maturity of such balloon loan. The ability of a borrower to make such a payment may depend on his or her ability to obtain refinancing of the balance due on the home equity loan. In addition, an increase in prevailing market interest rates over the loan rate on the home equity loan at origination may reduce the borrower's ability to obtain refinancing and to pay the principal balance of the home equity loan at its maturity.

                             In the case of the interest only loans with 10 and 15 year terms to maturity and 10 and 15 year interest only periods, respectively, a single principal payment for the full outstanding principal balance will be due at maturity and no other principal payments will be required prior to maturity. These interest only loans are similar to the balloon loans and will be subject to the same risks as balloon loans.

Net Rate Cap Puts a Limit
on the Pass-Through Rates
of the Certificates ......   The pass-through rate on each class of
                             interest-bearing certificates will be limited by the net rate cap. Prepayments of home equity loans with relatively higher mortgage rates will reduce the net rate cap and may reduce the pass-through rate for one or more classes of interest-bearing certificates. We intend that the amount by which a certificateholder's interest payment has been reduced by operation of the net rate cap be paid from remaining excess cashflow (if any) as described in this prospectus supplement. Since such amounts will be distributed to each class of Class A Certificates based on their certificate principal balances and the related shortfall, any increase in such shortfall that results from the absence of correlation between the mortgage rates on the home equity loans and the pass-through rate on the Class A-1-A Certificates will, to the extent not covered by payments under the corridor contract, be borne pro rata by all classes of certificates. The certificate insurance policy will not cover any of these shortfalls allocated to the Class A Certificates.

                             Prior to the corridor contract termination date, the Class A-1-A Certificates will also be entitled to receive the amount of the reduction in interest resulting from the operation of the net rate cap from payments (if any) allocated to the issuing entity in respect of the interest rate corridor contract, as described in this prospectus supplement. However, we cannot assure you that any of these funds will be available, or sufficient, to make any payments with respect to these reductions.

                             Payments from the corridor contract are dependent solely upon the performance of the corridor contract counterparty. Thus, payments of these amounts involve counterparty risk. The ratings assigned to the Class A-1-A Certificates do not address the likelihood of any payments from the corridor contract or the payment of net rate carryover. Investors in the Class A-1-A Certificates should note that the long-term ratings of the corridor contract counterparty are lower than "AAA".

Risks Regarding Mortgage
Rates.....................   The pass-through rate on the Class A-1-A
                             Certificates may adjust monthly and is based on one-month LIBOR. The mortgage rates on the home equity loans are fixed and therefore there is an absence of correlation between the mortgage rates on the home equity loans and the pass-through rate on the Class A-1-A Certificates. The absence of a correlation between the mortgage rates on the home equity loans and the pass-through rate on the Class A-1-A Certificates may reduce the interest payable on the Class A-1-A Certificates because of the imposition of the net rate cap.

                             In addition, an increase in one-month LIBOR and the resulting increase in the pass-through rate on the Class A-1-A Certificates would result in less amounts being available as excess interest.

Prepayments on the Home
Equity Loans Are
Unpredictable and Could
Adversely Affect Your Yield
and Reinvestment; Other
Factors May Affect the Rate
of Principal Distributions
on Your Certificates and
Your Yield................   No one can accurately predict the level of
                             prepayments that the home equity loans will experience. The prepayment experience of the home equity loans may be affected by many factors, including:

                             o   general economic conditions,

                             o   the level of prevailing interest rates,

                             o   the availability of alternative financing,

                             o   the applicability of prepayment charges, and

                             o   homeowner mobility.

                             Any home equity loan may be prepaid in full or in part at any time. However, approximately 38.28% of the home equity loans in the statistical calculation pool, by stated principal balance of the home equity loans in the statistical calculation pool, provide for the payment by the borrower of a prepayment charge on certain prepayments during the period of time specified in the related mortgage note. In addition, substantially all of the home equity loans contain due-on-sale provisions, and the master servicer intends to enforce those provisions unless doing so is not permitted by applicable law or the master servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the mortgaged property in question to assume the related home equity loan.

                             In addition, borrowers may be offered reductions in their mortgage rates by Countrywide Home Loans, Inc. If a borrower requests a reduction in its mortgage rate, the mortgage rate may not be reduced unless the home equity loan will be purchased from the issuing entity and the purchase price will be deposited as collections in the relevant due period. Home equity loans may be purchased from the issuing entity to accommodate any reductions in mortgage rates to the extent the aggregate principal balance of the home equity loans so purchased does not exceed 5.0% of the original aggregate certificate principal balance of the Class A Certificates.

                             See "The Mortgage Pool" and "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and "Certain Legal Aspects of the Loans -- Due-on-Sale Clauses" in the prospectus for a description of certain provisions of the home equity loans that may affect their prepayment experience.

                             The weighted average lives of the offered certificates will be sensitive to the rate and timing of principal payments (including prepayments) on the home equity loans, which may fluctuate significantly from time to time, and will be affected by any prepayment resulting from the distribution of amounts (if any) on deposit in the pre-funding account after the end of the funding period.

                             You should note that:

                             o   if you purchase your certificates at a
                                 discount and principal is repaid on the
                                 home equity loans slower than you
                                 anticipate, then your yield may be lower than you anticipate,

                             o   if you purchase your certificates at a
                                 premium, and principal is repaid on the
                                 home equity loans faster than you
                                 anticipate, then your yield may be lower than you anticipate,

                             o   if you purchase the Class A-1-A
                                 Certificates, your yield will also be
                                 sensitive to:

                                 (1) the level of one-month LIBOR,

                                 (2) the timing of adjustment of the pass-
                                     through rate on the Class A-1-A
                                     Certificates as it relates to the interest rates on the home equity loans, and

                                 (3) other limitations on the pass-through rate
                                     of such certificates,

                             o the yield on your certificates will also be sensitive to limitations on the pass-through rates of such certificates resulting from the net rate cap, as described further in this prospectus supplement,

                             o you bear the reinvestment risks resulting from a faster or slower rate of principal payments than you expect, and

                             o the certificate insurance policy will not cover any prepayment interest shortfalls, Relief Act shortfalls or net rate carryover amounts.

                             See "Yield, Prepayment and Maturity
                             Considerations" in this prospectus supplement.

                             Principal distributions on your certificates will also be affected by a number of factors, including:

                             o the extent of principal payments on the home equity loans,

                             o   how payments of principal are allocated
                                 among the classes of certificates,

                             o whether the optional termination right is exercised,

                             o whether the master servicer exercises, or is directed by a third party to exercise, its option to purchase certain defaulted home equity loans,

                             o the rate and timing of payment defaults and losses on the home equity loans,

                             o repurchases of home equity loans for material breaches of representations and warranties, and

                             o the extent of principal prepayments on the home equity loans.

                             Because distributions on the certificates are dependent upon the payments on the home equity loans, we cannot guarantee the amount of any particular payment or the amount of time that will elapse before the issuing entity is terminated.

                             The master servicer is permitted to purchase certain defaulted home equity loans from the issuing entity as described under "Description of the Certificates--Optional Purchase of Defaulted Loans" in this prospectus supplement. The master servicer may grant a third party, which may be a certificateholder, the right to direct the exercise of this option. The exercise of this option to purchase defaulted home equity loans could affect the level of the overcollateralization target amount and distributions to the holders of the certificates, which may adversely affect the market value of your certificates. A third party is not required to take your interests into account when deciding whether or not to direct the exercise of this option and may direct the exercise of this option when the master servicer would not otherwise exercise it. As a result, the performance of this transaction may differ from transactions in which this option was not granted to a third party.

                             See "Description of the Certificates--Principal" and "--Optional Purchase of Defaulted Loans" in this prospectus supplement.

Home Equity Loans Do Not
Have A Monthly Payment Due
In The First Period........  Approximately 1.06% of the home equity loans in the statistical calculation pool, by aggregate stated principal balance of the home equity loans in the statistical calculation pool, have an initial payment date after the first day of the month of the first distribution date. Countrywide Home Loans, Inc. will deposit an amount equal to one month's interest on these loans into the distribution account prior to the first distribution date. As a result, there will be no principal paid with respect to these loans on the first distribution date. In addition, if Countrywide Home Loans, Inc. were unable or unwilling to deposit such amount, there would not be enough interest collections to distribute the required amount of interest on the certificates.

Geographic Concentration of
Mortgaged Properties in
Certain States Increases
the Impact that Events in
Those States Could Have On
The Certificates .........   The table in Annex A entitled "State Distribution
                             of Mortgaged Properties" sets forth the geographic concentration of the mortgaged properties in the statistical calculation pool, including those states with concentrations above 10%. Homes in California are more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters. In addition:

                             o   economic conditions in states with
                                 significant concentrations (which may or may not affect real property values) may affect the ability of borrowers to repay their loans,

                             o   declines in the residential real estate
                                 markets in states with significant
                                 concentrations may reduce the values of
                                 properties located in those states,
                                 which would result in an increase in the loan-to-value ratios, and

                             o   any increase in the market value of
                                 properties located in states with
                                 significant concentrations would reduce
                                 the loan-to-value ratios and could,
                                 therefore, make alternative sources of
                                 financing available to the borrowers at
                                 lower interest rates, which could result in an increased rate of prepayment of the home equity loans.

Inability to Replace
Servicer Could Affect
Collections and Recoveries
on the Home Equity Loans...  The structure of the master servicing fee might affect the ability to find a replacement master servicer. Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the master servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service home equity loans), it may be necessary to appoint a replacement master servicer. Because the master servicing fee is structured as a percentage of the stated principal balance of each home equity loan, it may be difficult to replace the master servicer at a time when the balance of the home equity loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the home equity loans and related REO properties remaining in the pool. The performance of the home equity loans may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

You May Receive a
Prepayment Because
Subsequent Home Equity
Loans are Not Acquired....   The ability of the issuing entity to acquire
                             subsequent home equity loans will depend on the ability of Countrywide Home Loans, Inc. to originate or acquire home equity loans, if necessary, during the funding period that meet the eligibility criteria for subsequent home equity loans as described in this prospectus supplement.
                             The ability of Countrywide Home Loans, Inc. to originate or acquire loans for subsequent transfer will be affected by a number of factors including prevailing interest rates, employment levels, the rate of inflation and economic conditions generally.

                             If the full amount of any deposit in the pre-funding account cannot be used by the end of the funding period to acquire subsequent home equity loans, the amount remaining on deposit in the pre-funding account will be distributed to the holders of the certificates as a prepayment of principal on the distribution date immediately following the end of the funding period. We cannot assure you of the magnitude of any amount on deposit in the pre-funding account at the end of the funding period.

Rights of the NIM Insurer
Limit Your Control and NIM
Insurer Actions May
Negatively Affect You .....  If there is a NIM Insurer, pursuant to the pooling and servicing agreement, unless the NIM Insurer fails to make a required payment under the policy insuring the net interest margin securities and the failure is continuing or the NIM Insurer is the subject of a bankruptcy proceeding, referred to as a "NIM Insurer Default", the NIM Insurer will be entitled to exercise, among others, the following rights without the consent of holders of the offered certificates, and the holders of the offered certificates may exercise these rights only with the prior written consent of the NIM
                             Insurer:

                             o   the right to provide notices of master
                                 servicer defaults and the right to direct the trustee to terminate the rights and obligations of the master servicer under the pooling and servicing agreement upon a default by the master servicer,

                             o   the right to remove the trustee or any
                                 co-trustee or custodian pursuant to the pooling and servicing agreement, and

                             o   the right to direct the trustee to make
                                 investigations and take actions pursuant to the pooling and servicing agreement.

                             In addition, unless a NIM Insurer Default exists, the NIM Insurer's consent will be required before, among other things,

                             o   any removal of the master servicer, any
                                 successor servicer or the trustee and any appointment of any co-trustee,

                             o any otherwise permissible waivers of prepayment charges or extensions of due dates for payment granted by the master servicer with respect to more than 5% of the home equity loans, or

                             o any amendment to the pooling and servicing agreement.

                             Investors in the offered certificates should note that:

                             o the rights granted to the NIM Insurer are extensive,

                             o   the interests of the NIM Insurer may be
                                 inconsistent with, and adverse to, the
                                 interests of the holders of the offered
                                 certificates, and the NIM Insurer has no obligation or duty to consider the interests of the offered certificates in connection with the exercise or nonexercise of the NIM Insurer's rights,

                             o the NIM Insurer's exercise of its rights and consents may negatively affect the offered certificates and the existence of the NIM Insurer's rights, whether or not exercised, may adversely affect the liquidity of the offered certificates, relative to other securities backed by comparable home equity loans and with comparable payment priorities and ratings, and

                             o any insurance policy issued by the NIM Insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates.

                             See "Description of the Certificates--Rights of the NIM Insurer Under the Pooling and Servicing Agreement" in this prospectus supplement.

Charge-off Policy Could
Result in Reduced or
Delayed Distributions......  A realized loss with respect to a home equity loan will arise beginning with the due period immediately after the due period in which that home equity loan becomes 180 days delinquent. Since it is unlikely that any liquidation proceeds will have been received prior to such date, the stated principal balance of that charged-off home equity loan will be reduced to zero resulting in a realized loss in the amount of the stated principal balance of that home equity loan. If the credit enhancement provided by overcollateralization and excess cashflow has been reduced to zero, this realized loss will be applied to reduce the certificate principal balances of the Class A Certificates. Although this amount would be payable under the terms of the certificate insurance policy, this accelerated recognition of realized losses may reduce the certificate principal balances of the Class A Certificates more quickly which would reduce the interest entitlement of those classes of certificates, further reducing the yield on those classes of certificates.

The Auction of Charged-off
Home Equity Loans May
Not Produce Significant
Proceeds ..................  The master servicer is required to conduct an auction with respect to the charged-off home equity loans as described under "Servicing of Home Equity Loans--Auction of Charged-off Home Equity Loans". There can be no assurance that the requisite number of bids will be received by the master servicer or that a significant amount of charged-off loan proceeds will be received from any auction of charged-off home equity loans. The market for charged-off home equity loans is neither extensive nor liquid and is sensitive to a variety of factors including general economic conditions. A general downturn in the economy is likely to reduce the auction prices for charged-off home equity loans. The net proceeds from any such auction may be less than the net proceeds that the master servicer would have received had it foreclosed upon the mortgaged property related to a charged-off home equity loan and liquidated that property. In addition, any outstanding advances from the master servicer with respect to a home equity loan that has become a charged-off home equity loan will not be reimbursable out of the charged-off loan proceeds. Instead, those advances will become nonrecoverable advances and will be reimbursed to the master servicer from funds in the collection account prior to distributions to certificateholders.

                             In addition, if the master servicer does not initiate foreclosure proceedings with respect to a delinquent home equity loan prior to the related charge-off date, the master servicer will be required to auction the charged-off home equity loan and will not be able to initiate foreclosure proceedings unless the master servicer receives fewer than two bids for the related charged-off home equity loan. The delay in initiation of the foreclosure proceeding may result in reduced net proceeds and will result in a delay in the liquidation of the mortgaged property resulting in a delay in the distribution of the related proceeds.

                             Any proceeds that are received from the
                             liquidation of a charged-off home equity loan after the related charge-off date (net of the master servicer's reimbursable expenses and the related charged-off home equity loan servicing fee) will be charged-off loan proceeds and will be distributable only in accordance with the priorities set forth under "Description of the Certificates--Distributions--Distributions of
                             Charged-off Loan Proceeds".

Recent Developments in the
Residential Mortgage Market
May Adversely Affect the
Performance and Market
Value of Your Securities...  Recently, the residential mortgage market in the
                             United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of your securities. Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector. In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally.


Some statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected result. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

                               THE MORTGAGE POOL

General

      CWHEQ, Inc. (the "Depositor") will purchase the Home Equity Loans from Countrywide Home Loans, Inc. and one or more other sellers affiliated with Countrywide Financial Corporation (each of which is referred to in this prospectus supplement as a "Seller" and together they are referred to as the "Sellers") pursuant to a Pooling and Servicing Agreement dated as of February 1, 2007 among the Sellers, Countrywide Home Loans Servicing LP, as master servicer (the "Master Servicer"), the Depositor and The Bank of New York, as trustee (the "Trustee"), and will cause the Home Equity Loans to be assigned to the Trustee for the benefit of the holders of the Certificates and the Certificate Insurer.

      Set forth below and in Annex A hereto is certain statistical information based on scheduled principal balances as of February 1, 2007, which is the "Statistical Calculation Date," concerning a pool of home equity loans that the Depositor believes is representative of the home equity loans to be included in the issuing entity. This pool of home equity loans is referred to as the "Statistical Calculation Pool," and the home equity loans are referred to as the "Statistical Calculation Pool Loans."

      A detailed description (the "Detailed Description") of the pool of closed-end, fixed rate, second-lien home equity loans (the "Initial Home Equity Loans") to be included in the issuing entity on the Closing Date (the "Initial Pool") will be filed on Form 8-K with the Securities and Exchange Commission (the "SEC") after the Closing Date. Additionally, in accordance with applicable securities laws, if there are material changes in the characteristics of the Initial Pool, the Depositor will file on Form 8-K with the SEC additional information related to those material changes. The Detailed Description will specify the aggregate of the Stated Principal Balances of the Initial Home Equity Loans included in the Initial Pool as of the later of (x) February 1, 2007 and (y) the date of origination of each such Initial Home Equity Loan (the "Initial Cut-off Date"). The aggregate of the Stated Principal Balances of these Initial Home Equity Loans is referred to as the "Initial Cut-off Date Pool Principal Balance" and the Stated Principal Balance of any Initial Home Equity Loan as of the Initial Cut-off Date is referred to as the "Initial Cut-off Date Principal Balance." The Detailed Description will include for the Home Equity Loans, the information in the same categories that are presented in Annex A with respect to the Statistical Calculation Pool.

      The Statistical Calculation Pool consists of approximately 24,177 home equity loans. The aggregate Stated Principal Balance of the home equity loans included in the Statistical Calculation Pool as of the Statistical Calculation Date is approximately $1,241,999,033 (the "Statistical Calculation Date Pool Principal Balance"). The Depositor believes that the information set forth in this prospectus supplement with respect to the Statistical Calculation Pool as presently constituted is representative of the characteristics of the Initial Pool as it will be constituted on the Closing Date, although some characteristics of the Initial Home Equity Loans in the Initial Pool will vary. See "-- The Statistical Calculation Pool" below. Unless otherwise indicated, information presented below expressed as a percentage (other than rates of interest) are approximate percentages based on the Statistical Calculation Date Pool Principal Balance.

      All of the Home Equity Loans to be included in the issuing entity will be evidenced by promissory notes (the "Mortgage Notes"). The Mortgage Notes will be secured by second lien deeds of trust, security deeds or mortgages on one- to four-family residential properties (the "Mortgaged Properties").

      A majority of the Statistical Calculation Pool Loans are 30/5 Balloon Loans, 30/10 Balloon Loans and 30/15 Balloon Loans (the "Balloon Loans"). A "30/5 Balloon Loan", "30/10 Balloon Loan" and "30/15 Balloon Loan" have original amortization terms of 30 years and original terms to maturity of 5, 10 and 15 years, respectively. (the "Balloon Loans"). The remainder of the Statistical Calculation Pool Loans have terms to maturity of 10, 15, 20, 25 or 30 years as specified in Annex A.

      Certain of the Statistical Calculation Pool Loans as specified in Annex A require a payment of only interest due for approximately 10 or 15 years after origination after which amortization of the principal balance of that Home Equity Loan is required. We refer to these Home Equity Loans as "Interest Only Loans." In the case of the Interest Only Loans with 10 and 15 year terms to maturity and 10 and 15 year interest only periods, respectively, a single principal payment for the full outstanding principal balance will be due at maturity and no other principal payments will be required prior to maturity.

      Except for the Balloon Loans and the Interest Only Loans, the Home Equity Loans to be included in the issuing entity will provide for the full amortization of the amount financed over a series of monthly payments, and a substantial majority of the Home Equity Loans are expected to provide for payments due as of the first day of each month. The Home Equity Loans to be included in the issuing entity will have been originated or purchased by Countrywide Home Loans, Inc. ("Countrywide Home Loans") and will have been originated substantially in accordance with Countrywide Home Loans' underwriting criteria for closed-end second lien home equity loans described in this prospectus supplement under "-- Underwriting Standards."

      Scheduled monthly payments made by the borrowers on the Home Equity Loans ("Scheduled Payments") either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of the payments to principal and interest. All of the Mortgage Notes will provide for a fifteen (15) day grace period for monthly payments.

      None of the Home Equity Loans will be 30 days or more delinquent as of the related Cut-off Date. Delinquencies with respect to the Home Equity Loans will be recognized in accordance with the methodology used by the Office of Thrift Supervision. Hence, a Home Equity Loan is considered "30 days delinquent" if the borrower fails to make a Scheduled Payment prior to the close of business on the Due Date that immediately follows the Due Date on which the Scheduled Payment was originally due. For example, a Home Equity Loan will be considered 30 days delinquent if the borrower fails to make a Scheduled Payment originally due on January 1 by the close of business on February 1.

      The following table sets forth the number of Statistical Calculation Pool Loans, the aggregate Stated Principal Balance of those Statistical Calculation Pool Loans and the percentage of the Statistical Calculation Pool Loans, by aggregate Stated Principal Balance of the Statistical Calculation Pool Loans, that have been contractually delinquent for 30 or more days, one or more times in the last twelve months as of the Statistical Calculation Date. Solely for the purposes of the delinquency information presented in the following table, delinquencies have been recognized in accordance with the methodology used by the Mortgage Bankers Association. Under this methodology, a Home Equity Loan is considered "30 days delinquent" if the borrower fails to make a Scheduled Payment prior to the close of business on the day immediately preceding the Due Date that immediately follows the Due Date on which the Scheduled Payment was originally due.

         Delinquency History of the Statistical Calculation Pool Loans in the Twelve-Month Period Ending on the Statistical Calculation Date


                                                Percent of Statistical
  Delinquency        No. of       No. of Home   Calculation Date Pool     Aggregate Principal
     (Days)        occurrences    Equity Loans    Principal Balance             Balance
  -----------      -----------    ------------    -----------------       --------------------
     30-59               1             90               0.36%                $ 4,470,908.65
                         2             21               0.08%                $ 1,011,946.59
                         3             12               0.04%                 $ 553,035.49
                         4              4               0.01%                 $ 141,721.51
                         5              1                (1)                  $ 23,633.72
   60 or more            1             18               0.08%                 $ 963,812.56
                         2              7               0.04%                 $ 532,078.91
                         3              2                (1)                  $ 44,896.04
                         4              2               0.01%                 $ 91,702.33
                         5              3               0.01%                 $ 182,306.73
                         6              1                (1)                  $ 32,903.81

  ----------

     (1) Less than 0.01%.

      Any Home Equity Loan may be prepaid in full or in part at any time; however, approximately 38.28% of the Statistical Calculation Pool Loans, by Stated Principal Balance of the Home Equity Loans in the Statistical Calculation Pool, and certain other Home Equity Loans may, provide for the payment by the borrower of a prepayment charge on certain prepayments made with respect to the Home Equity Loans within a period of up to five years from the date of execution of the related Mortgage Note. In general, the related Mortgage Note will provide that a prepayment charge will apply if, during the applicable period, the borrower prepays the Home Equity Loan in full. The amount of the prepayment charge will generally be equal to six months' advance interest calculated on the basis of the Mortgage Rate in effect at the time of the prepayment on the amount prepaid in excess of 20% of the original balance of the Home Equity Loan. The "Mortgage Rate" with respect to a Home Equity Loan is the annual rate of interest borne by the Home Equity Loan pursuant to the terms of the related Mortgage Note.

      The Home Equity Loans will be selected from among the outstanding one- to four-family mortgage loans in the applicable Seller's portfolio which meet the criteria described in this prospectus supplement. No selection will be made in a manner that would adversely affect the interests of certificateholders or the Certificate Insurer.

      Countrywide Home Loans will make all of the representations specified in the prospectus under "Loan Program -- Representations by Sellers; Repurchases" with respect to all of the Home Equity Loans. Each other Seller will be a special purpose entity established by Countywide Financial Corporation or one of its subsidiaries and will sell home equity loans that were previously acquired from Countrywide Home Loans. Consequently, each Seller other than Countrywide Home Loans will only represent that immediately prior to the assignment of the Home Equity Loans to be sold by it to the Depositor, the Seller had good title to, and was the sole owner of, those Home Equity Loans free and clear of any pledge, lien, encumbrance or security interest and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the Home Equity Loans pursuant to the Pooling and Servicing Agreement. In addition, the Depositor will represent that following the transfer of the Home Equity Loans to it by the Sellers, the Depositor had good title to the Home Equity Loans and that each of the Mortgage Notes was subject to no offsets, claims, defenses or counterclaims.

      Combined Loan-to-Value Ratio. The "Combined Loan-to-Value Ratio" of a Home Equity Loan at any given time is the ratio, expressed as a percentage, of:

            (1)   the sum of:

                  (a) the original principal balance of the Home Equity Loan and

                  (b) the outstanding principal balance at the date of
            origination of the Home Equity Loan of the senior mortgage loan or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to such mortgage loan, regardless of any lesser amount actually outstanding at the date of origination of the Home Equity Loan, to

            (2)   the Collateral Value of the related Mortgaged Property.

      The "Collateral Value" of a Mortgaged Property is the lesser of:

            (1) the appraised value of the related Mortgaged Property, which may be a full appraisal, drive-by appraisal or electronic appraisal as specified by the underwriting guidelines, and

            (2) in the case of a Mortgaged Property purchased within one year of the origination of the related Home Equity Loan, the purchase price of such Mortgaged Property.

      With respect to a Home Equity Loan the proceeds of which were used to refinance an existing mortgage loan, the Collateral Value is the appraised value of the Mortgaged Property based upon the appraisal obtained at the time of refinancing.

      Stated Principal Balance. "Stated Principal Balance" means, for any Home Equity Loan and (1) the Initial Cut-off Date or the Subsequent Cut-off Date, as applicable (the "Cut-off Date" ), the unpaid principal balance of the Home Equity Loan as of the applicable Cut-off Date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to any partial prepayments and Liquidation Proceeds received prior to the Cut-off Date and to the payment of principal due on the Cut-off Date and irrespective of any delinquency in payment by the related borrower or (2) any Distribution Date, the Stated Principal Balance of the Home Equity Loan as of its Cut-off Date, minus the sum of (i) the principal portion of any Scheduled Payments due with respect to the Home Equity Loan on or prior to the end of the most recent Due Period that were received by the Master Servicer on or prior to the most recent Determination Date or were advanced by the Master Servicer on or prior to the most recent Master Servicer Advance Date, (ii) principal prepayments with respect to the Home Equity Loan received on or prior to the end of the most recent prepayment period (the period from the 16th day of the month prior to a Distribution Date (or, in the case of the first Distribution Date, from the Cut-off Date) to and including the 15th day of the month in which the Distribution Date occurs (each a "Prepayment Period")), (iii) Liquidation Proceeds received by the Master Servicer prior to the end of the most recent Due Period to the extent applied as recoveries of principal with respect to the Home Equity Loan and (iv) any Deficient Valuation previously applied to reduce the unpaid principal balance of the Home Equity Loan. The Stated Principal Balance of any Home Equity Loan as to which the related Mortgaged Property has been liquidated and as to which a Final Recovery Determination has been made will be zero on each date following the Due Period in which the Final Recovery Determination is made. The Stated Principal Balance of any Home Equity Loan that is 180 days delinquent will be zero on each date following the close of business on the last day of the calendar month in which such 180th day occurred. When used with respect to the Mortgage Pool, Stated Principal Balance means the aggregate Stated Principal Balance of all Home Equity Loans in the Mortgage Pool.

      "Deficient Valuation" means for any Home Equity Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under such Home Equity Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court that is final and non-appealable in a proceeding under the federal bankruptcy code.

      A "Determination Date" means with respect to any Distribution Date, the 22nd day of the month of the Distribution Date or, if the 22nd day is not a Business Day, the immediately preceding Business Day; provided that the Determination Date in each month will be at least two business days before the Distribution Date.

The Statistical Calculation Pool

      The statistical information presented in this prospectus supplement is based on the number and the Stated Principal Balances of the Home Equity Loans as of the Statistical Calculation Date. The Statistical Calculation Pool is smaller than the Initial Pool. It is expected that additional Home Equity Loans will be included in the Initial Pool on the Closing Date and that certain of the Statistical Calculation Pool Loans may prepay in part or in full prior to the Closing Date, or may be determined not to meet the eligibility criteria requirements for the Initial Pool and therefore may not be included in the Initial Pool. The Initial Cut-off Date Pool Principal Balance is expected to be approximately $1,596,864,572. The statistical distribution of characteristics for the Initial Pool will vary from the statistical distribution of the characteristics of the Statistical Calculation Pool as presented in this prospectus supplement, although the variance will not be material. Further statistical information regarding the Statistical Calculation Pool Loans is set forth in Annex A of this prospectus supplement.

Assignment of the Home Equity Loans

      Pursuant to the pooling and servicing agreement dated as of February 1, 2007 (the "Pooling and Servicing Agreement"), among the Depositor, the Master Servicer, the Sellers and the Trustee, the Depositor on the Closing Date will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee in trust for the benefit of the certificateholders and the Certificate Insurer, all right, title and interest of the Depositor in and to each Initial Home Equity Loan and all right, title and interest in and to all other assets included in the issuing entity, including all principal and interest received on or with respect to the Initial Home Equity Loans after the Initial Cut-off Date (exclusive of any scheduled principal due on or prior to the Initial Cut-off Date and any interest accruing prior to the Cut-off Date), the Pre-Funded Amount deposited in the Pre-Funding Account on the Closing Date and any amounts deposited in the Capitalized Interest Account on the Closing Date.

      In connection with the transfer and assignment of the Home Equity Loans, the Depositor will deliver the following documents to the Trustee (collectively constituting the "Mortgage File") with respect to each Initial Home Equity Loan and each Subsequent Home Equity Loan (collectively, the "Home Equity Loans"):

            (1) the original Mortgage Note, endorsed by manual or facsimile signature in blank in the following form: "Pay to the order of _______________ without recourse", with all intervening endorsements that show a complete chain of endorsement from the originator to the person endorsing the Mortgage Note, or, if the original Mortgage Note has been lost or destroyed and not replaced, an original lost note affidavit, stating that the original Mortgage Note was lost or destroyed, together with a copy of the related Mortgage Note and all such intervening endorsements,

            (2) the original recorded Mortgage or a copy thereof with recording information,

            (3) a duly executed assignment of the Mortgage to "Home Equity Loan Asset Backed Certificates, Series 2007-S1, CWHEQ, Inc., by The Bank of New York, a New York banking corporation, as trustee under the Pooling and Servicing Agreement dated as of February 1, 2007, without recourse," in recordable form, or a copy thereof with recording information as described in the Pooling and Servicing Agreement,

            (4) the original recorded assignment or assignments of the Mortgage or a copy of such assignments, with recording information, together with all interim recorded assignments of such Mortgage or a copy of such assignments, with recording information,

            (5) the original or copies of each assumption, modification, written assurance or substitution agreement, if any, and

            (6) the original or duplicate original lender's title policy and all riders thereto or a copy of lender's title policy and all riders thereto or a printout of the electronic equivalent and all riders thereto or, in the event such original title policy has not been received from the insurer, such original or duplicate original lender's title policy and all riders thereto will be delivered within one year of the Closing Date.

      Notwithstanding the foregoing, in lieu of providing the documents set forth in clauses (3) and (4) above, the Depositor may at its discretion provide evidence that the related Mortgage is held through the MERS(R) System. In addition, the Mortgages for some or all of the Home Equity Loans in the issuing entity that are not already held through the MERS(R) System may, at the discretion of the Master Servicer, in the future be held through the MERS(R) System. For any Mortgage held through the MERS(R) System, the Mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS(R), as nominee for the owner of the Home Equity Loan, and subsequent assignments of the Mortgage were, or in the future may be, at the discretion of the Master Servicer, registered electronically through the MERS(R) System. For each of these Home Equity Loans, MERS(R) serves as mortgagee of record on the Mortgage solely as a nominee in an administrative capacity on behalf of the Trustee, and does not have any interest in the Home Equity Loan.

      Pursuant to the Pooling and Servicing Agreement, the Depositor will be required to deliver (or cause delivery of) the Mortgage Files:

            (A) not later than the Closing Date, with respect to at least 50% of the Initial Home Equity Loans, and not later than the relevant Subsequent Transfer Date, with respect to at least 10% of the Subsequent Home Equity Loans conveyed on any related Subsequent Transfer Date,

            (B) not later than twenty days after the Closing Date, with respect to at least an additional 40% of the Initial Home Equity Loans, and not later than twenty days after the relevant Subsequent Transfer Date with respect to the remaining Subsequent Home Equity Loans conveyed on any related Subsequent Transfer Date, and

            (C) not later than thirty days after the Closing Date, with respect to the remaining Initial Home Equity Loans.

      Assignments of the Home Equity Loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states as to which an opinion of counsel is delivered to the effect that the recording is not required to protect the Trustee's interests in the Home Equity Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the applicable Seller. As to any Home Equity Loan, the recording requirement exception described in the preceding sentence is applicable only so long as the related Mortgage File is maintained in the possession of the Trustee in one of the states to which the exception applies. In the event an assignment is delivered to the Trustee in blank and the related Mortgage File is released by the Trustee pursuant to applicable provisions of the Pooling and Servicing Agreement, the Trustee will complete the assignment as provided in subparagraph (3) above prior to the release. If the assignment of the Home Equity Loan is required to be recorded to protect the interest of the Trustee in the Home Equity Loans, the Master Servicer is required to cause each previously unrecorded assignment to be submitted for recording. The Depositor expects that substantially all of the assignments will not be recorded based on the opinion of counsel.

      The Trustee will review the Initial Home Equity Loan documents on or prior to the Closing Date (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date), and the Subsequent Home Equity Loan documents promptly after the Trustee's receipt thereof on or after the related Subsequent Transfer Date as described above, and the Trustee will hold the Home Equity Loan documents in trust for the benefit of the holders of the Certificates and the Certificate Insurer in accordance with its customary procedures, including storing the documents in fire-resistant facilities. After review of the Home Equity Loan documents, if any document is found to be missing or defective in any material respect, the Trustee is required to notify the Master Servicer, the Certificate Insurer and Countrywide Home Loans in writing. If Countrywide Home Loans cannot or does not cure the omission or defect within 90 days of its receipt of notice from the Trustee, Countrywide Home Loans is required to repurchase the related Home Equity Loan from the issuing entity at a price (the "Purchase Price") equal to the sum of:

     (i) 100% of the unpaid principal balance (or, if the purchase or repurchase, as the case may be, is effected by the Master Servicer, the Stated Principal Balance) of the Home Equity Loan as of the date of the purchase,

     (ii) accrued interest thereon at the applicable Mortgage Rate (or, if the purchase or repurchase, as the case may be, is effected by the Master Servicer, at the Net Mortgage Rate) from (a) the date through which interest was last paid by the borrower (or, if the purchase or repurchase, as the case may be, is effected by the Master Servicer, the date through which interest was last advanced by, and not reimbursed to, the Master Servicer) to (b) the Due Date in the month in which the Purchase Price is to be distributed to certificateholders, and

     (iii) any costs, expenses and damages incurred by the issuing entity resulting from any violation of any predatory or abusive lending law in connection with the Home Equity Loan.

      Rather than repurchase the Home Equity Loan as provided above, Countrywide Home Loans may remove the Home Equity Loan (a "Deleted Home Equity Loan") from the issuing entity and substitute in its place another Home Equity Loan of like kind (a "Replacement Home Equity Loan"); however, a substitution is only permitted within two years after the Closing Date, and may not be made unless an opinion of counsel is provided to the effect that the substitution would not disqualify any REMIC election made by the Trustee or result in a prohibited transaction tax under the Internal Revenue Code of 1986, as amended (the "Code"). Any Replacement Home Equity Loan generally will, on the date of substitution, among other characteristics set forth in the Pooling and Servicing Agreement:

            (1) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not less than 90% of, the Stated Principal Balance of the Deleted Home Equity Loan (the amount of any shortfall to be forwarded by Countrywide Home Loans to the Master Servicer and deposited by the Master Servicer in the Certificate Account not later than the succeeding Determination Date and held for distribution to the holders of the Certificates on the related Distribution Date),

            (2) have the same or higher credit quality characteristics than that of the Deleted Home Equity Loan,

            (3) be accruing interest at a rate not more than 1% per annum higher or lower than that of the Deleted Home Equity Loan,

            (4) have a Combined Loan-to-Value Ratio no higher than that of the Deleted Home Equity Loan,

            (5) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Home Equity Loan,

            (6) not permit conversion of the Mortgage Rate from a fixed rate to a variable rate,

            (7) provide for a prepayment charge on terms substantially similar to those of the prepayment charge, if any, of the Deleted Home Equity Loan,

            (8) have the same occupancy type and lien priority as the Deleted Home Equity Loan, and

            (9) comply with all of the representations and warranties set forth in the Pooling and Servicing Agreement as of the date of substitution.

      This cure, repurchase or substitution obligation constitutes the sole remedy available to the certificateholders, the Trustee or the Depositor for omission of, or a material defect in, a Home Equity Loan document.

Pre-Funding

      On the Closing Date, the Depositor will deposit approximately $3,135,428 (the "Pre-Funded Amount" ) in a pre-funding account (the "Pre-Funding Account") established and maintained by the Trustee on behalf of the certificateholders and the Certificate Insurer. Any investment income earned from amounts in the Pre-Funding Account will be paid to Countrywide Home Loans, and will not be available for payments on the Certificates. During the period from the Closing Date until the earlier of (x) the date the amount in the Pre-Funding Account is less than $40,000 and (y) March 30, 2007 (the "Funding Period"), the Depositor is expected to purchase additional home equity loans originated or purchased by a Seller (the "Subsequent Home Equity Loans" ) from a Seller and sell the Subsequent Home Equity Loans to the issuing entity as described below. The purchase price for each Subsequent Home Equity Loan will equal the Stated Principal Balance of that Subsequent Home Equity Loan as of the later of (x) the first day of the month of the related Subsequent Transfer Date and (y) the origination date of that Subsequent Home Equity Loan (the related "Subsequent Cut-off Date") and will be paid from the Pre-Funding Account. Accordingly, the purchase of Subsequent Home Equity Loans will decrease the amount on deposit in the Pre-Funding Account and increase the Stated Principal Balance of the Mortgage Pool.

      Because some of the home equity loans may not be acquired by the issuing entity until after the Closing Date, there may not be sufficient interest collections from the Initial Home Equity Loans to pay all the interest due on the certificates on the first and possibly the second Distribution Dates. A capitalized interest account (the "Capitalized Interest Account") will be established and funded on the Closing Date from which funds (together with any investment earnings thereon) will be drawn upon to offset any interest shortfall on the Distribution Date during and, if necessary, immediately following the Funding Period as a result of any pre-funding. In addition, the Pooling and Servicing Agreement will permit funds on deposit in the Capitalized Interest Account to be released to Countrywide Home Loans in connection with the conveyance of Subsequent Home Equity Loans upon the satisfaction of certain conditions set forth in the Pooling and Servicing Agreement. Any amounts remaining in the Capitalized Interest Account after making distributions of interest on the first Distribution Date following the end of the Funding Period will be paid to Countrywide Home Loans and will not thereafter be available for distribution to certificateholders.

      Amounts on deposit in the Pre-Funding Account and the Capitalized Interest Account will be invested in permitted investments. The Pre-Funding Account and the Capitalized Interest Account will not be assets of any REMIC.

      Pursuant to the Pooling and Servicing Agreement and a Subsequent Transfer Agreement to be executed by the applicable Seller, the Depositor and the Trustee, the conveyance of Subsequent Home Equity Loans may be made on any Business Day during the Funding Period (a "Subsequent Transfer Date"), subject to the fulfillment of certain conditions in the Pooling and Servicing Agreement, including that:

     o the Subsequent Home Equity Loans conveyed on the Subsequent Transfer Date satisfy the same representations and warranties in the Pooling and Servicing Agreement applicable to all Home Equity Loans,

     o the Subsequent Home Equity Loans conveyed on the Subsequent Transfer Date were selected in a manner reasonably believed not to be adverse to the interests of the certificateholders or the Certificate Insurer,

     o the Trustee and the Certificate Insurer receive an opinion of counsel with respect to the validity of the conveyance of the Subsequent Home Equity Loans conveyed on the Subsequent Transfer Date,

     o the Trustee and the Certificate Insurer receive an opinion of counsel to the effect that the conveyance of the Subsequent Home Equity Loans conveyed on the Subsequent Transfer Date will not (i) result in the imposition of the tax on "prohibited transactions" on the issuing entity or contributions after the Startup Date, as defined in Sections 860F(a)(2) and 860G(d) of the Code, respectively, or (ii) cause the issuing entity to fail to qualify as a REMIC at any time that any Certificates are outstanding,

     o the Trustee and the Certificate Insurer receive opinions of counsel to the effect that the conveyance of the Subsequent Home Equity Loans conveyed on the Subsequent Transfer Date from the applicable Seller to the Depositor and the simultaneous conveyance of the Subsequent Home Equity Loans from the Depositor to the issuing entity will be characterized as true sales and not loans secured by the Subsequent Home Equity Loans,

     o the conveyance of the Subsequent Home Equity Loans on the Subsequent Transfer Date will not result in a reduction or withdrawal of any ratings assigned to the Certificates (without taking the Certificate Insurance Policy into account),

     o no Subsequent Home Equity Loan conveyed on the Subsequent Transfer Date was 30 or more days delinquent, and

     o following the conveyance of the Subsequent Home Equity Loans on the Subsequent Transfer Date to the issuing entity, the characteristics of the Home Equity Loans will not vary by more than the permitted variance specified in the table below; provided that for the purpose of making the calculations, the characteristics for any Initial Home Equity Loan will be taken as of the Initial Cut-off Date and the characteristics for any Subsequent Home Equity Loan will be taken as of the Subsequent Cut-off Date:

                                                           Permitted Variance
      Characteristic                                           or Range
      ----------------------------                         -------------------
      Average Stated Principal Balance.......    $ 52,069        +/-5.00%
      Weighted Average Mortgage Rate.........    8.653%          +/-0.10%
      Weighted Average Original Combined         89.91%          +/- 3.00%
         Loan-to-Value Ratio.................
      Weighted Average Remaining Term to         216 months      +/- 3 months
      Maturity...............................
      Weighted Average FICO Score............    710 points      +/-5 points



      Within thirty days after each Subsequent Transfer Date, the Depositor is required to deliver to the Trustee and the Certificate Insurer a letter of a nationally recognized firm of independent public accountants stating whether or not the Subsequent Home Equity Loans conveyed on the related Subsequent Transfer Date conform to the characteristics described in the last two bullet points set forth above. Other than the delivery of that letter, no other party will independently verify satisfaction of the conditions set forth above with respect to a transfer of Subsequent Home Equity Loans.

Underwriting Standards

General

      The following is a description of the underwriting procedures customarily employed by Countrywide Home Loans with respect to fixed rate closed-end second lien home equity loans. Countrywide Home Loans has been originating fixed rate closed-end second lien home equity loans since 1996. The underwriting process is intended to assess the applicant's credit standing and repayment ability, and the value and adequacy of the real property security as collateral for the proposed loan. Exceptions to Countrywide Home Loans' underwriting guidelines will be made when compensating factors are present. These factors include the borrower's employment stability, favorable credit history, equity in the related property, and the nature of the underlying first mortgage loan.

      Each applicant for a closed-end second lien home equity loan must complete an application that lists the applicant's assets, liabilities, income, employment history, and other demographic and personal information. If information in the loan application demonstrates that the applicant has sufficient income and there is sufficient equity in the real property to justify making a closed-end second lien home equity loan, Countrywide Home Loans will conduct a further credit investigation of the applicant. This investigation includes obtaining and reviewing an independent credit bureau report on the credit history of the applicant to evaluate the applicant's ability and willingness to repay. The credit report typically contains information relating to such matters as credit history with local merchants and lenders, installment and revolving debt payments, and any record of delinquencies, defaults, bankruptcy, collateral repossessions, suits or judgments.

      Countrywide Home Loans originates or acquires mortgage loans pursuant to alternative sets of underwriting criteria under its Full Documentation Program, its Alternative Documentation Program, its Reduced Documentation Program, its Stated Income Stated Asset Documentation Program, its Streamlined Documentation Program, and its Super-Streamlined Documentation Program. Generally, the "Full Documentation Program" will provide a complete and executed Verification of Employment covering a two-year period, as well as current pay stubs covering one month and W-2 forms or tax returns covering the most recent two years. The "Alternative Documentation Program" permits a salaried borrower to provide pay stubs and W-2 forms covering the most recent two years, in lieu of providing a Verification of Employment. Under the "Reduced Documentation Program", certain credit underwriting documentation concerning income and employment verification is waived. The Reduced Documentation Program requires applicants to list their assets and also permits bank statements in lieu of verifications of deposits. Borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion are eligible for the Reduced Documentation Program. With the "Stated Income Stated Asset Documentation Program," certain credit underwriting documentation concerning income and employment verification is waived along with asset verification. The Stated Income Stated Asset Documentation Program is typically for borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion. The "Streamlined Documentation Program" allows for a single pay stub with year-to-date earnings for salaried borrowers and the most recent year's tax returns for borrowers who are self-employed or commissioned. The "Super-Streamlined Documentation Program" is available for first lien borrowers with good credit and mortgage history with Countrywide. The Super-Streamlined Documentation Loan Program is available for borrowers who have recently purchased or refinanced (rate or term) with Countrywide Home Loans and have not been 30 days delinquent in payment during the previous twelve month period. Under the Super-Streamlined Documentation Program, the value used in conjunction with obtaining the first lien from Countrywide Home Loans is used in lieu of a new appraisal and is subsequently used to determine the combined loan-to-value ratios for the new closed-end second lien home equity loan. In most instances, the maximum loan amount is limited to the lesser of 25% of the first lien balance and an amount between $50,000 and $125,000 determined by the FICO score of the borrower. Although a credit review is conducted, no debt ratio, income documentation or asset verification is generally required. A telephonic verification of employment is required before loan closing.

      Full appraisals are generally performed on all closed-end second lien home equity loans that at origination had a loan amount greater than $100,000. These appraisals are determined on the basis of a sponsor-approved, independent third-party, fee-based appraisal completed on forms approved by Fannie Mae or Freddie Mac. For certain closed-end second lien home equity loans that had at origination a loan amount between $100,000 and $250,000, determined by the FICO score of the borrower, a drive-by evaluation is generally completed by a state licensed, independent third-party, professional appraiser on forms approved by either Fannie Mae or Freddie Mac. The drive-by evaluation is an exterior examination of the premises by the appraiser to determine that the property is in good condition. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements, and generally must have been made not earlier than 180 days before the date of origination of the mortgage loan. For certain closed-end second lien home equity loans with loan amounts less than $250,000, determined by the FICO score of the borrower, Countrywide Home Loans may have the related mortgaged property appraised electronically. The minimum and maximum loan amounts for closed-end second lien home equity loans are generally $7,500 (or, if smaller, the state-allowed maximum) and $1,000,000, respectively.

      After obtaining all applicable income, liability, asset, employment, credit and property information, Countrywide Home Loans generally uses a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments on the closed-end second lien home equity loan in addition to any senior mortgage loan payments (including any escrows for property taxes and hazard insurance premiums) and other monthly credit obligations. The "debt-to-income ratio" is the ratio of the borrower's total monthly credit obligations to the borrower's gross monthly income. Based on this, the maximum monthly debt-to-income ratio is 45%. Variations in the monthly debt-to-income ratios limits are permitted based on compensating factors. Countrywide Home Loans currently offers closed-end second lien home equity loan products that allow maximum combined loan-to-value ratios up to 100%.

      It is generally Countrywide Home Loans' policy to require a title search, legal vesting or limited coverage policy before it makes a closed-end second lien home equity loan for amounts less than or equal to $100,000. If the closed-end second lien home equity loan has an original principal balance of more than $100,000, Countrywide Home Loans requires that the borrower obtain an ALTA policy, or other assurance of title customary in the relevant jurisdiction. Closed-end second lien home equity loans with an original principal balance up to $250,000 may be insured by a lien protection policy. In addition, ALTA title policies are generally obtained in situations where the property is on leased land or there has been a change in title.


                         THE CREDIT INSURANCE PROVIDER

      The information in the sections entitled "The Credit Insurance Provider" and "The Credit Insurance Policy" has been provided by Old Republic Insurance Company (referred to in this prospectus supplement as "Old Republic" or the "Credit Insurance Provider").

      Old Republic, a Pennsylvania insurance company with its home office in Greensburg, Pennsylvania and its corporate offices in Chicago, Illinois, is a wholly owned subsidiary of the Old Republic International Corporation, a Delaware corporation. Old Republic underwrites property and casualty risks and performs related risk management services for a large variety of commercial insureds. Workers' compensation, general liability (including the general liability portion of commercial package policies) and commercial automobile full coverage protection are the major classes of insurance underwritten for businesses. Old Republic is licensed in all states as well as the District of Columbia, Guam, Puerto Rico and the U.S. Virgin Islands. At December 31, 2005, Old Republic reported, on a statutory accounting basis, surplus as regards policyholders (consisting of capital stock, gross paid in and contributed surplus, and unassigned surplus) of $783,683,757. An Annual Statement for Old Republic, on the Fire and Casualty Form promulgated by the National Association of Insurance Commissions, for the year ended December 31, 2005, is available upon request to the Trustee at The Bank of New York, 101 Barclay Street, New York, New York 10286, Attention: Corporate Trust MBS Administration, CWHEQ Home Equity Loan Trust, Series 2007-S1.

      Neither Old Republic International Corporation nor any of its affiliates has guaranteed or agreed to assume the obligations of Old Republic in connection with this credit insurance program.

      Old Republic offers credit insurance on second loans and unsecured loans. The information provided by Old Republic with respect to its credit insurance is limited to matters relating to the provision of such insurance and is not intended to address matters respecting investment in the Certificates that are the subject of this document.

      The financial strength of Old Republic has been rated "AA" by S&P, "Aa2" by Moody's and "A+" by A.M. Best. The rating agency issuing the rating can withdraw or change its rating at any time.

      Other than the information in the sections entitled "The Credit Insurance Provider" and "The Credit Insurance Policy" furnished by Old Republic, neither Old Republic nor any of its affiliates has independently verified any other information in this prospectus supplement or the prospectus. In addition, neither Old Republic nor any of its affiliates make any representations regarding the Certificates or the advisability of investing in the Certificates.

                          THE CREDIT INSURANCE POLICY

      A credit insurance policy (the "Credit Insurance Policy") will be issued by Old Republic to the Trustee, for the benefit of the certificateholders and the Certificate Insurer, to provide coverage if a borrower defaults on a Home Equity Loan covered by it and no exclusions are applicable. As of the end of the Funding Period, Home Equity Loans with Stated Principal Balances equaling approximately 50.00% of the sum of the aggregate Initial Cut-off Date Principal Balance of the Initial Home Equity Loans and the amount deposited in the Pre-Funding Account on the Closing Date will be covered under the Credit Insurance Policy (the "Covered Loans"). The Covered Loans were selected by Old Republic from the mortgage pool in accordance with its selection criteria. Subject to certain limitations, the Credit Insurance Policy will be available to cover losses from failure by the borrowers to make scheduled payments on the Covered Loans that are not subject to a policy exclusion, up to an aggregate amount equal to approximately 8.00% of the aggregate Stated Principal Balance of the Covered Loans as of the Cut-off Date, which is expected to be approximately $64,496,067. The Trustee will be responsible for forwarding the aggregate premiums for the Credit Insurance Policy (collectively, the "Credit Insurance Premium") from funds withdrawn from the Distribution Account as provided in the Pooling and Servicing Agreement, and the Master Servicer will receive and present claims with respect to that policy, and provide certain notices under the Credit Insurance Policy, all in accordance with the terms of the Credit Insurance Policy, on behalf of itself, the Trustee, the Certificate Insurer and the certificateholders.

      The following summary describes certain provisions of the Credit Insurance Policy. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Credit Insurance Policy, a copy of which will be filed with the SEC as an exhibit to a Current Report on Form 8-K after the Closing Date.

      The Credit Insurance Policy is not a blanket policy against loss, since claims thereunder may only be made respecting particular defaulted Covered Loans and only upon satisfaction of certain conditions, including those conditions described below. The original amount of coverage under the Credit Insurance Policy will be reduced over the life of the Certificates by the aggregate dollar amount of claims paid thereunder.

      A "default" that is covered under the Credit Insurance Policy will consist of a failure of the borrower under a Covered Loan to make any payment due under the terms of that loan at the time and in the manner and amount specified in the note evidencing that Covered Loan. Claims under the Credit Insurance Policy for a loss with respect to a Covered Loan must be filed no later than the date on which the Covered Loan is six months in default (unless the Credit Insurance Provider grants an extension of that claim period in writing, or such longer period as may be permitted by applicable law), and written demand on the borrower for the full unpaid balance of that Covered Loan must be made prior to the filing of the claim.

      Subject to the maximum liability limits described above, the Credit Insurance Policy insures each Covered Loan against loss equal to:

   o the amount of the full unpaid principal balance on the Covered Loans, plus

   o all uncollected earned interest on the Covered Loan at the applicable rate to the date of presentation of proof of loss, plus

   o uncollected, paid court costs (including fees paid for issuing, serving and filing summons), subject to certain limitations set forth in the Credit Insurance Policy, plus

   o certain attorneys' fees actually paid, subject to certain limitations set forth in the Credit Insurance Policy.

      The Credit Insurance Provider will be required under the Credit Insurance Policy to pay a loss on a Covered Loan within 30 days after satisfactory evidence of loss has been provided to the Credit Insurance Provider. Upon payment of a loss on a Covered Loan by the Credit Insurer, such Covered Loan, including all rights of recovery under the Covered Loan, will be assigned to the Credit Insurer.

      Claims involving certain Covered Loans will be excluded from the coverage of the Credit Insurance Policy. The Credit Insurance Provider will not be liable for losses in connection with such excluded loans (i.e., any Home Equity Loans other than the Covered Loans). The exclusions, more particularly described in the Credit Insurance Policy, include, without limitation:

   o any Covered Loan with respect to which the related borrower had a credit score below 614 or debt-to-income ratio in excess of 55% at the time of application for the Home Equity Loan,

   o any Covered Loan with respect to which the related borrower was 30 days or more delinquent on all or part of a scheduled monthly payment on that Home Equity Loan, as of the effective date of the Credit Insurance Policy, and

   o any Covered Loan for which the aggregate outstanding principal balance was greater than $339,772 as of the effective date of the Credit Insurance Policy.

      In addition, if, at the time of any loss or default with respect to any of the Covered Loans, there is any other valid and collectible insurance which would attach if the Credit Insurance Policy had not been effected, the Credit Insurance Policy will apply only as excess and in no event as contributing insurance, and then only after all other insurance has been exhausted.

      The premium for the Credit Insurance Policy will be paid on each Distribution Date and will be equal to the sum of the Credit Insurance Premiums for each Covered Loan as of the first day of the month preceding such Distribution Date. The Credit Insurance Premium for a Covered Loan will be 1/12th of the applicable Credit Insurance Premium Rate multiplied by the unpaid principal balance of that Covered Loan.

                 TERMINATION OR REPLACEMENT OF THE CREDIT INSURANCE POLICY

      If the Credit Insurance Policy is terminated for any reason other than the exhaustion of its coverage, or if the claims-paying ability rating of Old Republic is reduced to "A+" or below by S&P or "A1" or below by Moody's or if Old Republic fails to make any payment due under the Credit Insurance Policy, the Master Servicer will use its best efforts to obtain a comparable policy in form and substance acceptable to the Certificate Insurer from an insurer that is acceptable to the rating agencies and to the Certificate Insurer. The replacement policy will provide coverage equal to the then remaining coverage of the Credit Insurance Policy if available. However, if the premium cost of a replacement policy exceeds the premium cost of the Credit Insurance Policy, the Master Servicer, at the written direction of the Certificate Insurer, will either (i) obtain a replacement credit insurance policy with reduced coverage so that its premium cost will not exceed the premium cost of the Credit Insurance Policy or (ii) from interest collections on the Home Equity Loans for each Due Period, deposit into the Premium Account the amounts that would have been paid as premium on the Credit Insurance Policy had it not been terminated, which amounts will be available to pay certain amounts due on the Class A Certificates prior to making any draws on the Certificate Insurance Policy as described under "Description of the Certificates--Premium Account" in this prospectus supplement. The amount remaining in the Premium Account after the payment in full of the Class A Certificates and amounts owing to the Certificate Insurer will be paid to the Class C Certificates.

      The Credit Insurance Policy also may be terminable, in whole or in part, by the Depositor if the Credit Insurance Provider fails to or is unable to deliver any information, report, certification or accountants' consent necessary for the Depositor to comply with its reporting obligations with respect to the issuing entity and Old Republic under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which continues unremedied for a specified grace period. Any such termination or partial termination will not be effective unless one or more replacement credit insurance policies covering the then-outstanding Covered Loans is obtained from a credit insurance provider acceptable to the Certificate Insurer under a policy or policies acceptable to the rating agencies and the Certificate Insurer. Any replacement policy or policies will provide coverage as described above. The Credit Insurance Policy will not be amended in any manner that materially and adversely affects the coverage provided thereby without the prior written consent of the Certificate Insurer.

                       SERVICING OF THE HOME EQUITY LOANS

General

      The Master Servicer will master service all of the Home Equity Loans in accordance with the terms set forth in the Pooling and Servicing Agreement and the Credit Insurance Policy. The Master Servicer has agreed to service and administer the Home Equity Loans in accordance with customary and usual standards of practice of prudent home mortgage lenders. The Master Servicer has also agreed to represent and protect the interest of the Trustee in the Home Equity Loans in the same manner as it currently protects its own interest in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Home Equity Loan. The Master Servicer is permitted to make a modification, waiver or amendment of a Home Equity Loan so long as the modification, waiver or amendment would comply with the general servicing standard described above, not cause any REMIC to fail to qualify as a REMIC, not result in the imposition of certain taxes and not extend the due date for a payment due on the related Mortgage Note for a period greater than 270 days, provided that the Master Servicer will not extend the due date of any such Home Equity Loan past the maturity date for the latest maturing Home Equity Loan as of the Cut-off Date. A modification, waiver or amendment may initially result in a reduction in the payments made under a Home Equity Loan, but it is expected that a modification, waiver or amendment will increase the payments made under the Home Equity Loan over the life of the Home Equity Loan.

      The Master Servicer may perform any of its obligations under the Pooling and Servicing Agreement through one or more subservicers. Notwithstanding any subservicing arrangement, the Master Servicer will remain liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if the Master Servicer alone were servicing the Home Equity Loans.

Countrywide Home Loans Servicing LP

     The principal executive offices of Countrywide Home Loans Servicing LP ("Countrywide Servicing") are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans, Inc. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

     Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by affiliates of the Depositor. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

      In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

      Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

Countrywide Home Loans

      Countrywide Home Loans is the sponsor for the transaction and also a seller. Countrywide Home Loans is a New York corporation and a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation ("Countrywide Financial"). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

      Countrywide Home Loans has historically sold substantially all the mortgage loans that it has originated and purchased, generally through securitizations. Countrywide Home Loans does not always sell mortgage loans immediately after origination or acquisition, but may decide to sell certain mortgage loans in later periods as part of its overall management of interest rate risk. Countrywide Home Loans has been involved in the securitization of mortgage loans since 1969 when it was approved as a Federal National Mortgage Association seller/servicer. Countrywide Home Loans reviews the structure of its securitizations and discusses the structure with the related underwriters.

      Except as otherwise indicated, reference in the remainder of this prospectus supplement to "Countrywide Home Loans" should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing. Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005 and December 31, 2006, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion and $1,298.394 billion, respectively, substantially all of which were being serviced for unaffiliated persons. As of December 31, 2005 and December 31, 2006, Countrywide Home Loans provided servicing for approximately $5.752 billion and $17.849 billion, respectively, in closed-end, second-lien mortgage loans (excluding mortgage loans being subserviced by Countrywide Home Loans).

Mortgage Loan Production

      The following table sets forth, by number and dollar amount of mortgage loans, the residential mortgage loan production of Countrywide Financial for the periods indicated.

                                                                Consolidated Mortgage Loan Production
                                                                -------------------------------------

                                                                             Years Ended
                                                                             December 31,

                                        ---------------- ---------------- ---------------- ---------------- ----------------
                                             2002             2003             2004             2005             2006
                                        -------------    -------------    -------------    -------------    -------------
                                                         (Dollars in millions, except average loan amount)
Conventional Conforming Loans
  Number of Loans.......................       993,538        1,509,925          826,914          776,479          723,933
  Volume of Loans.......................  $    149,072     $    234,526     $    134,762     $    159,561     $    149,095
     Percent of Total Dollar Volume.....         59.2%            53.9%            37.1%            32.2%            32.2%
Conventional Non-conforming Loans
  Number of Loans.......................       283,536          562,389          529,192          866,476          730,511
  Volume of Loans.......................  $     62,665     $    138,006     $    144,663     $    235,614     $    211,841
     Percent of Total Dollar Volume.....         24.9%            31.7%            39.9%            47.6%            45.8%
FHA/VA Loans
  Number of Loans.......................       157,626          196,063          105,562           80,555           89,753
  Volume of Loans.......................  $     19,093     $     24,402     $     13,247     $     10,714     $     13,093
     Percent of Total Dollar Volume.....          7.6%             5.6%             3.6%             2.2%             2.8%
Prime Home Equity Loans
  Number of Loans.......................       316,049          453,817          587,046          728,252          716,353
  Volume of Loans.......................  $     11,650     $     18,103     $     30,893     $     44,850     $     47,876
     Percent of Total Dollar Volume.....          4.6%             4.2%             8.5%             9.1%            10.4%
Nonprime Mortgage Loans
  Number of Loans.......................        63,195          124,205          250,030          278,112          245,881
  Volume of Loans.......................  $      9,421     $     19,827     $     39,441     $     44,637     $     40,596
     Percent of Total Dollar Volume.....          3.7%             4.6%            10.9%             9.0%             8.8%
Total Loans
  Number of Loans.......................     1,813,944        2,846,399        2,298,744        2,729,874        2,506,431
  Volume of Loans.......................  $    251,901     $    434,864     $    363,006     $    495,376     $    462,501
  Average Loan Amount...................  $    139,000     $    153,000     $    158,000     $    181,000     $    185,000
  Non-Purchase Transactions(1)..........           66%              72%              51%              53%              55%
  Adjustable-Rate Loans(1)..............           14%              21%              52%              52%              46%

---------
(1) Percentage of total mortgage loan production (excluding commercial real estate loans) based on dollar volume.

Loan Servicing

      The Master Servicer has established standard policies for the servicing and collection of the closed-end second lien home equity loans. Servicing includes, but is not limited to,

   o the collection and aggregation of payments relating to the mortgage loans;

   o the supervision of delinquent mortgage loans, loss mitigation efforts, foreclosure proceedings, and, if applicable, the disposition of the mortgaged properties; and

   o the preparation of tax related information in connection with the mortgage loans.

     The general policy of the Master Servicer is to initiate foreclosure in the underlying property for a mortgage loan,

   o after the loan is 61 days or more delinquent (two payments due but not received) and satisfactory arrangements cannot be made with the borrower; or

   o   if a notice of default on a senior lien is received by the Master
       Servicer.

      Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery on the loans, including any deficiencies.

      Once foreclosure is initiated by the Master Servicer, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, the Master Servicer determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

      After foreclosure, if the mortgaged property securing the closed-end second lien home equity loan is also securing a first mortgage lien, the Master Servicer may liquidate the mortgaged property and charge off the closed-end second lien home equity loan balance that was not recovered through liquidation proceeds. If the mortgaged property was subject to a senior lien, the Master Servicer will either directly manage the foreclosure sale of the property and satisfy the lien at the time of sale or take other action deemed necessary to protect the interest in the mortgaged property. If, in the judgment of the Master Servicer, the cost of maintaining or purchasing the senior lien position exceeds the economic benefit of such action, the Master Servicer will generally charge off the entire closed-end second lien home equity loan and may seek a money judgment against the borrower. Generally, the Master Servicer will charge off the entire closed-end second lien home equity loan when the related mortgaged property is liquidated, unless the Master Servicer has determined that liquidation proceeds in respect of such mortgaged property, which have not been received by that date, may be received by the Master Servicer subsequently.

      Servicing and charge-off policies and collection practices may change over time in accordance with, among other things, the Master Servicer's business judgment, changes in the portfolio, and applicable laws and regulations, and, at all times, such policies and practices with respect to the Home Equity Loans in the Mortgage Pool will be consistent with any insurance policy or other credit enhancement related to the Home Equity Loans.

      The Master Servicer will also attempt to liquidate Home Equity Loans that are Charged-off Home Equity Loans through foreclosure or the auction process described under "--Auction of Charged-off Home Equity Loans" below.

Servicing Compensation and Payment of Expenses

      The Master Servicer will be paid a monthly fee (the "Master Servicing Fee") from collections with respect to each Home Equity Loan (as well as from any liquidation proceeds or Subsequent Recoveries) equal to one-twelfth of the Stated Principal Balance thereof multiplied by the Servicing Fee Rate. The "Servicing Fee Rate" for each Home Equity Loan will equal 0.50% per annum. The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Home Equity Loans that are prepaid in full, as described in this prospectus supplement under "-- Adjustment to Master Servicing Fee in Connection with Certain Prepaid Home Equity Loans." The Master Servicing Fee will not be payable for any Charged-off Home Equity Loan beginning with the Due Period immediately after the related Charge-off Date.

      The Master Servicer is also entitled to receive, as additional servicing compensation, amounts in respect of interest paid on Principal Prepayments received during that portion of a Prepayment Period from the related Due Date to the end of the Prepayment Period ("Prepayment Interest Excess"), all late payment fees, assumption fees and other similar charges (excluding prepayment charges), with respect to the Home Equity Loans, and all investment income earned on amounts on deposit in the Certificate Account and Distribution Account. The Master Servicer is obligated to pay certain ongoing expenses associated with the Home Equity Loans and incurred by the Trustee in connection with its responsibilities under the Pooling and Servicing Agreement.

Adjustment to Master Servicing Fee in Connection With Certain Prepaid Home Equity Loans

      When a borrower prepays all or a portion of a Home Equity Loan between scheduled monthly payment dates ("Due Dates"), the borrower pays interest on the amount prepaid only to the date of prepayment. Principal Prepayments which are received during that portion of the Prepayment Period from the related Due Date in the Prepayment Period to the end of the Prepayment Period reduce the Scheduled Payment of interest for the following Due Date but are included in a distribution that occurs on or prior to the distribution of the Scheduled Payment, and accordingly no shortfall in interest otherwise distributable to holders of the Certificates results. Conversely, Principal Prepayments received from that portion of the Prepayment Period from the beginning of the Prepayment Period to the related Due Date in that Prepayment Period reduce the Scheduled Payment of interest for that Due Date and are included in a distribution that occurs on or after the distribution of the Scheduled Payment, and accordingly an interest shortfall (a "Prepayment Interest Shortfall") could result. In order to mitigate the effect of any Prepayment Interest Shortfall on interest distributions to holders of the Certificates on any Distribution Date, one-half of the amount of the Master Servicing Fee otherwise payable to the Master Servicer for the month will, to the extent of the Prepayment Interest Shortfall, be deposited by the Master Servicer in the Certificate Account for distribution to holders of the Certificates entitled thereto on the Distribution Date. The amount of this deposit by the Master Servicer is referred to as "Compensating Interest" and will be reflected in the distributions to holders of the Certificates entitled thereto made on the Distribution Date on which the Principal Prepayments received would be distributed. Any shortfall in interest distributions to the Class A certificateholders resulting from Prepayment Interest Shortfalls will not be covered by the Certificate Insurance Policy.

Advances

      Subject to the following limitations, on the Business Day prior to each Distribution Date, the Master Servicer will be required to advance (an "Advance") from its own funds, or funds in the Certificate Account that are not required to be distributed on the Distribution Date, on the Business Day immediately preceding the Distribution Date (a "Master Servicer Advance Date"), the sum of:

  o an amount equal to the aggregate of payments of principal and interest on the Home Equity Loans (with the Mortgage Rate adjusted to a rate equal to the Mortgage Rate minus the Servicing Fee Rate (as so adjusted, the "Net Mortgage Rate")) that were due on the related Due Date and delinquent on the related Determination Date; and

  o an amount equivalent to interest (adjusted to the Net Mortgage Rate) deemed due on each Home Equity Loan (i) as to which the related Mortgaged Property has been acquired by the Master Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Home Equity Loan ("REO

      Property"), which is calculated after taking into account any rental income from such Mortgaged Property or (ii) as to which the related Mortgaged Property has been liquidated but as to that Home Equity Loan a Final Recovery Determination has not been made.

      Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. The Master Servicer is obligated to make Advances to the extent that those Advances are, in its judgment, reasonably recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Home Equity Loan. The Master Servicer is not required to, and will not, make any Advances (i) with respect to a Charged-off Home Equity Loan after the related Charge-off Date or (ii) with respect to a Covered Loan if a claim under the Credit Insurance Policy is pending with respect to such Covered Loan. If the Master Servicer determines on any Determination Date to make an Advance, that Advance will be included with the distribution to holders of the Certificates on the related Distribution Date. Any failure by the Master Servicer to make an Advance as required under the Pooling and Servicing Agreement will constitute an event of default thereunder, in which case the Trustee, as successor master servicer, or any other entity that is appointed as successor master servicer, will be obligated to make Advances in accordance with the terms of the Pooling and Servicing Agreement. An Advance will be reimbursed from the payments on the Home Equity Loan with respect to which the Advance was made. However, if an Advance is determined to be nonrecoverable and the Master Servicer delivers an officer's certificate to the Trustee indicating that the Advance is nonrecoverable, the Master Servicer will be entitled to withdraw from the Certificate Account an amount equal to the nonrecoverable Advance. Reimbursement for Advances and nonrecoverable Advances will be made prior to distributions on the Certificates.

Certain Modifications and Refinancings

      Countrywide Home Loans will be permitted under the Pooling and Servicing Agreement to solicit borrowers for reductions to the Mortgage Rates of their respective Home Equity Loans. If a borrower requests such a reduction, the Master Servicer will be permitted to agree to the rate reduction provided that
(i) Countrywide Home Loans purchases the Home Equity Loan from the issuing entity immediately following the modification and (ii) the Stated Principal Balance of such Home Equity Loan, when taken together with the aggregate of the Stated Principal Balances of all other Home Equity Loans that have been so modified since the Closing Date at the time of those modifications, does not exceed an amount equal to 5% of the aggregate Certificate Principal Balance of the Certificates. Any purchase of a Home Equity Loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that Home Equity Loan, plus accrued and unpaid interest on the Home Equity Loan up to the next Due Date at the applicable Net Mortgage Rate, net of any unreimbursed Advances of principal and interest on the Home Equity Loan made by the Master Servicer. Countrywide Home Loans will remit the purchase price to the Master Servicer for deposit into the Certificate Account within one Business Day of the purchase of that Home Equity Loan. Purchases of Home Equity Loans may occur when prevailing interest rates are below the Mortgage Rates on the Home Equity Loans and borrowers request modifications as an alternative to refinancings. Countrywide Home Loans will indemnify the issuing entity against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

Auction of Charged-off Home Equity Loans

      Any Home Equity Loan that is 180 days delinquent will be a "Charged-off Home Equity Loan", except that a Charged-off Home Equity Loan does not include
(i) a Home Equity Loan that has been charged-off by the Master Servicer as bad debt prior to the related Charge-off Date, (ii) a Covered Loan with a claim that is pending or a claim that has been paid under the Credit Insurance Policy and (iii) a Covered Loan that has been the subject of a Loss Coverage Payment under the Loss Coverage Obligation of the Sponsor. The close of business on the last day of the calendar month in which the 180th day after the Due Date related to a delinquent Scheduled Payment occurs is referred to as the "Charge-off Date".

      The Master Servicer is required under the Pooling and Servicing Agreement to use reasonable efforts to solicit bids from at least two unaffiliated third parties for the purchase of a Charged-off Home Equity Loan on a quarterly basis during the period commencing on the related Charge-off Date and ending one year after the related Charge-off Date (such time period, the "Auction Period"). If more than one Charged-off Home Equity Loan exists, the Master Servicer may solicit bids for a single Charged-off Home Equity Loan, a portion of the outstanding

Charged-off Home Equity Loans or all of the outstanding Charged-off Home Equity Loans. If fewer than two bids from unaffiliated third parties with respect to a Charged-off Home Equity Loan are received during the related Auction Period, the Master Servicer will use reasonable efforts to foreclose the property securing the related Charged-off Home Equity Loan to the extent that the Master Servicer determines that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding. If two or more bids with respect to a Charged-off Home Equity Loan are received during the related Auction Period, the Master Servicer will arrange for the sale of the Charged-off Home Equity Loan to the highest bidder. The Master Servicer will prepare on behalf of the issuing entity any necessary documentation required to transfer title to the Charged-off Home Equity Loans from the issuing entity to the purchaser. The Master Servicer will deduct from the proceeds of the sale or foreclosure of such Charged-off Home Equity Loan its reimbursable expenses incurred in connection with the liquidation and sale or foreclosure of a Charged-off Home Equity Loan and a servicing fee equal to 10% of any proceeds from such Charged-off Home Equity Loan, regardless of whether those proceeds arise as a result of a sale, an auction, foreclosure or otherwise.

                               THE ISSUING ENTITY

      In connection with the issuance of the Certificates, the Depositor has formed CWHEQ Home Equity Loan Trust, Series 2007-S1, a common law trust created under the laws of the State of New York pursuant to the Pooling and Servicing Agreement. CWHEQ Home Equity Loan Trust, Series 2007-S1 is referred to in this prospectus supplement as the "issuing entity" and is referred to in the prospectus as the "Trust" or the "Trust Fund". The Trustee serves as trustee of the issuing entity and acts on behalf of the issuing entity as the issuing entity does not have any directors, officers or employees. The fiscal year end of the issuing entity is December 31.

      The issuing entity's activities are limited to the transactions and activities entered into in connection with the securitization described in this prospectus supplement, and except for those activities, the issuing entity is not authorized and has no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. Consequently, the issuing entity is not permitted to hold any assets, or incur any liabilities, other than those described in this prospectus supplement. Since the issuing entity is created pursuant to the Pooling and Servicing Agreement, the issuing entity and its permissible activities can only be amended or modified by amending the Pooling and Servicing Agreement.

      Since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a "business trust."

                                STATIC POOL DATA

      Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans is available online at http://www.countrywidedealsdata.com?CWDD=04200702. This static pool data is not deemed part of the prospectus or the registration statement of which the prospectus is a part to the extent that the static pool data relates to:

  o prior securitized pools of Countrywide Home Loans that do not include the Home Equity Loans and that were established before January 1, 2006; or

  o in the case of information regarding the Home Equity Loans, information about the Home Equity Loans for periods before January 1, 2006.

      We cannot assure you that the prepayment, loss or delinquency experience of the Home Equity Loans sold to the issuing entity will be comparable to the historical prepayment, loss or delinquency experience of any of the other securitized pools sponsored by the Countrywide Home Loans. In this regard, you should note how the characteristics of the home equity loans in those securitized pools differ from the characteristics of the issuing entity's Home Equity Loans. Such differences, along with the varying economic conditions to which those securitized pools were subject, make it unlikely that the issuing entity's Home Equity Loans will perform in the same way that any of those pools has performed.

                        DESCRIPTION OF THE CERTIFICATES

General

      The Certificates will be issued pursuant to the Pooling and Servicing Agreement. We summarize below the material terms and provisions pursuant to which the Certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the Pooling and Servicing Agreement after the issuing entity issues the Certificates.

      The CWHEQ, Inc., Home Equity Loan Asset Backed Certificates, Series 2007-S1 (the "Certificates") will consist of the Class A-1-A, Class A-1-B, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-R, Class E-P, Class P and Class C Certificates.

      When describing the Certificates in this prospectus supplement we use the following terms:

      Designation                             Class of Certificates
------------------------    ---------------------------------------------------
Class A Certificates           Class A-1-A, Class A-1-B, Class A-2, Class A-3,
                               Class A-4, Class A-5 and Class A-6 Certificates

Adjustable Rate
Certificates                   Class A-1-A Certificates

Fixed Rate Certificates        Class A-1-B, Class A-2, Class A-3, Class A-4,
                               Class A-5 and Class A-6 Certificates

Offered Certificates           Class A-1-A, Class A-1-B, Class A-2, Class A-3,
                               Class A-4, Class A-5, Class A-6 and Class A-R
                               Certificates

The Certificates are generally referred to as the following types:


                    Class                        Type
          ------------------------  ------------------------------------
           Class A-1-A              Senior/Adjustable Rate

           Class A-1-B              Senior/Fixed Rate

           Class A-2                Senior/Fixed Rate

           Class A-3                Senior/Fixed Rate

           Class A-4                Senior/Fixed Rate

           Class A-5                Senior/Fixed Rate

           Class A-6                Senior/Fixed Rate/NAS

           Class A-R                Senior/REMIC Residual

           Class P                  Prepayment Charges

           Class C                  Residual

           Class E-P                Excess Charged-off Loan Proceeds

Book-Entry Certificates; Denominations

      The Offered Certificates (other than the Class A-R Certificates) will be book-entry certificates (the "Book-Entry Certificates"). The Class A-R Certificates will be issued as two certificates in fully registered certificated form in an aggregate denomination of $100. Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("Certificate Owners") may elect to hold their Book-Entry Certificates through the Depository Trust Company ("DTC") in the United States, or Clearstream, Luxembourg or the Euroclear System ("Euroclear"), in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. Each class of Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of the applicable class of the Book-Entry Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Beneficial interests in the Book-Entry Certificates may be held in minimum denominations representing Certificate Principal Balances of $25,000 and integral multiples of $1 in excess thereof. Except as set forth under "Description of the Securities--Book-Entry Registration of Securities" in the prospectus, no person acquiring a beneficial ownership interest in a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing the person's beneficial ownership interest in the Book-Entry Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC. See "Description of the Securities--Book-Entry Registration of Securities" in the prospectus.

Glossary of Terms

      The following terms have the meanings shown below to help describe the cash flow on the Certificates. The definitions are organized based on the context in which they are most frequently used. However, certain definitions may be used in multiple contexts.

      General Definitions.

      "Adjusted Mortgage Rate" with respect to each Home Equity Loan means the applicable Mortgage Rate less the related Servicing Fee Rate.

      "Adjusted Net Mortgage Rate" with respect to each Home Equity Loan means the Mortgage Rate less the related Expense Fee Rate.

      "Business Day" is any day other than:

            (1) a Saturday or Sunday or

            (2) a day on which the Certificate Insurer or banking institutions in the state of New York or California are required or authorized by law to be closed.

      "Certificate Principal Balance" means for any class of Class A Certificates, the aggregate outstanding principal balance of all Certificates of the class, less:

            (1) all amounts previously distributed to holders of Certificates of that class as scheduled and unscheduled payments of principal, including in the case of the Class A Certificates, any payments of principal under the Certificate Insurance Policy; and

            (2) the Applied Realized Loss Amounts allocated to the class;

   o provided, however, that if Applied Realized Loss Amounts have been allocated to the Certificate Principal Balance of any class of Class A Certificates, the Certificate Principal Balance thereof will be increased on each Distribution Date after the allocation of Applied Realized Loss Amounts, pro rata, by the amount of Subsequent Recoveries collected during the related Due Period (if any) (but not by more than the amount of the Unpaid Realized Loss Amount for the class). However, to the extent an Applied Realized Loss Amount with respect to any class of Class A Certificates was covered under the Certificate Insurance Policy, the Certificate Principal Balance of that class will not be increased by any related Subsequent Recovery otherwise payable to the holder of that class, and such Subsequent Recovery will instead be paid to the Certificate Insurer to the extent of the Applied Realized Loss Amount covered under the Certificate Insurance Policy, and

   o any payment of principal under the Certificate Insurance Policy up to the amount of the Applied Realized Loss Amount in respect of any class of Class A Certificates will not result in a further reduction of the Certificate Principal Balance of that class of Class A Certificates.

      After any allocation of amounts in respect of Subsequent Recoveries to the Certificate Principal Balance of a class of Class A Certificates, a corresponding decrease will be made on the Distribution Date to the Unpaid Realized Loss Amount for that class or classes. Although Subsequent Recoveries, if any, will be allocated to increase the Certificate Principal Balance of a class of Certificates, the Subsequent Recoveries will be included in the Principal Remittance Amount and distributed in the priority set forth below under "--Distributions--Distributions of Principal". Therefore these Subsequent Recoveries may not be used to make any principal payments on the class or classes of Certificates for which the Certificate Principal Balances have been increased by allocation of Subsequent Recoveries. Additionally, holders of these Certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Certificate Principal Balance for any Accrual Period preceding the Distribution Date on which the increase occurs.

      Exclusively for the purpose of determining any subrogation rights of the Certificate Insurer under the Pooling and Servicing Agreement, the "Certificate Principal Balance" of the Class A Certificates is not reduced by the amount of any payments made by the Certificate Insurer in respect of principal on the Class A Certificates under the Certificate Insurance Policy, except to the extent that the payment has been reimbursed to the Certificate Insurer pursuant to the provisions of the Pooling and Servicing Agreement.

      "Charged-off Loan Proceeds" means any Insurance Proceeds and all other net proceeds received with respect to a Charged-off Home Equity Loan after the related Charge-off Date in connection with the partial or complete liquidation of a Charged-off Home Equity Loan (whether through trustee's sale, foreclosure sale, the auction process described under "Servicing of the Home Equity Loans--Auction of Charged-off Home Equity Loans" or otherwise) or in connection with any condemnation or partial release of the related Mortgaged Property, together with the net proceeds received after the related Charge-off Date with respect to any Mortgaged Property acquired by the Master Servicer by foreclosure or deed in lieu of foreclosure in connection with a Charged-off Home Equity Loan (net of unreimbursed Servicing Advances and the related Charged-off Home Equity Loan servicing fee).

      "Distribution Date" means the 25th day of each month, or if the 25th day is not a Business Day, on the first Business Day thereafter, commencing in March 2007.

      "Due Period" means with respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

      "Excess Proceeds" with respect to a liquidated Home Equity Loan, other than a Charged-off Home Equity Loan, means the amount, if any, by which the sum of any Liquidation Proceeds and Subsequent Recoveries exceed the sum of
(i) the unpaid principal balance of the Home Equity Loan plus (ii) accrued interest on the Home Equity Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Home Equity Loan.

      "Final Recovery Determination" means a determination by the Master Servicer that it has received all proceeds it expects to receive with respect to the liquidation of a Home Equity Loan.

      "Insurance Proceeds" means all proceeds of any insurance policy (including, without limitation, the Credit Insurance Policy but not including the Certificate Insurance Policy) received prior to or in connection with a Final Recovery Determination (to the extent that the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the Master Servicer's normal servicing procedures), other than proceeds that represent reimbursement of the Master Servicer's costs and expenses incurred in connection with presenting claims under the related insurance policy.

      "Liquidation Proceeds" means any Insurance Proceeds and all other net proceeds received prior to or in connection with a Final Recovery Determination in connection with the partial or complete liquidation of a Home Equity Loan (whether through trustee's sale, foreclosure sale or otherwise) or in connection with any condemnation or partial release of the related Mortgaged Property, together with the net proceeds received prior to or in connection with a Final Recovery Determination with respect to any Mortgaged Property acquired by the Master Servicer by foreclosure or deed in lieu of foreclosure in connection with a defaulted Home Equity Loan (other than the amount of the net proceeds representing Excess Proceeds and other than amounts paid under the Certificate Insurance Policy), less the related unreimbursed Advances, Servicing Fees and Servicing Advances. To the extent that any proceeds of the liquidation of a Home Equity Loan are recovered by Old Republic in connection with a claim paid under the Credit Insurance Policy, under the terms of that policy, such proceeds will not be included in the Liquidation Proceeds available to the issuing entity thereunder. For avoidance of doubt, Liquidation Proceeds do not include Charged-off Loan Proceeds.

      "Percentage Interest" with respect to any Certificate, means the percentage derived by dividing the denomination of the Certificate by the aggregate denominations of all Certificates of the applicable class.

      "Record Date" means:

            (1) in the case of the Adjustable Rate Certificates, the Business Day immediately preceding the Distribution Date, unless the Adjustable Rate Certificates are no longer book-entry certificates, in which case the Record Date will be the last Business Day of the month preceding the month of the Distribution Date, and

            (2) in the case of the Fixed Rate and Class A-R Certificates, the last Business Day of the month preceding the month of that Distribution Date.

      "Subsequent Recoveries" means, with respect to any Home Equity Loan in respect of which a Realized Loss was incurred, any proceeds of the type described in the definitions of "Insurance Proceeds" and "Liquidation Proceeds" received in respect of the Home Equity Loan after a Final Recovery Determination (other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses and other than amounts paid under the Certificate Insurance Policy). Subsequent Recoveries do not include Charged-off Loan Proceeds.

      Definitions related to Interest Calculations and Distributions.

      "Accrual Period" for any Distribution Date, means (i) for the Adjustable Rate Certificates, the period from and including the preceding Distribution Date (or from and including the Closing Date in the case of the first Distribution Date) to and including the day prior to the current Distribution Date and (ii) for the Fixed Rate Certificates, the calendar month before the month of that Distribution Date.

      "Certificate Insurance Premium" means for any Distribution Date the fee payable to the Certificate Insurer in respect of its services as Certificate Insurer that accrues at the Certificate Insurance Premium Rate for the Class A Certificates on a balance equal to the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date or, in the case of the first Distribution Date, the aggregate Certificate Principal Balance of the Class A Certificates on the Closing Date. The Certificate Insurance Premium shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

      "Certificate Insurance Premium Rate" means a rate equal to 0.130% per annum.

      "Certificate Insurer Reimbursement Amount" means, with respect to any Distribution Date, (i) all Insured Payments paid by the Certificate Insurer for which the Certificate Insurer has not been reimbursed prior to the Distribution Date, plus (ii) interest accrued on the Insured Payments not previously repaid calculated at the Late Payment Rate from the date the Insured Payments were made, plus (iii) any other amounts then due and owing to the Certificate Insurer under the insurance and indemnity agreement relating to the Certificate Insurance Policy plus interest accrued on such amounts not previously paid calculated at the Late Payment Rate.

      "Credit Insurance Premium" means for any Distribution Date the fee payable to the Credit Insurance Provider that accrues at the applicable Credit Insurance Premium Rate on the unpaid principal balance of each Covered Loan. The Credit Insurance Premium shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

      "Credit Insurance Premium Rate" means the rate at which the Credit Insurance Premium accrues on each Home Equity Loan, ranging from 0.690% to 2.820% per annum. As of the Initial Cut-off Date, the weighted average Credit Insurance Premium Rate is expected to equal approximately 1.015% per annum.

      "Current Interest" with respect to each class of interest-bearing Certificates and each Distribution Date means the interest accrued at the Pass-Through Rate for the applicable Accrual Period on the Certificate Principal Balance of the class immediately prior to the Distribution Date.

      "Expense Fee Rate" with respect to each Home Equity Loan is equal to the sum of (i) the Servicing Fee Rate and the Trustee Fee Rate and (ii) with respect to a Covered Loan, the Credit Insurance Premium Rate. As of the Initial Cut-off Date, the weighted average Expense Fee Rate is expected to equal approximately 1.016% per annum.

      "Interest Carry Forward Amount," with respect to each class of interest-bearing Certificates and each Distribution Date, is the excess of:

            (a) Current Interest for such class with respect to prior Distribution Dates over

            (b) the amount actually distributed to such class with respect to interest on prior Distribution Dates.

      "Interest Determination Date" means for the Adjustable Rate
Certificates, the second LIBOR Business Day preceding the commencement of each Accrual Period.

      "Interest Funds" means for any Distribution Date, (1) an amount equal to
(a) the Interest Remittance Amount for that Distribution Date plus (b) solely for the purposes of calculating the Deficiency Amount, the amount on deposit in the Premium Account after taking into account any deposits to the Premium Account on such Distribution Date, less (2) the Trustee Fee for the Distribution Date, less (3) the Credit Insurance Premium for the Covered Loans for such Distribution Date.

      "Interest Remittance Amount" means with respect to any Distribution
Date:

            (a) the sum, without duplication, of:

                  (1) all scheduled interest collected during the related Due
            Period, less the related Master Servicing Fee,

                  (2) all interest on prepayments, other than Prepayment
            Interest Excess,

                  (3) all Advances relating to interest,

                  (4) all Compensating Interest,

                  (5) all Liquidation Proceeds collected during the related
            Due Period (to the extent that the Liquidation Proceeds relate to interest),

                  (6) any payments received under the Credit Insurance Policy attributable to interest for the related Due Period,

                  (7) any Loss Coverage Payment attributable to interest for the related Due Period,

                  (8) any Seller Interest Shortfall Payment, and

                  (9) for each Distribution Date during, and the Distribution
            Date immediately after, the Funding Period, any amounts required pursuant to the Pooling and Servicing Agreement to be deposited from the Capitalized Interest Account, less

            (b) all Advances relating to interest and certain expenses reimbursed during the related Due Period.

      "Net Rate Cap" for each Distribution Date means (1) the weighted average Adjusted Net Mortgage Rates of the Home Equity Loans as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period), less (2) the Certificate Insurance Premium Rate, times a fraction, the numerator of which is (a) the aggregate Certificate Principal Balance of the Class A Certificates and the denominator of which is (b) the aggregate Stated Principal Balance of the Home Equity Loans as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period) plus any amount on deposit in the Pre-Funding Account as of the first day of that Due Period. The Net Rate Cap is adjusted in the case of the Class A-1-A Certificates only, to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year.

      "Net Rate Carryover" for a class of Class A Certificates on any Distribution Date means the excess of:

            (1) the amount of interest that the class would have accrued for the Distribution Date had the Pass-Through Rate for that class and the related Accrual Period not been calculated based on the applicable Net Rate Cap, over

            (2) the amount of interest the class accrued on the Distribution Date based on the applicable Net Rate Cap,

      plus the unpaid portion of this excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the applicable Net Rate Cap).

      Any Net Rate Carryover for the Class A Certificates will not be covered by the Certificate Insurance Policy.

      The "Pass-Through Margin" for the Class A-1-A Certificates is 0.110%.

      "Pass-Through Rate" with respect to each Accrual Period and the Class A-1-A Certificates means a per annum rate equal to the lesser of:

            (1) One-Month LIBOR for the Accrual Period (calculated as described below under "-- Calculation of One-Month LIBOR") plus the Pass-Through Margin for the class, and

            (2) the Net Rate Cap for the related Distribution Date.

      "Pass-Through Rate" with respect to each Accrual Period and the Fixed Rate Certificates means a per annum rate equal to the lesser of:

            (1) the fixed rate for the class set forth in the table below, and

            (2) the Net Rate Cap for the related Distribution Date.

          Class of Certificates                       Pass-Through Rate
          ---------------------                       -----------------
          Class A-1-B.......................                5.888%
          Class A-2.........................                5.609%
          Class A-3.........................                5.810%
          Class A-4.........................                5.874%
          Class A-5.........................                6.018%
          Class A-6.........................                5.693%


      "Premium Account" means an account created and maintained by the Trustee on behalf of the certificateholders and the Certificate Insurer.

      "Seller Interest Shortfall Payment" means, with respect to any Initial Home Equity Loan that does not have a scheduled interest payment due date on or before the Due Date in the month of the first Distribution Date or any Subsequent Home Equity Loan that does not have a scheduled interest payment due date on or before the Due Date in the month after the related Subsequent Transfer Date, an amount equal to one month's interest at the related Adjusted Mortgage Rate on the Cut-off Date Principal Balance of that Home Equity Loan.

      "Trustee Fee Rate" means a rate equal to 0.009% per annum.


      Definitions related to Principal Calculations and Distributions.

      "Class A Principal Distribution Amount" for any Distribution Date means the excess of:

            (1) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to the Distribution Date, over

            (2) the aggregate Stated Principal Balance of the Home Equity Loans for the Distribution Date minus the Overcollateralization Target Amount for such Distribution Date.

      A "Cumulative Loss Trigger Event" exists with respect to any Distribution Date on or after the Stepdown Date, if (x) the aggregate amount of Realized Losses (calculated without taking into account payments made under the Credit Insurance Policy or any Loss Coverage Payment) on the Home Equity Loans from the Cut-off Date for each Home Equity Loan to (and including) the last day of the related Due Period (reduced by the aggregate amount of any Subsequent Recoveries and Charged-off Loan Proceeds received through the last day of that Due Period) exceeds (y) the applicable percentage, for that Distribution Date, of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount, as set forth below:

      Distribution Date                     Percentage
      -----------------                     ----------


      September 2009 --February 2010.....   2.175% with respect to
                                            September 2009, plus an
                                            additional 1/6th of 0.725%
                                            for each month thereafter
                                            through February 2010

      March 2010 -- February 2011........   2.900% with respect to March
                                            2010, plus an additional
                                            1/12th of 1.200% for each
                                            month thereafter through
                                            February 2011

      March 2011 -- February 2012........   4.100% with respect to March
                                            2011, plus an additional
                                            1/12th of 1.150% for each
                                            month thereafter through
                                            February 2012

      Distribution Date                     Percentage
      -----------------                     ----------

      March 2012 -- February 2013........   5.250% with respect to March
                                            2012, plus an additional
                                            1/12th of 0.550% for each
                                            month thereafter until
                                            February 2013

      March 2013 and thereafter.........    5.800%

      A "Delinquency Trigger Event" exists with respect to any Distribution Date on or after the Stepdown Date if the Rolling Sixty-Day Delinquency Rate for the outstanding Home Equity Loans exceeds 4.50% for that Distribution Date.

      "Excess Overcollateralization Amount" for any Distribution Date, is the excess, if any, of the Overcollateralized Amount for the Distribution Date over the Overcollateralization Target Amount for the Distribution Date.

      "Extra Principal Distribution Amount" with respect to any Distribution Date means the lesser of (1) the Overcollateralization Deficiency Amount for the Distribution Date and (2) the Excess Cashflow for the Distribution Date.

      "Final Scheduled Distribution Date" with respect to the Class A Certificates and the Certificate Insurance Policy, the Distribution Date occurring in the month following the month of the scheduled maturity date of the Home Equity Loan having the latest scheduled maturity date.

      "NAS Principal Distribution Amount" for any Distribution Date means the product of:

            (1) a fraction, the numerator of which is the Certificate Principal Balance of the Class A-6 Certificates and the denominator of which is the aggregate Certificate Principal Balance of the Class A Certificates, in each case immediately prior to the Distribution Date,

            (2) any amounts to be distributed to the Class A Certificates on the Distribution Date pursuant to clause (2) under "--Distributions--Distributions of Principal" below, and

            (3) the applicable percentage for the Distribution Date set forth in the following table:

                      Distribution Date              Percentage
                      -----------------              ----------

                     March 2007 -- February 2010          0%
                     March 2010 -- February 2012          45%
                     March 2012 -- February 2013          80%
                     March 2013 -- February 2014         100%
                     March 2014 and thereafter           300%


      "OC Floor" means an amount equal to 0.50% of the sum of the Initial Cut-off Date Pool Principal Balance and the amount deposited in the Pre-Funding Account on the Closing Date.

      "Overcollateralization Deficiency Amount" with respect to any Distribution Date means the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on the Distribution Date (after giving effect to the distribution of the Principal Distribution Amount (other than the portion thereof consisting of the Extra Principal Distribution Amount) on the Distribution Date).

      "Overcollateralization Reduction Amount" for any Distribution Date is an amount equal to the lesser of (i) the Excess Overcollateralization Amount for the Distribution Date and (ii) the Principal Remittance Amount for the Distribution Date.

      "Overcollateralization Target Amount" means with respect to any Distribution Date: (a) prior to the Stepdown Date, an amount equal to 1.85% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount and (b) on or after the Stepdown Date, the greater of (i) an amount equal to 3.70% of the aggregate Stated Principal Balance of the Home Equity Loans for that Distribution Date and (ii) the OC Floor; provided, however, that if a Trigger Event is in effect on any Distribution Date, the Overcollateralization Target Amount will be the Overcollateralization Target Amount as in effect for the prior Distribution Date.

       "Overcollateralized Amount" for any Distribution Date means the amount, if any, by which (x) the sum of the aggregate Stated Principal Balance of the Home Equity Loans for the Distribution Date and the amount on deposit in the Pre-Funding Account on the Distribution Date (except for any amounts to be released from the Pre-Funding Account on such Distribution Date) exceeds (y) the aggregate Certificate Principal Balance of the Class A Certificates as of the Distribution Date (after giving effect to the distribution of the Principal Remittance Amount on the Distribution Date and, in the case of the Distribution Date immediately following the end of the Funding Period, any amounts to be released from the Pre-Funding Account).

      "Principal Distribution Amount" with respect to each Distribution Date means the sum of:

            (1) the Principal Remittance Amount for the Distribution Date,

            (2) the Extra Principal Distribution Amount for the Distribution Date, and

            (3) with respect to the Distribution Date immediately following the end of the Funding Period, the amount, if any, remaining in the Pre-Funding Account at the end of the Funding Period (net of any investment income included therein), minus

            (3) the Overcollateralization Reduction Amount for the Distribution Date.

      "Principal Remittance Amount" with respect to any Distribution Date means:

            (a) the sum, without duplication, of:

                  (1) the scheduled principal collected during the related Due
            Period or advanced with respect to the Distribution Date,

                  (2) prepayments collected in the related Prepayment Period,

                  (3) the Stated Principal Balance of each Home Equity Loan
            that was repurchased by a Seller or purchased by the Master
            Servicer,

                  (4) the amount, if any, by which the aggregate unpaid
            principal balance of any Replacement Home Equity Loans delivered by Countrywide Home Loans in connection with a substitution of a Home Equity Loan is less than the aggregate unpaid principal balance of any Deleted Home Equity Loans,

                  (5) any payments received under the Credit Insurance Policy attributable to principal for the related Due Period,

                  (6) any Loss Coverage Payment attributable to principal for the related Due Period, and

                  (7) all Liquidation Proceeds (to the extent that the
            Liquidation Proceeds relate to principal) and Subsequent Recoveries collected during the related Due Period, less

            (b) all Advances relating to principal and certain expenses reimbursed during the related Due Period.

      "Realized Loss" means with respect to any Home Equity Loan (i) as to which a Final Recovery Determination has been made, the excess of the Stated Principal Balance of the defaulted Home Equity Loan over the Liquidation Proceeds allocated to principal that have been received with respect to the defaulted Home Equity Loan on or at any time prior to the last day of the related Due Period during which the defaulted Home Equity Loan is liquidated,
(ii) that was the subject of a Deficient Valuation, (a) if the value of the related Mortgaged Property was reduced below the principal balance of the related Mortgage Note, the amount by which the value of the Mortgaged Property was reduced below the principal balance of the related Mortgage Note, and (b) if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Home Equity Loan outstanding immediately prior to the Deficient Valuation and the principal balance of the Home Equity Loan as reduced by the Deficient Valuation and
(iii) that is 180 days delinquent, the Stated Principal Balance of such Home Equity Loan as of the close of business on the last day of the calendar month in which such Home Equity Loan became 180 days delinquent.

      "Rolling Sixty-Day Delinquency Rate" means, with respect to any Distribution Date on or after the Stepdown Date, the average of the Sixty-Day Delinquency Rates for that Distribution Date and the two immediately preceding Distribution Dates.

      "Sixty-Day Delinquency Rate" means, with respect to any Distribution Date on or after the Stepdown Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance for the Distribution Date of all Home Equity Loans 60 or more days delinquent as of the close of business on the last day of the calendar month preceding the Distribution Date (including Home Equity Loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate Stated Principal Balance for the Distribution Date of all Home Equity Loans.

      "Stepdown Date" is the later to occur of (i) the Distribution Date in September 2009 and (ii) the first Distribution Date on which the aggregate Stated Principal Balance of the Home Equity Loans for that Distribution Date is less than or equal to 50.00% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

      A "Trigger Event" is in effect with respect to any Distribution Date on or after the Stepdown Date if either a Delinquency Trigger Event is in effect with respect to that Distribution Date or a Cumulative Loss Trigger Event is in effect with respect to that Distribution Date.

      "Unpaid Realized Loss Amount" means for any class of Certificates, (i) the portion of the aggregate Applied Realized Loss Amount allocated to that class and remaining unpaid minus (ii) the sum of (x) any increase in the Certificate Principal Balance of that class due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of that class and
(y) the Charged-off Loan Proceeds previously distributed to such class in respect of Unpaid Realized Loss Amounts.

Deposits to the Certificate Account

      The Master Servicer will establish and initially maintain a certificate account (the "Certificate Account") for the benefit of the Trustee on behalf of the certificateholders and the Certificate Insurer. The Master Servicer will initially establish the Certificate Account at Countrywide Bank, N.A., which is an affiliate of the Master Servicer. On a daily basis within two Business Days after receipt, the Master Servicer will deposit or cause to be deposited into the Certificate Account the following payments and collections received by it in respect to the Home Equity Loans after the Cut-off Date (other than any scheduled principal due on or prior to the Cut-off Date and any interest accruing prior to the Cut-off Date):

            (1) all payments on account of principal, including Principal Prepayments, on the Home Equity Loans,

            (2) all payments on account of interest (other than interest accruing on the Home Equity Loans prior to the Cut-off Date) on the Home Equity Loans, net of the Master Servicing Fees on the Home Equity Loans and net of Prepayment Interest Excess,

            (3) all Insurance Proceeds (including proceeds from the Credit Insurance Policy), Liquidation Proceeds, Subsequent Recoveries and Charged-off Loan Proceeds,

            (4) all payments made by the Master Servicer in respect of Compensating Interest,

            (5) all payments made by a Seller in connection with the repurchase of any Home Equity Loan due to the breach of certain representations, warranties or covenants by the Seller that obligates the Seller to repurchase the Home Equity Loan in accordance with the Pooling and Servicing Agreement,

            (6) all payments made by the Master Servicer in connection with the purchase of any Home Equity Loans which are 150 days delinquent and any other purchases by the Master Servicer in accordance with the Pooling and Servicing Agreement,

            (7) all prepayment charges paid by a borrower in connection with the full or partial prepayment of the related Home Equity Loan,

            (8) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Certificate Account,

            (9) any amounts required to be deposited by the Master Servicer with respect to any deductible clause in any blanket hazard insurance policy maintained by the Master Servicer in lieu of requiring each borrower to maintain a primary hazard insurance policy,

            (10) all amounts required to be deposited in connection with shortfalls in the principal amount of Replacement Home Equity Loans, and

            (11) all Advances.

      Prior to their deposit in the Certificate Account, payments and collections on the Home Equity Loans will be commingled with payments and collections on other home equity loans and other funds of the Master Servicer. For a discussion of the risks that arise from the commingling of payments and collections, see "Risk Factors -- Bankruptcy or Insolvency May Affect the Timing and Amount of Distributions on the Securities" in the prospectus.

Withdrawals from the Certificate Account

      The Master Servicer may from time to time withdraw funds from the Certificate Account prior to the related Distribution Account Deposit Date for the following purposes:

            (1) to pay to the Master Servicer the Master Servicing Fees on the Home Equity Loans to the extent not previously paid to or withheld by the Master Servicer (subject, in the case of Master Servicing Fees, to reduction as described above under "Servicing of the Home Equity Loans -- Adjustment to Master Servicing Fee in Connection with Certain Prepaid Home Equity Loans") and, as additional servicing compensation, assumption fees, late payment charges (excluding prepayment charges), net earnings on or investment income with respect to funds in or credited to the Certificate Account and the amount of Prepayment Interest Excess for the related Prepayment Period,

            (2) to reimburse the Master Servicer and the Trustee for Advances, which right of reimbursement with respect to any Home Equity Loan pursuant to this clause (2) is limited to amounts received that represent late recoveries of payments of principal and/or interest on the related Home Equity Loan (or Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries with respect thereto (other than proceeds of the Credit Insurance Policy) but not Charged-off Loan Proceeds) with respect to which the Advance was made,

            (3) to reimburse the Master Servicer and the Trustee for any Advances previously made that the Master Servicer has determined to be nonrecoverable (and prior to the reimbursement, the Master Servicer will deliver to the Trustee and the Certificate Insurer an officer's certificate indicating the amount of the nonrecoverable Advance and identifying the related Home Equity Loan(s), and their respective portions of the nonrecoverable advance),

            (4) to reimburse the Master Servicer from Insurance Proceeds (other than proceeds of the Credit Insurance Policy) for expenses incurred by the Master Servicer and covered by the related insurance policies,

            (5) to pay to the Master Servicer any unpaid Master Servicing Fees and to reimburse it for any unreimbursed ordinary and necessary out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its master servicing obligations including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property, (iv) auction costs and expenses in connection with Charged-off Home Equity Loans and (v) maintaining any required insurance policies ("Servicing Advances"), which right of reimbursement pursuant to this clause (5) is limited to (a) amounts received representing late recoveries of the payments of these costs and expenses (or Liquidation Proceeds, Subsequent Recoveries, Charged-off Loan Proceeds, purchase proceeds or repurchase proceeds with respect thereto) and (b) in the case of auction costs and expenses in connection with Charged-off Home Equity Loans, the Charged-off Loan Proceeds,

            (6) to pay to the applicable Seller or the Master Servicer, as applicable, with respect to each Home Equity Loan or Mortgaged Property acquired in respect thereof that has been purchased by that Seller or the Master Servicer from the issuing entity pursuant to the Pooling and Servicing Agreement, all amounts received thereon and not taken into account in determining the related Purchase Price of the purchased Home Equity Loan,

            (7) after the transfer from the Certificate Account for deposit to the Distribution Account of the Interest Remittance Amount and the Principal Remittance Amount on the related Distribution Account Deposit Date, to reimburse the applicable Seller, the Master Servicer, the NIM Insurer or the Depositor for expenses incurred and reimbursable pursuant to the Pooling and Servicing Agreement,

            (8) to withdraw any amount deposited in the Certificate Account and not required to be deposited therein, and

            (9) to clear and terminate the Certificate Account upon termination of the Pooling and Servicing Agreement.

      In addition, not later than 1:00 p.m. Pacific Time on the Business Day immediately preceding each Distribution Date (the "Distribution Account Deposit Date"), the Master Servicer will withdraw from the Certificate Account and remit to the Trustee the Prepayment Charges collected, the Interest Remittance Amount and the Principal Remittance Amount to the extent on deposit in the Certificate Account, and the Trustee will deposit the amount in the Distribution Account, as described below.

      The Master Servicer is required to maintain separate accounting, on a Home Equity Loan by Home Equity Loan basis, for the purpose of justifying any withdrawal from the Certificate Account pursuant to clauses (1) through (7) above.

Deposits to the Distribution Account

      The Trustee will establish and maintain a distribution account (the "Distribution Account") on behalf of the certificateholders and the Certificate Insurer. The Trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

            (1) the aggregate amount remitted by the Master Servicer to the Trustee,

            (2) any Loss Coverage Payments made by the Sponsor,

            (3) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Distribution Account, and

            (4) the amount, if any, remaining in the Pre-Funding Account (net of any investment income included therein) on the Distribution Date immediately following the end of the Funding Period.

Withdrawals from the Distribution Account

      The Trustee will withdraw funds from the Distribution Account for distribution to the certificateholders and payment to the Certificate Insurer as described below under "-- Distributions" and may from time to time make withdrawals from the Distribution Account:

            (1) to pay the Trustee Fee to the Trustee,

            (2) to pay to the Master Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account,

            (3) to pay the Trustee (for payment to the Credit Insurance Provider), the applicable Credit Insurance Premium,

            (4) to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the Master Servicer through delivery of a written notice to the Trustee describing the amounts deposited in error),

            (5) to reimburse the Trustee for any unreimbursed Advances, such right of reimbursement being limited to (x) amounts received on the related Home Equity Loans (other than Charged-off Loan Proceeds), in respect of which any such Advance was made and (y) amounts not otherwise reimbursed to the Trustee pursuant to clause (2) under "--Withdrawals from the Certificate Account" above,

            (6) to reimburse the Trustee for any nonrecoverable Advance previously made by it (other than from amounts representing Charged-off Loan Proceeds), such right of reimbursement being limited to amounts not otherwise reimbursed to it pursuant to clause (3) under "--Withdrawals from the Certificate Account", and

            (7) to clear and terminate the Distribution Account upon the termination of the Pooling and Servicing Agreement.

      There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

      Prior to each Determination Date, the Master Servicer is required to provide the Trustee a report containing the data and information concerning the Home Equity Loans that is required by the Trustee to prepare the monthly statement to certificateholders for the related Distribution Date. See " -- Reports to Certificateholders" in this prospectus supplement. The Trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Master Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Master Servicer.

Investments of Amounts Held in Accounts

      The Certificate Account, the Distribution Account, the Pre-Funding Account and the Capitalized Interest Account. All funds in the Certificate Account, the Distribution Account, the Pre-Funding Account and the Capitalized Interest Account will be invested in Permitted Investments at the direction of the Master Servicer. In the case of:

      o the Certificate Account and the Distribution Account, all income and gain net of any losses realized from the investment will be for the benefit of the Master Servicer as additional servicing compensation and will be remitted to it monthly as described herein,

      o the Pre-Funding Account, all income and gain net of any losses realized from the investment will be for the benefit of Countrywide Home Loans and will be remitted to Countrywide Home Loans as described herein, and

      o the Capitalized Interest Account, any amounts remaining after making distributions of interest on the first Distribution Date following the end of the Funding Period will be paid to Countrywide Home Loans and will not thereafter be available for distribution to certificateholders.

      The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the Master Servicer in the Certificate Account or paid to the Trustee for deposit into the Distribution Account out of the Master Servicer's own funds immediately as realized. The amount of any losses incurred in the Pre-Funding Account or the Capitalized Interest Account in respect of the investments will be paid by Countrywide Home Loans to the Trustee for deposit into the Pre-Funding Account or the Capitalized Interest Account, as applicable, out of Countrywide Home Loans' own funds immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account, the Distribution Account, the Pre-Funding Account or the Capitalized Interest Account, as applicable, and made in accordance with the Pooling and Servicing Agreement.

      Carryover Reserve Fund. Funds in the Carryover Reserve Fund may be invested in Permitted Investments in respect of amounts received under the Corridor Contract, at the written direction of the majority holder of the Class C Certificates.

      If the Trustee does not receive written directions regarding investment, it will invest all funds in the Carryover Reserve Fund in respect of amounts received under the Corridor Contract in Permitted Investments. Any net investment earnings will be paid pro rata to the holders of the class of Certificates entitled to direct the investments of the amounts, in accordance with their Percentage Interests. Any losses incurred in the Carryover Reserve Fund in respect of the investments will be charged against amounts on deposit in the Carryover Reserve Fund (or the investments) immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Carryover Reserve Fund and made in accordance with the Pooling and Servicing Agreement.


Fees and Expenses

      The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:


                                                            General
Type / Recipient (1)                Amount                  Purpose                     Source (2)                  Frequency
--------------------   --------------------------------   -----------         -------------------------------      ----------

Fees

Master Servicing       One-twelfth of the Servicing       Compensation        Collections with respect to             Monthly
Fee / Master           Fee Rate multiplied by the                             each Home Equity Loan and any
Servicer               Stated Principal Balance of                            Liquidation Proceeds or
                       each Home Equity Loan other                            Subsequent Recoveries
                       than a Charged-off Home Equity
                       Loan (3)

Additional             o     Prepayment Interest          Compensation        Interest collections with            Time to time
Servicing                Excess (4)                                           respect to certain Home Equity
Compensation /                                                                Loans prepaid in full
Master Servicer
                       o     All late payment fees,       Compensation        Payments made by obligors with       Time to time
                         assumption fees and other                            respect to the Home Equity
                         similar charges (excluding                           Loans
                         prepayment charges)

                       o     All investment income        Compensation        Investment income related to            Monthly
                         earned on amounts on deposit                         the Certificate Account and
                         in the Certificate Account                           Distribution Account
                         and Distribution Account

                       o     Excess Proceeds (5)          Compensation        Liquidation Proceeds and             Time to time
                                                                              Subsequent Recoveries

                       o     10% of the gross proceeds    Compensation        Charged-off Loan Proceeds            Time to time
                         of each Charged-off Home                                                                        time
                         Equity Loan

Trustee Fee (the       One-twelfth of the Trustee Fee     Compensation        Interest Remittance Amount              Monthly
"Trustee Fee") /       Rate multiplied by the sum of
Trustee                (i) the aggregate Stated
                       Principal Balance of the
                       outstanding Home Equity Loans
                       and (ii) any amounts remaining
                       in the Pre-Funding Account
                       (excluding any investment
                       earnings thereon) (6)

Certificate            Certificate Insurance Premium      Compensation        Interest Funds and the                  Monthly
Insurance Premium /    (7)                                                    Principal Distribution Amount
Certificate Insurer                                                           (8)

Credit Insurance       With respect to each Covered       Expense             Interest collections on the             Monthly
Premium / Credit       Loan, one-twelfth of the Credit                        related Home Equity Loan(s)
Insurance Provider     Insurance Premium Rate for that
                       Home Equity Loan multiplied by
                       the Stated Principal Balance of
                       that Home Equity Loan (9)
Expenses


                                                             S-59


                                                            General
Type / Recipient (1)                      Amount            Purpose                     Source (2)                 Frequency
--------------------   --------------------------------   -----------         -------------------------------      ----------

Insurance expenses     Expenses incurred by the Master    Reimbursement       To the extent the expenses are       Time to time
/ Master Servicer      Servicer                           of Expenses         covered by an insurance policy
                                                                              with respect to the Home
                                                                              Equity Loan

Servicing Advances     To the extent of funds             Reimbursement       With respect to each Home            Time to time
/ Master Servicer      available, the amount of any       of Expenses         Equity Loan, late recoveries
                       Servicing Advances (10)                                of the payments of the costs
                                                                              and expenses, Liquidation
                                                                              Proceeds, Subsequent
                                                                              Recoveries, Charged-off Loan
                                                                              Proceeds, purchase proceeds or
                                                                              repurchase proceeds for that
                                                                              Home Equity Loan

Indemnification        Amounts for which the Sellers,     Indemnification     Amounts on deposit on the               Monthly
expenses / the         the Master Servicer, the NIM                           Certificate Account on any
Sellers, the Master    Insurer and Depositor are                              Distribution Account Deposit
Servicer, the NIM      entitled to indemnification (11)                       Date, following the transfer
Insurer and the                                                               to the Distribution Account
Depositor

Certificate Insurer    Certificate Insurer                Reimbursement       Interest Funds and the                  Monthly
Reimbursement          Reimbursement Amount (12)          of Expenses         Principal Distribution Amount
Amount /                                                                      (8)
Certificate Insurer



----------
(1)   If the Trustee succeeds to the position of Master Servicer, it will be entitled to receive the same fees and expenses of the Master Servicer described in this prospectus supplement. Any change to the fees and expenses described in this prospectus supplement would require an amendment to the Pooling and Servicing Agreement. See "-- Amendment" in this prospectus supplement.

(2)   Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer in the case of amounts owed to the Master Servicer) prior to distributions on the Certificates.

(3)   The Servicing Fee Rate for each Home Equity Loan will equal 0.50% per annum. The amount of the monthly Master Servicing
      Fee is subject to adjustment with respect to Home Equity Loans that are prepaid in full, as described in this prospectus supplement under "Servicing of the Home Equity Loans -- Adjustment to Master Servicing Fee in Connection
      with Certain Prepaid Home Equity Loans."

(4)   Prepayment Interest Excess is described above in the prospectus supplement under "Servicing of the Home Equity Loans --
      Servicing Compensation and Payment of Expenses."

(5)   Excess Proceeds is described above in this prospectus supplement under "-- Glossary of Terms -- General Definitions."

(6)   The Trustee Fee Rate will equal 0.009% per annum.

(7)   The Certificate Insurance Premium Rate will equal 0.130% per annum. The Certificate Insurance Premium is described above in this prospectus supplement under "-- Glossary of Terms -- Definitions related to Interest Calculations and
      Distributions."


                                                             S-60


(8)   The order and priority in which the Certificate Insurer is paid these amounts from Interest Funds and the Principal
      Distribution Amount is set forth under "-- Distributions -- Distributions of Interest" and "-- Distributions --
      Distributions of Principal" in this prospectus supplement.

(9)   The Credit Insurance Premium Rate will range from 0.690% to 2.820% per annum. The Credit Insurance Premium is described above in this prospectus supplement under "-- Glossary of Terms -- Definitions related to Interest Calculations and
      Distributions."

(10)  Reimbursement of Servicing Advances for a Home Equity Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, Charged-off Loan Proceeds, purchase proceeds or repurchase proceeds for that Home Equity Loan.

(11)  Each of the Sellers, the Master Servicer, the NIM Insurer and the Depositor are entitled to indemnification of certain expenses as described in this prospectus supplement under "-- Certain Matters Regarding the Master Servicer, the
      Depositor, the Sellers and the NIM Insurer."

(12)  The Certificate Insurer Reimbursement Amount is described above in this prospectus supplement under "-- Glossary of
      Terms -- Definitions related to Interest Calculations and Distributions."


Distributions

      General. Distributions on the Certificates will be made by the Trustee on each Distribution Date to the persons in whose names the Certificates are registered at the close of business on the Record Date.

      Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register or, in the case of any certificateholder that holds 100% of a class of Certificates or who holds a class of Certificates with an aggregate initial Certificate Principal Balance of $1,000,000 or more or who holds a Notional Amount Certificate and that has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the Corporate Trust Office of the Trustee. On each Distribution Date, a holder of a Certificate will receive its Percentage Interest of the amounts required to be distributed with respect to the applicable class of Certificates.

      On each Distribution Date, the Trustee will withdraw all prepayment charges in the Distribution Account and distribute them to the Class P Certificates.

      Distributions of Interest. On each Distribution Date, the interest distributable with respect to the interest-bearing Certificates is the interest which has accrued on the Certificate Principal Balance thereof immediately prior to that Distribution Date at the Pass-Through Rate during the applicable Accrual Period and any Interest Carry Forward Amount.

      All calculations of interest on the Adjustable Rate Certificates will be made on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period. All calculations of interest on the Fixed Rate Certificates will be made on the basis of a 360-day year assumed to consist of twelve 30-day months.

      The Pass-Through Rate for the Adjustable Rate Certificates is a variable rate that may change from Distribution Date to Distribution Date. The Pass-Through Rate on each class of Fixed Rate Certificates will be fixed for the lives of those certificates. On each Distribution Date, the Pass-Through Rate for each class of interest-bearing certificates will be subject to the Net Rate Cap. Any shortfall resulting from the application of the Net Rate Cap (also referred to as Net Rate Carryover) will not be covered by the Certificate Insurance Policy. See the related definitions in "-- Glossary of Terms -- Definitions related to Interest Calculations and Distributions" for a more detailed understanding as to how the Net Rate Cap is calculated and applied to the Pass-Through Rate.

      If on any Distribution Date, the Pass-Through Rate for a class of interest-bearing Certificates is based on the Net Rate Cap, the holders of the applicable class of Certificates will be entitled to receive the resulting shortfall only from remaining excess cashflow (if any) to the extent described in this prospectus supplement under "-- Overcollateralization Provisions", and from payments (if any) allocated to the issuing entity in respect of the Corridor Contract in the case of the Class A-1-A Certificates.

      On each Distribution Date, the Interest Funds for that Distribution Date are required to be distributed in the following order of priority, until those Interest Funds have been fully distributed:

            (1) to the Certificate Insurer, the Certificate Insurance Premium for the Distribution Date,

            (2) concurrently, to each class of Class A Certificates, the Current Interest for each such class, pro rata based on their respective entitlements,

            (3) to the Certificate Insurer, the Certificate Insurer Reimbursement Amount,

            (4) concurrently, to each class of Class A Certificates, the Interest Carry Forward Amount for each such class, pro rata based on their respective entitlements, and

            (5) any remainder as part of the Excess Cashflow to be allocated as described under "--Overcollateralization Provisions" below.

      Distributions of Funds from the Corridor Contract. On each Distribution Date on or prior to the Corridor Contract Termination Date, amounts allocated to the issuing entity in respect of the Corridor Contract for that Distribution Date will be deposited in the Carryover Reserve Fund and then distributed to the Class A-1-A Certificates, to the extent needed to pay any related Net Rate Carryover.

      Any amounts allocated to the issuing entity in respect of the Corridor Contract that remain after the application of those amounts as described in the preceding paragraph will be distributed to the holders of the Class C Certificates and will not be available for the payment of any Net Rate Carryover on any class of Certificates unless the Corridor Contract is subject to an early termination, in which case the portion of any early termination payment allocated to the issuing entity in respect of the Corridor Contract will be deposited by the Trustee in the Carryover Reserve Fund to cover any Net Rate Carryover on the Class A-1-A Certificates until the Corridor Contract Termination Date. See "-- Carryover Reserve Fund" below.

      Distributions of Principal. On each Distribution Date, the Principal Distribution Amount is required to be distributed until the Principal Distribution Amount has been fully distributed (with the Principal Distribution Amount exclusive of the portion thereof consisting of the Extra Principal Distribution Amount being applied first and the Extra Principal Distribution Amount being applied thereafter) in the following order:

                 (1) to the Certificate Insurer, any Certificate Insurance
            Premium for the Distribution Date remaining unpaid after application of Interest Funds,

                 (2) to the Class A Certificates, in an amount up to the Class
            A Principal Distribution Amount, sequentially:

                     (i) the NAS Principal Distribution Amount to the Class
                 A-6 Certificates, until the Certificate Principal Balance thereof is reduced to zero, and

                     (ii) concurrently, to the Class A-1-A and Class A-1-B
                 Certificates, pro rata, until their respective Certificate Principal Balances are reduced to zero, and

                     (iii) sequentially, to the Class A-2, Class A-3, Class
                 A-4, Class A-5 and Class A-6 Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero,

                 (3) to the Certificate Insurer, any Certificate Insurer
            Reimbursement Amount for the Distribution Date remaining unpaid after application of Interest Funds, and

                 (4) any remainder as part of the Excess Cashflow to be
            allocated as described under "--Overcollateralization Provisions" below.

      Distributions of Charged-off Loan Proceeds. On each Distribution Date, the Charged-off Loan Proceeds received during the related Due Period, if any, will be distributed sequentially in the following order (after application of Excess Cashflow on such Distribution Date):

                  (1) to the Certificate Insurer, any Certificate Insurance
            Reimbursement Amount for such Distribution Date remaining unpaid after application of Interest Funds, Excess Cashflow and the Principal Distribution Amount on such Distribution Date,


                  (2) to the class or classes of Class A Certificates then
            entitled to receive distributions in respect of principal, in an aggregate amount equal to the Overcollateralization Deficiency Amount remaining unpaid after taking into account all distributions on that Distribution Date other than the distribution of Charged-off Loan Proceeds and the payments under the Certificate Insurance Policy, payable to each such class in the order of priority set forth in clause (2) under "-- Distributions of Principal" above,

                  (3) concurrently, to each class of Class A Certificates, pro rata based on the Unpaid Realized Loss Amounts for those classes, in an amount equal to the Unpaid Realized Loss Amount for each such class (after taking into account all distributions on that Distribution Date other than distribution of Charged-off Loan Proceeds and payments under the Certificate Insurance Policy), provided, however, that to the extent an Applied Realized Loss Amount was covered under the Certificate Insurance Policy and not previously paid as part of the Certificate Insurer Reimbursement Amount, then any related amounts otherwise payable to the Class A Certificates pursuant to this clause (3) will instead be paid to the Certificate Insurer; and

                  (4) to the Class E-P Certificates, any remaining Charged-off
            Loan Proceeds.


      Certificate Insurance Policy. On any Distribution Date, the Trustee will distribute to the holders of the Class A Certificates, any Insured Payments received from the Certificate Insurer with respect to the Distribution Date (and any amounts from the Premium Account in lieu thereof). Insured Payments in respect of interest payable on the Class A Certificates shall be paid to the Class A Certificates concurrently based on their respective interest entitlements, and any Insured Payments in respect of principal payable on the Class A Certificates shall be paid to the Class A Certificates as part of the Class A Principal Distribution Amount in the amount and order of priority set forth in clause (2) under "--Distributions of Principal" above, in each case until the Certificate Principal Balance thereof is reduced to zero.

      Residual Certificates. The Class A-R Certificates do not bear interest. The Class A-R Certificates will receive a distribution of $100 of principal on the first Distribution Date, after which their Certificate Principal Balance will equal zero. The $100 will be withdrawn from a reserve account established by the Trustee and funded by the Depositor on the Closing Date for the purposes of making distributions on the Class A-R and Class P Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity will exist. In addition to the distribution of principal on the first Distribution Date, on each Distribution Date, the holders of the Class A-R Certificates, as provided in the Pooling and Servicing Agreement, will be entitled to receive any available funds remaining after payment of interest and principal on the Offered Certificates and payments to the Certificate Insurer (each as described above) and the Class E-P, Class C and Class P Certificates (as provided in the Pooling and Servicing Agreement). It is not anticipated that there will be any significant amounts remaining for distribution to the Class A-R Certificates.

Premium Account

      On any Distribution Date on which there are any amounts on deposit in the Premium Account after taking into account any deposit to the Premium Account on such Distribution Date and all other distributions on such Distribution Date, but prior to any draw on the Certificate Insurance Policy, the Trustee will apply the amounts on deposit in the Premium Account in the following amounts and order of priority:

            (1) concurrently to each class of Class A Certificates, the unpaid Current Interest for each such class and such Distribution Date, pro rata, based on their respective entitlements;

            (2) concurrently to each Class of Class A Certificates, the unpaid Interest Carry Forward Amount for each such class and such Distribution Date, pro rata, based on their respective entitlements;

            (3) concurrently, to each class of Class A Certificates, as a distribution of principal, in an amount up to the Applied Realized Loss Amount allocable to such class on such Distribution Date, pro rata, based on the amount of Applied Realized Loss Amounts allocable to each such class on such Distribution Date;

            (4) concurrently, to each class of Class A Certificates, pro rata based on the Unpaid Realized Loss Amounts for such classes, in each case in an amount up to the Unpaid Realized Loss Amount for such class; provided, however that to the extent an Applied Realized Loss Amount was covered under the Certificate Insurance Policy, then any related amounts otherwise payable to the Class A Certificates pursuant to this paragraph shall instead be paid to the Certificate Insurer;

            (5) on the Final Scheduled Distribution Date, concurrently, to each class of Class A Certificates with an outstanding Certificate Principal Balance, pro rata; and

            (6) to the Certificate Insurer, the amount of any Certificate Insurance Reimbursement Amount remaining unpaid.

      All funds in the Premium Account will be invested in Permitted Investments at the direction of the Master Servicer. Any net investment earnings in respect of such Permitted Investments will be deposited in the Premium Account, and any losses incurred in respect of such Permitted Investments will be charged against amounts on deposit in the Premium Account (or the investments) immediately as realized. Neither the Trustee nor the Master Servicer will be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Premium Account and made in accordance with the Pooling and Servicing Agreement.

Overcollateralization Provisions

      On the Closing Date, it is expected that the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount will approximately equal the initial aggregate Certificate Principal Balance of the Class A Certificates. However, the weighted average Adjusted Net Mortgage Rate for the Home Equity Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the Certificates. As a result, interest collections on the Home Equity Loans are expected to be generated in excess of the amount of interest payable to the holders of the Certificates and the related fees and expenses payable by the issuing entity. Any interest payments received in respect of the Home Equity Loans (net of the Trustee Fee, Master Servicing Fee, and, if applicable, Credit Insurance Premium) in excess of the amount that is needed to pay interest on the Certificates and the issuing entity's expenses (including any premiums that may be payable to the Certificate Insurer) will be used to reduce the total Certificate Principal Balance of the Certificates, until the target level of overcollateralization has been achieved or restored. The excess cashflow, if any, will be applied on each Distribution Date as a payment of principal on the class or classes of Certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described. Thereafter, any remaining excess cashflow will be allocated to pay Unpaid Realized Loss Amounts and Net Rate Carryover in the amount and the priority described below.

      The "Excess Cashflow" with respect to any Distribution Date is the sum of (i) the amounts remaining as set forth in clause (5) in "--Distributions -- Distributions of Interest" and clause (4) in "-- Distributions --
Distributions of Principal" for the Distribution Date and (ii) the Overcollateralization Reduction Amount for that Distribution Date, if any.

      With respect to any Distribution Date, any Excess Cashflow will be paid to the classes of Certificates in the following order of priority, in each case to the extent of the remaining Excess Cashflow:

            (1) to the class or classes of Class A Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Extra Principal Distribution Amount, payable as part of the Class A Principal Distribution Amount as described under
      "--Distributions--Distributions of Principal" above,

            (2) concurrently, to each class of Class A Certificates, pro rata based on the Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the Unpaid Realized Loss Amount for each such class, provided, however, that to the extent an Applied Realized Loss Amount was covered under the Certificate Insurance Policy and not previously paid as part of the Certificate Insurer Reimbursement Amount, then any related amounts otherwise payable to the Class A Certificates pursuant to this clause (2) will instead be paid to the Certificate Insurer,

            (3) to each class of Class A Certificates (in the case of the Class A-1-A Certificates after application of amounts allocated to the issuing entity in respect of the Corridor Contract to cover Net Rate Carryover), pro rata based on the Certificate Principal Balances thereof, to the extent needed to pay any Net Rate Carryover for each such class; provided that any Excess Cashflow remaining after the allocation to pay Net Rate Carryover based on the Certificate Principal Balances of those Certificates will be distributed to each class of Class A Certificates with respect to which there remains any unpaid Net Rate Carryover (after the distribution based on Certificate Principal Balances), pro rata, based on the amount of the unpaid Net Rate Carryover,

            (4) to the Carryover Reserve Fund, in an amount equal to the Required Carryover Reserve Fund Deposit (after giving effect to other deposits and withdrawals therefrom on the Distribution Date without regard to any amounts allocated to the issuing entity in respect of the Corridor Contract not required to cover Net Rate Carryover on the Class A-1-A Certificates on that Distribution Date), and

            (5) to the Class C and Class A-R Certificates, in each case in the amounts specified in the Pooling and Servicing Agreement.

Sponsor Loss Coverage Obligation

      Pursuant to its corporate guaranty (referred to as the "Loss Coverage Obligation"), Countrywide Home Loans, Inc. (the "Sponsor") will provide coverage against Realized Losses to the extent of claims that are partially or fully denied payment by the Credit Insurance Provider due to certain exclusions from coverage in the Credit Insurance Policy. Each payment required to be made by the Sponsor under the Loss Coverage Obligation is referred to as a "Loss Coverage Payment." The Loss Coverage Obligation will only cover Home Equity Loans that are covered by the Credit Insurance Policy. A claim for Realized Losses on a Home Equity Loan covered by the Credit Insurance Policy that is denied payment by the Credit Insurance Provider for any reason other than it is not one of the insured perils covered by the Credit Insurance Policy will be payable by the Sponsor. Until the amount of the Loss Coverage Obligation has been reduced to zero, on any Distribution Date the Sponsor will pay an amount equal to the amount of the denied claims to the extent covered by the Loss Coverage Obligation. The amount of the Loss Coverage Obligation will initially equal 1.00% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount and will be reduced by the aggregate amount of any Loss Coverage Payments made by the Sponsor. Upon receipt of a Loss Coverage Payment with respect to a Covered Loan by the Sponsor, such Covered Loan, including all rights of recovery under the Covered Loan, will be assigned to the Sponsor (to the extent it has not already been assigned to the Credit Insurer pursuant to the terms of the Credit Insurance Policy).

      Repurchases or substitutions resulting from any breach of a home equity loan representation or warranty will fall under the Sponsor's separate repurchase or substitution obligations and will not be considered in connection with or counted as partial credit toward the Sponsor's Loss Coverage Obligation.

      The Loss Coverage Obligation will be an unsecured general obligation of the Sponsor and will not be supported by any letter of credit or other credit enhancement arrangement. The long-term debt obligations of the Sponsor are currently rated "A" by S&P, "A" by Fitch Ratings, Inc. and "A3" by Moody's.

The Corridor Contract

      Countrywide Home Loans has entered into an interest rate corridor transaction with Swiss Re Financial Products Corporation (the "Corridor Contract Counterparty"), as evidenced by a confirmation between Countrywide Home Loans and the Corridor Contract Counterparty (the "Corridor Contract"), for the benefit of the Class A-1-A Certificates.

      Pursuant to the Corridor Contract, the terms of an ISDA Master Agreement were incorporated into the confirmation of the Corridor Contract, as if the ISDA Master Agreement had been executed by Countrywide Home Loans and the Corridor Contract Counterparty on the date the Corridor Contract was executed. The Corridor Contract is subject to certain ISDA definitions. On the Closing Date, pursuant to a "Corridor Contract Assignment Agreement," Countrywide Home Loans will assign its rights under the Corridor Contract to The Bank of New York, as corridor contract administrator (in this capacity, the "Corridor Contract Administrator"), and Countrywide Home Loans, the Corridor Contract Administrator and the Trustee will enter into a corridor contract administration agreement (the "Corridor Contract Administration Agreement") pursuant to which the Corridor Contract Administrator will allocate any payments received under the Corridor Contract between the Trustee and Countrywide Home Loans as described below.

      On or prior to the Corridor Contract Termination Date, amounts (if any) received under the Corridor Contract by the Corridor Contract Administrator and allocated to the Trustee for the benefit of the issuing entity will be used to pay Net Rate Carryover on the Class A-1-A Certificates as described above under "--Distributions--Distributions of Funds from the Corridor Contract." Amounts allocated to the Trustee in respect of the Corridor Contract will not be available to pay Net Rate Carryover on any class of Certificates other than the Class A-1-A Certificates. On any Distribution Date, after application of any amounts allocated to the Trustee in respect of the Corridor Contract to pay Net Rate Carryover, any remaining amounts will be distributed as described above under "--Distributions--Distributions of Funds from the Corridor Contract" and will not thereafter be available for payments of Net Rate Carryover for any class of Certificates, unless the remaining amounts are allocated to the Trustee in connection with an early termination of the Corridor Contract in which case the amounts will be held by the Trustee until the Corridor Contract Termination Date for distribution as described above under "--Distributions --Distributions of Funds from the Corridor Contract."

      With respect to the Corridor Contract and any Distribution Date beginning with the Distribution Date in March 2007 to and including the Distribution Date in January 2009, the amount (if any) payable by the Corridor Contract Counterparty under the Corridor Contract will equal the product of:

      (i) the excess (if any) of (x) the lesser of (A) One-Month LIBOR (as determined by the Corridor Contract Counterparty) and (B) the Corridor Contract Ceiling Rate for the Distribution Date over (y) the Corridor Contract Strike Rate for that Distribution Date,

      (ii) the Corridor Contract Notional Balance for that Distribution Date, and

      (iii) the actual number of days in the related calculation period, divided by 360.

      Pursuant to the Corridor Contract Administration Agreement, on or prior to each Distribution Date, the Corridor Contract Administrator will allocate any payment received from the Corridor Contract Counterparty with respect to the Corridor Contract and the Distribution Date (other than any termination payment, which will be allocated as described below):

   o first, to the Trustee, up to the amount that would be payable under the Corridor Contract if clause (ii) of the preceding paragraph were equal to the lesser of the Corridor Contract Notional Balance for the Distribution Date and the Certificate Principal Balance of the Class A-1-A Certificates immediately prior to the Distribution Date, referred to as a "Net Corridor Contract Payment," and

   o second, to Countrywide Home Loans, any remainder, referred to as an "Excess Corridor Contract Payment."

      Excess Corridor Contract Payments will not be available to cover Net Rate Carryover on the Certificates.

      The "Corridor Contract Notional Balance," the "Corridor Contract Strike Rate" and the "Corridor Contract Ceiling Rate" for the Corridor Contract for each Distribution Date are as described in the following table. In addition, the Distribution Date occurring in the latest calendar month listed in the following table is the date through which the Corridor Contract is scheduled to remain in effect and is referred to as the "Corridor Contract Termination Date" for the Corridor Contract.

                                                  Corridor      Corridor
                             Corridor Contract    Contract      Contract
              Month of        Notional Balance   Strike Rate    Ceiling
          Distribution Date         ($)              (%)        Rate (%)
         ------------------  -----------------   -----------    --------
         March 2007            $ 531,454,000       8.92032        9.00
         April 2007            $ 516,974,827       7.17826        9.00
         May 2007              $ 501,264,276       7.42014        9.00
         June 2007             $ 483,866,742       7.17814        9.00
         July 2007             $ 464,821,299       7.42002        9.00
         August 2007           $ 444,174,540       7.17801        9.00
         September 2007        $ 421,980,470       7.17794        9.00
         October 2007          $ 398,300,344       7.41978        9.00
         November 2007         $ 373,202,456       7.17777        9.00
         December 2007         $ 346,761,865       7.41959        9.00
         January 2008          $ 319,060,102       7.17757        9.00
         February 2008         $ 290,188,925       7.17747        9.00
         March 2008            $ 261,232,347       7.67844        9.00
         April 2008            $ 233,028,314       7.17834        9.00
         May 2008              $ 205,575,840       7.42074        9.00
         June 2008             $ 178,854,030       7.17923        9.00
         July 2008             $ 152,842,561       7.42166        9.00
         August 2008           $ 127,521,665       7.18013        9.00
         September 2008        $ 102,872,114       7.18058        9.00
         October 2008           $ 78,875,208       7.42307        9.00
         November 2008          $ 56,608,846       7.18150        9.00
         December 2008          $ 35,014,039       7.42403        9.00
         January 2009           $ 14,019,351       7.18243        9.00

      The Corridor Contract will be subject to early termination only in limited circumstances. These circumstances generally include certain insolvency or bankruptcy events in relation to the Corridor Contract Counterparty, the failure by the Corridor Contract Counterparty (within three business days after notice of the failure is received by the Corridor Contract Counterparty) to make a payment due under the Corridor Contract, failure by the Corridor Contract Counterparty (within 30 days after notice of such failure is received) to perform any other agreement made by it under the Corridor Contract and the Corridor Contract becoming illegal or subject to certain kinds of taxation.

      It will be an additional termination event under the Corridor Contract if the Corridor Contract Counterparty has failed to deliver any information, report, certification or accountants' consent when and as required under the Exchange Act and Item 1115(b)(1) or (b)(2) of the Asset Backed Securities Regulation, 17 C.F.R. ss.ss.229.1100-229.1123 ("Regulation AB") with respect to certain reporting obligations of the Depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Corridor Contract, and the Corridor Contract Counterparty fails to transfer the Corridor Contract, at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants' consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the Depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the Corridor Contract, and (iii) is approved by the Depositor (which approval shall not be unreasonably withheld and which approval is not needed if such assignment is to a subsidiary of the Corridor Contract Counterparty, provided the Depositor is given notice and any rating agency, if applicable.

      If the Corridor Contract is terminated early, the Corridor Contract Counterparty may owe a termination payment, payable in a lump sum. Any termination payment will be allocated by the Corridor Contract Administrator between the Trustee and Countrywide Home Loans, based on, with respect to the Trustee, a fraction, the numerator of which is the lesser of (x) the Corridor Contract Notional Balance at the time of termination and (y) the Certificate Principal Balance of the Class A-1-A Certificates at the time of termination, and the denominator of which is the Corridor Contract Notional Balance at the time of termination, and with respect to Countrywide Home Loans, a fraction, the numerator of which is the excess, if any, of (x) the Corridor Contract Notional Balance at the time of termination over (y) the Certificate Principal Balance of the Class A-1-A Certificates at the time of termination, and the denominator of which is the Corridor Contract Notional Balance at the time of termination. The portion of any termination payment that is allocated to the issuing entity will be held by the Trustee until the Corridor Contract Termination Date to pay any Net Rate Carryover on the Class A-1-A Certificates. However, if a termination occurs, we cannot assure you that a termination payment will be owing to the Trustee. The Pooling and Servicing Agreement does not provide for the substitution of a replacement corridor contract in the event of a termination of an existing Corridor Contract or in any other circumstance.

      Swiss Re Financial Products Corporation ("SRFP") is a Delaware corporation incorporated on May 23, 1995. In the course of conducting its business, SRFP trades in over-the-counter derivative products and structures and advises on a variety of financial transactions that transfer insurance, market or credit risk to or from capital markets. SRFP's headquarters are located at 55 East 52nd Street, New York, New York 10055. SRFP currently has a long-term counterparty credit rating of "AA-" and a short-term debt rating of "A-1+" from Standard & Poor's.

      SRFP is an indirect, wholly owned subsidiary of Swiss Reinsurance Company ("Swiss Re"), a Swiss corporation. The obligations of SRFP under the Corridor Contract are fully and unconditionally guaranteed under a guaranty by Swiss Re. Swiss Re was founded in Zurich, Switzerland, in 1863 and since then has become one of the world's leading reinsurers. Swiss Re and its reinsurance subsidiaries have over 70 offices in more than 30 countries. Swiss Re's headquarters are located at Mythenquai 50/60, CH-8022, Zurich, Switzerland. On June 12, 2006, Swiss Re announced that it completed its acquisition of GE Insurance Solutions (excluding its US life and health business) from General Electric.

      Swiss Re currently has (i) from Standard & Poor's: long-term counterparty credit, financial strength and senior unsecured debt ratings of "AA-" and a short-term counterparty credit rating of "A-1+," (ii) from
Moody's: insurance financial strength and senior debt ratings of "Aa2" (negative outlook), and a short-term rating of "P-1" and (iii) from Fitch: insurer financial strength rating (Fitch initiated) and long-term issuer rating (Fitch initiated) of "AA-".

      Various regulatory authorities, including the U.S. Securities and Exchange Commission and State Attorneys General in the United States, including the New York State Attorney General's office, State Insurance Departments in the United States and the U.K. Financial Services Authority, as well as law enforcement agencies, are conducting investigations on various aspects of the insurance industry, including the use of non-traditional, or loss mitigation insurance, products. Swiss Re is among the companies that have received subpoenas to produce documents relating to "non-traditional" products as part of these investigations. Swiss Re has announced that it is cooperating fully with all requests for documents addressed to Swiss Re. It is unclear at this point what the ultimate scope of the investigations will be, in terms of the products, parties or practices under review, particularly given the potentially broad range of products that could be characterized as "non-traditional." It is therefore also unclear what the direct or indirect consequences of such investigations will be, and Swiss Re is not currently in a position to give any assurances as to the consequences for it or the insurance and reinsurance industries of the foregoing investigations or related developments. Any of the foregoing could adversely affect its business, results of operations and financial condition.

      The information contained in the preceding four paragraphs has been provided by SRFP and Swiss Re for use in this prospectus supplement. Neither SRFP nor Swiss Re undertakes any obligation to update such information. SRFP and Swiss Re have not been involved in the preparation of, and do not accept responsibility for, this prospectus supplement as a whole or the accompanying prospectus.

      The significance percentage for the Corridor Contract is less than 10%. The "significance percentage" for the Corridor Contract is the percentage that the significance estimate of the Corridor Contract represents of the Certificate Principal Balance of the Class A-1-A Certificates. The "significance estimate" of the Corridor Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Corridor Contract, made in substantially the same manner as that used in Countrywide Home Loans' internal risk management process in respect of similar instruments.

      The Certificates do not represent an obligation of the Corridor Contract Counterparty or the Corridor Contract Administrator. The holders of the Certificates are not parties to or beneficiaries under any Corridor

Contract or the Corridor Contract Administration Agreement and will not have any right to proceed directly against the Corridor Contract Counterparty in respect of its obligations under any Corridor Contract or against the Corridor Contract Administrator in respect of its obligations under the Corridor Contract Administration Agreement.

      The Corridor Contract, the Corridor Contract Assignment Agreement and the Corridor Contract Administration Agreement will each be filed with the SEC as an exhibit to a Current Report on Form 8-K after the Closing Date.

Calculation of One-Month LIBOR

      On the second LIBOR Business Day preceding the commencement of each Accrual Period for the Adjustable Rate Certificates (each such date, an "Interest Determination Date"), the Trustee will determine the London interbank offered rate for one-month United States dollar deposits ("One-Month LIBOR") for the Accrual Period on the basis of such rate as it is quoted on the Bloomberg Terminal for that Interest Determination Date.

      If on any LIBOR Determination Date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the related interest accrual period shall be calculated in accordance with the method described in the prospectus under "Description of the Securities--Indices Applicable to Floating Rate and Inverse Floating Rate Classes--BBA Method."

      If on the initial LIBOR Determination Date, the calculation agent is required but unable to determine LIBOR in the manner provided in this prospectus supplement, LIBOR for the next interest accrual period will be 5.320%.

      The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Adjustable Rate Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

Carryover Reserve Fund

      The Pooling and Servicing Agreement will require the Trustee to establish an account (the "Carryover Reserve Fund"), which is held in trust by the Trustee on behalf of the holders of the interest-bearing Certificates. On the Closing Date, Countrywide Home Loans will deposit $1,000 in the Carryover Reserve Fund. The Carryover Reserve Fund will not be an asset of any REMIC.

      On each Distribution Date, the Trustee will deposit in the Carryover Reserve Fund amounts allocated to the issuing entity in respect of the Corridor Contract. On each Distribution Date, the amounts allocated to the issuing entity in respect of the Corridor Contract will be distributed to the Class A-1-A Certificates to pay any Net Rate Carryover on the Class A-1-A Certificates as described under "-- Distributions -- Distributions of Funds from the Corridor Contract" above.

      On each Distribution Date, to the extent that Excess Cashflow is available as described under "-- Overcollateralization Provisions" above, the Trustee will deposit in the Carryover Reserve Fund (1) the amount needed to pay any Net Rate Carryover as described under "-- Overcollateralization Provisions" above and (2) an amount equal to the excess, if any, of (i) $1,000 over (ii) the amount of funds on deposit in the Carryover Reserve Fund following all other deposits to, and withdrawals from, the Carryover Reserve Fund on the Distribution Date (the "Required Carryover Reserve Fund Deposit").

Applied Realized Loss Amounts

      If on any Distribution Date, after giving effect to the distributions of Available Funds as described above, the aggregate Certificate Principal Balance of the Class A Certificates exceeds the sum of the aggregate Stated Principal Balance of the Home Equity Loans and the amount on deposit in the Pre-Funding Account, the amount of the excess will be applied to reduce the Certificate Principal Balances of each class of Class A Certificates, pro rata, until the Certificate Principal Balances of such classes have been reduced to zero. A reduction described in this paragraph is referred to as an "Applied Realized Loss Amount." The Certificate Insurer is obligated to make Insured Payments (or payments in lieu thereof from the Premium Account) in respect of Applied Realized Loss Amounts on the Class A Certificates as they occur.

      If the Certificate Principal Balance of a class of Certificates has been reduced through the application of Applied Realized Loss Amounts as described above, interest will accrue on the Certificate Principal Balance as so reduced unless the Certificate Principal Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of the class as described in the definition of "Certificate Principal Balance" described in this prospectus supplement under "-- Glossary of Terms -- General Definitions."; provided, however, that to the extent an Applied Realized Loss Amount with respect to any class of Class A Certificates was covered under the Certificate Insurance Policy, the Certificate Principal Balance of that class will not be increased by any related Subsequent Recovery otherwise payable to the holder of that class, and such Subsequent Recovery will instead be paid the Certificate Insurer to the extent of the Applied Realized Loss Amount covered under the Certificate Insurance Policy.

Certificate Insurance Policy

      On the Closing Date, MBIA Insurance Corporation (the "Certificate Insurer") will issue a certificate guaranty insurance policy (the "Certificate Insurance Policy") in favor of the Trustee on behalf of the Class A certificateholders. The following summary of the provisions of the Certificate Insurance Policy does not purport to be complete and is qualified in its entirety by reference to the Certificate Insurance Policy. The Certificate Insurance Policy will be filed with the SEC as an Exhibit to a Current Report on Form 8-K after the Closing Date.

      The Certificate Insurer does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained in or omitted from this prospectus supplement, other than with respect to the accuracy of the information regarding the Certificate Insurance Policy and the Certificate Insurer set forth under the headings "Description of the Certificates--Certificate Insurance Policy" and "--The Certificate Insurer" in this prospectus supplement, except for the initial paragraph immediately above. Additionally, the Certificate Insurer makes no representation regarding the Class A Certificates or the advisability of investing in the Class A Certificates.

      The Certificate Insurer, in consideration of the payment of a premium and subject to the terms of the Certificate Insurance Policy, thereby unconditionally and irrevocably guarantees to any Class A Certificateholder that an amount equal to each full and complete Insured Payment will be received from the Certificate Insurer by the Trustee, or its successors, as trustee for the Class A Certificateholders, on behalf of the Class A Certificateholders, for distribution by the Trustee to each Class A Certificateholder of that Certificateholder's proportionate share of the Insured Payment.

      The Certificate Insurer's obligations under the Certificate Insurance Policy, with respect to a particular Insured Payment, will be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not those funds are properly applied by the Trustee. Insured Payments will be made only at the time set forth in the Certificate Insurance Policy, and no accelerated Insured Payments will be made regardless of any acceleration of the Class A Certificates, unless the acceleration is at the sole option of the Certificate Insurer.

      Notwithstanding the foregoing paragraph, the Certificate Insurance Policy does not cover shortfalls, if any, attributable to the liability of the issuing entity, any REMIC or the Trustee for withholding taxes, if any (including interest and penalties in respect of any liability for withholding taxes).

      The Certificate Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Certificate Insurer's fiscal agent of the following:

      o a certified copy of the order requiring the return of a preference payment;

      o an opinion of counsel satisfactory to the Insurer that the order is final and not subject to appeal;

      o an assignment in a form that is reasonably required by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Class A Certificateholder relating to or arising under the Class A Certificates against the debtor which made the preference payment or otherwise with respect to the preference payment; and

      o appropriate instruments to effect the appointment of the Certificate Insurer as agent for the Class A Certificateholder in any legal proceeding related to the preference payment, which instruments are in a form satisfactory to the Certificate Insurer;

provided that if these documents are received after 12:00 p.m., New York City time, on that Business Day, they will be deemed to be received on the following Business Day. Payments by the Certificate Insurer will be disbursed to the receiver or the trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Class A Certificateholder and not to any Class A Certificateholder directly unless such Class A Certificateholder has returned principal or interest paid on the Class A Certificates to the receiver or trustee in bankruptcy, in which case that payment will be disbursed to such Class A Certificateholder.

      The Certificate Insurer will pay any other amount payable under the Certificate Insurance Policy no later than 12:00 p.m., New York City time, on the later of the Distribution Date on which the related Deficiency Amount is due or the third Business Day following receipt in New York, New York on a Business Day by U.S. Bank Trust National Association, as fiscal agent for the Certificate Insurer, or any successor fiscal agent appointed by the Certificate Insurer of a notice from the Trustee specifying the Insured Payment which is due and owing on the applicable Distribution Date, provided that if the notice is received after 12:00 p.m., New York City time, on that Business Day, it will be deemed to be received on the following Business Day. If any notice received by the Certificate Insurer's fiscal agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the Certificate Insurance Policy, it will be deemed not to have been received by the Certificate Insurer's fiscal agent for the purposes of this paragraph, and the Certificate Insurer or the fiscal agent, as the case may be, will promptly so advise the Trustee and the Trustee may submit an amended notice.

      Insured Payments due under the Certificate Insurance Policy, unless otherwise stated therein, will be disbursed by the Certificate Insurer's fiscal agent to the Trustee on behalf of the Class A Certificateholders by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of the Insured Payment and legally available therefore.

      The fiscal agent is the agent of the Certificate Insurer only and the fiscal agent will in no event be liable to Class A Certificateholders for any acts of the fiscal agent or any failure of the Certificate Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under the Certificate Insurance Policy.

      Subject to the terms of the Pooling and Servicing Agreement, the Certificate Insurer shall be subrogated to the rights of each Class A Certificateholder to receive payments under the Class A Certificates to the extent of any payment by the Certificate Insurer under the Certificate Insurance Policy.

      As used in the Certificate Insurance Policy, the following terms shall have the following meanings:

      "Class A Available Funds" means, with respect to any Distribution Date, funds allocated from amounts available pursuant to the Pooling and Servicing Agreement to make distributions on the Class A Certificates on such Distribution Date, including without limitation amounts on deposit in the Distribution Account and the Premium Account.

      "Deficiency Amount" means, with respect to any Distribution Date, the excess, if any, of Required Distributions for such Distribution Date over Class A Available Funds.

      "Insured Payment" means (i) as of any Distribution Date, any Deficiency Amount and (ii) any Preference Amount.

      "Preference Amount" means any amount previously distributed to a Class A Certificateholder on the Class A Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

      "Required Distributions" means, (a) with respect to any Distribution Date, the sum of (i) the amount of interest that has accrued on the Class A Certificates at the applicable Pass-Through Rate during the applicable Accrual Period with respect to the Class A Certificates, net of any interest shortfalls resulting from Prepayment Interest Shortfalls and any interest shortfalls resulting from the application of the Servicemembers Civil Relief Act, or similar state or local laws and (ii) if such Distribution Date is not the Final Scheduled Distribution Date, the amount of any Applied Realized Loss Amounts, if any, allocated to the Class A Certificates and (b) on the Final Scheduled Distribution Date, the aggregate Certificate Principal Balance of the Class A Certificates (after giving effect to all distributions to be made on such Distribution Date). Required Distributions do not include any Net Rate Carryover.

      Capitalized terms used in the Certificate Insurance Policy and not otherwise defined in the Certificate Insurance Policy shall have the meanings set forth in the Pooling and Servicing Agreement as of the date of execution of the Certificate Insurance Policy, without giving effect to any subsequent amendment or modification to the Pooling and Servicing Agreement unless such amendment or modification has been approved in writing by the Certificate Insurer.

      The Certificate Insurance Policy is being issued under and pursuant to, and will be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

      The insurance provided by the Certificate Insurance Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

      The Certificate Insurance Policy is not cancelable for any reason. The premium on the Certificate Insurance Policy is not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the Class A Certificates.


The Certificate Insurer

      The Certificate Insurer is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company (the "Company"). The Company is not obligated to pay the debts of or claims against the Certificate Insurer. The Certificate Insurer is domiciled in the State of New York and licensed to do business in and subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States, and the Territory of Guam. The Certificate Insurer, either directly or through subsidiaries, is licensed to do business in the Republic of France, the United Kingdom, and the Kingdom of Spain and is subject to regulation under the laws of those jurisdictions.

      The principal executive offices of the Certificate Insurer are located at 113 King Street, Armonk, New York 10504 and the main telephone number at that address is (914) 273-4545.

      Regulation.

      As a financial guaranty insurance company licensed to do business in the State of New York, the Certificate Insurer is subject to the New York Insurance Law which, among other things, prescribes minimum capital requirements and contingency reserves against liabilities for the Certificate Insurer, limits the classes and concentrations of investments that are made by the Certificate Insurer and requires the approval of policy rates and forms that are employed by the Certificate Insurer. State law also regulates the amount of both the aggregate and individual risks that may be insured by the Certificate Insurer, the payment of dividends by the Certificate Insurer, changes in control with respect to the Certificate Insurer and transactions among the Certificate Insurer and its affiliates.

      The Certificate Insurance Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

      Financial Strength Ratings of the Certificate Insurer.

      Moody's Investors Service, Inc. ("Moody's") rates the financial strength of the Certificate Insurer "Aaa."

      Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S & P") rates the financial strength of the Certificate Insurer "AAA."

      Fitch Ratings rates the financial strength of the Certificate Insurer
"AAA."

      Each rating of the Certificate Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Certificate Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

      The above ratings are not recommendations to buy, sell, or hold the Class A Certificates, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Class A Certificates. The Certificate Insurer does not guaranty the market price of the Class A Certificates nor does it guaranty that the ratings on the Class A Certificates will not be revised or withdrawn.

      MBIA Financial Information.

      The tables below present selected financial information of the Certificate Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") as well as selected information of the Certificate Insurer on a consolidated basis determined in accordance with accounting principles generally accepted in the United States of America ("GAAP"):


                                                       SAP
                                                       -------------------------------------------
     In millions                                       September 30, 2006      December 31, 2005
                                                       (Unaudited)             (Audited)

     Admitted Assets...........................           $11,500                 $11,037
     Liabilities...............................             7,039                   7,237
     Capital and Surplus.......................             4,461                   3,800

                                                       GAAP
                                                       -------------------------------------------
     In millions                                       September 30, 2006      December 31, 2005
                                                       (Unaudited)             (Audited)

     Assets....................................           $13,947                 $13,506
     Liabilities...............................             6,597                   6,426
     Equity....................................             7,350                   7,080


      For further information concerning the Certificate Insurer, see the consolidated financial statements of the Certificate Insurer and its subsidiaries as of December 31, 2005 and December 31, 2004 and for each of the three years in the period ended December 31, 2005, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of the Company for the year ended December 31, 2005 and the consolidated financial statements of the Certificate Insurer and its subsidiaries as of September 30, 2006 and for the nine month periods ended September 30, 2006 and September 30, 2005 included in the Quarterly Report on Form 10-Q of the Company for the period ended September 30, 2006, which are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part hereof.

      Copies of the statutory financial statements filed by the Certificate Insurer with the State of New York Insurance Department are available over the Internet at the Company's web site at http://www.mbia.com and at no cost, upon request to the Certificate Insurer at its principal executive offices.

      Incorporation of Certain Documents by Reference.

      The following documents filed by the Company with the Securities and Exchange Commission (the "SEC") are incorporated by reference into this prospectus supplement:

      (1) The Company's Annual Report on Form 10-K for the year ended December 31, 2005; and

      (2) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2006.

      Any documents, including any financial statements of the Certificate Insurer and its subsidiaries that are included therein or attached as exhibits thereto, filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of the Company's most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, and prior to the termination of the offering of the Class A Certificates offered hereby shall be deemed to be incorporated by reference in this prospectus supplement and to be a part hereof from the respective dates of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this prospectus supplement, shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

      The Company files annual, quarterly and special reports, information statements, and other information with the SEC under File No. 1-9583. Copies of the Company's SEC filings (including (1) the Company's Annual Report on Form 10-K for the year ended December 31, 2005, and (2) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006) are available (i) over the Internet at the SEC's web site at http://www.sec.gov; (ii) at the SEC's public reference room in Washington D.C.; (iii) over the Internet at the Company's web site at http://www.mbia.com; and (iv) at no cost, upon request to the Certificate Insurer at its principal executive offices.

Reports to Certificateholders

      On each Distribution Date, the Trustee will forward by first class mail to each certificateholder, the Certificate Insurer, the Master Servicer and the Depositor a statement generally setting forth, among other information:

            (1) the amount of the related distribution to holders of the Certificates allocable to principal, separately identifying:

                  (a) the aggregate amount of any Principal Prepayments
            included therein, and

                  (b) the aggregate of all Scheduled Payments of principal
            included therein,

            (2) the amount of the distribution to holders of the Certificates allocable to interest,

            (3) the Interest Carry Forward Amounts for each class of Certificates (if any),

            (4) the Certificate Principal Balance of each class of Certificates after giving effect to (i) all distributions allocable to principal on the Distribution Date, (ii) the allocation of any Applied Realized Loss Amounts for the Distribution Date, (iii) the allocation of any Subsequent Recoveries for the Distribution Date and (iv) the allocation of any Charged-off Loan Proceeds for the Distribution Date,

            (5) the aggregate Stated Principal Balance of the Home Equity Loans for the following Distribution Date,

            (6) the amount of the Master Servicing Fees paid to or retained by the Master Servicer for the related Due Period,

            (7) the Pass-Through Rate for each class of Certificates for the Distribution Date,

            (8) the amount of Advances included in the distribution on the Distribution Date,

            (9) the number and aggregate principal amounts of Home Equity
      Loans:

                  (a) delinquent (exclusive of related Home Equity Loans in
            foreclosure):

                        30 to 59 days,

                        60 to 89 days and

                        90 or more days, and

                  (b) in foreclosure and delinquent:

                        30 to 59 days,

                        60 to 89 days and

                        90 or more days,

      in each case as of the close of business on the last day of the calendar month preceding the Distribution Date,

            (10) with respect to any Home Equity Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance for the Distribution Date of the Home Equity Loan and the date of acquisition thereof,

            (11) the total number and Stated Principal Balance of any REO Properties as of the close of business on the Determination Date preceding the Distribution Date,

            (12) any Net Rate Carryover paid and all remaining Net Rate Carryover remaining on each class of Certificates on the Distribution Date,

            (13) the amounts, if any, due to the issuing entity, and the amounts received, in respect of the Corridor Contract for the Distribution Date,

            (14) the amount of Applied Realized Loss Amounts and Subsequent Recoveries, if any, applied to each class of Certificates for the Distribution Date,

            (15) the amount of any Loss Coverage Payments under the Loss Coverage Obligation and the amount remaining under the Loss Coverage Obligation,

            (16) the amount of claims paid under the Credit Insurance Policy and the amount of claims denied under the Credit Insurance Policy,

            (17) all payments made by the Master Servicer in respect of Compensating Interest for the Distribution Date,

            (18) the amount of Charged-off Loan Proceeds included in the distribution on the Distribution Date,

            (19) all amounts paid to the Certificate Insurer in respect of any premiums payable with respect to the Certificate Insurance Policy and in respect of the Certificate Insurer Reimbursement Amount for the Distribution Date, and

            (20) the amount paid by the Certificate Insurer under the Certificate Insurance Policy for the Distribution Date.

      The monthly statement is prepared by the Trustee based on information provided by the Master Servicer. The Trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Master Servicer and will be permitted to conclusively rely on any information provided to it by the Master Servicer. The report to certificateholders may include additional or other information of a similar nature to that specified above.

      The Trustee may, at its option, make the statements described above available to certificateholders and the Certificate Insurer on the Trustee's website (assistance in using the website service may be obtained by calling the Trustee's customer service desk at (800) 254-2826). In addition, within 60 days after the end of each calendar year, the Trustee will prepare and deliver to each certificateholder of record during the previous calendar year a statement containing information necessary to enable certificateholders to prepare their tax returns. The statements will not have been examined and reported upon by an independent public accountant.

Amendment

      The Pooling and Servicing Agreement may be amended by the Depositor, the Master Servicer, the Sellers and the Trustee, with the consent of the NIM Insurer and the Certificate Insurer but without the consent of any of the certificateholders, for any of the purposes set forth under "The Agreements -- Amendment" in the prospectus. In addition, the Pooling and Servicing Agreement may be amended by the Depositor, the Master Servicer, the Sellers, the Trustee and the holders of a majority in interest of each class of Certificates affected thereby, with the consent of the Certificate Insurer, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no amendment may:

            (1) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the holder of the Certificate,

            (2) adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as set forth in clause (1) above, without the consent of the holders of Certificates of the class evidencing, as to that class, Percentage Interests aggregating 66%, or

            (3) reduce the aforesaid percentage of aggregate outstanding principal amounts of Certificates of each class, the holders of which are required to consent to an amendment, without the consent of the holders of all Certificates of the class.

Voting Rights

      As of any date of determination:

   o the Class E-P, Class P, Class C and Class A-R Certificates will each be allocated 1% of all voting rights in respect of the Certificates (collectively, the "Voting Rights") (for a total of 4% of the Voting Rights), and

   o the other classes of Certificates will be allocated the remaining Voting Rights in proportion to their respective outstanding Certificate Principal Balances.

      Voting Rights will be allocated among the Certificates of each class in accordance with their respective Percentage Interests. However, on any date on which any Class A Certificates are outstanding or any amounts are owed the Certificate Insurer under the Pooling and Servicing Agreement, the Certificate Insurer will have all of the

Voting Rights of the Class A Certificates unless a failure by the Certificate Insurer to make a required payment under the Certificate Insurance Policy (a "Certificate Insurer Default" ) has occurred and is continuing.

Optional Purchase of Defaulted Loans

      As to any Home Equity Loan that is delinquent in payment by 150 days or more, the Master Servicer may, at its option but subject to certain conditions specified in the Pooling and Servicing Agreement, purchase the Home Equity Loan at a price equal to 100% of the Stated Principal Balance thereof plus accrued interest thereon at the applicable Net Mortgage Rate from the date through which interest was last paid by the related borrower or advanced to the first day of the month in which the amount is to be distributed to certificateholders. The Master Servicer must exercise this right, if at all, on or before the last day of the calendar month in which the related Home Equity Loan became 150 days delinquent. The Master Servicer may enter into an agreement with a third party, which may be a certificateholder, granting that party the right to direct the Master Servicer to exercise its rights to purchase those defaulted Home Equity Loans and requiring that party to purchase those Home Equity Loans from the Master Servicer.

Events of Default; Remedies

      Events of Default will consist of:

            (1) any failure by the Master Servicer to deposit in the Certificate Account or the Distribution Account the required amounts or remit to the Trustee any payment (including an Advance required to be made under the terms of the Pooling and Servicing Agreement) which continues unremedied beyond the earlier of the related Distribution Date or five calendar days (or in the case of an Advance, one Business Day), in each case, after written notice of the failure shall have been given to the Master Servicer by the Trustee, the NIM Insurer, the Certificate Insurer or the Depositor, or to the Trustee, the NIM Insurer, the Certificate Insurer and the Master Servicer by the holders of Certificates evidencing not less than 25% of the Voting Rights,

            (2) any failure by the Master Servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the Master Servicer, in the Pooling and Servicing Agreement, which in each case continues unremedied for 60 days after the giving of written notice of the failure to the Master Servicer by the Trustee, the NIM Insurer, the Certificate Insurer or the Depositor, or to the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights,

            (3) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and the decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days,

            (4) the Master Servicer shall consent to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or all or substantially all of the property of the Master Servicer,

            (5) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations, or

            (6) the Master Servicer shall fail to reimburse, in full, the Trustee not later than 6:00 p.m., New York City time, on the Business Day following the related Distribution Date for any Advance made by the Trustee together with accrued and unpaid interest.

      So long as an Event of Default under the Pooling and Servicing Agreement remains unremedied, subject to the rights of the NIM Insurer, the Trustee shall, but only upon the receipt of written instructions from the NIM Insurer, from holders of Certificates having not less than 25% of the Voting Rights (subject to the consent of the Certificate Insurer, which consent shall not be unreasonably withheld) or from the Certificate Insurer (so long as no Certificate Insurer Default has occurred and is continuing), terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement and in and to the Home Equity Loans, whereupon the Trustee will succeed to all of the responsibilities and duties of the Master Servicer under the Pooling and Servicing Agreement, including the obligation to make Advances. Additionally, if the Master Servicer fails to provide certain information or perform certain duties related to the Depositor's reporting obligations under the Exchange Act, with respect to the issuing entity, the Depositor, may, without the consent of any of the certificateholders, terminate the Master Servicer. We cannot assure you that termination of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement would not adversely affect the servicing of the Home Equity Loans, including the delinquency experience of the Home Equity Loans. Any successor master servicer must be reasonably acceptable to the Certificate Insurer.

      No certificateholder, solely by virtue of the holder's status as a certificateholder, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect thereto, unless the holder previously has given to the Trustee written notice of the continuation of an Event of Default and unless the holders of Certificates having not less than 25% of the Voting Rights have made a written request to the Trustee to institute the proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute the proceeding and the Certificate Insurer has given its prior written consent and in which case the rights of the certificateholders shall be subject to the rights of the NIM Insurer.

      Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all holders of the Certificates notice of each Event of Default known to the Trustee, except for any Event of Default that has been cured or waived.

Optional Termination

      The holder of the largest percentage interest in the Class C Certificates (the "Directing Holder") will have the right to direct the Trustee to conduct an auction of all of the remaining assets of the issuing entity on any Distribution Date on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Home Equity Loans and REO Properties in the issuing entity is less than or equal to 10% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount (the "Optional Termination Date"). If the first auction is unsuccessful, the auction process may be repeated periodically at the direction of the Directing Holder until a successful auction is conducted. In addition, if the first auction is unsuccessful, or if the Directing Holder does not request an auction, then the Master Servicer will have the option to purchase all of the remaining assets of the issuing entity. Any successful auction of all of the remaining assets of the issuing entity or any purchase of those remaining assets by the Master Servicer will result in the early retirement of the Certificates.

      The Master Servicer is an affiliate of the Sellers and the Depositor.

      Any successful auction of the remaining assets of the issuing entity or any purchase of those assets by the Master Servicer will require that the issuing entity receive a purchase price for those assets equal to the sum of:

            (1) 100% of the Stated Principal Balance of each Home Equity Loan in the issuing entity (other than in respect of REO Property) plus accrued interest thereon at the applicable Mortgage Rate (or Net Mortgage Rate if being purchased by the Master Servicer), and

            (2) the appraised value of any REO Property in the issuing entity (up to the Stated Principal Balance of the related Home Equity Loan);

provided, however, that (i) unless the NIM Insurer otherwise consents, the purchase price will in no event be less than an amount that would result in a final distribution on any NIM Insurer guaranteed notes that is sufficient (x) to pay the notes in full and (y) to pay any amounts due and payable to the NIM Insurer pursuant to the indenture related to the notes and (ii) unless the Certificate Insurer otherwise consents, the purchase price will in no event be less than an amount that would result in a final distribution to the Class A Certificates and the Certificate Insurer, respectively, that is sufficient (x) to pay the Class A Certificates in full and (y) to pay any amounts due and payable to the Certificate Insurer pursuant to the Pooling and Servicing Agreement.

      The NIM Insurer may also have the right to purchase all remaining Home Equity Loans and REO Properties in the issuing entity at the price set forth above (plus any unreimbursed Servicing Advances, and the principal portion of any unreimbursed Advances, made on the Home Equity Loans prior to the exercise of the option), subject to certain restrictions. The identity of any NIM Insurer is not known as of the date of this prospectus supplement. It is possible that the NIM Insurer will be an affiliate of the Certificate Insurer or one of the Underwriters.

      Notice of any termination, specifying the Distribution Date on which the certificateholders may surrender their Certificates for payment of the final distribution and cancellation, will be given promptly by the Trustee by letter to the certificateholders mailed not earlier than the 10th day and no later than the 15th day of the month immediately preceding the month of the final distribution. The notice will specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of the Certificates at the office therein designated, (b) the amount of the final distribution, (c) the location of the office or agency at which the presentation and surrender must be made, and (d) that the Record Date otherwise applicable to the Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified.

      In the event a notice of termination is given, the Master Servicer will cause all funds in the Certificate Account to be remitted to the Trustee for deposit in the Distribution Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates. At or prior to the time of making the final payment on the Certificates, the Master Servicer as agent of the Trustee will sell all of the assets of the issuing entity to the successful auction bidder, the Master Servicer or the NIM Insurer, as applicable, for cash. Proceeds from a purchase will be distributed to the certificateholders and the Certificate Insurer in the priority described above under "-- Distributions" and "-- Overcollateralization Provisions" and will reflect the current Certificate Principal Balance and other entitlements of each class at the time of liquidation. As a result, if any Applied Realized Loss Amounts have been allocated to any class or classes of Certificates, any Unpaid Realized Loss Amounts would be paid in the order and priority set forth above under "-- Overcollateralization Provisions."

      The proceeds from any sale in connection the exercise of the option may not be sufficient to distribute the full amount to which each class of Certificates is entitled if the purchase price is based in part on the appraised value of any REO Property and that appraised value is less than the Stated Principal Balance of the related Home Equity Loan. Any purchase of the Home Equity Loans and REO Properties will result in an early retirement of the Certificates. At the time of the making of the final payment on the Certificates and to the Certificate Insurer, the Trustee shall distribute or credit, or cause to be distributed or credited, to the holder of the Class A-R Certificates all cash on hand related to the Class A-R Certificates, and the issuing entity will terminate at that time. Once the issuing entity has been terminated, certificateholders will not be entitled to receive any amounts that are recovered subsequent to the termination.

Certain Matters Regarding the Master Servicer, the Depositor, the Sellers and the NIM Insurer

      The prospectus describes the indemnification to which the Master Servicer and the Depositor (and their respective directors, officers, employees and agents) are entitled and also describes the limitations on any liability of the Master Servicer and the Depositor (and their respective directors, officers, employees and agents) to the issuing entity. See "The Agreements -- Certain Matters Regarding the Master Servicer and the Depositor" in the prospectus. The Pooling and Servicing Agreement provides that these same provisions regarding indemnification and exculpation apply to each Seller and any NIM Insurer.

The Trustee

      The Bank of New York will be the Trustee under the Pooling and Servicing Agreement. The Bank of New York has been, and currently is, serving as indenture trustee and trustee for numerous securitization transactions and programs involving pools of residential mortgages. The Depositor and Countrywide Home Loans may maintain other banking relationships in the ordinary course of business with the Trustee. The Offered Certificates may be surrendered at the Corporate Trust Office of the Trustee located at 101 Barclay Street, 4W, New York, New York 10286, Attention: Corporate Trust MBS Administration or another address as the Trustee may designate from time to time.

      The Trustee will be liable for its own negligent action, its own negligent failure to act or its own misconduct, its negligent failure to perform its obligations in compliance with the Pooling and Servicing Agreement, or any liability that would be imposed by reason of its willful misfeasance or bad faith. However, the Trustee will not be liable, individually or as trustee,

   o for an error of judgment made in good faith by a responsible officer of the Trustee, unless the Trustee was grossly negligent or acted in bad faith or with willful misfeasance,

   o with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the holders permitted under the Pooling and Servicing Agreement of each Class of Certificates evidencing not less than 25% of the Voting Rights of the Class relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under the Pooling and Servicing Agreement,

   o for any action taken or suffered or omitted by it under the Pooling and Servicing Agreement in good faith and in accordance with a written opinion of counsel, or

   o for any loss on any investment of funds pursuant to the Pooling and Servicing Agreement (other than as issuer of the investment security).

      The Trustee is also entitled to rely without further investigation upon any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

      The Trustee and any successor trustee will, at all times, be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under the laws of the United States of America to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating that would not cause any of the Rating Agencies to reduce their respective ratings of any Class of Certificates (without regard to the Certificate Insurance Policy, in the case of the Class A Certificates) below the ratings issued on the Closing Date (or having provided security from time to time as is sufficient to avoid the reduction). If the Trustee no longer meets the foregoing requirements, the Trustee has agreed to resign immediately and it shall promptly notify the Certificate Insurer.

      The Trustee may at any time resign by giving written notice of resignation to the Depositor, the Master Servicer, the Certificate Insurer, each Rating Agency and the certificateholders, not less than 60 days before the specified resignation date. The resignation shall not be effective until a successor trustee reasonably acceptable to the Certificate Insurer has been appointed. If a successor trustee has not been appointed within 30 days after the Trustee gives notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee reasonably acceptable to the Certificate Insurer.

      The Depositor, the NIM Insurer, the Certificate Insurer or the Master Servicer may remove the Trustee and appoint a successor trustee reasonably acceptable to the NIM Insurer and the Certificate Insurer if:

   o the Trustee ceases to meet the eligibility requirements described above and fails to resign after written request to do so is delivered to the Trustee by the NIM Insurer, the Certificate Insurer or the Depositor,

   o the Trustee becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property is appointed, or any public officer takes charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or

   o (A) a tax is imposed with respect to the issuing entity by any state in which the Trustee or the issuing entity is located, (B) the imposition of the tax would be avoided by the appointment of a different trustee and (C) the Trustee fails to indemnify the issuing entity against the tax.

      In addition, the Certificate Insurer (so long as no Certificate Insurer Default has occurred and is continuing) or holders of Certificates evidencing at least 51% of the Voting Rights of each Class of Certificates may at any time remove the Trustee and appoint a successor trustee reasonably acceptable to the Certificate Insurer. In addition, if the Trustee fails to provide certain information or perform certain duties related to the Depositor's reporting obligations under the Exchange Act with respect to the issuing entity, the Depositor, may, without the consent of any of the certificateholders, terminate the Trustee. Notice of any removal of the Trustee shall be given to each Rating Agency by the successor Trustee.

      Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions described above will become effective upon acceptance of appointment by the successor trustee reasonably acceptable to the Certificate Insurer.

      A successor trustee will not be appointed unless the successor trustee meets the eligibility requirements described above, is reasonably acceptable to the NIM Insurer and the Certificate Insurer and its appointment does not adversely affect the then-current ratings of the Certificates (without regard to the Certificate Insurance Policy, in the case of the Class A Certificates).

Restrictions on Transfer of the Class A-R Certificates

      The Class A-R Certificates will be subject to the restrictions on transfer described in the prospectus under "Material Federal Income Tax Consequences -- Taxation of Holders of REMIC Residual Interests -- Restrictions on Ownership and Transfer of REMIC Residual Interests." The Class A-R Certificates (in addition to other ERISA restricted classes of Certificates, as described in the Pooling and Servicing Agreement), may not be acquired by a Plan or with assets of a Plan unless certain conditions are met. See "ERISA Considerations" in this prospectus supplement. Each Class A-R Certificate will contain a legend describing the foregoing restrictions.

Ownership of the Residual Certificates

      On the Closing Date, the Class E-P and Class A-R Certificates (except as described below) will be acquired by CW Securities Holdings, Inc., an affiliate of the Depositor, the Sellers and the Master Servicer. On the Closing Date, the Class C Certificates will be acquired by CWIBH, Inc., an affiliate of the Depositor, the Sellers and the Master Servicer. However, CWIBH, Inc. and CW Securities Holdings, Inc. may retain these Certificates or transfer any of them in other transactions. See " -- Rights of the NIM Insurer Under the Pooling and Servicing Agreement" in this prospectus supplement.

      The Trustee will be initially designated as "tax matters person" under the Pooling and Servicing Agreement and in that capacity will hold a Class A-R Certificate in the amount of $0.05. As tax matters person, the Trustee will be the primary representative of the issuing entity with respect to any tax administrative or judicial matter. As trustee, the Trustee will be responsible for making a REMIC election with respect to each REMIC created under the Pooling and Servicing Agreement and for preparing and filing tax returns with respect to each REMIC.

Restrictions on Investment, Suitability Requirements

      An investment in the Certificates may not be appropriate for all investors due to tax, ERISA or other legal requirements. Investors should review the disclosure included in this prospectus supplement and the prospectus under "Material Federal Income Tax Consequences," "ERISA Considerations" and "Legal Matters" prior to any acquisition and are encouraged to consult with their advisors prior to purchasing the Certificates.

Rights of the NIM Insurer Under the Pooling and Servicing Agreement

      After the Closing Date, a separate trust or trusts (or other form of entity) may be established to issue net interest margin securities secured by all or a portion of the Class E-P, Class P and Class C Certificates. Those net interest margin securities may or may not have the benefit of a financial guaranty insurance policy. The insurer or insurers (the "NIM Insurer") that would issue a policy will be a third party beneficiary of the Pooling and Servicing Agreement and will have a number of rights under the Pooling and Servicing Agreement, which will include the following:

   o the right to consent to the Master Servicer's exercise of its discretion to waive assumption fees, late payment or other charges in connection with a Home Equity Loan or to arrange for the extension of due dates for payments due on a mortgage note for no more than 270 days, if the waivers or extensions relate to more than 5% of the Home Equity Loans;

   o the right to direct the Trustee to terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement relating to the issuing entity and the assets of the issuing entity following the occurrence of an event of default under the Pooling and Servicing Agreement;

   o the right to approve or reject the appointment of any successor servicer other than the Trustee, if the Master Servicer is required to be replaced and the Trustee is unwilling or unable to act as successor servicer;

   o the right to consent to any amendment to the Pooling and Servicing Agreement; and

   o each of the rights under "Risk Factors--Rights of the NIM Insurer Limit Your Control and NIM Insurer Actions May Negatively Affect You" in this prospectus supplement.

      You should note the rights that the NIM Insurer would have and carefully evaluate its potential impact on your investment.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

General

      The weighted average life of, and the yield to maturity on, each class of interest-bearing Certificates generally will be directly related to the rate of payment of principal (including prepayments) of the Home Equity Loans. The actual rate of principal prepayments on home equity loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. Specifically, the prepayment experience of the Home Equity Loans may be affected by prevailing interest rate levels, the availability of alternative financing, homeowner mobility and changes affecting the deductibility for federal income tax purposes of interest payments on second-lien mortgage loans. In addition, the rate of principal prepayments may differ among pools of home equity loans at any time because of specific factors relating to the home equity loans in the particular pool, including, among other things, the age of the home equity loans, the geographic locations of the properties securing the loans, the extent of the borrower's equity in the properties, and changes in the borrowers' housing needs, job transfers and employment status. Generally, it is assumed that second-lien home equity loans are not viewed by borrowers as permanent financing. Accordingly, the Home Equity Loans may experience a higher rate of prepayment than traditional first-lien mortgage loans.

      Substantially all of the Home Equity Loans contain "due-on-sale" provisions, and the Master Servicer intends to enforce them unless

   o  enforcement is not permitted by applicable law or

   o the Master Servicer permits the purchaser of the related mortgaged property to assume the Home Equity Loan in a manner consistent with reasonable commercial practice.

      The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related Home Equity Loan. See "Certain Legal Aspects of the Loans--Due-on-Sale Clauses" in the prospectus.

      Furthermore, as described under "The Mortgage Pool -- Assignment of the Home Equity Loans" with respect to up to 50% of the Initial Home Equity Loans and 90% of the Subsequent Home Equity Loans (the "Delay Delivery Home Equity Loans"), the Depositor may deliver the related Mortgage Files after the Closing Date. Should a Seller fail to deliver to the Depositor or other designee of the Depositor all or a portion of the Mortgage Files relating to Home Equity Loans sold by it, or, at the Depositor's direction, to the Trustee within the time periods described under "The Mortgage Pool -- Assignment of the Home Equity Loans", Countrywide Home Loans will be required to use its best efforts to deliver a Substitute Home Equity Loan for the related Delay Delivery Home Equity Loan or repurchase the related Delay Delivery Home Equity Loan. Any repurchases pursuant to this provision would also have the effect of accelerating the rate of prepayments on the Home Equity Loans.

      In addition, approximately 38.28% of the Home Equity Loans in the Statistical Calculation Pool, by Stated Principal Balance of the Home Equity Loans in the Statistical Calculation Pool, require the payment of a prepayment charge in connection with certain prepayments, generally no later than the first five years following origination of the related Home Equity Loan. These charges, if enforced by the Master Servicer, may affect the rate of prepayments on the Home Equity Loans.

      The Interest Only Loans do not provide for any payments of principal for an extended period following their origination, and the Balloon Loans require the related borrower to make monthly payments of principal that are not sufficient to amortize those Home Equity Loans by maturity. The Interest Only and Balloon Loans may involve a greater degree of risk because, if the related borrower defaults, the outstanding principal balance of those Home Equity Loans will be higher than for fully amortizing Home Equity Loans. The Balloon Loans may be less likely to prepay as the reduced amortization feature may reduce the perceived benefits of refinancing due to the smaller monthly payment. Similarly, during their interest only periods, the Interest Only Loans may be less likely to prepay as the interest only feature may reduce the perceived benefits of refinancing due to the smaller monthly payment. However, as an Interest Only Loan approaches the end of its interest only period, it may be more likely to be prepaid, even if market interest rates at the time are only slightly higher or lower than the interest rate on the Interest Only Loans as the related borrowers seek to avoid increases in their respective monthly mortgage payment.

      The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the Certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Home Equity Loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Certificates. The Depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with these determinations.

      The Class A-6 Certificates will not be entitled to distributions of principal until the Distribution Date in March 2010 (except as otherwise described in this prospectus supplement). Beginning with the March 2010 Distribution Date, the relative entitlement of the Class A-6 Certificates to payments in respect of principal is subject to increase in accordance with the calculation of the NAS Principal Distribution Amount. See "Description of the Certificates -- Distributions" in this prospectus supplement.

Prepayments and Yields for the Offered Certificates

      The extent to which the yield to maturity of the Certificates may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Home Equity Loans. In particular, in the case of a Certificate purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the Home Equity Loans could result in an actual yield to the investor that is lower than the anticipated yield and, in the case of an Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of the Home Equity Loans could result in an actual yield to the investor that is lower than the anticipated yield.

      In general with respect to fixed rate home equity loans, if prevailing interest rates fall significantly below the interest rates on fixed rate home equity loans, these home equity loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on these home equity loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate home equity loans, the fixed rate home equity loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on these home equity loans. In the event that Home Equity Loans with higher Mortgage Rates prepay at rates higher than other Home Equity Loans, the applicable Net Rate Cap may be lower than otherwise would be the case. As a result, the interest payable on the related Certificates on a Distribution Date could be reduced because of the imposition of the Net Rate Cap. We cannot give any assurance as to the level of prepayment that the Home Equity Loans will experience.

      The portion of any proceeds of the Corridor Contract that will be payable to the issuing entity under the Corridor Contract Administration Agreement are intended to provide the Class A-1-A Certificates with some protection against any Net Rate Carryover. However, the portion of the payments that will be allocated to the issuing entity in respect of the Corridor Contract will be based on the lesser of the Corridor Contract Notional Balance and the Certificate Principal Balance of the Class A-1-A Certificates, and not on the actual Stated Principal Balances of the Home Equity Loans. Therefore, the Corridor Contract may not provide sufficient funds to cover any Net Rate Carryover. In addition, payments under the Corridor Contract are limited to a corridor of specified rates, which is substantially higher than the rate of One-Month LIBOR as of the date of this prospectus supplement and are only available to the Class A-1-A Certificates to the extent described under "Description of the Certificates -- The Corridor Contract" above.

      Although amounts allocated to the issuing entity in respect of the Corridor Contract will be available to pay Net Rate Carryover on the Class A-1-A Certificates to the extent described under "Description of the Certificates -- Distributions -- Distributions of Funds from the Corridor Contract" above, on or prior to the Corridor Contract Termination Date, we cannot assure you that funds will be available or sufficient to pay these amounts. The ratings assigned to the Offered Certificates do not address the likelihood of the payment of Net Rate Carryover.

      The effective yield to the holders of the Fixed Rate Certificates will be lower than the yield otherwise produced by the applicable rate at which interest is passed through to these holders and the purchase price of the Certificates because monthly distributions will not be payable to the holders until the 25th day (or, if the 25th day is not a Business Day, the following Business Day) of the month following the month in which interest accrues on the Home Equity Loans (without any additional distribution of interest or earnings thereon in respect of the delay).

Last Scheduled Distribution Date

      Assuming that, among other things,

      o  no prepayments are received on the Home Equity Loans and

      o scheduled monthly payments of principal of and interest on each of the Home Equity Loans are timely received, the Distribution Date (the "Last Scheduled Distribution Date") that occurs six months following the Distribution Date on which the Certificate Principal Balance of the applicable class of Certificates would be reduced to zero is:

                  Class of Certificates        Distribution Date
                  ---------------------        -----------------
                       Class A-1-A               November 2036
                       Class A-1-B               November 2036
                       Class A-2                 November 2036
                       Class A-3                 November 2036
                       Class A-4                 November 2036
                       Class A-5                 November 2036
                       Class A-6                 November 2036

      The actual final Distribution Date with respect to each class of these Certificates could occur significantly earlier than its Last Scheduled Distribution Date because:

   o prepayments are likely to occur which will be applied to the payment of the Certificate Principal Balances, and

   o the Directing Holder may direct the Trustee to conduct an auction of, or the Master Servicer may purchase, all the Home Equity Loans in the issuing entity when the aggregate Stated Principal Balance of the Home Equity Loans and REO Properties in the issuing entity is less than or equal to 10% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

      The "Last Scheduled Distribution Date" for the Class A-R Certificates is March 2007.

Prepayment Model

      Prepayments on home equity loans are commonly measured relative to a prepayment model or standard. The prepayment model used in this prospectus supplement (the "Prepayment Model") is based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of home equity loans similar to the Home Equity Loans. The Prepayment Model used in this prospectus supplement is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of home equity loans for the life of the home equity loans. For example, a 100% Prepayment Model assumes a constant prepayment rate ("CPR") of 10% per annum of the then outstanding principal balance of the Home Equity Loans in the first month of the life of the Home Equity Loans and an additional approximately 1.6364% per annum (precisely 18%/11) in each month thereafter up to and including the twelfth month. Beginning in the thirteenth month and in each month thereafter during the life of the Home Equity Loans, a 100% Prepayment Model assumes a CPR of 28% per annum. The various percentages of the Prepayment Model used in this prospectus supplement are subject to a CPR cap of 85% per annum.

      We cannot assure you, however, that prepayments on the Home Equity Loans will conform to any level of the Prepayment Model, and no representation is made that the Home Equity Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on home equity loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of home equity loans include changes in obligors' housing needs, job transfers and unemployment. In the case of home equity loans in general, if prevailing interest rates fall significantly below the interest rates on the home equity loans, the home equity loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by the home equity loans. Conversely, if prevailing interest rates rise above the interest on the home equity loans, the rate of prepayment would be expected to decrease.

Decrement Tables; Weighted Average Lives

      The tables below set forth the percentages of the initial Certificate Principal Balance of each class of Offered Certificates (other than the Class A-R Certificates) that will be outstanding as of the twelfth Distribution Date and every twelfth Distribution Date thereafter at the respective percentages of the Prepayment Model. Those percentages have been rounded to the nearest whole percentages, and an asterisk (*) indicates a percentage less than 0.5% and greater than 0%. In addition, the tables below set forth the weighted average lives of each class of Offered Certificates (other than the Class A-R Certificates) to maturity and to optional termination at the respective percentages of the Prepayment Model. Each weighted average life of any class of Certificates presented below is determined by (a) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date,
(b) adding the results, and (c) dividing the sum by the initial respective Certificate Principal Balance for that class of Certificates.

      The following tables have been prepared on the basis of the following assumptions (collectively, the "Modeling Assumptions"):

            (1) the Home Equity Loans prepay at the indicated percentage of the related Prepayment Model,

            (2) distributions on the Certificates are received, in cash, on the 25th day of each month, commencing in March 2007, in accordance with the payment priorities defined in this prospectus supplement,

            (3) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the borrowers of principal and interest on the Home Equity Loans occur,

            (4) Scheduled Payments are assumed to be received on the first day of each month commencing in March 2007, and prepayments represent payment in full of individual Home Equity Loans and are assumed to be received on the last day of each month, commencing in February 2007, and include 30 days' interest thereon,

            (5) the level of One-Month LIBOR remains constant at 5.320% per annum,

            (6) the Certificates are issued on February 28, 2007,

            (7) except as indicated with respect to the weighted average lives to maturity, the optional termination is exercised on the Optional Termination Date,

            (8) the scheduled monthly payment for each Home Equity Loan is calculated based on its principal balance, mortgage rate and remaining amortization term so that each Home Equity Loan will amortize in amounts sufficient to repay the remaining principal balance of the Home Equity Loan over the remaining term to maturity (except in the case of balloon loans), as indicated in the table below,

            (9) the scheduled amortization for all Home Equity Loans is based upon their respective gross interest rates,

            (10) all of the Pre-Funded Amount is used to purchase Subsequent Home Equity Loans for inclusion on the Closing Date, and

            (11) the Home Equity Loans have the approximate characteristics described below:


                                                                                            Original
                                                          Remaining                         Interest
                        Adjusted                        Amortization       Remaining          Only                        Pre-
    Principal         Net Mortgage       Mortgage           Term          Balloon Term       Period           Age        Funded
   Balance ($)          Rate (%)         Rate (%)         (months)          (months)        (months)       (months)       (1)
  -----------------   --------------     ----------     -------------     ------------     -----------     --------     ----------
    $ 9,334,718.38          6.732993       8.086664               120              120             N/A             0          N/A
       $ 50,885.67          7.955051       9.253165               120              120             N/A             0          Yes
      $ 105,120.77          6.038500       7.812500               120              120             N/A             0          N/A
      $ 245,410.62          6.412220       7.808071               120              120             N/A             0          N/A
      $ 318,008.27          6.453110       7.763675               120              120             N/A             0          N/A
      $ 736,236.98          5.671741       7.178140               120              120             N/A             0          N/A
      $ 805,994.41          5.933084       7.537995               120              120             N/A             0          N/A
       $ 48,309.18          7.212133       8.428333               120              120             N/A             0          Yes
      $ 134,621.58          6.873368       8.072368               120              120             N/A             0          N/A
       $ 46,010.95          6.549012       7.748012               120              120             N/A             0          N/A
    $ 4,952,206.07          5.809132       7.124756               120              120             N/A             0          N/A
       $ 80,644.12          5.322765       6.521765               120              120             N/A             0          Yes
      $ 183,001.96          5.570668       6.872999               119              119             N/A             1          N/A
      $ 458,005.03          6.028506       7.652388               120              120             N/A             0          N/A
    $ 6,051,900.29          6.947429       8.471203                 0              120             120             0          N/A
       $ 93,397.74          6.866000       8.875000                 0              120             120             0          Yes
      $ 137,520.13          6.517604       9.093091                 0              119             120             1          N/A
       $ 61,835.75          6.471000       8.750000                 0              120             120             0          N/A
      $ 107,181.96          6.938260       8.176382                 0              120             120             0          N/A
       $ 20,470.21          8.501000      10.000000                 0              120             120             0          Yes
       $ 50,756.84          5.498817       7.436548                 0              120             120             0          N/A
      $ 273,107.89          6.038500       7.574292                 0              120             120             0          N/A
    $ 2,845,959.58          6.288930       7.942941                 0              120             120             0          N/A
       $ 36,714.98          6.791000       8.500000                 0              120             120             0          N/A
       $ 20,811.31          6.701000       7.900000               358              118             N/A             2          N/A
   $ 95,871,576.29          6.659219       8.117031               180              180             N/A             0          N/A
    $ 1,194,460.53          6.767791       8.102419               180              180             N/A             0          Yes
       $ 61,653.06          6.551000       7.750000               179              179             N/A             1          N/A
    $ 1,680,700.46          6.416114       7.971056               180              180             N/A             0          N/A
      $ 577,453.78          6.577164       8.361794               180              180             N/A             0          N/A
    $ 3,965,366.46          6.035548       7.458122               180              180             N/A             0          N/A
      $ 100,483.09          6.236000       8.125000               180              180             N/A             0          Yes
    $ 4,795,169.25          5.913177       7.396760               180              180             N/A             0          N/A
      $ 278,923.02          6.293018       7.911274               180              180             N/A             0          Yes
    $ 5,364,210.50          6.185474       7.779136               180              180             N/A             0          N/A
       $ 92,300.16          6.859491       8.115645               180              180             N/A             0          Yes
      $ 142,351.04          7.276068       8.919910               180              180             N/A             0          N/A
      $ 864,151.09          6.235689       7.743614               180              180             N/A             0          N/A
   $ 63,367,169.10          5.867829       7.262865               180              180             N/A             0          N/A
      $ 984,979.05          6.023787       7.374225               180              180             N/A             0          Yes
    $ 2,018,968.10          5.891748       7.289834               180              180             N/A             0          N/A
    $ 2,587,432.33          6.110112       7.555830               180              180             N/A             0          N/A
    $ 1,010,858.99          5.853457       7.319687               180              180             N/A             0          N/A
       $ 63,123.99          6.976000       8.925000                60              179             120             1          N/A
   $ 18,908,384.63          6.769180       8.300454                 0              179             180             1          N/A
      $ 167,446.05          4.411000       6.000000                 0              180             180             0          Yes
      $ 211,078.90          6.651998       8.229097                 0              180             180             0          N/A
      $ 526,581.64          6.145791       7.829459                 0              179             180             1          N/A
      $ 269,549.11          5.837415       7.683201                 0              179             180             1          N/A
      $ 230,724.63          6.316670       7.909338                 0              180             180             0          N/A
      $ 128,824.47          5.406000       6.875000                 0              180             180             0          N/A
   $ 14,617,000.07          6.031652       7.711701                 0              180             180             0          N/A


                                                                S-88


                                                                                            Original
                                                          Remaining                         Interest
                        Adjusted                        Amortization       Remaining          Only                        Pre-
    Principal         Net Mortgage       Mortgage           Term          Balloon Term       Period           Age        Funded
   Balance ($)          Rate (%)         Rate (%)         (months)          (months)        (months)       (months)       (1)
  -----------------   --------------     ----------     -------------     ------------     -----------     --------     ----------
      $ 191,561.99          6.379927       8.131557                 0              180             180             0          Yes
       $ 74,280.19          5.871000       8.750000                 0              180             180             0          N/A
       $ 19,993.56          8.366000       9.625000                 0              179             180             1          N/A
       $ 33,816.42          7.081000       9.000000                 0              179             180             1          N/A
  $ 227,984,835.18          6.776716       8.349154               359              179             N/A             1          N/A
    $ 2,945,468.56          6.931638       8.420858               360              180             N/A             0          Yes
      $ 237,788.56          6.619727       8.300627               359              179             N/A             1          N/A
    $ 6,810,806.03          6.729541       8.279281               360              180             N/A             0          N/A
      $ 824,301.63          6.386261       8.025381               360              180             N/A             0          N/A
      $ 158,257.58          6.352022       7.712917               358              178             N/A             2          N/A
       $ 61,793.20          6.436000       7.875000               359              179             N/A             1          N/A
    $ 6,169,795.54          6.326653       7.811275               359              179             N/A             1          N/A
       $ 45,088.57          5.676000       6.875000               360              180             N/A             0          Yes
      $ 464,541.06          6.317753       8.060472               360              180             N/A             0          N/A
   $ 10,245,372.64          6.285883       7.870158               360              180             N/A             0          N/A
       $ 93,397.74          6.737966       8.027586               360              180             N/A             0          Yes
    $ 7,440,930.67          6.507956       8.170896               360              180             N/A             0          N/A
      $ 108,212.56          6.168976       8.217262               360              180             N/A             0          Yes
      $ 471,304.34          5.964325       8.028171               360              180             N/A             0          N/A
      $ 837,078.96          6.015217       7.735483               360              180             N/A             0          N/A
       $ 55,040.62          7.226000       8.725000               359              179             N/A             1          N/A
   $ 94,010,201.97          5.979864       7.499624               360              180             N/A             0          N/A
      $ 987,393.22          5.914901       7.253051               360              180             N/A             0          Yes
    $ 1,705,962.45          6.232717       7.791540               360              180             N/A             0          N/A
    $ 3,860,058.58          6.088496       7.709958               360              180             N/A             0          N/A
       $ 88,631.24          5.182599       7.167878               360              180             N/A             0          Yes
      $ 691,918.29          5.715512       7.323887               359              179             N/A             1          N/A
       $ 78,136.09          5.676000       6.875000               343              163             N/A            17          N/A
    $ 1,630,072.83          6.647782       8.523303               239              239             N/A             1          N/A
       $ 25,730.92          7.171000       9.990000               239              239             N/A             1          N/A
    $ 1,145,859.18          4.982934       6.263393               239              239             N/A             1          N/A
       $ 39,194.85          6.426000       7.625000               240              240             N/A             0          N/A
      $ 291,179.36          7.182289       8.893932               239              239             N/A             1          N/A
       $ 45,088.57          6.681000       8.900000               240              240             N/A             0          N/A
       $ 88,992.59          6.871000       8.850000               239              239             N/A             1          N/A
      $ 256,657.00          6.047237       7.413216               240              240             N/A             0          N/A
       $ 62,515.43          7.610427       9.841567               299              299             N/A             1          N/A
   $ 57,852,603.30          6.825792       8.384882               180              300             120             0          N/A
      $ 264,618.35          7.134337       8.467717               180              300             120             0          Yes
      $ 100,483.09          6.801000       8.000000               180              299             120             1          N/A
    $ 2,085,797.07          6.488852       8.278385               180              300             120             0          N/A
       $ 62,608.69          6.801000       8.000000               180              300             120             0          Yes
       $ 65,694.88          6.536000       8.125000               180              299             120             1          N/A
       $ 44,057.97          5.676000       6.875000               180              300             120             0          N/A
    $ 1,832,986.24          6.021772       7.456079               180              299             120             1          N/A
      $ 291,916.26          7.045969       8.268204               180              300             120             0          N/A
      $ 849,378.28          6.128310       7.663724               180              300             120             0          N/A
    $ 2,003,325.74          6.372235       7.963255               180              300             120             0          N/A
       $ 41,223.83          5.801000       7.000000               180              300             120             0          Yes
      $ 215,781.00          6.175776       7.396269               180              300             120             0          N/A
       $ 19,323.67          8.051000       9.250000               180              299             120             1          N/A
   $ 43,784,299.18          6.041922       7.547119               180              300             120             0          N/A


                                                                S-89


                                                                                            Original
                                                          Remaining                         Interest
                        Adjusted                        Amortization       Remaining          Only                        Pre-
    Principal         Net Mortgage       Mortgage           Term          Balloon Term       Period           Age        Funded
   Balance ($)          Rate (%)         Rate (%)         (months)          (months)        (months)       (months)       (1)
  -----------------   --------------     ----------     -------------     ------------     -----------     --------     ----------
      $ 299,819.64          6.127576       7.459576               180              300             120             0          Yes
      $ 145,442.83          7.038037       8.343778               180              300             120             0          N/A
      $ 503,751.36          6.135910       7.555959               180              300             120             0          N/A
      $ 186,859.90          6.320628       7.773526               180              300             120             0          N/A
   $ 43,894,668.78          6.376740       7.972720               359              359             N/A             1          N/A
      $ 193,713.36          7.061075       8.862697               360              360             N/A             0          Yes
      $ 105,432.27          6.274815       7.717186               359              359             N/A             1          N/A
    $ 1,612,437.47          6.237466       7.715966               359              359             N/A             1          N/A
       $ 57,847.16          5.751000       6.950000               359              359             N/A             1          N/A
      $ 106,535.88          7.209594       8.408594               359              359             N/A             1          N/A
   $ 22,397,788.75          5.083021       6.452187               359              359             N/A             1          N/A
      $ 128,709.71          5.376000       6.575000               359              359             N/A             1          N/A
      $ 361,668.94          6.524011       8.045392               360              360             N/A             0          N/A
      $ 330,613.63          5.885258       7.486672               360              360             N/A             0          N/A
       $ 27,206.44          4.801000       6.000000               360              360             N/A             0          Yes
       $ 86,259.77          6.953613       8.468284               359              359             N/A             1          N/A
       $ 47,633.08          5.871000       8.000000               359              359             N/A             1          N/A
    $ 2,162,240.76          6.007447       7.516159               360              360             N/A             0          N/A
       $ 21,578.10          6.676000       7.875000               360              360             N/A             0          N/A
      $ 157,423.51          6.638398       8.240998               240              359             120             1          N/A
       $ 97,262.48          7.411000       9.000000               240              359             120             1          N/A
    $ 2,339,809.11          8.872456       9.381456               120              120             N/A             0          N/A
      $ 182,802.22          7.686648       8.195648               120              120             N/A             0          Yes
      $ 611,451.29          7.988760       8.497760               120              120             N/A             0          N/A
       $ 39,935.65          7.491000       8.000000               120              120             N/A             0          Yes
      $ 178,663.48          8.769930       9.278930               120              120             N/A             0          N/A
    $ 1,244,791.08          7.400992       7.909992               120              120             N/A             0          N/A
       $ 24,476.69          8.366000       8.875000               120              120             N/A             0          Yes
       $ 54,106.37          6.991000       7.500000               120              120             N/A             0          N/A
      $ 185,610.60          8.000170       8.509170               120              120             N/A             0          N/A
    $ 5,532,980.10          9.235139       9.744139                 0              119             120             1          N/A
      $ 230,982.65          9.038407       9.547407                 0              120             120             0          N/A
       $ 31,793.93          7.741000       8.250000                 0              119             120             1          N/A
      $ 200,348.14          8.044707       8.553707                 0              120             120             0          N/A
      $ 145,571.89          9.854938      10.363938                 0              119             120             1          N/A
    $ 3,661,167.75          8.653535       9.162535                 0              120             120             0          N/A
       $ 19,628.57          7.491000       8.000000                79               79             N/A            41          N/A
      $ 213,233.53          7.391000       7.900000               358              118             N/A             2          N/A
   $ 66,170,961.73          8.795527       9.304527               179              179             N/A             1          N/A
      $ 726,318.69          9.061508       9.570508               180              180             N/A             0          Yes
    $ 2,053,506.89          8.436589       8.945589               179              179             N/A             1          N/A
      $ 389,050.53          8.226099       8.735099               180              180             N/A             0          Yes
      $ 160,360.96          8.514417       9.023417               180              180             N/A             0          N/A
    $ 1,730,410.14          8.460208       8.969208               180              180             N/A             0          N/A
       $ 50,639.19         10.216000      10.725000               175              175             N/A             2          N/A
      $ 111,433.35          7.241000       7.750000               180              180             N/A             0          N/A
    $ 7,383,722.13          7.496763       8.005763               180              180             N/A             0          N/A
       $ 85,669.70          7.557726       8.066726               180              180             N/A             0          Yes
    $ 3,111,183.93          8.516701       9.025701               179              179             N/A             1          N/A
       $ 79,871.30          7.817613       8.326613               180              180             N/A             0          Yes
      $ 664,422.56          8.334829       8.843829               180              180             N/A             0          N/A
   $ 21,161,700.61          7.588014       8.097014               180              180             N/A             0          N/A


                                                                S-90


                                                                                            Original
                                                          Remaining                         Interest
                        Adjusted                        Amortization       Remaining          Only                        Pre-
    Principal         Net Mortgage       Mortgage           Term          Balloon Term       Period           Age        Funded
   Balance ($)          Rate (%)         Rate (%)         (months)          (months)        (months)       (months)       (1)
  -----------------   --------------     ----------     -------------     ------------     -----------     --------     ----------
      $ 523,798.57          7.494317       8.003317               180              180             N/A             0          Yes
    $ 1,226,194.25          7.293926       7.802926               180              180             N/A             0          N/A
    $ 1,373,963.77          7.814802       8.323802               180              180             N/A             0          N/A
      $ 129,984.10          6.741000       7.250000               180              180             N/A             0          Yes
      $ 281,661.34          7.648222       8.157222               178              178             N/A             2          N/A
   $ 25,002,730.20          8.886702       9.395702                 0              180             180             0          N/A
      $ 437,120.17          8.070562       8.579562                 0              180             180             0          Yes
      $ 182,931.04          9.292056       9.801056                 0              180             180             0          N/A
      $ 756,651.75          8.762059       9.271059                 0              180             180             0          N/A
       $ 61,578.20          8.241000       8.750000                 0              179             180             1          N/A
      $ 826,731.40          8.629993       9.138993                 0              180             180             0          N/A
      $ 680,325.71          8.819755       9.328755                 0              180             180             0          N/A
   $ 16,369,254.77          8.289104       8.798104                 0              180             180             0          N/A
       $ 70,853.57         10.991000      11.500000                 0              180             180             0          Yes
      $ 247,343.38          9.241000       9.750000                 0              180             180             0          N/A
      $ 405,797.74          7.080960       7.589960                 0              180             180             0          N/A
      $ 101,385.02          7.616000       8.125000                 0              179             180             1          N/A
      $ 775,037.37          7.393506       7.902506               164              164             N/A            15          N/A
      $ 105,683.84          7.866000       8.375000               168              168             N/A            12          N/A
       $ 38,589.41          7.170000       7.679000               152              152             N/A            28          N/A
      $ 166,760.29          7.495157       8.004157               162              162             N/A            18          N/A
  $ 288,294,160.79          9.208847       9.717847               359              179             N/A             1          N/A
    $ 2,478,403.89          8.495389       9.004389               360              180             N/A             0          Yes
      $ 783,864.57          9.249309       9.758309               359              179             N/A             1          N/A
    $ 9,044,429.88          8.996123       9.505123               359              179             N/A             1          N/A
      $ 595,551.34          8.619567       9.128567               360              180             N/A             0          Yes
      $ 115,656.79          8.991248       9.500248               359              179             N/A             1          N/A
       $ 32,206.17          8.116000       8.625000               360              180             N/A             0          N/A
      $ 198,071.82         10.088687      10.597687               358              178             N/A             2          N/A
      $ 401,872.72          9.366000       9.875000               359              179             N/A             1          N/A
    $ 7,451,781.89          9.382631       9.891631               359              179             N/A             1          N/A
      $ 157,475.29          8.071119       8.580119               360              180             N/A             0          Yes
      $ 140,360.01          9.741000      10.250000               359              179             N/A             1          N/A
       $ 24,863.16         10.691000      11.200000               360              180             N/A             0          N/A
      $ 151,925.49          8.548575       9.057575               360              180             N/A             0          N/A
   $ 26,139,669.07          8.356200       8.865200               360              180             N/A             0          N/A
      $ 585,389.65          7.820962       8.329962               360              180             N/A             0          Yes
    $ 9,776,833.96          8.875200       9.384200               359              179             N/A             1          N/A
       $ 56,432.94          7.991000       8.500000               360              180             N/A             0          Yes
    $ 1,124,436.48          7.939288       8.448288               360              180             N/A             0          N/A
      $ 382,314.87         10.978319      11.487319               358              178             N/A             2          N/A
   $ 84,352,188.35          8.173128       8.682128               360              180             N/A             0          N/A
      $ 908,073.57          7.483544       7.992544               360              180             N/A             0          Yes
    $ 2,174,681.23          8.096009       8.605009               359              179             N/A             1          N/A
    $ 3,165,579.50          8.154460       8.663460               360              180             N/A             0          N/A
      $ 451,842.06          8.516074       9.025074               360              180             N/A             0          N/A
      $ 917,747.15          8.500163       9.009163               345              165             N/A            15          N/A
       $ 29,026.58          7.241000       7.750000               346              166             N/A            14          N/A
    $ 3,868,936.36         10.536546      11.045546               238              238             N/A             1          N/A
      $ 145,427.19         11.616000      12.125000               239              239             N/A             1          N/A
       $ 32,173.56         11.481000      11.990000               239              239             N/A             1          N/A
       $ 27,938.05         10.591000      11.100000               237              237             N/A             3          N/A


                                                               S-91


                                                                                            Original
                                                          Remaining                         Interest
                        Adjusted                        Amortization       Remaining          Only                        Pre-
    Principal         Net Mortgage       Mortgage           Term          Balloon Term       Period           Age        Funded
   Balance ($)          Rate (%)         Rate (%)         (months)          (months)        (months)       (months)       (1)
  -----------------   --------------     ----------     -------------     ------------     -----------     --------     ----------
      $ 537,445.57         10.222187      10.731187               238              238             N/A             2          N/A
       $ 77,294.81          7.366000       7.875000               240              240             N/A             0          Yes
      $ 472,055.38          9.937797      10.446797               238              238             N/A             2          N/A
      $ 100,969.90         10.605484      11.114484               239              239             N/A             1          N/A
      $ 299,324.14          7.405811       7.914811               240              240             N/A             0          N/A
      $ 754,877.26         10.277737      10.786737               298              298             N/A             2          N/A
   $ 70,311,057.29          9.112770       9.621770               180              299             120             1          N/A
      $ 600,554.89          9.499141      10.008141               180              300             120             0          Yes
    $ 2,842,530.74          8.367233       8.876233               180              300             120             0          N/A
      $ 275,633.28         10.673557      11.182557               180              300             120             0          Yes
    $ 2,261,680.69          9.079300       9.588300               180              299             120             1          N/A
      $ 180,354.55          8.116000       8.625000               180              300             120             0          N/A
    $ 2,851,094.87          8.335944       8.844944               180              300             120             0          N/A
       $ 68,663.55          8.443392       8.952392               180              300             120             0          Yes
      $ 814,013.50          8.228939       8.737939               180              300             120             0          N/A
      $ 265,572.08          9.023773       9.532773               180              299             120             1          N/A
   $ 39,955,166.84          8.321553       8.830553               180              300             120             0          N/A
      $ 173,913.32          8.116000       8.625000               180              300             120             0          N/A
      $ 853,965.91          8.466124       8.975124               180              300             120             0          N/A
      $ 125,346.41          7.183703       7.692703               180              300             120             0          N/A
       $ 33,706.98         11.116000      11.625000               120              299             180             1          N/A
   $ 51,471,353.04          9.376519       9.885519               358              358             N/A             1          N/A
       $ 59,317.32          9.565384      10.074384               360              360             N/A             0          Yes
    $ 1,951,901.59          8.902973       9.411973               359              359             N/A             1          N/A
      $ 183,463.97          7.991000       8.500000               359              359             N/A             1          N/A
       $ 37,325.96          9.491000      10.000000               358              358             N/A             2          N/A
    $ 5,536,498.47          8.072894       8.581894               359              359             N/A             1          N/A
      $ 299,033.75          9.117855       9.626855               359              359             N/A             1          N/A
       $ 22,312.43          8.491000       9.000000               360              360             N/A             0          Yes
      $ 481,897.43          9.429610       9.938610               359              359             N/A             1          N/A
       $ 72,092.52         13.991000      14.500000               358              358             N/A             2          N/A
      $ 199,824.04         10.889629      11.398629               359              359             N/A             1          N/A
      $ 196,900.88         10.374863      10.883863               359              359             N/A             1          N/A
    $ 1,848,985.84          7.517886       8.026886               360              360             N/A             0          N/A
      $ 384,000.60         13.035720      13.544720               240              358             120             2          N/A
      $ 195,684.69          9.231948       9.740948               240              359             120             1          N/A
      $ 540,902.62         10.516305      11.025305               240              359             120             1          N/A
       $ 50,217.25          7.741000       8.250000               330              330             N/A            14          N/A
       $ 62,770.61          7.491000       8.000000               358               58             N/A             2          N/A
-----------

(1) These Home Equity Loans do not have an initial payment date until after March 1, 2007. The structuring assumptions assume that
Countrywide Home Loans will deposit an amount equal to one month's interest on each Home Equity Loan at its respective current
Mortgage Rate into the Distribution Account prior the first Distribution Date.


Note: The Home Equity Loans with Remaining Amortization Terms of "0" are Interest Only Loans which do not require payments of principal prior to maturity.



                   Percentages of the Initial Certificate Principal Balances Outstanding
                           at the Respective Percentages of the Prepayment Model

                              Class A-1-A and Class A-1-B                        Class A-2
                          -------------------------------------     ---------------------------------------
Distribution Date           50%      75%    100%     125%  150%       50%     75%     100%   125%    150%
-----------------         ------   ------- ------- ------ -----     ------  ------- ------- -----  --------
Initial Percentage.......   100      100     100      100   100       100     100      100    100     100
February 25, 2008........    71       59      48       37    25       100     100      100    100     100
February 25, 2009........    40       17       0        0     0       100     100       80      1       0
February 25, 2010........    13        0       0        0     0       100      34        0      0       0
February 25, 2011........     0        0       0        0     0        69       0        0      0       0
February 25, 2012........     0        0       0        0     0         *       0        0      0       0



Weighted Average Life
to Optional Termination
(in years)...............  1.74     1.26    1.00     0.84  0.73      4.30    2.90     2.21   1.79    1.51
Weighted Average Life
to Maturity (in
years)...................  1.74     1.26    1.00     0.84  0.73      4.30    2.90     2.21   1.79    1.51




                                       Class A-3                                 Class A-4
                          -------------------------------------     ---------------------------------------
Distribution Date           50%      75%    100%     125%  150%       50%     75%     100%   125%    150%
-----------------         ------   ------- ------- ------ -----     ------  ------- ------- -----  --------
Initial Percentage.......   100      100     100      100   100       100     100      100    100     100
February 25, 2008........   100      100     100      100   100       100     100      100    100     100
February 25, 2009........   100      100     100      100    59       100     100      100    100     100
February 25, 2010........   100      100      63       17     0       100     100      100    100      41
February 25, 2011........   100       68      13        0     0       100     100      100     25       0
February 25, 2012........   100       29       0        0     0       100     100       44      0       0
February 25, 2013........    70        2       0        0     0       100     100        0      0       0
February 25, 2014........    46        0       0        0     0       100      55        0      0       0
February 25, 2015........    33        0       0        0     0       100      37        0      0       0
February 25, 2016........    19        0       0        0     0       100      11        0      0       0
February 25, 2017             4        0       0        0     0       100       0        0      0       0
February 25, 2018             0        0       0        0     0        76       0        0      0       0
February 25, 2019             0        0       0        0     0        44       0        0      0       0
February 25, 2020             0        0       0        0     0        15       0        0      0       0
February 25, 2021             0        0       0        0     0         0       0        0      0       0


Weighted Average Life
to Optional Termination
(in years)...............  7.24     4.54    3.32     2.60  2.14     11.86    7.55     5.00   3.79    3.00
Weighted Average Life
to Maturity (in
years)...................  7.24     4.54    3.32     2.60  2.14     11.88    7.55     5.00   3.79    3.00



                   Percentages of the Initial Certificate Principal Balances Outstanding
                           at the Respective Percentages of the Prepayment Model



                                       Class A-5                                 Class A-6
                          -------------------------------------     ---------------------------------------
Distribution Date           50%      75%    100%     125%  150%       50%     75%     100%   125%    150%
-----------------         ------   ------- ------- ------ -----     ------  ------- ------- -----  --------
Initial Percentage.......   100      100     100      100   100       100     100      100    100     100
February 25, 2008........   100      100     100      100   100       100     100      100    100     100
February 25, 2009........   100      100     100      100   100       100     100      100    100     100
February 25, 2010........   100      100     100      100   100       100     100      100    100     100
February 25, 2011........   100      100     100      100    53        93      89       86     82      78
February 25, 2012........   100      100     100       60     0        86      80       73     67       0
February 25, 2013........   100      100      93        0     0        75      65       56      0       0
February 25, 2014........   100      100       0        0     0        63      50        0      0       0
February 25, 2015........   100      100       0        0     0        37      23        0      0       0
February 25, 2016........   100      100       0        0     0        22      10        0      0       0
February 25, 2017           100        0       0        0     0        12       0        0      0       0
February 25, 2018           100        0       0        0     0         7       0        0      0       0
February 25, 2019           100        0       0        0     0         4       0        0      0       0
February 25, 2020           100        0       0        0     0         2       0        0      0       0
February 25, 2021             0        0       0        0     0         0       0        0      0       0

Weighted Average Life
to Optional Termination
(in years)............... 13.24     9.40    6.77     5.12  4.05      7.48    6.65     5.84   4.96    4.25
Weighted Average Life
to Maturity (in
years)................... 15.20    12.21    8.95     6.17  4.20      7.50    6.72     6.20   5.83    5.53


                               LEGAL PROCEEDINGS

      There are no legal proceedings against Countrywide Home Loans, the Depositor, the Trustee, the issuing entity or the Master Servicer, or to which any of their respective properties are subject, that is material to the certificateholders, nor is the Depositor aware of any proceedings of this type contemplated by governmental authorities.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      The following discussion and the discussion in the prospectus under the caption "Material Federal Income Tax Consequences" is the opinion of Sidley Austin LLP ("Tax Counsel") on the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the Offered Certificates. It is based on the current provisions and interpretations of the Internal Revenue Code of 1986, as amended (the "Code") and the accompanying Treasury regulations and on current judicial and administrative rulings. All of these authorities are subject to change and any change can apply retroactively.

      For federal income tax purposes, the issuing entity (exclusive of the Carryover Reserve Fund, the Pre-Funding Account, the Capitalized Interest Account and the issuing entity's rights with respect to payments received under the Corridor Contract) will consist of two or more REMICs in a tiered structure. The highest REMIC will be referred to as the "Master REMIC," and each REMIC below the Master REMIC will be referred to as an "underlying REMIC." Each underlying REMIC will issue multiple classes of uncertificated, regular interests (the "underlying REMIC Regular Interests") that will be held by another REMIC above it in the tiered structure. The assets of the lowest underlying REMICs will consist of the Home Equity Loans and any other assets designated in the Pooling and Servicing Agreement. The Master REMIC will issue the Certificates (together, excluding the Class A-R Certificate, the "Regular Certificates"), which will be designated as the regular interests in the Master REMIC. The Class A-R Certificates (also, the "Residual Certificates") will represent the beneficial ownership of the residual interest in each underlying REMIC and the residual interest in the Master REMIC. The assets of the Master REMIC will consist of the underlying REMIC Regular Interests. Aggregate distributions on the underlying REMIC Regular Interests held by the Master REMIC will equal the aggregate distributions on the Regular Certificates issued by the Master REMIC.

      For purposes of the discussion under "Material Federal Income Tax Consequences", the term Net Rate Carryover will not include any monies contributed by Countrywide Home Loans to the issuing entity with respect to those Home Equity Loans that have an initial payment date after the Due Date in the month of the first Distribution Date. Any such contributed monies that are paid to any Class of Certificates on the first Distribution Date will be treated as interest distributed by the Master REMIC with respect to each of the respective Classes of Certificates that are entitled to such monies.

      The Offered Certificates (other than the Class A-R Certificates)(the "Offered Regular Certificates") will be treated as representing interests in REMIC regular interests (the "REMIC Regular Interest Component"), and entitlement to receive payments of Net Rate Carryover (the entitlement to payments of Net Rate Carryover, the "Net Rate Carryover Component"). Holders of the Offered Regular Certificates must allocate the purchase price for their Offered Regular Certificates between the REMIC Regular Interest Component and the Net Rate Carryover Component.

      Potential sources of Net Rate Carryover include Excess Cashflow (and, in the case of the Class A-1-A Certificates, amounts received under the Corridor Contract). For federal income tax purposes, the Trustee intends to treat the rights of holders of the Offered Regular Certificates with respect to Net Rate Carryover (and, in the case of the Class A-1-A Certificates, the right to receive payments of Net Rate Carryover from amounts received under the Corridor Contract) as embodied in a single contract (that is, the Net Rate Carryover Component). The remainder of this discussion assumes such treatment is correct.

      Upon the issuance of the Certificates, Tax Counsel will deliver its opinion concluding, assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes, that each REMIC created under the Pooling and Servicing Agreement will qualify as a REMIC within the meaning of
Section 860D of the Code, and that the Regular Certificates will represent regular interests in a REMIC. Moreover, Tax Counsel will deliver an opinion concluding that the rights of holders of the Offered Regular Certificates with respect to the Net Rate Carryover Component will represent, for federal income tax purposes, contractual rights coupled with regular interests within the meaning of Treasury regulations ss.1.860G-2(i).

Taxation of the REMIC Regular Interest Components of the Offered Regular Certificates

      The REMIC Regular Interest Components of the Offered Regular Certificates will be treated as debt instruments issued by the Master REMIC for federal income tax purposes. Income on the REMIC Regular Interest Components of the Offered Regular Certificates must be reported under an accrual method of accounting. Under an accrual method of accounting, interest income may be required to be included in a holder's gross income in advance of the holder's actual receipt of that interest income.

      The REMIC Regular Interest components of the other Offered Regular Certificates may, be treated for federal income tax purposes as having been issued with original issue discount ("OID"). For purposes of determining the amount and rate of accrual of OID and market discount, the trust fund intends to assume that there will be prepayments on the Home Equity Loans at a rate equal to 100% of the Prepayment Model. No representation is made regarding whether the Home Equity Loans will prepay at the foregoing rate or at any other rate. Computing accruals of OID in the manner described in the prospectus may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the Certificates issued with OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accrual on their Certificates. See "Material Federal Income Tax Consequences -- Taxation of Debt Securities" in the prospectus.

      If the holders of any Offered Regular Certificates are treated as acquiring their REMIC Regular Interest Components at a premium, the holders are encouraged to consult their tax advisors regarding the election to amortize bond premium and the method to be employed. See "Material Federal Income Tax Consequences -- Taxation of Debt Securities" in the prospectus.

Taxation of the Net Rate Carryover Components of the Offered Regular
Certificates

In General

      The following discussions assume that the rights of holders of the Offered Regular Certificates with respect to the Net Rate Carryover Component will be treated as rights under a notional principal contract rather than as interests in a partnership for federal income tax purposes. If these rights were treated as representing interests in an entity taxable as a partnership for federal income tax purposes, then there could be different tax timing consequences to all such certificateholders and different withholding tax consequences on payments to certificateholders who are non-U.S. Persons. Prospective investors in the Offered Regular Certificates are encouraged to consult their tax advisors regarding their appropriate tax treatment.

The Rights of the Offered Regular Certificates With Respect to the Net Rate Carryover Component

      For tax information reporting purposes, the Trustee (1) will treat the Net Rate Carryover Component of the Offered Regular Certificates as rights of holders of such Certificates to receive payments under a notional principal contract and (2) anticipates assuming that these rights will have an insubstantial value relative to the value of the REMIC Regular Interest Components of the Offered Regular Certificates. The IRS could, however, successfully argue that the Net Rate Carryover Component of one or more classes of Offered Regular Certificates has a greater value. Similarly, the Trustee could determine that the Net Rate Carryover Component of one or more classes of the Offered Regular Certificates has a greater value. In either case, the REMIC Regular Interest Component of the Offered Regular Certificates could be viewed as having been issued with either an additional amount of OID (which could cause the total amount of discount to exceed a statutorily defined de minimis amount) or with less premium (which would reduce the amount of premium available to be used as an offset against interest income). See "Material Federal Income Tax Consequences -- Taxation of Debt Securities" in the prospectus. In addition, the Net Rate Carryover Component could be viewed as having been purchased at a higher cost. These changes could affect the timing and amount of income and deductions on the REMIC Regular Interest Component and Net Rate Carryover Component.

      The portion of the overall purchase price of an Offered Regular Certificate attributable to the Net Rate Carryover Component must be amortized over the life of the Certificate, taking into account the declining balance of the related REMIC Regular Interest Component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate corridor contract. Under one method -- the level yield constant interest method -- the price paid for an interest rate corridor agreement is amortized over the life of the corridor as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are encouraged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Net Rate Carryover Component of such a Certificate.

      Any payments received by a holder of an Offered Regular Certificate as Net Rate Carryover will be treated as periodic payments received under a notional principal contract. For any taxable year, to the extent the periodic payments received exceeds the amortization of the purchase price of the Net Rate Carryover Component, such excess will be ordinary income. Conversely, to the extent the amortization of the purchase price exceeds the periodic payments, such excess will be allowable as an ordinary deduction. In the case of an individual, such deduction will be subject to the 2-percent floor imposed on miscellaneous itemized deductions under section 67 of the Code and may be subject to the overall limitation on itemized deductions imposed under section 68 of the Code. In addition, miscellaneous itemized deductions are not allowed for purposes of computing the alternative minimum tax.

Dispositions of Offered Regular Certificates

      Upon the sale, exchange, or other disposition of an Offered Regular Certificate, holders of the Offered Regular Certificates must allocate the amount realized between the REMIC Regular Interest Component and the Net Rate Carryover Component based on the relative fair market values of those components at the time of sale. Assuming that the Offered Regular Certificates are held as "capital assets" within the meaning of Section 1221 of the Code, any gain or loss on the disposition of the Net Rate Carryover Component should result in capital gain or loss and any gain or loss on the disposition of the REMIC Regular Interest Component should result in capital gain or loss. Gain with respect to the REMIC Regular Interest Component, however, will be treated as ordinary income, to the extent it does not exceed the excess (if any) of:

            (1) the amount that would have been includible in the holder's gross income with respect to the REMIC Regular Interest Component had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in section 1274(d) of the Code determined as of the date of purchase of the Certificate over

            (2)   the amount actually included in the holder's income.

Tax Treatment For Certain Purposes

      As described more fully under "Material Federal Income Tax Consequences-- Taxation of the REMIC and Its Holders" in the prospectus, the REMIC Regular Interest Components of the Offered Regular Certificates will represent "real estate assets" under Section 856(c)(5)(B) of the Code and qualifying assets under Section 7701(a)(19)(C) of the Code in the same (or greater) proportion that the assets of the issuing entity will be so treated, and income on the REMIC Regular Interest Components of the Offered Regular Certificates will represent "interest on obligations secured by mortgages on real property or on interests in real property" under Section 856(c)(3)(B) of the Code in the same (or greater) proportion that the income on the assets of the issuing entity will be so treated. The Net Rate Carryover Component of the Offered Regular Certificates will not qualify as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code. The REMIC Regular Interest Component of the Offered Regular Certificates (but not the Net Rate Carryover Component) will represent qualifying assets under Section 860G(a)(3) of the Code if acquired by a REMIC within the presecribed time periods of the Code. Because of the Net Rate Carryover Components, however, holders of the Offered Regular Certificates are encouraged to consult with their tax advisors before resecuritizing those Certificates in a REMIC.

      Because of the Net Rate Carryover Component of an Offered Regular Certificate, holders of the Offered Regular Certificates are encouraged to consult with their tax advisors before resecuritizing their Offered Regular Certificates in a REMIC.

Residual Certificates

      The holders of the Residual Certificates must include the taxable income of each underlying REMIC and the Master REMIC in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to them during certain periods. All or a portion of the taxable income from a Residual Certificate recognized by a holder may be treated as "excess inclusion" income, which with limited exceptions, cannot be reduced by deductions (including net operating losses) and in all cases, is subject to U.S. federal income tax.

      In computing alternative minimum taxable income, the special rule providing that taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year does not apply. However, a taxpayer's alternative minimum taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year. In addition, the amount of any alternative minimum tax net operating loss is determined without regard to any excess inclusions.

      Effective August 1, 2006, temporary regulations issued by the Internal Revenue Service (the "Temporary regulations") have modified the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a foreign person (or subject to withholding tax) until paid or distributed. The new regulations accelerate the time both for reporting, and tax withholding on, excess inclusions allocated to the foreign equity holders of partnerships and certain other pass-through entities. The new rules also provide that excess inclusions are United States sourced income. The timing rules apply to a particular REMIC residual interest and a particular foreign person, if the first allocation of income from the residual interest to the foreign person occurs after July 31, 2006. The source rules apply for taxable years ending after August 1, 2006.

      Under the Temporary regulations, in the case of REMIC residual interests held by a foreign person through a partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnership's taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) of the Code as a result of a distribution by the partnership to the foreign partner or a disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership's residual interest in the REMIC, a disposition of the foreign partner's interest in the partnership, or any other reduction in the foreign partner's allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

      Similarly, in the case of a REMIC residual interest held by a foreign person as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the foreign person must be taken into income at the same time that other income from the trust, company, fund, or organization would be taken into account.

      Under the Temporary regulations, excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax. In addition, in the case of excess inclusions allocable to a foreign person as a partner, the Temporary regulations eliminate an important exception to the withholding requirements under which a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent has control over the payee's money or property and knows the facts giving rise to the payment.

      Purchasers of a Residual Certificate (that is, one of the Class A-R Certificates) are encouraged to consider carefully the tax consequences of an investment in Residual Certificates discussed in the prospectus and consult their tax advisors with respect to those consequences. See "Material Federal Income Tax Consequences -- Taxation of Holders of REMIC Residual Interests" in the prospectus. In particular, prospective holders of Residual Certificates are encouraged to consult their tax advisors regarding whether a Residual Certificate will be treated as a "noneconomic" residual interest, as a "tax avoidance potential" residual interest, or as both. Among other things, holders of Noneconomic Residual Certificates should be aware of REMIC regulations that govern the treatment of "inducement fees" and that may affect their ability to transfer their Residual Certificates. See "Material Federal Income Tax Consequences -- Taxation of Holders of REMIC Residual Interests -- Restrictions on Ownership and Transfer of REMIC Residual Interests," " -- Treatment of Inducement Fees," and "Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" in the prospectus.

      Additionally, for information regarding Prohibited Transactions and Treatment of Realized Losses, see "Material Federal Income Tax Consequences -- Taxation of the REMIC" in the prospectus.

      As a result of the Economic Growth and Tax Relief Reconciliation Act of 2001 (the "2001 Act"), limitations imposed by section 68 of the Code on claiming itemized deductions will be phased-out commencing in 2006, which will affect individuals holding Residual Certificates. In addition, as a result of the Jobs and Growth Tax Reconciliation Act of 2003 (the "2003 Act"), the backup withholding rate has been reduced to 28%. Unless they are amended, all provisions of the 2001 Act and the 2003 Act will no longer apply for taxable years beginning on or after December 31, 2010. See "Material Federal Income Tax Consequences" in the prospectus. Investors are encouraged to consult their tax advisors with respect to both statutes.

                                  OTHER TAXES

      No representations are made regarding the tax consequences of the purchase, ownership or disposition of the Certificates under any state, local or foreign tax law.

      All investors are encouraged to consult their tax advisors regarding the federal, state, local or foreign tax consequences of purchasing, owning or disposing of the Certificates.

                             ERISA CONSIDERATIONS

      Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), prohibits "parties in interest" with respect to an employee benefit plan or other arrangement subject to ERISA from engaging in certain transactions involving the plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving "disqualified persons" and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that section (collectively with employee benefit plans subject to ERISA, "Plans"); ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire the Offered Certificates (directly or indirectly through investment by an entity or account holding assets of the Plan) is encouraged to consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of Offered Certificates. See "ERISA Considerations" in the prospectus.

      Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of these plans may be invested in the Offered Certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. Any plan of this type which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules set forth in Section 503 of the Code.

      Investments by Plans or with assets of Plans that are subject to ERISA must satisfy ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the Home Equity Loans. It is anticipated that the Certificates will constitute "equity interests" in the issuing entity for the purpose of the Plan Assets Regulation.

      The U.S. Department of Labor has granted to the underwriters substantially identical administrative exemptions (collectively, the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, issued by entities that hold investment pools consisting of certain receivables, loans and other obligations and the servicing, operation and management of these entities, provided that the conditions and requirements of the Exemption, including the requirement that an investing Plan be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended, are met. The Exemption extends exemptive relief to certificates rated in one of the two highest generic rating categories by at least one rating agency that are not subordinated to any other security of the issuer if the loan-to value ratio of any single-family residential mortgage loan or home equity loan held in the trust exceeded 100% on the date of issuance of the certificate, when the conditions of the Exemption are met.

      The Underwriter Exemption will not apply to any of the certificates if any mortgage loan or other asset held in the issuing entity (other than a single family mortgage loan or home equity loan) has a loan-to-value ratio that exceeds 100% on the date of issuance of the certificates or if any single-family residential mortgage loan or home equity loan has a loan-to-value ratio that exceeds 125% on the date of issuance of the certificates. As noted above, when the issuing entity contains single-family residential mortgage loans or home equity loans with a loan-to-value ratio that exceeds 100% (but does not exceed 125%) on the date of issuance, only certificates that are rated in one of the two highest rating categories by a rating agency and that are not subordinated are eligible for relief under the Underwriter Exemption.

      The Exemption provides exemptive relief to certain mortgage-backed and asset-backed securities transactions using a pre-funding account. Home equity loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the entity, may be transferred to the entity within a 90-day or three-month period following the Closing Date, instead of being required to be either identified or transferred on or before the Closing Date. The relief is available when the pre-funding arrangements satisfy certain conditions.

      For a general description of the Exemption and the conditions that must be met for the Exemption to apply, see "ERISA Considerations" in the prospectus.

      It is expected that the Exemption will apply to the acquisition and holding of the Offered Certificates (other than the Class A-R Certificates) by Plans and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single borrower that is the obligor on five percent (5%) of the Home Equity Loans included in the issuing entity by aggregate unamortized principal balance of the assets of the issuing entity.

      The rating of a Certificate may change. If a class of Certificates no longer has a rating of at least AA- or its equivalent from at least one Rating Agency, Certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the security when it had a permitted rating would not be required by the Exemption to dispose of it). An Offered Certificate that satisfies the requirements of the Exemption other than the rating requirement may be eligible for purchase by an insurance company general account that includes plan assets in reliance on Sections I and III of Prohibited Transaction Class Exemption 95-60.

      The Class A-R Certificates do not meet the requirements of the Exemption or any comparable individual administrative exemption granted to any underwriter. Consequently, the Class A-R Certificates may be transferred only if the Trustee receives:

      o a representation from the transferee of the Certificate, acceptable to and in form and substance satisfactory to the Trustee, that the transferee is not a Plan, or a person acting on behalf of a Plan or using a Plan's assets to effect the transfer; or

      o an opinion of counsel satisfactory to the Trustee that the purchase and holding of the Certificate by a Plan, or a person acting on behalf of a Plan or using a Plan's assets, will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement.

      If the representation is not true, or any attempt to transfer to a Plan or a person acting on behalf of a Plan or using the Plan's assets is initiated without the required opinion of counsel, the attempted transfer or acquisition shall be void.

      Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Code, the effect of the Plan Assets Regulation, the applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the issuing entity represented by an interest in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

      The sale of the Offered Certificates to a Plan is in no respect a representation by the issuing entity or any underwriter of the Certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                            METHOD OF DISTRIBUTION

      Subject to the terms and conditions set forth in the Underwriting Agreement among the Depositor, Countrywide Securities Corporation (an affiliate of the Depositor, the Sellers and the Master Servicer) and Greenwich Capital Markets Inc. (collectively, the "Underwriters"), the Depositor has agreed to sell the Offered Certificates (other than the Class A-R Certificates) (the "Underwritten Certificates") to the Underwriters, and each Underwriter has severally agreed to purchase from the Depositor the initial Certificate Principal Balance of each class of Class A Certificates set forth under its name below.

                           Countrywide
                            Securities      Greenwich Capital
      Class                Corporation         Markets Inc.
      -----            ------------------  --------------------
      Class A-1-A......   $ 478,308,600        $ 53,145,400
      Class A-1-B......   $ 148,500,000        $ 16,500,000
      Class A-2........   $ 158,310,900        $ 17,590,100
      Class A-3........   $ 279,112,500        $ 31,012,500
      Class A-4........   $ 107,254,800        $ 11,917,200
      Class A-5........   $ 124,513,200        $ 13,834,800
      Class A-6........   $ 144,000,000        $ 16,000,000
                       ----------------------------------------
      Total............ $ 1,440,000,000       $ 160,000,000

      The Depositor has been advised by each Underwriter that it proposes initially to offer the Underwritten Certificates to certain dealers at the prices set forth on the cover page less a selling concession not to exceed the percentage of the Certificate denomination set forth below, and that each Underwriter may allow, and the dealers may reallow, a reallowance discount not to exceed the percentage of the Certificate denomination set forth below:

                                              Selling          Reallowance
       Class                                 Concession          Discount
       -----                               --------------    ---------------
       Class A-1-A..................          0.06320%           0.03160%
       Class A-1-B..................          0.06320%           0.03160%
       Class A-2....................          0.09250%           0.04625%
       Class A-3....................          0.15000%           0.07500%
       Class A-4....................          0.21250%           0.10625%
       Class A-5....................          0.37500%           0.18750%
       Class A-6....................          0.35000%           0.17500%

      After the initial public offering, the public offering prices, the concessions and the discounts may be changed.

      The Depositor has been advised by each Underwriter that it intends to make a market in the Underwritten Certificates purchased by it, but no Underwriter has any obligation to do so. We cannot assure you that a secondary market for the Underwritten Certificates (or any particular class thereof) will develop or, if it does develop, that it will continue or that this market will provide sufficient liquidity to certificateholders.

      Until the distribution of the Underwritten Certificates is completed, the rules of the SEC may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Underwritten Certificates. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Underwritten Certificates. The transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Underwritten Certificates.

      In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of the purchases.

      Neither the Depositor nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Underwritten Certificates. In addition, neither the Depositor nor any of the Underwriters makes any representation that the Underwriters will engage in these transactions or that the transactions, once commenced, will not be discontinued without notice.

      The Depositor has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

      The Class A-R Certificates will not be purchased by the Underwriters but will be transferred to Countrywide Home Loans on the Closing Date as partial consideration for the sale of the Home Equity Loans to the Depositor. The Class A-R Certificates may be offered by Countrywide Home Loans (or an affiliate) or the Depositor from time to time directly or through underwriters or agents (either of which may include Countrywide Securities Corporation) in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale, in one or more separate transactions at prices to be negotiated at the time of each sale. Any underwriters or agents that participate in the distribution of the Class A-R Certificates may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of the Class A-R Certificates by them and any discounts, commissions, concessions or other compensation received by any of them may be deemed to be underwriting discounts and commissions under the Securities Act.

                                USE OF PROCEEDS

      It is expected that the proceeds to the Depositor from the sale of the Underwritten Certificates will be approximately $1,597,482,126, plus accrued interest in the case of the Fixed Rate Certificates, before deducting issuance expenses payable by the Depositor, estimated to be approximately $960,000. The Depositor will apply the net proceeds of the sale of the Offered Certificates against the purchase price of the Initial Home Equity Loans on the Closing Date and to make any required deposits in the Pre-Funding Account and the Capitalized Interest Account.

                                 LEGAL MATTERS

      The validity of the Certificates, including certain federal income tax consequences with respect thereto, will be passed upon for the Depositor by Sidley Austin LLP, New York, New York. Certain legal matters will be passed upon for the Underwriters by McKee Nelson LLP.

                                    RATINGS

      It is a condition of the issuance of the Offered Certificates that each class of Offered Certificates set forth below be assigned the ratings at least as high as those designated below by Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and together with Moody's, the "Rating Agencies").

                                       Moody's         S&P
                          Class         Rating       Rating
                       ----------    -----------   ----------
                         A-1-A           Aaa           AAA
                         A-1-B           Aaa           AAA
                         A-2             Aaa           AAA
                         A-3             Aaa           AAA
                         A-4             Aaa           AAA
                         A-5             Aaa           AAA
                         A-6             Aaa           AAA
                         A-R             Aaa           AAA

      The ratings assigned to the Class A-R Certificates only address the return of its Certificate Principal Balance. The Depositor has requested that each Rating Agency maintain ongoing surveillance of the ratings assigned to the Offered Certificates in accordance with the Rating Agency's policy, but we cannot assure you that a Rating Agency will continue its surveillance of the ratings assigned to the Offered Certificates.

      The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Home Equity Loans, the payment of Net Rate Carryover, any payments under the Corridor Contract or the anticipated yields in light of prepayments.

      The Depositor has not requested a rating of any Offered Certificates by any rating agency other than Moody's and S&P. However, we cannot assure you as to whether any other rating agency will rate the Offered Certificates or, if it does, what ratings would be assigned by another rating agency. The ratings assigned by another rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

                                    EXPERTS

      The financial statements, financial statement schedules and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control Over Financial Reporting) of MBIA Inc. and subsidiaries and the financial statements of MBIA Insurance Corporation and subsidiaries incorporated in this prospectus supplement by reference to MBIA Inc.'s Annual Report on Form 10-K for the year ended December 31, 2005 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

                            INDEX OF DEFINED TERMS

2001 Act..................................................................S-99
2003 Act..................................................................S-99
30/10 Balloon Loan........................................................S-26
30/15 Balloon Loan........................................................S-26
30/5 Balloon Loan.........................................................S-26
Accrual Period............................................................S-48
Adjustable Rate Certificates..............................................S-45
Adjusted Mortgage Rate....................................................S-46
Adjusted Net Mortgage Rate................................................S-46
Advance...................................................................S-42
Alternative Documentation Program.........................................S-35
Applied Realized Loss Amount..............................................S-71
Auction Period............................................................S-43
balloon loans.............................................................S-18
Balloon Loans.............................................................S-26
beneficial owner..........................................................S-46
Book-Entry Certificates...................................................S-46
Business Day..............................................................S-46
Capitalized Interest Account..............................................S-33
Carryover Reserve Fund....................................................S-70
Certificate Account.......................................................S-54
Certificate Insurance Policy..............................................S-71
Certificate Insurance Premium.............................................S-48
Certificate Insurance Premium Rate........................................S-48
Certificate Insurer.......................................................S-71
Certificate Insurer Default...............................................S-78
Certificate Insurer Reimbursement Amount..................................S-49
Certificate Owners........................................................S-46
Certificate Principal Balance.............................................S-46
Certificates..............................................................S-45
Charged-off Home Equity Loan..............................................S-43
Charged-off Loan Proceeds.................................................S-47
Charge-off Date...........................................................S-43
Class A Available Funds...................................................S-72
Class A Certificates......................................................S-45
Class A Principal Distribution Amount.....................................S-51
Closing Date...............................................................S-2
Code..........................................................S-32, S-95, S-97
Collateral Value..........................................................S-29
Combined Loan-to-Value Ratio..............................................S-28
Company...................................................................S-73
Compensating Interest.....................................................S-42
Corridor Contract.........................................................S-66
Corridor Contract Administration Agreement................................S-67
Corridor Contract Administrator...........................................S-67
Corridor Contract Assignment Agreement....................................S-66
Corridor Contract Ceiling Rate............................................S-67
Corridor Contract Counterparty............................................S-66
Corridor Contract Notional Balance........................................S-67
Corridor Contract Strike Rate.............................................S-67
Corridor Contract Termination Date........................................S-67
Countrywide Financial.....................................................S-39
Countrywide Home Loans..............................................S-27, S-40
Countrywide Servicing.....................................................S-39
Covered Loans.............................................................S-36
CPR.......................................................................S-86
Credit Insurance Policy...................................................S-36
Credit Insurance Premium..................................................S-49
Credit Insurance Premium..................................................S-37
Credit Insurance Premium Rate.............................................S-49
Credit Insurance Provider.................................................S-36
Cumulative Loss Trigger Event.............................................S-51
Current Interest..........................................................S-49
Cut-off Date........................................................S-26, S-29
Cut-off Date Pool Principal Balance.......................................S-26
Cut-off Date Principal Balance............................................S-26
Deficiency Amount.........................................................S-72
Deficient Valuation.......................................................S-29
Definitive Certificate....................................................S-46
Delay Delivery Home Equity Loans..........................................S-84
Deleted Home Equity Loan..................................................S-32
Delinquency Trigger Event.................................................S-52
Depositor.................................................................S-26
Detailed Description......................................................S-26
Determination Date........................................................S-29
Directing Holder..........................................................S-79
disqualified persons......................................................S-99
Distribution Account......................................................S-57
Distribution Account Deposit Date.........................................S-56
Distribution Date.........................................................S-47
DTC.......................................................................S-46
Due Dates.................................................................S-42
Due Period................................................................S-47
ERISA.....................................................................S-99
Euroclear.................................................................S-46
Excess Cashflow...........................................................S-65
Excess Corridor Contract Payment..........................................S-67
Excess Overcollateralization Amount.......................................S-52
Excess Proceeds...........................................................S-47
Exchange Act..............................................................S-38
Exemption................................................................S-100
Expense Fee Rate..........................................................S-49
Extra Principal Distribution Amount.......................................S-52
Final Recovery Determination..............................................S-47
Final Scheduled Distribution Date.........................................S-52
Fixed Rate Certificates...................................................S-45
Full Documentation Program................................................S-35
Funding Period............................................................S-33
GAAP......................................................................S-74
Global Securities..........................................................I-1
Home Equity Loans.........................................................S-30
Initial Home Equity Loans.................................................S-26
Initial Pool..............................................................S-26
Insurance Proceeds........................................................S-48
Insured Payment...........................................................S-72
Interest Carry Forward Amount.............................................S-49

Interest Determination Date.........................................S-49, S-70
Interest Funds............................................................S-49
Interest Only Loans.......................................................S-27
Interest Remittance Amount................................................S-49
issuing entity............................................................S-44
Last Scheduled Distribution Date..........................................S-86
Liquidation Proceeds......................................................S-48
Loss Coverage Obligation..................................................S-66
Loss Coverage Payment.....................................................S-66
Master REMIC..............................................................S-95
Master Servicer...........................................................S-26
Master Servicer Advance Date..............................................S-42
Master Servicing Fee......................................................S-42
Modeling Assumptions......................................................S-87
Moody's.......................................................S-4, S-74, S-103
Mortgage File.............................................................S-30
Mortgage Notes............................................................S-26
Mortgage Rate.............................................................S-28
Mortgaged Properties......................................................S-26
NAS Principal Distribution Amount.........................................S-52
Net Corridor Contract Payment.............................................S-67
Net Mortgage Rate.........................................................S-42
Net Rate Cap..............................................................S-50
Net Rate Carryover........................................................S-50
Net Rate Carryover Component..............................................S-95
NIM Insurer..........................................................S-1, S-83
NIM Insurer Default.......................................................S-23
OC Floor..................................................................S-52
Offered Certificates......................................................S-45
Offered Regular Certificates..............................................S-95
OID.......................................................................S-96
Old Republic..............................................................S-36
One-Month LIBOR...........................................................S-70
Optional Termination Date.................................................S-79
Overcollateralization Deficiency Amount...................................S-52
Overcollateralization Reduction Amount....................................S-52
Overcollateralization Target Amount.......................................S-53
Overcollateralized Amount.................................................S-53
Participants..............................................................S-46
parties in interest.......................................................S-99
Pass-Through Margin.......................................................S-50
Pass-Through Rate.........................................................S-50
Percentage Interest.......................................................S-48
Plans.....................................................................S-99
Pooling and Servicing Agreement...........................................S-30
Preference Amount.........................................................S-73
Pre-Funded Amount.........................................................S-33
Pre-Funding Account.......................................................S-33
Premium Account...........................................................S-51
Prepayment Interest Excess................................................S-42
Prepayment Interest Shortfall.............................................S-42
Prepayment Model..........................................................S-86
Prepayment Period.........................................................S-29
Principal Distribution Amount.............................................S-53
Principal Remittance Amount...............................................S-53
Purchase Price............................................................S-31
Rating Agencies..........................................................S-103
Realized Loss.............................................................S-54
Record Date...............................................................S-48
Reduced Documentation Program.............................................S-35
Regular Certificates......................................................S-95
Regulation AB.............................................................S-68
REMIC Regular Interest Component..........................................S-95
REO Property..............................................................S-43
Replacement Home Equity Loan..............................................S-32
Required Carryover Reserve Fund Deposit...................................S-70
Required Distributions....................................................S-73
Residual Certificates...............................................S-64, S-95
Rolling Sixty-Day Delinquency Rate........................................S-54
S & P.....................................................................S-74
S&P.................................................................S-4, S-103
SAP.......................................................................S-74
Scheduled Payments........................................................S-27
SEC.................................................................S-26, S-75
Securities Act...........................................................S-102
Seller....................................................................S-26
Seller Interest Shortfall Payment.........................................S-51
Sellers...................................................................S-26
Servicing Advances........................................................S-56
Servicing Fee Rate........................................................S-42
significance estimate.....................................................S-69
significance percentage...................................................S-69
Sixty-Day Delinquency Rate................................................S-54
Sponsor...................................................................S-66
SRFP......................................................................S-69
Stated Income Stated Asset Documentation Program..........................S-35
Stated Principal Balance..................................................S-29
Statistical Calculation Date..............................................S-26
Statistical Calculation Date Pool Principal Balance.......................S-26
Statistical Calculation Pool..............................................S-26
Statistical Calculation Pool Loans........................................S-26
Stepdown Date.............................................................S-54
Streamlined Documentation Program.........................................S-35
Subsequent Home Equity Loans..............................................S-33
Subsequent Recoveries.....................................................S-48
Subsequent Transfer Date..................................................S-33
Super-Streamlined Documentation Program...................................S-35
Swiss Re..................................................................S-69
Tax Counsel...............................................................S-95
Trigger Event.............................................................S-54
Trust.....................................................................S-44
Trust Fund................................................................S-44
Trustee...................................................................S-26
Trustee Fee...............................................................S-59
Trustee Fee Rate..........................................................S-51
U.S. Person................................................................I-4
underlying REMIC..........................................................S-95
underlying REMIC Regular Interests........................................S-95
Underwriters.............................................................S-101
Underwritten Certificates................................................S-101

Unpaid Realized Loss Amount...............................................S-54
Voting Rights.............................................................S-77

                                                                                                                      ANNEX A


                                                       THE STATISTICAL CALCULATION POOL

                                                                Loan Programs


                                                                                            Weighted              Weighted
                                                                        Average   Weighted   Average   Weighted    Average
                            Number of     Aggregate        % of        Principal  Average   Remaining  Average    Original
                           Statistical    Principal     Statistical     Balance   Current      Term      FICO      Combined
                             Mortgage      Balance       Mortgage     Outstanding Mortgage to Maturity  Credit  Loan-to-Value
Loan Program                  Loans      Outstanding       Loans          ($)     Rate (%)   (Months)   Score     Ratio (%)
-------------------------- ----------- ---------------  -----------   ----------- -------- ----------- -------- -------------
 10 Year Term ............         580 $    17,372,818         1.40%       29,953    7.943      119.78      717          76.2
 15 Year Term ............       5,557     227,797,520        18.34        40,993    8.178      179.62      708          83.9
 20 Year Term ............         134       7,051,712         0.57        52,625    9.610      238.84      684          86.5
 25 Year Term ............          12         634,500         0.05        52,875   10.714      297.84      662          88.9
 30 Year Term ............       1,680     103,975,087         8.37        61,890    8.515      358.66      707          89.4
 10 Year Term - 10 Year
    Interest Only Period .         249      15,122,650         1.22        60,734    8.905      119.59      717          93.4
 15 Year Term - 10 Year
    Interest Only Period .           1          49,000           (1)       49,000    8.925      179.00      739         100.0
 15 Year Term - 15 Year
    Interest Only Period .         929      62,505,105         5.03        67,282    8.657      179.60      717          93.3
 25 Year Term - 10 Year
    Interest Only Period .       2,751     180,268,017        14.51        65,528    8.694      299.56      714          90.5
 25 Year Term - 15 Year
    Interest Only Period .           1          26,165           (1)       26,165   11.625      299.00      667          89.4
 30 Year Term - 10 Year
    Interest Only Period .          19       1,067,555         0.09        56,187   11.084      358.83      720          95.5
 30/5 Fixed Balloon ......           1          48,726           (1)       48,726    8.000       58.00      723          99.7
 30/10 Fixed Balloon .....           2         181,677         0.01        90,839    7.900      118.00      707          90.0
 30/15 Fixed Balloon .....      12,261     625,898,501        50.39        51,048    8.821      179.44      709          92.0
   Total ................. ----------- ---------------  -----------
                                24,177 $ 1,241,999,033       100.00%
                           =========== ===============  ===========

   ___________
   (1)  Less than 0.01%


                                                     Original Terms to Stated Maturity(1)


                                                                                            Weighted              Weighted
                                                                        Average   Weighted   Average   Weighted    Average
                            Number of     Aggregate        % of        Principal  Average   Remaining  Average    Original
                           Statistical    Principal     Statistical     Balance   Current      Term      FICO      Combined
Original Term                Mortgage      Balance       Mortgage     Outstanding Mortgage to Maturity  Credit  Loan-to-Value
to Maturity (Months)          Loans      Outstanding       Loans          ($)     Rate (%)   (Months)   Score     Ratio (%)
-------------------------- ----------- ---------------  -----------   ----------- -------- ----------- -------- -------------
 60 ......................           1 $        48,726           (2)       48,726    8.000       58.00      723          99.7
 120 .....................         831      32,677,145         2.63%       39,323    8.388      119.68      717          84.2
 180 .....................      18,748     916,250,126        73.77        48,872    8.650      179.49      709          90.1
 240 .....................         134       7,051,712         0.57        52,625    9.610      238.84      684          86.5
 300 .....................       2,764     180,928,682        14.57        65,459    8.702      299.56      714          90.5
 360 .....................       1,699     105,042,642         8.46        61,826    8.541      358.66      707          89.4
   Total ................. ----------- ---------------  -----------
                                24,177 $ 1,241,999,033       100.00%
                           =========== ===============  ===========

   ____________
   (1) As of the Statistical Calculation Date, the weighted average original term to stated maturity of the Statistical Mortgage Loans was approximately 211 months.
   (2)   Less than 0.01%.

                                                 Current Mortgage Loan Principal Balances(1)


                                                                                            Weighted              Weighted
                                                                        Average   Weighted   Average   Weighted    Average
                             Number of     Aggregate        % of       Principal  Average   Remaining  Average    Original
Range of                    Statistical    Principal     Statistical    Balance   Current      Term      FICO      Combined
Current Mortgage              Mortgage      Balance       Mortgage    Outstanding Mortgage to Maturity  Credit  Loan-to-Value
Loan Principal Balances ($)    Loans      Outstanding       Loans         ($)     Rate (%)   (Months)   Score     Ratio (%)
--------------------------- ----------- ---------------  -----------  ----------- -------- ----------- -------- -------------
0.01 - 25,000.00 .........        5,164 $    95,326,489         7.68%      18,460    8.823      190.84      708          87.7
25,000.01 - 50,000.00 ....        9,765     359,780,752        28.97       36,844    8.654      201.90      708          89.8
50,000.01 - 75,000.00 ....        5,015     307,500,468        24.76       61,316    8.582      211.65      709          90.1
75,000.01 - 100,000.00 ...        2,377     207,799,286        16.73       87,421    8.585      215.39      709          90.5
100,000.01 - 150,000.00 ..        1,294     157,812,039        12.71      121,957    8.781      221.42      713          91.9
150,000.01 - 200,000.00 ..          382      66,776,449         5.38      174,807    8.727      233.80      711          89.4
200,000.01 - 250,000.00 ..          119      27,384,197         2.20      230,119    8.297      233.38      716          87.6
250,000.01 - 300,000.00 ..           33       9,267,551         0.75      280,835    8.227      220.01      727          79.8
300,000.01 - 350,000.00 ..           15       4,875,187         0.39      325,012    8.223      220.89      724          85.8
350,000.01 - 400,000.00 ..            7       2,672,981         0.22      381,854    9.076      195.14      735          88.4
400,000.01 - 450,000.00 ..            3       1,331,000         0.11      443,667    9.960      220.57      709          90.3
450,000.01 - 500,000.00 ..            2         922,635         0.07      461,318    7.448      237.66      759          92.5
500,000.01 - 550,000.00 ..            1         550,000         0.04      550,000    8.875      300.00      699          85.1
   Total .................  ----------- ---------------  -----------
                                 24,177 $ 1,241,999,033       100.00%
                            =========== ===============  ===========

   ___________
   (1) As of the Statistical Calculation Date, the average current mortgage loan principal balance of the Statistical Mortgage Loans was approximately $51,371.

                                                State Distribution of Mortgaged Properties(1)


                                                                                           Weighted              Weighted
                                                                       Average   Weighted   Average   Weighted    Average
                            Number of     Aggregate        % of       Principal  Average   Remaining  Average    Original
                           Statistical    Principal     Statistical    Balance   Current      Term      FICO      Combined
                             Mortgage      Balance       Mortgage    Outstanding Mortgage to Maturity  Credit  Loan-to-Value
State                         Loans      Outstanding       Loans         ($)     Rate (%)   (Months)   Score     Ratio (%)
-------------------------- ----------- ---------------  -----------  ----------- -------- ----------- -------- -------------
Alabama ..................         492 $    18,278,569         1.47%      37,152    8.407      198.55      708          92.0
Alaska ...................          66       3,386,776         0.27       51,315    8.656      203.19      722          88.8
Arizona ..................       1,120      57,437,188         4.62       51,283    8.524      209.91      712          89.8
Arkansas .................           5         167,672         0.01       33,534    9.172      308.58      673          96.7
California ...............       4,850     357,126,689        28.75       73,634    8.438      230.07      715          87.6
Colorado .................         734      34,603,677         2.79       47,144    8.794      200.86      714          93.0
Connecticut ..............         214      11,310,572         0.91       52,853    8.641      208.15      704          90.7
Delaware .................          71       3,362,847         0.27       47,364    8.366      205.14      696          87.7
District of Columbia .....          36       2,502,795         0.20       69,522    9.251      213.00      705          93.7
Florida ..................       1,683      82,567,319         6.65       49,060    8.697      206.26      709          88.2
Georgia ..................         719      29,175,001         2.35       40,577    9.063      211.80      699          94.4
Hawaii ...................         185      14,258,640         1.15       77,074    8.556      216.70      726          85.0
Idaho ....................         257      10,969,684         0.88       42,684    8.550      200.79      712          88.2
Illinois .................         618      28,667,719         2.31       46,388    9.035      194.89      705          92.7
Indiana ..................         423      14,372,066         1.16       33,977    8.853      194.03      705          93.8
Iowa .....................          97       3,227,417         0.26       33,272    8.804      187.30      708          90.1
Kansas ...................         142       5,219,315         0.42       36,756    8.956      208.23      704          95.6
Kentucky .................         283      10,165,707         0.82       35,921    8.382      198.60      706          93.1
Louisiana ................         128       5,012,970         0.40       39,164    8.590      190.21      700          89.1
Maine ....................          69       2,571,804         0.21       37,273    8.554      199.43      702          87.8
Maryland .................         499      30,974,316         2.49       62,073    8.969      205.92      698          90.5
Massachusetts ............         423      23,784,620         1.92       56,228    8.550      210.08      705          89.5
Michigan .................         990      34,234,252         2.76       34,580    8.642      190.80      711          92.9
Minnesota ................         411      19,627,515         1.58       47,756    8.741      197.91      709          91.5
Mississippi ..............          89       2,847,696         0.23       31,997    8.650      195.97      695          92.2
Missouri .................         453      15,963,907         1.29       35,240    8.357      197.78      704          92.7
Montana ..................         113       4,673,894         0.38       41,362    8.574      190.25      715          86.8
Nebraska .................          58       2,143,892         0.17       36,964    8.344      214.41      713          91.7
Nevada ...................         792      43,178,688         3.48       54,519    8.706      211.94      718          91.7
New Hampshire ............         101       5,156,538         0.42       51,055    8.130      197.13      697          90.7
New Jersey ...............         576      31,841,945         2.56       55,281    8.929      193.11      699          87.7
New Mexico ...............         145       6,682,972         0.54       46,089    9.173      210.17      701          86.9
New York .................         565      36,299,545         2.92       64,247    8.917      208.27      705          88.6
North Carolina ...........         531      21,058,770         1.70       39,659    9.046      206.06      707          92.0
North Dakota .............          18         590,245         0.05       32,791    8.741      205.52      708          94.3
Ohio .....................         707      24,353,474         1.96       34,446    8.434      188.37      708          93.1
Oklahoma .................         162       5,382,619         0.43       33,226    8.797      208.84      702          92.9
Oregon ...................         517      25,889,757         2.08       50,077    8.365      206.04      705          88.7
Pennsylvania .............         586      26,231,208         2.11       44,763    8.785      203.03      707          90.2
Rhode Island .............          50       2,609,669         0.21       52,193    8.534      184.63      711          87.4
South Carolina ...........         195       7,817,817         0.63       40,091    9.127      241.28      699          90.3
South Dakota .............          25         929,944         0.07       37,198    8.571      186.97      698          93.5
Tennessee ................         487      17,080,091         1.38       35,072    8.354      195.67      709          93.6
Texas ....................       1,110      37,111,890         2.99       33,434    8.880      200.40      713          96.1
Utah .....................         534      24,239,777         1.95       45,393    8.757      198.16      712          91.4
Vermont ..................          15         588,305         0.05       39,220    9.879      221.96      690          90.1
Virginia .................         609      36,050,694         2.90       59,197    8.774      206.64      702          90.2
Washington ...............         720      38,579,100         3.11       53,582    9.076      204.92      701          89.9
West Virginia ............          51       2,202,423         0.18       43,185    9.077      206.44      707          93.1
Wisconsin ................         405      17,113,327         1.38       42,255    8.336      187.47      712          90.8
Wyoming ..................          48       2,375,714         0.19       49,494    8.411      217.78      713          88.6
   Total .................  ---------- ---------------  -----------
                                24,177 $ 1,241,999,033       100.00%
                            ========== ===============  ===========

   _________
   (1) As of the Statistical Calculation Date, no more than approximately 0.26% of the Statistical Mortgage Loans was secured by mortgaged properties located in any one postal zip code area.

                                                  Original Combined Loan-to-Value Ratios(1)


                                                                                           Weighted              Weighted
                                                                       Average   Weighted   Average   Weighted    Average
Range of Original           Number of     Aggregate        % of       Principal  Average   Remaining  Average    Original
Combined                   Statistical    Principal     Statistical    Balance   Current      Term      FICO      Combined
Loan-to-Value Ratios         Mortgage      Balance       Mortgage    Outstanding Mortgage to Maturity  Credit  Loan-to-Value
(%)                           Loans      Outstanding       Loans         ($)     Rate (%)   (Months)   Score     Ratio (%)
-------------------------- ----------- ---------------  -----------  ----------- -------- ----------- -------- -------------
50.00 or Less ............         582 $    26,271,696         2.12%      45,140    7.428      203.13      726          39.5
50.01 - 55.00 ............         226      12,454,283         1.00       55,107    7.537      212.62      715          52.6
55.01 - 60.00 ............         282      14,353,481         1.16       50,899    7.374      212.49      724          57.7
60.01 - 65.00 ............         344      19,057,448         1.53       55,400    7.553      217.31      716          62.6
65.01 - 70.00 ............         445      25,424,114         2.05       57,133    7.728      208.32      709          67.9
70.01 - 75.00 ............         568      31,981,936         2.58       56,306    7.801      212.25      710          72.6
75.01 - 80.00 ............       1,011      57,861,231         4.66       57,232    8.118      210.09      706          78.1
80.01 - 85.00 ............       1,455      65,548,169         5.28       45,050    8.198      210.79      707          83.0
85.01 - 90.00 ............       5,843     264,036,116        21.26       45,188    8.699      211.36      708          89.0
90.01 - 95.00 ............       6,166     310,840,361        25.03       50,412    8.684      209.67      701          94.1
95.01 - 100.00 ...........       7,255     414,170,199        33.35       57,088    9.057      211.79      717          99.5
   Total .................  ---------- ---------------  -----------
                                24,177 $ 1,241,999,033       100.00%
                            ========== ===============  ===========

   _________
   (1) As of the Statistical Calculation Date, the weighted average original Combined Loan-to-Value Ratio of the Statistical Mortgage Loans was approximately 89.93%.


                                                          Current Mortgage Rates(1)


                                                                                           Weighted              Weighted
                                                                       Average   Weighted   Average   Weighted    Average
                            Number of     Aggregate        % of       Principal  Average   Remaining  Average    Original
                           Statistical    Principal     Statistical    Balance   Current      Term      FICO      Combined
Range of Current             Mortgage      Balance       Mortgage    Outstanding Mortgage to Maturity  Credit  Loan-to-Value
Mortgage Rates (%)            Loans      Outstanding       Loans         ($)     Rate (%)   (Months)   Score     Ratio (%)
-------------------------- ----------- ---------------  -----------  ----------- -------- ----------- -------- -------------
4.501 - 5.000 ............           2 $       140,993         0.01%      70,496    4.947      278.47      794          71.1
5.001 - 5.500 ............           2         407,888         0.03      203,944    5.347      179.39      720          80.8
5.501 - 6.000 ............         303      23,174,315         1.87       76,483    5.994      270.20      732          74.1
6.001 - 6.500 ............         515      33,676,034         2.71       65,390    6.404      233.95      732          78.4
6.501 - 7.000 ............       1,510      82,567,008         6.65       54,680    6.870      203.51      728          80.6
7.001 - 7.500 ............       2,723     141,760,420        11.41       52,060    7.375      204.50      720          86.0
7.501 - 8.000 ............       3,875     198,790,391        16.01       51,301    7.819      208.02      717          89.1
8.001 - 8.500 ............       3,457     169,030,495        13.61       48,895    8.345      209.13      711          91.5
8.501 - 9.000 ............       3,811     188,353,496        15.17       49,424    8.819      208.52      706          92.4
9.001 - 9.500 ............       2,379     119,247,837         9.60       50,125    9.328      212.43      701          93.4
9.501 - 10.000 ...........       2,176     108,296,937         8.72       49,769    9.810      209.83      700          93.6
10.001 - 10.500 ..........       1,186      57,171,286         4.60       48,205   10.333      211.46      697          93.7
10.501 - 11.000 ..........         931      48,674,418         3.92       52,282   10.808      208.97      692          94.1
11.001 - 11.500 ..........         411      22,469,120         1.81       54,669   11.331      218.09      689          93.3
11.501 - 12.000 ..........         585      29,926,589         2.41       51,157   11.880      209.51      690          93.6
12.001 - 12.500 ..........         110       6,862,430         0.55       62,386   12.319      235.46      678          94.9
12.501 - 13.000 ..........          67       4,340,064         0.35       64,777   12.777      260.26      678          95.3
13.001 - 13.500 ..........          39       1,972,315         0.16       50,572   13.350      243.60      686          98.5
13.501 - 14.000 ..........          35       1,761,840         0.14       50,338   13.806      231.63      682          96.7
Greater than 14.000 ......          60       3,375,156         0.27       56,253   14.967      233.08      673          98.8
   Total .................  ---------- ---------------  -----------
                                24,177 $ 1,241,999,033       100.00%
                            ========== ===============  ===========

   __________
   (1) The current mortgage rates listed in the preceding table include premiums related to the Credit Insurance Policy. As of the Statistical Calculation Date, the weighted average current mortgage rate of the Statistical Mortgage Loans was approximately 8.647% per annum. As of the Statistical Calculation Date, the weighted average current mortgage rate of the Statistical Mortgage Loans net of the premium charged in connection with the Credit Insurance Policy, the Master Servicing Fees and the Trustee Fee was approximately 7.630% per annum.

                                                        Types of Mortgaged Properties


                                                                                           Weighted              Weighted
                                                                       Average   Weighted   Average   Weighted    Average
                            Number of     Aggregate        % of       Principal  Average   Remaining  Average    Original
                           Statistical    Principal     Statistical    Balance   Current      Term      FICO      Combined
                             Mortgage      Balance       Mortgage    Outstanding Mortgage to Maturity  Credit  Loan-to-Value
Property Type                 Loans      Outstanding       Loans         ($)     Rate (%)   (Months)   Score     Ratio (%)
-------------------------- ----------- ---------------  -----------  ----------- -------- ----------- -------- -------------
Single Family Residence ..      16,503 $   839,183,081        67.57%      50,850    8.573      209.99      707          88.9
Planned Unit Development .       4,794     260,668,840        20.99       54,374    8.722      212.10      712          92.2
Low-rise Condominium .....       2,054      95,917,786         7.72       46,698    8.733      215.61      719          91.8
2 Family Home ............         437      24,776,408         1.99       56,697    9.414      210.11      719          92.1
High-rise Condominium ....         214      12,027,976         0.97       56,205    8.924      216.73      725          94.1
4 Family Home ............          99       5,055,312         0.41       51,064   10.287      200.88      723          87.3
3 Family Home ............          65       3,909,441         0.31       60,145    9.431      206.54      715          87.9
Hotel Condominium ........          11         460,189         0.04       41,835    9.216      229.88      714          98.8
   Total .................  ---------- ---------------  -----------
                                24,177 $ 1,241,999,033       100.00%
                            ========== ===============  ===========


                                                          Purpose of Mortgage Loans


                                                                                           Weighted              Weighted
                                                                       Average   Weighted   Average   Weighted    Average
                            Number of     Aggregate        % of       Principal  Average   Remaining  Average    Original
                           Statistical    Principal     Statistical    Balance   Current      Term      FICO      Combined
                             Mortgage      Balance       Mortgage    Outstanding Mortgage to Maturity  Credit  Loan-to-Value
Loan Purpose                  Loans      Outstanding       Loans         ($)     Rate (%)   (Months)   Score     Ratio (%)
-------------------------- ----------- ---------------  -----------  ----------- -------- ----------- -------- -------------
Refinance (cash-out) .....      13,452 $   699,674,605        56.33%      52,013    8.406      208.96      702          86.3
Purchase .................       8,208     411,611,036        33.14       50,148    9.084      213.74      723          96.5
Refinance (rate/term) ....       2,517     130,713,392        10.52       51,932    8.557      212.30      710          88.7
   Total .................  ---------- ---------------  -----------
                                24,177 $ 1,241,999,033       100.00%
                            ========== ===============  ===========


                                                              Occupancy Types(1)


                                                                                           Weighted              Weighted
                                                                       Average   Weighted   Average   Weighted    Average
                            Number of     Aggregate        % of       Principal  Average   Remaining  Average    Original
                           Statistical    Principal     Statistical    Balance   Current      Term      FICO      Combined
Occupancy Type                Loans      Outstanding       Loans         ($)     Rate (%)   (Months)   Score     Ratio (%)
-------------------------- ----------- ---------------  -----------  ----------- -------- ----------- -------- -------------
Primary Residence ........      22,663 $ 1,183,105,929        95.26%      52,204    8.597      210.89      709          90.0
Investment Property ......         889      31,146,912         2.51       35,036   10.142      207.81      720          86.5
Secondary Residence ......         625      27,746,192         2.23       44,394    9.087      214.41      728          89.0
   Total .................  ---------- ---------------  -----------
                                24,177 $ 1,241,999,033       100.00%
                            ========== ===============  ===========

   ___________
   (1) Based upon representations of the related borrowers at the time of origination.

                                                        Remaining Terms to Maturity(1)


                                                                                           Weighted              Weighted
                                                                       Average   Weighted   Average   Weighted    Average
Range of                    Number of     Aggregate        % of       Principal  Average   Remaining  Average    Original
Remaining Terms to         Statistical    Principal     Statistical    Balance   Current      Term      FICO      Combined
Maturity (Months)             Loans      Outstanding       Loans         ($)     Rate (%)   (Months)   Score     Ratio (%)
-------------------------- ----------- ---------------  -----------  ----------- -------- ----------- -------- -------------
1 - 120 ..................         833 $    32,733,419         2.64%      39,296    8.388      119.57      717          84.3
121 - 180 ................      18,748     916,250,126        73.77       48,872    8.650      179.49      709          90.1
181 - 300 ................       2,900     188,114,044        15.15       64,867    8.737      297.23      713          90.3
301 - 360 ................       1,696     104,901,445         8.45       61,852    8.538      358.86      707          89.5
   Total .................  ---------- ---------------  -----------
                                24,177 $ 1,241,999,033       100.00%
                            ========== ===============  ===========

   ____________
   (1) As of the Statistical Calculation Date, the weighted average remaining term to maturity of the Statistical Mortgage Loans was approximately 211 months.


                                                            Documentation Programs


                                                                                           Weighted              Weighted
                                                                       Average   Weighted   Average   Weighted    Average
                            Number of     Aggregate        % of       Principal  Average   Remaining  Average    Original
                           Statistical    Principal     Statistical    Balance   Current      Term      FICO      Combined
Documentation Program         Loans      Outstanding       Loans         ($)     Rate (%)   (Months)   Score     Ratio (%)
-------------------------- ----------- ---------------  -----------  ----------- -------- ----------- -------- -------------
Reduced ..................       6,547 $   388,848,916        31.31%      59,393    9.353      213.59      717          92.0
Streamlined ..............       6,849     328,428,728        26.44       47,953    7.990      197.07      710          85.0
Full .....................       4,738     255,590,505        20.58       53,945    8.576      231.94      694          91.6
Super-Streamlined ........       3,131     132,852,225        10.70       42,431    8.276      198.30      731          89.2
Alternative ..............       2,724     126,427,840        10.18       46,413    8.577      207.47      693          93.8

Stated Income/Stated Asset         188       9,850,819         0.79       52,398   10.382      233.13      709          92.1
   Total .................  ---------- ---------------  -----------
                                24,177 $ 1,241,999,033       100.00%
                            ========== ===============  ===========

                                                            FICO Credit Scores(1)


                                                                                           Weighted              Weighted
                                                                       Average   Weighted   Average   Weighted    Average
                            Number of     Aggregate        % of       Principal  Average   Remaining  Average    Original
Range of                   Statistical    Principal     Statistical    Balance   Current      Term      FICO      Combined
FICO Credit Scores            Loans      Outstanding       Loans         ($)     Rate (%)   (Months)   Score     Ratio (%)
-------------------------- ----------- ---------------  -----------  ----------- -------- ----------- -------- -------------
Greater than 820 .........           4 $       199,569         0.02%      49,892    7.840      179.28      821          97.5
801 - 820 ................         408      16,518,970         1.33       40,488    8.145      198.10      807          87.1
781 - 800 ................       1,137      55,187,292         4.44       48,538    8.114      212.92      789          87.3
761 - 780 ................       2,054     104,132,356         8.38       50,697    8.268      209.84      770          88.4
741 - 760 ................       2,723     141,574,537        11.40       51,992    8.273      211.65      750          89.1
721 - 740 ................       3,071     169,205,573        13.62       55,098    8.416      211.93      730          90.8
701 - 720 ................       4,080     229,406,403        18.47       56,227    8.511      212.77      710          91.6
681 - 700 ................       3,641     187,430,849        15.09       51,478    8.735      213.10      690          90.7
661 - 680 ................       3,508     174,838,216        14.08       49,840    8.928      207.02      671          90.7
641 - 660 ................       2,014      91,629,815         7.38       45,496    9.437      210.90      651          88.0
621 - 640 ................       1,471      68,769,240         5.54       46,750    9.497      206.73      631          87.3
601 - 620 ................          64       3,030,337         0.24       47,349    9.727      227.78      619          89.4
581 - 600 ................           1          41,904           (2)      41,904   12.990      295.00      600          66.4
521 - 540 ................           1          33,972           (2)      33,972   10.375      178.00      521          81.2
   Total .................  ---------- ---------------  -----------
                                24,177 $ 1,241,999,033       100.00%
                            ========== ===============  ===========

   ___________
   (1) As of the Statistical Calculation Date, the weighted average FICO Credit Score of the mortgagors related to the Statistical Mortgage Loans was approximately 710.
   (2)   Less than 0.01%.


                                                          Prepayment Charge Periods


                                                                                            Weighted              Weighted
                                                                        Average   Weighted   Average   Weighted    Average
                            Number of     Aggregate        % of        Principal  Average   Remaining  Average    Original
Prepayment Charge          Statistical    Principal     Statistical     Balance   Current      Term      FICO      Combined
Periods (Months)              Loans      Outstanding       Loans          ($)     Rate (%)   (Months)   Score     Ratio (%)
-------------------------- ----------- ---------------  -----------   ----------- -------- ----------- -------- -------------
0 ........................      15,383 $   766,537,595        61.72%       49,830    8.999      211.51      710          91.4
6 ........................          14       1,228,157         0.10        87,726    9.165      231.91      717          89.5
12 .......................         332      25,660,030         2.07        77,289    8.814      219.31      708          90.3
24 .......................          11         397,760         0.03        36,160    9.201      193.79      713          87.5
30 .......................           1         311,953         0.03       311,953    9.875      179.00      720          84.6
36 .......................       2,612     118,932,262         9.58        45,533    8.217      224.33      708          88.4
48 .......................           1          15,000           (1)       15,000    9.250      299.00      695          83.9
60 .......................       5,823     328,916,275        26.48        56,486    7.964      203.91      710          87.0
   Total .................  ---------- ---------------  -----------
                                24,177 $ 1,241,999,033       100.00%
                            ========== ===============  ===========

   ____________
   (1)   Less than 0.01%


                                                     Interest Only Periods at Origination


                                                                                           Weighted              Weighted
                                                                       Average   Weighted   Average   Weighted    Average
                            Number of     Aggregate        % of       Principal  Average   Remaining  Average    Original
Interest Only              Statistical    Principal     Statistical    Balance   Current      Term      FICO      Combined
Periods (Months)              Loans      Outstanding       Loans         ($)     Rate (%)   (Months)   Score     Ratio (%)
-------------------------- ----------- ---------------  -----------  ----------- -------- ----------- -------- -------------
0 ........................      20,227 $   982,960,541        79.14%      48,596    8.630      197.87      708          89.6
120 ......................       3,020     196,507,222        15.82       65,069    8.723      286.00      715          90.7
180 ......................         930      62,531,270         5.03       67,238    8.658      179.65      717          93.3
   Total .................  ---------- ---------------  -----------
                                24,177 $ 1,241,999,033       100.00%
                            ========== ===============  ===========

                                                                       ANNEX I

                     Global Clearance, Settlement and Tax
                           Documentation Procedures

      Except in certain limited circumstances, the globally offered CWHEQ, Inc. Home Equity Loan Asset Backed Certificates, Series 2007-S1, (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Clearstream, Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage pass-through certificate issues.

      Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC Participants.

      Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

      All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold the positions in accounts as DTC Participants.

      Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage pass-through certificate issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage pass-through certificate issues in same-day funds.

      Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

      Trading between DTC Seller and Clearstream, Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one Business Day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of a 360-day year and the actual number of days in the related accrual period or a year consisting of twelve 30-day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

      Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

      As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant's or Euroclear Participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

      Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one Business Day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of a 360-day year and either the actual number of days in the related accrual period or a year consisting of twelve 30-day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

            (a) borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

            (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

            (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

      A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

      Exemption for non-U.S. Persons or Reduced Rate for non-U.S. Persons Resident in Treaty Countries (Form W-8BEN). In general, beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN Certificate of Foreign Status of Beneficial Owners for United States Tax Withholding. Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States also can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owners for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change. More complex rules apply if Global Securities are held through a non-U.S. intermediary (which includes an agent, nominee, custodian, or other person who holds a Global Security for the account of another) or a non-U.S. flow-through entity (which includes a partnership, trust, and certain fiscally transparent entities).

      Exemption for non-U.S. Persons with Effectively Connected Income (Form W-8ECI). In general, a non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding On Income Effectively Connected with the Conduct of a Trade or Business in the United States). More complex rules apply where Global Securities are held through a Non-U.S. intermediary or Non-U.S. flow through entity.

      Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

      U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Generally, a Form W-8BEN and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year unless a change in circumstances makes any information of the form incorrect. In addition, a Form W-8BEN furnished with a U.S. taxpayer identification number will remain in effect until a change in circumstances makes any information of the form incorrect, provided that the withholding agent reports on Form 1042 at least one payment annually to the beneficial owner who provided the form.

      The term "U.S. Person" means:

            (1) a citizen or resident of the United States,

            (2) a corporation or partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or under the laws of the United States, any State thereof or the District of Columbia,

            (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source,

            (4) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their tax advisors for specific tax advice concerning their holding and disposing of the Global Securities, or

            (5) certain eligible trusts that elect to be taxed as U.S.
      persons.

PROSPECTUS
                                  CWHEQ, INC.
                                   Depositor

                            Asset Backed Securities
                             (Issuable in Series)



  --------------------  The Trusts
  Please carefully
  consider our          Each trust will be established to hold assets in its
  discussion of some    trust fund transferred to it by CWHEQ, Inc. The assets
  of the risks of       in each trust fund will be specified in the prospectus
  investing in the      supplement for the particular trust and will generally
  securities under      consist of:
  "Risk Factors"
  beginning on page 5.  o     mortgage loans secured by first and/or
                              subordinate liens on one- to four-family
  The securities will         residential properties; or
  represent
  obligations of the    o     closed-end or revolving home equity lines of
  related trust fund          credit, secured in whole or in part by first
  only and will not           and/or subordinate liens on one- to four-family
  represent an                residential properties; or
  interest in or
  obligation of         o     home improvement loans, secured by first or
  CWHEQ, Inc., any            subordinate liens on one- to four-family
  seller, servicer,           residential properties or by personal property
  or any of their             security interests, and home improvement sales
  affiliates.                 contracts, secured by personal property security
--------------------          interests.

The Securities

CWHEQ, Inc. will sell either certificates or notes pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of (in the case of certificates) or a right to receive payments supported by (in the case of notes) a specified portion of future payments on the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

Credit Enhancement

If the securities have any type of credit enhancement, the prospectus supplement for the related series will describe the credit enhancement. The types of credit enhancement are generally described in this prospectus.

Offers of Securities

The securities may be offered through several different methods, including offerings through underwriters.

                       -------------------------------

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.



November 15, 2006

                               Table of Contents

Important Notice About Information in This
   Prospectus and Each Accompanying
   Prospectus Supplement.....................................................4
Risk Factors.................................................................5
The Trust Fund..............................................................19
        General.............................................................19
        The Loans...........................................................20
        Substitution of Trust Fund Assets...................................24
        Available Information...............................................24
        Incorporation of Certain Documents by
           Reference; Reports Filed with the SEC............................25
        Reports to Securityholders..........................................26
Use of Proceeds.............................................................26
The Depositor...............................................................26
Loan Program................................................................26
        Underwriting Standards..............................................26
        Qualifications of Sellers...........................................28
        Representations by Sellers; Repurchases.............................28
Static Pool Data............................................................30
Description of the Securities...............................................30
        General.............................................................31
        Distributions on Securities.........................................33
        Advances............................................................35
        Reports to Securityholders..........................................36
        Categories of Classes of Securities.................................37
        Indices Applicable to Floating Rate and
           Inverse Floating Rate Classes....................................40
        Book-Entry Registration of Securities...............................43
Credit Enhancement..........................................................48
        General.............................................................48
        Subordination.......................................................49
        Letter of Credit....................................................50
        Insurance Policies, Surety Bonds and Guaranties.....................50
        Overcollateralization and Excess Cash Flow..........................51
        Reserve Accounts....................................................51
        Pool Insurance Policies.............................................51
        Financial Instruments...............................................53
        Cross Support.......................................................53
Yield, Maturity and Prepayment Considerations...............................54
        Prepayments on Loans................................................54
        Prepayment Effect on Interest.......................................56
        Delays in Realization on Property; Expenses of Realization..........56
        Optional Purchase...................................................57
        Prepayment Standards or Models......................................57
        Yield...............................................................57
The Agreements..............................................................57
        Assignment of the Trust Fund Assets.................................57
        Payments on Loans; Deposits to Security Account.....................60
        Pre-Funding Account.................................................63
        Sub-Servicing by Sellers............................................65
        Collection Procedures...............................................65
        Hazard Insurance....................................................67
        Realization Upon Defaulted Loans....................................69
        Servicing and Other Compensation and Payment of Expenses............71
        Evidence as to Compliance...........................................72
        Certain Matters Regarding the Master Servicer and the Depositor.....73
        Events of Default; Rights Upon Event of Default.....................73
        Amendment...........................................................77
        Termination; Optional Termination...................................78
        The Trustee.........................................................79
Certain Legal Aspects of the Loans..........................................79
        General.............................................................79
        Foreclosure.........................................................80
        Environmental Risks.................................................83
        Rights of Redemption................................................84
        Anti-Deficiency Legislation and Other Limitations On Lenders........85
        Due-On-Sale Clauses.................................................86
        Enforceability of Prepayment and Late Payment Fees..................86
        Applicability of Usury Laws.........................................87
        Home Improvement Finance............................................87
        Servicemembers Civil Relief Act.....................................88
        Junior Mortgages and Rights of Senior Mortgagees....................89
        Other Loan Provisions and Lender Requirements.......................89
        Priority of Additional Advances.....................................90
        The Title I Program.................................................90
        Consumer Protection Laws............................................93
Material Federal Income Tax Consequences....................................95
        General.............................................................95
        Taxation of Debt Securities.........................................95
        Taxation of the REMIC and Its Holders..............................100
        REMIC Expenses; Single Class REMICs................................101
        Taxation of the REMIC..............................................101
        Taxation of Holders of REMIC Residual Interests....................102

        Administrative Matters.............................................107
        Tax Status as a Grantor Trust......................................107
        Sale or Exchange...................................................110
        Miscellaneous Tax Aspects..........................................110
        Tax Treatment of Foreign Investors.................................111
        Tax Characterization of the Trust Fund as a Partnership............112
        Tax Consequences to Holders of the Notes...........................113
        Tax Consequences to Holders of the Certificates....................115
Other Tax Considerations...................................................119
ERISA Considerations.......................................................119
Legal Investment...........................................................124
Method of Distribution.....................................................126
Legal Matters..............................................................127
Financial Information......................................................127
Rating.....................................................................127
Index of Defined Terms.....................................................129

        Important Notice About Information in This Prospectus and Each
                      Accompanying Prospectus Supplement

   Information about each series of securities is contained in two separate documents:

      o this prospectus, which provides general information, some of which may not apply to a particular series; and

      o the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

   You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

                         ----------------------------

   If you require additional information, the mailing address of our principal executive offices is CWHEQ, Inc., 4500 Park Granada, Calabasas, California 91302 and the telephone number is (818) 225-3000. For other means of acquiring additional information about us or a series of securities, see "The Trust Fund -Available Information" and "--Incorporation of Certain Documents by Reference; Reports Filed with the SEC" beginning on page 24.

                                       Risk Factors

   You should carefully consider the following information since it identifies significant risks associated with an investment in the securities.

Limited Source of Payments - No   The applicable prospectus supplement may
Recourse to Sellers, Depositor    provide that securities will be payable from
or Servicer                       other trust funds in addition to their
                                  associated trust fund, but if it does not, they will be payable solely from their associated trust fund. If the trust fund does not have sufficient assets to distribute the full amount due to you as a securityholder, your yield will be impaired, and perhaps even the return of your principal may be impaired, without your having recourse to anyone else. Furthermore, at the times specified in the applicable prospectus supplement, certain assets of the trust fund may be released and paid out to other people, such as the depositor, a servicer, a credit enhancement provider, or any other person entitled to payments from the trust fund. Those assets will no longer be available to make payments to you. Those payments are generally made after other specified payments that may be set forth in the applicable prospectus supplement have been made.

                                  You will not have any recourse against the depositor or any servicer if you do not receive a required distribution on the securities. Nor will you have recourse against the assets of the trust fund of any other series of securities.

                                  The securities will not represent an
                                  interest in the depositor, any servicer, any seller to the depositor, or anyone else except the trust fund. The only obligation of the depositor to a trust fund comes from certain representations and warranties made by it about assets transferred to the trust fund. If these representations and warranties turn out to be untrue, the depositor may be required to repurchase some of the transferred assets. CWHEQ, Inc., which is the depositor, does not have significant assets and is unlikely to have significant assets in the future. So if the depositor were required to repurchase a loan because of a breach of a representation, its only sources of funds for the repurchase would be:

                                        o  funds obtained from enforcing a
                                           corresponding obligation of a
                                           seller or originator of the loan,
                                           or

                                        o  funds from a reserve fund or
                                           similar credit enhancement
                                           established to pay for loan
                                           repurchases.

                                  The only obligations of the master servicer to a trust fund (other than its master servicing obligations) comes from certain representations and warranties made by it in connection with its loan servicing activities. If these representations and warranties turn out to be untrue, the master servicer may be required to repurchase or substitute for some of the loans. However, the master servicer may not have the financial ability to make the required repurchase or substitution.

                                  The only obligations to a trust fund of a seller of loans to the depositor comes from certain representations and warranties made by it in connection with its sale of the loans and certain document delivery requirements. If these representations and warranties turn out to be untrue, or the seller fails to deliver required documents, it may be required to repurchase or substitute for some of the loans. However, the seller may not have the financial ability to make the required repurchase or substitution.

Credit Enhancement May Not Be     Credit enhancement is intended to reduce the
Sufficient to Protect You         effect of loan losses. But credit
from Losses                       enhancements may benefit only some classes
                                  of a series of securities and the amount of any credit enhancement will be limited as described in the related prospectus supplement. Furthermore, the amount of a credit enhancement may decline over time pursuant to a schedule or formula or otherwise, and could be depleted from payments or for other reasons before the securities covered by the credit enhancement are paid in full. In addition, a credit enhancement may not cover all potential sources of loss. For example, a credit enhancement may or may not cover fraud or negligence by a loan originator or other parties. Also, all or a portion of the credit enhancement may be reduced, substituted for or even eliminated so long as the rating agencies rating the securities indicate that the change in credit enhancement would not cause them to change adversely their rating of the securities.
                                  Consequently, securityholders may suffer losses even though a credit enhancement exists and its provider does not default.

Nature of Mortgages               Certain mortgages and deeds of trust
   Junior Status of Liens         securing the loans will be junior liens
   Securing Loans Could           subordinate to the rights of the mortgagee
   Adversely Affect You           under the related senior mortgage(s) or
                                  deed(s) of trust. Accordingly, the proceeds from any liquidation, insurance or condemnation proceeds will be available to satisfy the outstanding balance of the junior lien only to the extent that the claims of the related senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, if a junior mortgagee forecloses on the property securing a junior mortgage, it forecloses subject to any senior mortgage and must take one of the following steps to protect its interest in the property:

                                        o  pay the senior mortgage in full at
                                           or prior to the foreclosure sale,
                                           or

                                        o  assume the payments on the senior
                                           mortgage in the event the mortgagor
                                           is in default under the senior
                                           mortgage.

                                  The trust fund may effectively be prevented from foreclosing on the related property since it will have no funds to satisfy any senior mortgages or make payments due to any senior mortgagees.

                                  Some states have imposed legal limits on the remedies of a secured lender in the event that the proceeds of any sale under a deed of trust or other foreclosure proceedings are insufficient to pay amounts owed to that secured lender. In some states, including California, if a lender simultaneously originates a loan secured by a senior lien on a particular property and a loan secured by a junior lien on the same property, that lender as the holder of the junior lien may be precluded from obtaining a deficiency judgment with respect to the excess of:

                                        o  the aggregate amount owed under
                                           both the senior and junior loans
                                           over

                                        o  the proceeds of any sale under a
                                           deed of trust or other foreclosure
                                           proceedings.

                                  See "Certain Legal Aspects of the Loans --
                                  Anti-Deficiency Legislation; Bankruptcy
                                  Laws; Tax Liens."

   Cooperative Loans May          Cooperative loans are evidenced by
   Experience Relatively          promissory notes secured by security
   Higher Losses                  interests in shares issued by private
                                  corporations that are entitled to be treated as housing cooperatives under the Internal
                                  Revenue Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations' buildings.

                                  If a blanket mortgage (or mortgages) exists on the cooperative apartment building and/or underlying land, as is generally the case, the cooperative, as property borrower, is responsible for meeting these mortgage or rental obligations. If the cooperative is unable to meet the payment obligations arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans.

                                  If an underlying lease of the land exists, as is the case in some instances, the cooperative is responsible for meeting the related rental obligations. If the cooperative is unable to meet its obligations arising under its land lease, the holder of the land lease could terminate the land lease and all subordinate proprietary leases and occupancy agreements. The termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans. A land lease also has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative's interest in the property and termination of all proprietary leases and occupancy agreements which could eliminate or significantly diminish the value of the related collateral.

                                  In addition, if the corporation issuing the shares related to the cooperative loans fails to qualify as a cooperative housing corporation under the Internal Revenue Code, the value of the collateral securing the cooperative loan could be significantly impaired because the tenant-stockholders would not be permitted to deduct its proportionate share of certain interest expenses and real estate taxes of the corporation.

                                  The cooperative shares and proprietary lease or occupancy agreement pledged to the lender are, in almost all cases, subject to restrictions on transfer, including obtaining the consent of the cooperative housing corporation prior to the transfer, which may impair the value of the collateral after a default by the borrower due to an inability to find a transferee acceptable to the related housing corporation.

   Home Improvement Loans         A borrower's obligations under a home
   Secured by Personal Property   improvement loan may be secured by the
   May Experience Relatively      personal property which was purchased with
   Higher Losses                  the proceeds of the home improvement loan.
                                  The liquidation value of the related
                                  personal property is likely to be
                                  significantly less than the original
                                  purchase price of that property. In the
                                  event that the borrower on a home
                                  improvement loan defaults while a
                                  significant portion of the loan is
                                  outstanding, it is likely that the amount recovered from the sale of the related personal property will be insufficient to pay the related liquidation expenses and satisfy the remaining unpaid balance of the related loan. In that case, one or more classes of securities will suffer a loss.
                                  See "Certain Legal Aspects of the Loans --
                                  Home Improvement Finance" for a description of certain legal issues related to home improvement loans.


   Declines in Property Values    The value of the properties underlying the
   May Adversely Affect You       loans held in the trust fund may decline
                                  over time. Among the factors that could
                                  adversely affect the value of the properties are:

                                        o  an overall decline in the
                                           residential real estate market in
                                           the areas in which they are
                                           located,

                                        o  a decline in their general
                                           condition from the failure of
                                           borrowers to maintain their
                                           property adequately, and

                                        o  natural disasters that are not
                                           covered by insurance, such as
                                           earthquakes and floods.

                                  In the case of loans secured by subordinate liens, declining property values could diminish or extinguish the value of a junior mortgage before reducing the value of a senior mortgage on the same property.

                                  If property values decline, the actual rates of delinquencies, foreclosures, and losses on all underlying loans could be higher than those currently experienced in the mortgage lending industry in general. These losses, to the extent not otherwise covered by a credit enhancement, will be borne by the holder of one or more classes of securities.

   Delays in Liquidation May      Even if the properties underlying the loans
   Adversely Affect You           held in the trust fund provide adequate
                                  security for the loans, substantial delays could occur before defaulted loans are liquidated and their proceeds are forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are made, sometimes requiring several years to complete. Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount or availability of a deficiency judgment may be limited by law.
                                  In the event of a default by a borrower, these restrictions may impede the ability of the servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment to obtain sufficient proceeds to repay the loan in full.

                                  In addition, the servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover on the defaulted loan, including legal and appraisal fees and costs, real estate taxes, and property maintenance and preservation expenses.

                                  In the event that:
                                        o  the mortgaged properties fail to
                                           provide adequate security for the
                                           related loans,

                                        o  if applicable to a series as
                                           specified in the related prospectus
                                           supplement, excess cashflow (if
                                           any) and overcollateralization (if
                                           any) is insufficient to cover these
                                           shortfalls,

                                        o  if applicable to a series as
                                           specified in the related prospectus
                                           supplement, the subordination of
                                           certain classes are insufficient to
                                           cover these shortfalls, and

                                        o  with respect to the securities with
                                           the benefit of an insurance policy
                                           as specified in the related
                                           prospectus supplement, the credit
                                           enhancement provider fails to make
                                           the required payments under the
                                           related insurance policies,

                                  you could lose all or a portion of the money you paid for the securities and could also have a lower yield than anticipated at the time you purchased the securities.

   Disproportionate Effect of     Liquidation expenses of defaulted loans
   Liquidation Expenses May       generally do not vary directly with the
   Adversely Affect You           outstanding principal balance of the loan at
                                  the time of default. Therefore, if a
                                  servicer takes the same steps for a
                                  defaulted loan having a small remaining
                                  principal balance as it does for a defaulted loan having a large remaining principal balance, the amount realized after expenses is smaller as a percentage of the outstanding principal balance of the small loan than it is for the defaulted loan having a large remaining principal balance.

   Consumer Protection Laws May   Federal, state and local laws extensively
   Adversely Affect You           regulate various aspects of brokering,
                                  originating, servicing and collecting loans secured by consumers' dwellings. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect loans secured by consumers' dwellings.

                                  Additional requirements may be imposed under federal, state or local laws on so-called "high cost mortgage loans," which typically are defined as loans secured by a consumer's dwelling that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment charges, or the ability of a creditor to refinance a loan unless it is in the borrower's interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the trust fund.

                                  The federal laws that may apply to loans held in the trust fund include the following:

                                        o  the Truth in Lending Act and its
                                           regulations, which (among other
                                           things) require disclosures to
                                           borrowers regarding the terms of
                                           loans and provide consumers who
                                           pledged their principal dwelling as
                                           collateral in a non-purchase money
                                           transaction with a right of
                                           rescission that generally extends
                                           for three days after proper
                                           disclosures are given;

                                        o  the Home Ownership and Equity
                                           Protection Act and its regulations,
                                           which (among other things) imposes
                                           additional disclosure requirements
                                           and limitations on loan terms with
                                           respect to non-purchase money,
                                           installment loans secured by the
                                           consumer's principal dwelling that
                                           have interest rates or origination
                                           costs in excess of prescribed
                                           levels;

                                        o  the Home Equity Loan Consumer
                                           Protection Act and its regulations,
                                           which (among other things) limit
                                           changes that may be made to
                                           open-end loans secured by the
                                           consumer's dwelling, and restricts
                                           the ability to accelerate balances
                                           or suspend credit privileges on
                                           those loans;

                                        o  the Real Estate Settlement
                                           Procedures Act and its regulations,
                                           which (among other things) prohibit
                                           the payment of referral fees for
                                           real estate settlement services
                                           (including mortgage lending and
                                           brokerage services) and regulate
                                           escrow accounts for taxes and
                                           insurance and billing inquiries
                                           made by borrowers;

                                        o  the Equal Credit Opportunity Act
                                           and its regulations, which (among
                                           other things) generally prohibit
                                           discrimination in any aspect of
                                           credit transaction on certain
                                           enumerated basis, such as age,
                                           race, color, sex, religion, marital
                                           status, national origin or receipt
                                           of public assistance;

                                        o  the Federal Trade Commission's Rule
                                           on Preservation of Consumer Claims
                                           and Defenses, which generally
                                           provides that the rights of an
                                           assignee of a conditional sales
                                           contract (or of certain lenders
                                           making purchase money loans) to
                                           enforce a consumer credit
                                           obligation are subject to the
                                           claims and defenses that the
                                           consumer could assert against the
                                           seller of goods or services
                                           financed in the credit transaction;
                                           and

                                        o  the Fair Credit Reporting Act,
                                           which (among other things)
                                           regulates the use of consumer
                                           reports obtained from consumer
                                           reporting agencies and the
                                           reporting of payment histories to
                                           consumer reporting agencies.

                                  The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

                                  Depending on the particular alleged
                                  misconduct, it is possible that claims may be asserted against various participants in secondary market transactions, including assignees that hold the loans, such as the trust fund. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by one or more forms of credit enhancement will be borne by the holders of one or more classes of securities. Additionally, the trust may experience losses arising from lawsuits related to alleged violations of these laws, which, if not covered by one or more forms of credit enhancement or the related seller, will be borne by the holders of one or more classes of securities.

   Losses on Balloon Payment      Some of the mortgage loans held in the trust
   Mortgages Are Borne by You     fund may not be fully amortizing over their
                                  terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity.
                                  Loans with balloon payments involve a
                                  greater degree of risk than fully amortizing loans because typically the borrower must be able to refinance the loan or sell the property to make the balloon payment at maturity. The ability of a borrower to do this will depend on factors such as mortgage rates at the time of sale or refinancing, the borrower's equity in the property, the relative strength of the local housing market, the financial condition of the borrower, and tax laws. Losses on these loans that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

Your Risk of Loss May Be Higher   The trust fund may also include loans that
Than You Expect If Your           were originated with loan-to-value ratios or
Securities Are Backed by          combined loan-to-value ratios in excess of
Partially Unsecured Loans         the value of the related mortgaged property.
                                  Under these circumstances, the trust fund could be treated as a general unsecured creditor as to any unsecured portion of any related loan. In the event of a default under a loan that is unsecured in part, the trust fund will have recourse only against the borrower's assets generally for the unsecured portion of the loan, along with all other general unsecured creditors of the borrower.

Impact of World Events            The economic impact of the United States'
                                  military operations in Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by trust fund. Any adverse impact resulting from these events would be borne by the holders of one or more classes of the securities.

                                  United States military operations also
                                  increase the likelihood of shortfalls under the Servicemembers Civil Relief Act or similar state laws (referred to as the "Relief Act" ). The Relief Act provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their loan. The Relief Act provides generally that these borrowers may not be charged interest on a loan in excess of 6% per annum during the period of the borrower's active duty. These shortfalls are not required to be paid by the borrower at any future time and will not be advanced by the servicer, unless otherwise specified in the related prospectus supplement. To the extent these shortfalls reduce the amount of interest paid to the holders of securities with the benefit of an insurance policy, unless otherwise specified in the related prospectus supplement, they will not be covered by the related insurance policy. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected loan during the borrower's period of active duty status, and, under some circumstances, during an additional period thereafter.

                                  In addition, pursuant to the laws of various states, under certain circumstances, payments on mortgage loans by residents in such states who are called into active duty with the National Guard or the reserves will be deferred. These state laws may also limit the ability of the servicer to foreclose on the related mortgaged property. This could result in delays or reductions in payment and increased losses on the mortgage loans which would be borne by the securityholders.

You Could Be Adversely Affected   Federal, state, and local laws and
by Violations of Environmental    regulations impose a wide range of
Laws                              requirements on activities that may affect
                                  the environment, health, and safety. In
                                  certain circumstances, these laws and
                                  regulations impose obligations on "owners" or "operators" of residential properties such as those that secure the loans held in the trust fund. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust if it were to be considered an "owner" or "operator" of the related property. A property "owner" or "operator" can also be held liable for the cost of investigating and remediating contamination, regardless of fault, and for personal injury or property damage arising from exposure to contaminants.

                                  In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Also, a mortgage lender may be held liable as an "owner" or "operator" for costs associated with the release of hazardous substances from a site, or petroleum from an underground storage tank, under certain circumstances. If the trust were to be considered the "owner" or "operator" of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

Ratings of The Securities Do      Any class of securities issued under this
Not Assure Their Payment          prospectus and the accompanying prospectus
                                  supplement will be rated in one of the
                                  rating categories that signifies investment grade by at least one nationally recognized rating agency. A rating is based on the adequacy of the value of the trust assets and any credit enhancement for that class, and reflects the rating agency's assessment of how likely it is that holders of the class of securities will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated, or the likelihood that the securities will be redeemed early. A rating is not a recommendation to purchase, hold, or sell securities because it does not address the market price of the securities or the suitability of the securities for any particular investor.

                                  A rating may not remain in effect for any given period of time and the rating agency could lower or withdraw the rating entirely in the future. For example, the rating agency could lower or withdraw its rating due to:

                                        o  a decrease in the adequacy of the
                                           value of the trust assets or any
                                           related credit enhancement,

                                        o  an adverse change in the financial
                                           or other condition of a credit
                                           enhancement provider, or

                                        o  a change in the rating of the
                                           credit enhancement provider's
                                           long-term debt.

                                  The amount, type, and nature of credit
                                  enhancement established for a class of
                                  securities will be determined on the basis of criteria established by each rating agency rating classes of the securities. These criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. That analysis is often the basis upon which each rating agency determines the amount of credit enhancement required for a class. The historical data supporting any actuarial analysis may not accurately reflect future experience, and the data derived from a large pool of similar loans may not accurately predict the delinquency, foreclosure, or loss experience of any particular pool of mortgage loans. Mortgaged properties may not retain their values. If residential real estate markets experience an overall decline in property values such that the outstanding principal balances of the loans held in a particular trust fund and any secondary financing on the related mortgaged properties become equal to or greater than the value of the mortgaged properties, the rates of delinquencies, foreclosures, and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions may affect timely payment by mortgagors on their loans whether or not the conditions affect real property values and, accordingly, the rates of delinquencies, foreclosures, and losses in any trust fund. Losses from this that are not covered by a credit enhancement will be borne, at least in part, by the holders of one or more classes of securities.

Book-Entry Registration           Securities issued in book-entry form may
   Limit on Liquidity             have only limited liquidity in the resale
                                  market, since investors may be unwilling to purchase securities for which they cannot obtain physical instruments.

   Limit on Ability to Transfer   Transactions in book-entry securities can be
   or Pledge                      effected only through The Depository Trust
                                  Company, its participating organizations, its indirect participants, and certain banks. Therefore, your ability to transfer or pledge securities issued in book-entry form may be limited.

   Delays in Distributions        You may experience some delay in the receipt
                                  of distributions on book-entry securities since the distributions will be forwarded by the trustee to The Depository Trust Company for it to credit the accounts of its participants. In turn, these participants will then credit the distributions to your account either directly or indirectly through indirect participants.

Secondary Market for the          The related prospectus supplement for each
Securities May Not Exist          series will specify the classes in which the
                                  underwriter intends to make a secondary
                                  market, but no underwriter will have any obligation to do so. We can give no assurance that a secondary market for the securities will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your securities readily or at prices that will enable you to realize your desired yield. The market values of the securities are likely to fluctuate.
                                  Fluctuations may be significant and could result in significant losses to you.

                                  The secondary markets for asset backed
                                  securities have experienced periods of
                                  illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Bankruptcy or Insolvency May     Each seller and the depositor will take
Affect the Timing and Amount of  steps to structure the transfer of the loans held in the trust fund by the seller to the

Distributions on the Securities   depositor as a sale. The depositor and the
                                  trust fund will take steps to structure the transfer of the loans from the depositor to the trust fund as a sale. If these characterizations are correct, then if the seller were to become bankrupt, the loans would not be part of the seller's bankruptcy estate and would not be available to the seller's creditors. On the other hand, if the seller becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the seller, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the securities and even reduce the payments on the securities.
                                  Additionally, if that argument is
                                  successful, the bankruptcy trustee could elect to sell the loans and pay down the securities early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment losses in a lower interest rate environment.

                                  Similarly, if the characterizations of the transfers as sales are correct, then if the depositor were to become bankrupt, the loans would not be part of the depositor's bankruptcy estate and would not be available to the depositor's creditors. On the other hand, if the depositor becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the depositor, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the securities and even reduce the payments on the securities.

                                  If the master servicer becomes bankrupt, the bankruptcy trustee may have the power to prevent the appointment of a successor master servicer. Any related delays in servicing could result in increased delinquencies or losses on the loans. The period during which cash collections may be commingled with the master servicer's own funds before each distribution date for securities will be specified in the applicable prospectus supplement. If the master servicer becomes bankrupt and cash collections have been commingled with the master servicer's own funds, the trust fund will likely not have a perfected interest in those collections. In this case the trust might be an unsecured creditor of the master servicer as to the commingled funds and could recover only its share as a general creditor, which might be nothing. Collections that are not commingled but still in an account of the master servicer might also be included in the bankruptcy estate of the master servicer even though the trust may have a perfected security interest in them. Their inclusion in the bankruptcy estate of the master servicer may result in delays in payment and failure to pay amounts due on the securities.

                                  Federal and state statutory provisions
                                  affording protection or relief to distressed borrowers may affect the ability of the secured mortgage lender to realize upon its security in other situations as well. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. And in certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under-collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying securities and even to reduce the aggregate amount of payments on the loans underlying securities.

The Principal Amount of           The market value of the assets relating to a
Securities May Exceed the Market  series of securities at any time may be less
Value of the Trust Fund Assets    than the principal amount of the securities
                                  of that series then outstanding, plus
                                  accrued interest. In the case of a series of notes, after an event of default and a sale of the assets relating to a series of securities, the trustee, the master servicer, the credit enhancer, if any, and any other service provider specified in the related prospectus supplement generally will be entitled to receive the proceeds of that sale to the extent of unpaid fees and other amounts owing to them under the related transaction document prior to distributions to securityholders. Upon any sale of the assets in connection with an event of default, the proceeds may be insufficient to pay in full the principal of and interest on the securities of the related series.

                                  Certain capitalized terms are used in this prospectus to assist you in understanding the terms of the securities. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index to Defined Terms" beginning on page 129.

                                The Trust Fund

      General

   The securities of each series will represent interests in the assets of the related trust fund, and the notes of each series will be secured by the pledge of the assets of the related trust fund. The trust fund for each series will be held by the trustee for the benefit of the related securityholders. Each trust fund will consist of the trust fund assets (the "Trust Fund Assets") consisting of a pool comprised of loans as specified in the related prospectus supplement, together with payments relating to those loans as specified in the related prospectus supplement.*

   The pool will be created on the first day of the month of the issuance of the related series of securities or on another date specified in the related prospectus supplement. The securities will be entitled to payment from the assets of the related trust fund or funds or other assets pledged for the benefit of the securityholders, as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor.*

   The Trust Fund Assets will be acquired by the depositor, either directly or through affiliates, from originators or sellers which may be affiliates of the depositor (the "Sellers"), and conveyed without recourse by the depositor to the related trust fund. Loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under "Loan Program - Underwriting Standards" or as otherwise described in the related prospectus supplement. See "Loan Program - Underwriting Standards."

   The depositor will cause the Trust Fund Assets to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The master servicer named in the related prospectus supplement will service the Trust Fund Assets, either directly or through other servicing institutions called sub-servicers, pursuant to a pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among the depositor, the master servicer and the trustee with respect to a series consisting of certificates, or a sale and servicing agreement (each, a "Sale and Servicing Agreement") between the depositor, the trust, the master servicer and the sponsor, and the indenture trustee with respect to a series consisting of notes. The master servicer will receive a fee for these services. See "Loan Program" and "The Agreements." With respect to loans serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related Agreement as if the master servicer alone were servicing those loans.

   If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust, statutory trust or common law trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement (each, a "Trust Agreement") between the depositor and the trustee of the trust fund.

   As used in this prospectus, "Agreement" means, with respect to a series consisting of certificates, the Pooling and Servicing Agreement, and with respect to a series consisting of notes, the Trust Agreement, the Indenture and the Sale and Servicing Agreement, as the context requires.

________________________
* Whenever the terms pool, certificates, notes and securities are used in this prospectus, those terms will be considered to apply, unless the context indicates otherwise, to one specific pool and the securities of one series including the certificates representing undivided interests in, and/or notes secured by the assets of, a single trust fund consisting primarily of the loans in that pool. Similarly, the term "Pass-Through Rate" will refer to the pass-through rate borne by the certificates and the term interest rate will refer to the interest rate borne by the notes of one specific series, as applicable, and the term trust fund will refer to one specific trust fund.

   With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities. No trust fund is expected to engage in any activities other than acquiring, managing and holding the related Trust Fund Assets and other assets contemplated herein and specified in the related prospectus supplement and the proceeds thereof, issuing securities and making payments and distributions thereon and certain related activities. No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

   The applicable prospectus supplement may provide for additional obligations of the depositor, but if it does not, the only obligations of the depositor with respect to a series of securities will be to obtain certain representations and warranties from the sellers and to assign to the trustee for that series of securities the depositor's rights with respect to the representations and warranties. See "The Agreements - Assignment of the Trust Fund Assets." The obligations of the master servicer with respect to the loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the sub-servicers or sellers, or both, as more fully described in this prospectus under "Loan Program - Representations by Sellers; Repurchases" and "The Agreements - Sub-Servicing By Sellers" and "- Assignment of the Trust Fund Assets") and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the loans in the amounts described in this prospectus under "Description of the Securities - Advances." The obligations of the master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement.

   The following is a brief description of the assets expected to be included in the trust funds. If specific information regarding the Trust Fund Assets is not known at the time the related series of securities initially is offered, more general information of the nature described below will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission (the "SEC") after the initial issuance of the related securities (the "Detailed Description").

   A copy of the Agreement with respect to each series of securities will be filed on Form 8-K after the initial issuance of the related securities and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the loans relating to the series will be attached to the Agreement delivered to the trustee upon delivery of the securities.

      The Loans

   General. Loans will consist of mortgage loans (including closed-end home equity loans), revolving home equity lines of credit (referred to in this prospectus as "revolving credit line loans") or home improvement loan contracts. For purposes of this prospectus, "home equity loans" includes "closed-end home equity loans" and "revolving credit line loans." If so specified, the loans may include cooperative apartment loans ("cooperative loans") secured by security interests in shares issued by private, non-profit, cooperative housing corporations ("cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. As more fully described in the related prospectus supplement, the loans may be "conventional" loans or loans that are insured or guaranteed by a governmental agency such as the Federal Housing Administration (the "FHA") or the Department of Veterans' Affairs (the "VA").

   The applicable prospectus supplement may specify the day on which monthly payments on the loans in a pool will be due, but if it does not, all of the mortgage loans in a pool will have monthly payments due on the first day of each month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features or combination thereof or other features described in the related prospectus supplement:

      o Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related prospectus supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of the limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by the loan (the "Loan Rate") for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the Property or another source.

      o Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity, which is referred to as a "balloon payment". Principal may include interest that has been deferred and added to the principal balance of the loan.

      o Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. The terms of a loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

      o The loans generally may be prepaid at any time. Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for certain periods, which are called lockout periods. Certain loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due-on-sale" clauses that permit the mortgagee to demand payment of the entire loan in connection with the sale or certain transfers of the related mortgaged property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

   A trust fund may contain buydown loans that include provisions whereby a third party partially subsidizes the monthly payments of the obligors on the loans during the early years of the loans, the difference to be made up from a buydown fund contributed by the third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. Thereafter, buydown funds are applied to the applicable loan upon receipt by the master servicer of the mortgagor's portion of the monthly payment on the loan. The master servicer administers the buydown fund to ensure that the monthly allocation from the buydown fund combined with the monthly payment received from the mortgagor equals the scheduled monthly payment on the applicable loan. The underlying assumption of buydown plans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the mortgagor initially, on annual increases in the interest rate and on the length of the buydown period.

   The real property that secures repayment of the loans is referred to as the mortgaged properties. The loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. Certain of the loans may be secured by liens that are subordinated to one or more senior liens on the related mortgaged properties as described in the related prospectus supplement. In addition to being secured by mortgages on real estate, the home improvement loan contracts may also be secured by purchase money security interests in the home improvements financed thereby. If so specified in the related prospectus supplement, the home equity loans may include loans (primarily for home improvement or debt consolidation purposes) that are in amounts in excess of the value of the related mortgaged properties at the time of origination. The mortgaged properties and the home improvements are collectively referred to in this prospectus as the "Properties." The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

   Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a "Primary Mortgage Insurance Policy"). The existence, extent and duration of any coverage will be described in the applicable prospectus supplement.

   The aggregate principal balance of loans secured by Properties that are owner-occupied will be disclosed in the related prospectus supplement. The applicable prospectus supplement may provide for the basis for representations relating to Single Family Properties, but if it does not, the sole basis for a representation that a given percentage of the loans is secured by Single Family Properties that are owner-occupied will be either (i) the making of a representation by the borrower at origination of the loan either that the underlying Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Property as a primary residence or (ii) a finding that the address of the underlying Property is the borrower's mailing address.

   Single Family Loans. The mortgaged properties relating to mortgage loans (including closed-end home equity loans) will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, manufactured housing that is permanently affixed and treated as real property under local law, and certain other dwelling units ("Single Family Properties"). Single Family Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the applicable prospectus supplement may provide for the leasehold term, but if it does not, the term of the leasehold will exceed the scheduled maturity of the loan by at least five years.

   Revolving Credit Line Loans. The mortgaged properties relating to revolving credit line loans will consist of Single Family Properties. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of such loan. Principal amounts on a revolving credit line loan may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid under each revolving credit line loan from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the trust fund will not include any amounts borrowed under a revolving credit line loan after the cut-off date. The full amount of a closed-end loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal)installments of an amount to fully amortize the loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months. Under certain circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest-only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

   Home Improvement Loan Contracts. The Trust Fund Assets for a series of securities may consist, in whole or in part, of home improvement loan contracts originated by a home improvement contractor, a thrift or a commercial mortgage banker in the ordinary course of business. The home improvements securing the home improvement loan contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The home improvement loan contracts will be secured by mortgages on Single Family Properties which are generally subordinate to other mortgages on the same Property. In general, the home improvement loan contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement. The initial Loan-to-Value Ratio of a home improvement loan contract is computed in the manner described in the related prospectus supplement.

   Additional Information. Each prospectus supplement will contain information, as of the date of that prospectus supplement and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including

      o the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the first day of the month of issuance of the related series of securities or another date specified in the related prospectus supplement called a cut-off date,

      o the type of property securing the loans (e.g., single-family residences, individual units in condominium apartment buildings or in buildings owned by cooperatives, other real property or home improvements),

      o     the original terms to maturity of the loans,

      o     the ranges of the principal balances of the loans,

      o the earliest origination date and latest maturity date of any of the loans,

      o the ranges of the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, of the loans at origination,

      o the Loan Rates or annual percentage rates ("APR") or range of Loan Rates or APRs borne by the loans, and

      o     the geographical distribution of the loans.

   If specific information respecting the loans is not known to the depositor at the time the related securities are initially offered, more general information of the nature described above will be provided in the detailed description of Trust Fund Assets.

   The "Loan-to-Value Ratio" of a loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related loan and the denominator of which is the Collateral Value of the related Property. The "Combined Loan-to-Value Ratio" of a loan at any given time is the ratio, expressed as a percentage, of (i) the sum of (a) the original principal balance of the loan (or, in the case of a revolving credit line loan, the maximum amount thereof available) and (b) the outstanding principal balance at the date of origination of the loan of any senior mortgage loan(s) or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to the mortgage loan, regardless of any lesser amount actually outstanding at the date of origination of the loan, to (ii) the Collateral Value of the related Property. The "Collateral Value" of the Property, other than with respect to certain loans the proceeds of which were used to refinance an existing mortgage loan (each, a "Refinance Loan"), will be calculated as described in the related prospectus supplement, but if there is no description in the related prospectus supplement, it is the lesser of
(a) the appraised value determined in an appraisal obtained by the originator at origination of the loan and (b) the sales price for the Property. In the case of Refinance Loans, the "Collateral Value" of the related Property will be calculated as described in the applicable prospectus supplement, but if the prospectus supplement contains no description, it is generally the appraised value thereof determined in an appraisal obtained at the time of refinancing.

   We can give no assurance that values of the Properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the loans, and any secondary financing on the Properties, in a particular pool become equal to or greater than the value of the Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. To the extent that the losses are not covered by subordination provisions or alternative arrangements, the losses will be borne, at least in part, by the holders of the securities of the related series.

      Substitution of Trust Fund Assets

   Substitution of Trust Fund Assets will be permitted in the event of breaches of representations and warranties with respect to any original Trust Fund Asset or in the event the documentation with respect to any Trust Fund Asset is determined by the trustee to be incomplete. The period during which the substitution will be permitted generally will be indicated in the related prospectus supplement. The related prospectus supplement will describe any other conditions upon which Trust Fund Assets may be substituted for Trust Fund Assets initially included in the Trust Fund.

      Available Information

   The depositor has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), covering the securities. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of securities contain summaries of the material terms of the documents referred to in this prospectus and in the applicable prospectus supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website that contains reports, information statements and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of that Internet website is http://www.sec.gov. The depositor's SEC Securities Act file number is 333-132375.

   This prospectus and any applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and the applicable prospectus supplement nor an offer of the securities to any person in any state or other jurisdiction in which the offer would be unlawful.

 Incorporation of Certain Documents by Reference; Reports Filed with the SEC

   All distribution reports on Form 10-D and current reports on Form 8-K filed with the SEC for the trust fund referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

   The depositor or master servicer on behalf of the trust fund of the related series will file the reports required under the Securities Act and under
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These reports include (but are not limited to):

o Reports on Form 8-K (Current Report), following the issuance of the series of securities of the related trust fund, including as Exhibits to the Form 8-K (1) the agreements or other documents specified in the related prospectus supplement, if applicable, (2) the Detailed Description, if applicable, regarding the related Trust Fund Assets and
      (3) the opinions related to the tax consequences and the legality of the series being issued required to be filed under applicable securities laws;

o Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

o Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the distribution date specified in the related prospectus supplement; and

o Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits.

   Neither the depositor nor the master servicer intends to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to a trust fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Exchange Act. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each trust fund formed by the depositor will have a separate file number assigned by the SEC, which is generally not available until filing of the final prospectus supplement related to the series. Reports filed with respect to a trust fund with the SEC after the final prospectus supplement is filed will be available under trust fund's specific number, which will be a series number assigned to the SEC Securities Act file number of the depositor.

   The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the person's written request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates) and any reports filed with the SEC. Requests should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

      Reports to Securityholders

   The distribution and pool performance reports filed on Form 10-D will be forwarded to each securityholder as specified in the related prospectus supplement. See "Description of the Securities -- Reports to Securityholders." All other reports filed with the SEC concerning the trust fund will be forwarded to securityholders free of charge upon written request to the trustee on behalf of any trust fund, but will not be made available through an Internet website of the depositor, the master servicer or any other party as these reports and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC and can also be viewed electronically at the Internet website of the SEC shown above under "-- Available Information."

                                Use of Proceeds

   The net proceeds to be received from the sale of the securities will be applied by the depositor to the purchase of Trust Fund Assets or will be used by the depositor for general corporate purposes. The depositor expects to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of Trust Fund Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                 The Depositor

   CWHEQ, Inc., a Delaware corporation (the "depositor"), was incorporated in May 2003 for the limited purpose of acquiring, owning and transferring Trust Fund Assets and selling interests in them or bonds secured by them. The depositor is a limited purpose finance subsidiary of Countrywide Financial Corporation, a Delaware corporation. The depositor maintains its principal office at 4500 Park Granada, Calabasas, California 91302. Its telephone number is (818) 225-3000.

   The depositor's obligations after issuance of the securities include delivery of the Trust Fund Assets and certain related documents and instruments, repurchasing Trust Fund Assets in the event of certain breaches of representations or warranties made by the depositor, providing tax-related information to the Trustee and maintaining the trustee's first priority perfected security interest in the Trust Fund Assets.

   Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the securities of any series.

                                o Loan Program

   The loans will have been purchased by the depositor, either directly or through affiliates, from sellers. The applicable prospectus supplement may provide for the underwriting criteria used in originating the loans, but if it does not, the loans so acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards."

      Underwriting Standards

   The applicable prospectus supplement may provide for the seller's representations and warranties relating to the loans, but if it does not, each seller will represent and warrant that all loans originated and/or sold by it to the depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans. As to any loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

   Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related Property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history with respect to any senior mortgage, if any. The applicable prospectus supplement may specify whether that credit information will be verified by the seller, but if it does not, the credit information supplied by the borrower will be verified by the related seller. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports, among other things, the length of employment with that organization and the borrower's current salary. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

   In determining the adequacy of the property to be used as collateral, an appraisal will generally be made of each property considered for financing. Except as described in the related prospectus supplement, an appraiser is generally required to inspect the property, issue a report on its condition and, if applicable, verify construction, if new, has been completed. The appraisal is generally based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. The value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

   The maximum loan amount will vary depending upon a borrower's credit grade and loan program but will not generally exceed $1,000,000. Variations in maximum loan amount limits will be permitted based on compensating factors. Compensating factors may generally include, to the extent specified in the related prospectus supplement, low loan-to-value ratio, low debt-to-income ratio, stable employment, favorable credit history and the nature of the underlying first mortgage loan, if applicable.

   Each seller's underwriting standards will generally permit loans with loan-to-value ratios at origination of up to 100% depending on the loan program, type and use of the property, creditworthiness of the borrower and debt-to-income ratio. If so specified in the related prospectus supplement, a seller's underwriting criteria may permit loans with loan-to-value ratios at origination in excess of 100% such as for debt consolidation or home improvement purposes. Loan-to-value ratios may not be evaluated in the case of Title I loans.

   After obtaining all applicable employment, credit and property information, the related seller will use a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments of principal and interest on the mortgage loan in addition to other monthly credit obligations. The "debt-to-income ratio" is the ratio of the borrower's total monthly payments to the borrower's gross monthly income. The maximum monthly debt-to-income ratio will vary depending upon a borrower's credit grade and loan program but will not generally exceed 55%. Variations in the monthly debt-to-income ratio limit will be permitted based on compensating factors to the extent specified in the related prospectus supplement.

   In the case of a loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, the applicable prospectus supplement may provide for the related representations and warranties of the seller, but if it does not, the related seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term on the loan.

   Certain of the types of loans that may be included in a trust fund are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of those loans may provide for escalating or variable payments by the borrower. These types of loans are underwritten on the basis of a judgment that the borrowers have the ability to make the monthly payments required initially. In some instances, a borrower's income may not be sufficient to permit continued loan payments as the payments increase. These types of loans may also be underwritten primarily upon the basis of Loan-to-Value Ratios or other favorable credit factors.

      Qualifications of Sellers

   Each seller must be an institution experienced in originating and servicing loans of the type contained in the related pool and must maintain satisfactory facilities to originate and service (either directly or through qualified subservicers) those loans. If a seller does not meet the foregoing qualifications, the related originator must satisfy those qualifications.

      Representations by Sellers; Repurchases

   Each seller will have made representations and warranties in respect of the loans sold by the seller and evidenced by all, or a part, of a series of securities. The representations and warranties may include, among other things:

      o that a lender's policy of title insurance (or other similar form of policy of insurance or an attorney's certificate of title) or a commitment to issue the policy was effective on the date of origination of each loan, other than cooperative loans and certain home equity loans, and that each policy (or certificate of title as applicable) remained in effect on the applicable cut-off date;

      o that the seller had good title to each loan and each loan was subject to no valid offsets, defenses or counterclaims except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

      o that each loan is secured by a valid lien on, or a perfected security interest with respect to, the Property (subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that, to the seller's knowledge, the Property was free of material damage;

      o that there were no delinquent tax or assessment liens against the Property;

      o that no payment of principal and interest on a loan was delinquent more than the number of days specified in the related prospectus supplement; and

      o that each loan at the time it was originated and on the date of transfer by the seller to the depositor complied in all material respects with all applicable local, state and federal laws.

   If so specified in the related prospectus supplement, the representations and warranties of a seller in respect of a loan will be made not as of the cut-off date but as of the date on which the seller sold the loan to the depositor or one of its affiliates. Under those circumstances, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the series of securities evidencing an interest in the loan. Since the representations and warranties of a seller do not address events that may occur following the sale of a loan by the seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to the repurchase obligation with respect to a loan occurs after the date of sale of the loan by the seller to the depositor or its affiliates. However, the depositor will not include any loan in the trust fund for any series of securities if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of a seller will not be accurate and complete in all material respects in respect of the loan as of the date of initial issuance of the related series of securities. If the master servicer is also a seller of loans with respect to a particular series of securities, those representations will be in addition to the representations and warranties made by the master servicer in its capacity as a master servicer.

   The master servicer or the trustee, if the master servicer is the seller, will promptly notify the relevant seller of any breach of any representation or warranty made by it in respect of a loan which materially and adversely affects the interests of the securityholders in the loan. If that seller cannot cure such breach within 90 days following notice from the master servicer or the trustee, as the case may be, the applicable prospectus supplement may provide for the seller's obligations under those circumstances, but if it does not, then the seller will be obligated either

      o to repurchase the loan from the trust fund at a price (the "Purchase Price") equal to 100% of the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the Loan Rate (less any Advances or amount payable as related servicing compensation if the seller is the master servicer) or

      o to substitute for the loan a replacement loan that satisfies the criteria specified in the related prospectus supplement.

   If a REMIC election is to be made with respect to a trust fund, the applicable prospectus supplement may provide for the obligations of the master servicer or residual certificateholder, but if it does not, the master servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any repurchase or substitution and the trustee must have received a satisfactory opinion of counsel that the repurchase or substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax. The master servicer may be entitled to reimbursement for that payment from the assets of the related trust fund or from any holder of the related residual certificate. See "Description of the Securities -- General." Except in those cases in which the master servicer is the seller, the master servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the trustee and the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of the loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a seller.

   Neither the depositor nor the master servicer (unless the master servicer is the seller) will be obligated to purchase or substitute a loan if a seller defaults on its obligation to do so, and we can give no assurance that sellers will carry out their respective repurchase or substitution obligations with respect to loans. However, to the extent that a breach of a representation and warranty of a seller may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase or substitution obligation as described below under "The Agreements -- Assignment of Trust Fund Assets."

                               Static Pool Data

   If specified in the related prospectus supplement, static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans, Inc. ("Countrywide Home Loans") or any other person specified in the related prospectus supplement will be made available through an Internet website. The prospectus supplement related to each series for which the static pool data is provided through an Internet website will contain the Internet website address to obtain this information. Except as stated below, the static pool data provided through any Internet website will be deemed part of this prospectus and the registration statement of which this prospectus is a part from the date of the related prospectus supplement.

   Notwithstanding the foregoing, the following information shall not be deemed part of the prospectus or the registration statement of which this prospectus is a part:

      o with respect to information regarding prior securitized pools of Countrywide Home Loans (or the applicable person specified in the related prospectus supplement) that do not include the currently offered pool, information regarding prior securitized pools that were established before January 1, 2006; and

      o with respect to information regarding the pool described in the related prospectus supplement, information about the pool for periods before January 1, 2006.

   Static pool data may also be provided in the related prospectus supplement or may be provided in the form of a CD-ROM accompanying the related prospectus supplement. The related prospectus supplement will specify how the static pool data will be presented.

                         Description of the Securities

   Each series of certificates will be issued pursuant to a separate Agreement. A form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. Each Pooling and Servicing Agreement will be dated as of the related cut-off date and will be among the depositor, the master servicer and the trustee for the benefit of the holders of the securities of the related series. Each series of notes will be issued pursuant to an indenture (the "Indenture") between the related trust fund and the entity named in the related prospectus supplement as indenture trustee with respect to such series, the related loans will be serviced by the master servicer pursuant to a Sale and Servicing Agreement. Each Indenture will be dated as of the related cut-off date and the Trust Fund Assets will be pledged to the related indenture trustee for the benefit of the holders of the securities of the related series.

   A form of each of the Indenture, Sale and Servicing Agreement and Trust Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. A series of securities may consist of both notes and certificates. The provisions of each Agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the related trust fund. The following are descriptions of the material provisions which may appear in each Agreement. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each series of securities and the applicable prospectus supplement. The depositor will provide a copy of the Agreement (without exhibits) relating to any series without charge upon written request of a holder of record of a security of that series addressed to CWHEQ, Inc., 4500 Park Granada, Calabasas, California 91302, Attention: Secretary.

      General

   The securities of each series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related prospectus supplement, will, in the case of certificates, evidence specified beneficial ownership interests in, and in the case of notes, be secured by, the assets of the related trust fund created pursuant to the applicable Agreement and will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. The applicable prospectus supplement may provide for guarantees or insurance obtained from a governmental entity or other person, but if it does not, the Trust Fund Assets will not be guaranteed or insured by any governmental entity or other person. Each trust fund will consist of, to the extent provided in the related Agreement,

      o the Trust Fund Assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related prospectus supplement ("Retained Interest")), including all payments of interest and principal received with respect to the loans after the cut-off date (to the extent not applied in computing the principal balance of the loans as of the cut-off date (the "Cut-off Date Principal Balance"));

      o the assets required to be deposited in the related Security Account from time to time;

      o property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure and

      o any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement.

If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments.

   Each series of securities will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on, and each class of notes of a series will be secured by, the related Trust Fund Assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of that series. Certain series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under "Credit Enhancement" in this prospectus and in the related prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a series of securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related Trust Fund Assets, in each case as specified in the related prospectus supplement. The timing and amounts of the distributions may vary among classes or over time as specified in the related prospectus supplement.

   Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related securities will be made by the trustee on each distribution date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the related prospectus supplement) in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the dates specified in the related prospectus supplement (each, a "Record Date").

Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled thereto at the address appearing in the register maintained for holders of securities (the "Security Register"); provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of the final distribution.

   The securities will be freely transferable and exchangeable at the Corporate Trust Office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

   Certain Issues Related to the Suitability of Investments in the Securities for Holders. Under current law the purchase and holding by or on behalf of any employee benefit plan or other retirement arrangement subject to provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Internal Revenue Code of 1986 as amended (the "Code"), certain classes of certificates may result in "prohibited transactions" within the meaning of ERISA and the Code. See "ERISA Considerations." Retirement arrangements subject to these provisions include individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts or arrangements are invested. The applicable prospectus supplement may specify other conditions under which transfers of this type would be permitted, but if it does not, transfer of the certificates will not be registered unless the transferee represents that it is not, and is not purchasing on behalf of, a plan, account or other retirement arrangement or provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of the certificates by or on behalf of a plan, account or other retirement arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the pooling and servicing agreement.

   As to each series, an election may be made to treat the related trust fund or designated portions thereof as one or more "real estate mortgage investment conduits" ("REMICs") as defined in the Code. The related prospectus supplement will specify whether one or more REMIC elections are to be made. Alternatively, the Agreement for a series may provide that one or more REMIC elections may be made at the discretion of the depositor or the master servicer and may only be made if certain conditions are satisfied. The terms and provisions applicable to the making of a REMIC election for each related series, if applicable, will be set forth in the related prospectus supplement. If one or more REMIC elections are made with respect to a series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Code. All other classes of securities in the series will constitute "regular interests" in the related REMIC or REMICs, as applicable, as defined in the Code. As to each series with respect to which one or more REMIC elections are to be made, the master servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. Unless otherwise provided in the related prospectus supplement, the master servicer will be entitled to reimbursement if it makes any prohibited transaction tax payment from the assets of the trust fund or from any holder of the related residual certificate. Unless otherwise specified in the related prospectus supplement, if the amounts distributable to related residual certificates are insufficient to cover the amount of any prohibited transaction taxes, the amount necessary to reimburse the master servicer may be deducted from the amounts otherwise payable to the other classes of certificates or notes of the series.

      Distributions on Securities

   General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to the related series. See "Credit Enhancement." Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of the related series.

   Distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related Security Account, including any funds transferred from any reserve fund or the pre-funding account. As between securities of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The prospectus supplement will also describe the method for allocating distributions among securities of a particular class, but if the prospectus supplement does not, distributions to any class of securities will be made pro rata to all securityholders of that class.

   Available Funds. All distributions on the securities of each series on each distribution date will be made from the Available Funds described below, in accordance with the terms described in the related prospectus supplement and specified in the Agreement. The applicable prospectus supplement may define Available Funds with references to different accounts or different amounts, but if it does not, "Available Funds" for each distribution date will generally equal the amount on deposit in the related Security Account on that distribution date (net of related fees and expenses payable by the related trust fund) other than amounts to be held in that account for distribution on future distribution dates.

   Distributions of Interest. Interest will accrue on the aggregate principal balance of the securities (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of securities (the "Class Security Balance") entitled to interest from the date, at the Pass-Through Rate or interest rate, as applicable (which in either case may be a fixed rate or rate adjustable as specified in the related prospectus supplement), and for the periods specified in the related prospectus supplement. To the extent funds are available therefor, interest accrued during each specified period on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable) will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate Class Security Balance of the securities of that class has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of those securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original Class Security Balance of each security will equal the aggregate distributions allocable to principal to which the security is entitled. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of the security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

   Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues over a period ending two or more days prior to a distribution date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding that distribution date, and the effective yield (at par) to securityholders will be less than the indicated coupon rate.

   With respect to any class of accrual securities, if specified in the related prospectus supplement, any interest that has accrued but is not paid on a given distribution date will be added to the aggregate Class Security Balance of that class of securities on that distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions of interest on any class of accrual securities will commence only after the occurrence of the events specified in the related prospectus supplement. Prior to that time, in the aggregate, the Class Security Balance of the class of accrual securities will increase on each distribution date by the amount of interest that accrued during the preceding interest accrual period but that was not required to be distributed to the class on that distribution date. Thereafter the class of accrual securities will accrue interest on its outstanding Class Security Balance as so adjusted.

   Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which the amount will be allocated among the classes of securities entitled to distributions of principal. The aggregate Class Security Balance of any class of securities entitled to distributions of principal generally will be the aggregate original Class Security Balance of the class of securities specified in the related prospectus supplement,

      o reduced by all distributions reported to the holders of the class of securities as allocable to principal,

      o in the case of accrual securities, in general, increased by all interest accrued but not then distributable on the accrual securities;

      o in the case of adjustable rate securities, subject to the effect of negative amortization, if applicable; and

      o if specified in the related prospectus supplement, reduced by the amount of any losses allocated to the Class Security Balance of the class of securities.

   If so provided in the related prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month in which the payment is made ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in the related prospectus supplement. The effect of this allocation of Principal Prepayments to the class or classes of securities will accelerate the amortization of those securities while increasing the interests evidenced by one or more other classes of securities in the trust fund. Increasing the interests of the other classes of securities relative to that of certain securities is intended to preserve the availability of the subordination provided by the securities for which the interests have been increased. See "Credit Enhancement - Subordination."

   Unscheduled Distributions. If specified in the related prospectus supplement, the securities will be subject to receipt of distributions before the next scheduled distribution date under the circumstances and in the manner described below and in the prospectus supplement. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including Principal Prepayments) on the Trust Fund Assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any reserve fund, may be insufficient to make required distributions on the securities on that distribution date. The applicable prospectus supplement may provide for limits on the amount of an unscheduled distribution, but if it does not, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date. The applicable prospectus supplement may specify whether the unscheduled distribution will include interest, but if it does not, the unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) or interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

      Advances

   To the extent provided in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in the Security Account for future distributions to the holders of securities of the related series), an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related Determination Date (as the term is defined in the related prospectus supplement) and were not advanced by any sub-servicer, subject to the master servicer's determination that the advances may be recoverable out of late payments by borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. In the case of cooperative loans, the master servicer also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

   In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the securities, rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to securityholders, the master servicer will replace those funds on or before any future distribution date to the extent that funds in the applicable Security Account on the future distribution date would be less than the amount required to be available for distributions to securityholders on that distribution date. Any master servicer funds advanced will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which the advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any loan purchased by the depositor, a sub-servicer or a seller pursuant to the related Agreement). Advances by the master servicer (and any advances by a sub-servicer) also will be reimbursable to the master servicer (or sub-servicer) from cash otherwise distributable to securityholders (including the holders of Senior securities) to the extent that the master servicer determines that the advance or advances previously made are not ultimately recoverable as described above. To the extent provided in the related prospectus supplement, the master servicer also will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the related Agreement. The obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement of the type described in this prospectus under "Credit Enhancement," in each case as described in the related prospectus supplement.

   In the event the master servicer or a sub-servicer fails to make a required advance, the applicable prospectus supplement may specify whether another party will have advancing obligations, but if it does not, the trustee will be obligated to make the advance in its capacity as successor servicer. If the trustee makes an advance, it will be entitled to be reimbursed for the advance to the same extent and degree as the master servicer or a sub-servicer is entitled to be reimbursed for advances. See "Description of the Securities - Distributions on Securities."

      Reports to Securityholders

   Prior to or concurrently with each distribution on a distribution date the master servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to the related series of securities, among other things:

      o the amount of the distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related prospectus supplement, any applicable prepayment charges included in that amount;

      o     the amount of the distribution allocable to interest;

      o     the amount of any advance;

      o the aggregate amount (a) otherwise allocable to the holders of the Subordinate Securities on the distribution date, and (b) withdrawn from the reserve fund or the pre-funding account, if any, that is included in the amounts distributed to the Senior Securityholders;

      o the outstanding principal balance or notional amount of each class of the related series after giving effect to the distribution of principal on the distribution date;

      o the percentage of principal payments on the loans (excluding prepayments), if any, which each class of the related securities will be entitled to receive on the following distribution date;

      o the percentage of Principal Prepayments on the loans, if any, which each class of the related securities will be entitled to receive on the following distribution date;

      o the related amount of the servicing compensation retained or withdrawn from the Security Account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

      o the number and aggregate principal balances of loans (A) delinquent (exclusive of loans in foreclosure) 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days and (B) in foreclosure and delinquent 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days, as of the close of business on the last day of the calendar month preceding the distribution date;

      o the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

      o the Pass-Through Rate or interest rate, as applicable, if adjusted from the date of the last statement, of each class of the related series expected to be applicable to the next distribution to the class;

      o if applicable, the amount remaining in any reserve fund or the pre-funding account at the close of business on the distribution date;

      o the Pass-Through Rate or interest rate, as applicable, as of the day prior to the immediately preceding distribution date; and

      o any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

   Where applicable, any amount set forth above may be expressed as a dollar amount per single security of the relevant class having the percentage interest specified in the related prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

   In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each securityholder of record at any time during the related calendar year a report
(a) as to the aggregate of amounts reported pursuant to the first two items for the related calendar year or, in the event the person was a securityholder of record during a portion of that calendar year, for the applicable portion of the year and (b) other customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

      Categories of Classes of Securities

   The securities of any series may be comprised of one or more classes. These classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of securities may identify the classes which comprise the related series by reference to the following categories.

Categories of Classes                              Definition

                                                Principal Types

Accretion Directed...........   A class that receives principal payments from
                                the accreted interest from specified accrual classes. An accretion directed class also may receive principal payments from principal paid on the underlying Trust Fund Assets for the related series.

Companion Class..............   A class that receives principal payments on any
                                distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component Securities.........   A class consisting of "components." The
                                components of a class of component securities may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this chart.

Non-Accelerated Senior
  or NAS.....................   A class that, for the period of time specified
                                in the related prospectus supplement, generally will not receive (in other words, is locked out of) (1) principal prepayments on the underlying
                                Trust Fund Assets that are allocated
                                disproportionately to the senior securities because of the shifting interest structure of the securities in the trust and/or (2) scheduled principal payments on the underlying
                                Trust Fund Assets, as specified in the related prospectus supplement. During the lock-out period, the portion of the principal distributions on the underlying Trust Fund
                                Assets that the NAS class is locked out of will be distributed to the other classes of senior securities.

Notional Amount Securities...   A class having no principal balance and bearing
                                interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Planned Principal Class
  or PACs....................   A class that is designed to receive principal
                                payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying
                                Trust Fund Assets. These two rates are the endpoints for the "structuring range" for the planned principal class. The planned principal classes in any series of certificates may be subdivided into different categories (e.g., primary planned principal classes, secondary planned principal classes and so forth) having different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal class of a series of certificates will be narrower than that for the primary planned principal class of the series.

Scheduled Principal Class....   A class that is designed to receive principal
                                payments using a predetermined principal balance schedule but is not designated as a planned principal class or targeted principal class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying Trust Fund Assets. These two rates are the endpoints for the "structuring range" for the scheduled principal class.

Sequential Pay...............   Classes that receive principal payments in a
                                prescribed sequence, that do not have
                                predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Strip........................   A class that receives a constant proportion,
                                or "strip," of the
                                principal payments on the underlying Trust
                                Fund Assets.

Super Senior.................   A class that will not bear its proportionate
                                share of realized losses (other than excess losses) as its share is directed to another class, referred to as the "support class" until the class principal balance of the support class is reduced to zero.

Support Class................   A class that absorbs the realized losses other
                                than excess losses that would otherwise be allocated to a Super Senior Class (or would not otherwise be allocated to the Senior Class) after the related classes of subordinate securities are no longer outstanding.

Targeted Principal Class or
  TACs.......................   A class that is designed to receive principal
                                payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying
                                Trust Fund Assets.

                                               Interest Types

Fixed Rate...................   A class with an interest rate that is fixed
                                throughout the life of the class.

Floating Rate or Adjustable     A class with an interest rate that resets
Rate.........................   periodically based upon a designated index and
                                that varies directly with changes in the index.

Inverse Floating Rate........   A class with an interest rate that resets
                                periodically based upon a designated index and that varies inversely with changes in the index.

Variable Rate................   A class with an interest rate that resets
                                periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Loan
                                Rates borne by the underlying loans).

Interest Only................   A class that receives some or all of the
                                interest payments made on the underlying Trust
                                Fund Assets and little or no principal.
                                Interest Only classes have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an interest only class that is not entitled to any distributions of principal.

Principal Only...............   A class that does not bear interest and is
                                entitled to receive only distributions of principal.

Partial Accrual..............   A class that accretes a portion of the amount
                                of accrued interest thereon, which amount will be added to the principal balance of the class on each applicable distribution date, with the remainder of the accrued interest to be distributed currently as interest on the Partial Accrual Class. This accretion may continue until a specified event has occurred or until the Partial Accrual Class is retired.

Accrual......................   A class that accretes the amount of accrued
                                interest otherwise distributable on that class, which amount will be added as principal to the principal balance of that class on each applicable distribution date. This accretion may continue until some specified event has occurred or until the accrual class is retired.

      Indices Applicable to Floating Rate and Inverse Floating Rate Classes

            LIBOR

   The applicable prospectus supplement may specify some other basis for determining LIBOR, but if it does not, on the LIBOR determination date (as defined in the related prospectus supplement) for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as LIBOR, the person designated in the related pooling and servicing agreement as the calculation agent will determine LIBOR in accordance with one of the two methods described below (which method will be specified in the related prospectus supplement):

            LIBO Method

   Unless otherwise specified in the related prospectus supplement, if using this method to calculate LIBOR, the calculation agent will determine LIBOR on the basis of the rate for U.S. dollar deposits for the period specified in the prospectus supplement that appears on Telerate Screen Page 3750 as of 11:00 a.m. (London time) on the interest determination date (as defined in the related prospectus supplement). If the rate does not appear on the Telerate Screen Page 3750 (or any page that may replace the page on that service, or if this service is no longer offered, another service for displaying LIBOR or comparable rates as may be reasonably selected by the calculation agent), LIBOR for the applicable accrual period will be the Reference Bank Rate.

   "Reference Bank Rate" with respect to any accrual period, means

   (a) the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the reference banks as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market, provided that at least two reference banks provide the rate; and

   (b) If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the calculation agent, as of 11:00 a.m., New York City time, on the related interest determination date for loans in U.S. dollars to leading European banks.

   Each reference bank will be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; will not control, be controlled by, or be under common control with the depositor, Countrywide Home Loans or the master servicer; and will have an established place of business in London. If a reference bank should be unwilling or unable to act as a reference bank or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

   If these quotations cannot be obtained by the calculation agent and no Reference Bank Rate is available, LIBOR will be LIBOR applicable to the preceding interest accrual period.

            BBA Method

   If using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers' Association "Interest Settlement Rate" for one-month deposits in United States dollars as found on Telerate page 3750 as of 11:00 a.m. London time on each LIBOR determination date. Interest Settlement Rates currently are based on rates quoted by eight British Bankers' Association designated banks as being, in the view of the banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. The Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

   If on any LIBOR determination date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the LIBOR method described under "LIBO Method."

   The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

            COFI

   The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the "Eleventh District"). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco ("FHLBSF") to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

   A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

   The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

   The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of the index on an exact date. So long as the Eleventh District Cost of Funds Index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as COFI (each, a class of "COFI securities") for the Interest Accrual Period commencing in the second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond the tenth day, the interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

   The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period commences for a class of COFI securities the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the "National Cost of Funds Index") published by the Office of Thrift Supervision (the "OTS") for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period commences the most recently published National Cost of Funds Index relates to a month before the fourth preceding month, the applicable index for the interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the Agreement relating to the series of securities. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if LIBOR is the alternative index.

   The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

            Treasury Index

   The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as a Treasury index, the calculation agent will ascertain the Treasury index for Treasury securities of the maturity and for the period (or, if applicable, date) specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period (and for any date means the yield for the date), expressed as a per annum percentage rate, on U.S. Treasury securities adjusted to the "constant maturity" specified in the prospectus supplement or if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15 (519) for a week, then it will use the Statistical Release from the preceding week.

   Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The Calculation Agent's determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

            Prime Rate

   The applicable prospectus supplement may specify the party responsible for determining the Prime Rate, but if it does not, on the Prime Rate Determination Date (as the term is defined in the related prospectus supplement) for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as the Prime Rate, the calculation agent will ascertain the Prime Rate for the related interest accrual period. The applicable prospectus supplement may provide for the means of determining the Prime Rate, but if it does not, the Prime Rate for an interest accrual period will be the "Prime Rate" as published in the "Money Rates" section of The Wall Street Journal (or if not so published, the "Prime Rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion) on the related Prime Rate Determination Date. If a prime rate range is given, then the average of that range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The calculation agent's determination of the Prime Rate and its calculation of the rates of interest for the related interest accrual period shall (in the absence of manifest error) be final and binding.

      Book-Entry Registration of Securities

   As described in the related prospectus supplement, if not issued in fully registered certificated form, each class of securities will be registered as book-entry certificates (the "Book-Entry Securities"). Persons acquiring beneficial ownership interests in the Book-Entry Securities ("Security Owners") may elect to hold their Book-Entry Securities through the Depository Trust Company ("DTC") in the United States, or Clearstream, Luxembourg or the Euroclear System ("Euroclear"), in Europe, if they are participants of those systems, or indirectly through organizations which are participants in those systems. Each class of the Book-Entry Securities will be issued in one or more certificates which equal the aggregate principal balance of the applicable class of the Book-Entry Securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg and Euroclear's names on the books of their respective depositaries which in turn will hold the positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, NA will act as depositary for Clearstream, Luxembourg and JPMorgan Chase will act as depositary for Euroclear (in those capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Unless otherwise described in the related prospectus supplement, beneficial interests in the Book-Entry Securities may be held in minimum denominations representing Certificate Principal Balances of $20,000 and integral multiples of $1,000 in excess thereof, except that one investor of each class of Book-Entry Securities may hold a beneficial interest therein that is not an integral multiple of $1,000. Except as described below, no person acquiring a beneficial ownership interest in a Book-Entry Security (each, a "beneficial owner") will be entitled to receive a physical certificate representing the person's beneficial ownership interest in the Book-Entry Security (a "Definitive Security"). Unless and until Definitive Securities are issued, it is anticipated that the only securityholders of the Book-Entry Securities will be Cede & Co., as nominee of DTC. Security Owners will not be Certificateholders as that term is used in the applicable Agreement. Security Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC.

   The beneficial owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of the Book-Entry Security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

   Security Owners will receive all distributions of principal of, and interest on, the Book-Entry Securities from the trustee through DTC and DTC Participants. While the Book-Entry Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Securities. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"), with whom Security Owners have accounts with respect to the Book-Entry Securities are similarly required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

   Security Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Security Owners who are not Participants may transfer ownership of the Book-Entry Securities only through Participants and Indirect Participants by instructing the Participants and Indirect Participants to transfer Book-Entry Securities, by book-entry transfer, through DTC for the account of the purchasers of the Book-Entry Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

   Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. These credits or any transactions in the securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant, settled during the processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on that following business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

   Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

   Cross-market transfers between persons holding securities directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, these cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

   DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Securities will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

   Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Clearstream, Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

   Further to the merger, the Board of Directors of New CI decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream" effective as of January 14, 2000. New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and Clearstream, Luxembourg Global Services was renamed "Clearstream Services, societe anonyme."

   On January 17, 2000, DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

   Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg and is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./ N.V. as the Operator of the Euroclear System (the "Euroclear Operator") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

   Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries.

Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

   The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

   Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

   Distributions on the Book-Entry Securities will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of payments on Book-Entry Securities to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing the payments to the beneficial owners of the Book-Entry Securities that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Securities that it represents.

   Under a book-entry format, beneficial owners of the Book-Entry Securities may experience some delay in their receipt of payments, since the payments will be forwarded by the trustee to Cede & Co. Distributions with respect to Book-Entry Securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" and "-- Tax Consequences to Holders of the Notes -- Backup Withholding" in this prospectus supplement. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of Book-Entry Securities, may be limited due to the lack of physical certificates for the Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

   Monthly and annual reports on the Trust provided to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of the beneficial owners are credited.

   DTC has advised the trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the applicable Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those Book-Entry Securities. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Security under the applicable Agreement on behalf of a Clearstream, Luxembourg Participant or

Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Securities which conflict with actions taken with respect to other Book-Entry Securities.

   Definitive Securities will be issued to beneficial owners of the Book-Entry Securities, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Securities and the depositor or the trustee is unable to locate a qualified successor or (b) after the occurrence of an Event of Default, beneficial owners having not less than 51% of the voting rights evidenced by the Book-Entry Securities advise the trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of that class.

   Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of the event and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Securities and instructions for re-registration, the trustee will issue Definitive Securities, and thereafter the trustee will recognize the holders of the Definitive Securities as securityholders under the applicable Agreement.

   Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

   None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

                              Credit Enhancement

      General

   Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the related Trust Fund Assets. Credit enhancement may be in the form of:

      o the subordination of one or more classes of the securities of the series,

      o     letter of credit,

      o a limited financial guaranty policy issued by an entity named in the related prospectus supplement,

      o     surety bond,

      o     bankruptcy bond,

      o     special hazard insurance policy,

      o     guaranteed investment contract,

      o     overcollateralization,

      o     one or more reserve funds,

      o     a mortgage pool insurance policy,

      o     FHA Insurance,

      o     a VA Guarantee, or

      o     cross-collateralization feature.

   The applicable prospectus supplement may provide for credit enhancement which covers all the classes of securities, but if it does not, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

      Subordination

   If so specified in the related prospectus supplement, protection afforded to holders of one or more classes of securities of a series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of the series (the "Senior Securities") to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of Subordinate Securities (the "Subordinate Securities") under the circumstances and to the extent specified in the related prospectus supplement. Protection may also be afforded to the holders of Senior Securities of a series by: (i) reducing the principal or notional balance of the related Subordinate Securities; (ii) a combination of the immediately preceding sentence and clause (i) above; or (iii) as otherwise described in the related prospectus supplement. If so specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans and losses on defaulted loans may be borne first by the various classes of Subordinate Securities and thereafter by the various classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in the related prospectus supplement. The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted loans which must be borne by the Subordinate Securities by virtue of subordination and the amount of the distributions otherwise distributable to the holders of Subordinate Securities that will be distributable to Senior Securityholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions in respect of delinquent payments on the loans or aggregate losses in respect of the loans were to exceed an amount specified in the related prospectus supplement, holders of Senior Securities would experience losses on the securities.

   In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of Subordinate Securities on any distribution date may instead be deposited into one or more reserve funds established with the trustee or distributed to holders of Senior Securities. The deposits to a reserve fund may be made on each distribution date, for specified periods or until the balance in the reserve fund has reached a specified amount and, following payments from the reserve fund to holders of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the reserve fund to required levels, in each case as specified in the related prospectus supplement. Amounts on deposit in the reserve fund may be released to the holders of certain classes of securities at the times and under the circumstances specified in the related prospectus supplement.

   If specified in the related prospectus supplement, various classes of Senior Securities and Subordinate Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinate Securities, respectively, through preferential rights of those classes of securities to distributions in respect to the other classes of Senior Securities and Subordinate Securities, a cross-collateralization mechanism or otherwise.

   As between classes of Senior Securities and as between classes of Subordinate Securities, distributions may be allocated among those classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or
(iv) otherwise, in each case as specified in the related prospectus supplement. As between classes of Subordinate Securities, payments to holders of Senior Securities on account of delinquencies or losses and payments to any reserve fund will be allocated as specified in the related prospectus supplement.

      Letter of Credit

   The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more classes of securities (the "L/C Percentage"). If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. See "The Agreements - Termination: Optional Termination." A copy of the letter of credit for a series, if any, will be filed with the SEC as an exhibit to a Current Report on Form 8-K after the issuance of the securities of the related series.

      Insurance Policies, Surety Bonds and Guaranties

   If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. These instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in the trust fund,
(ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of the assets or principal payment rate on the assets. If specified in the related prospectus supplement, the trust fund may include a guaranteed investment contract pursuant to which the trust fund is entitled to receive specified payments for a period of time. These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement. If applicable, a copy of any instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K after the issuance of the securities of the related series.

      Overcollateralization and Excess Cash Flow

   If so provided in the prospectus supplement for a series of securities, the aggregate principal balance of the underlying Trust Fund Assets as of the cut-off date may exceed the principal balance of the securities being issued, thereby resulting in overcollateralization. In addition, if so provided in the prospectus supplement, a portion of the interest payment on each loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a certain class or classes of securities and, thus, accelerate the rate of payment of principal on that class or classes of securities. Reducing the principal balance of the securities without a corresponding reduction in the principal balance of the underlying Trust Fund Assets will result in overcollateralization or increase the level of overcollateralization. Additionally, some of the excess cash flow may be applied to make distributions to holders of securities to which losses have been allocated up to the amount of the losses that were allocated.

      Reserve Accounts

   If specified in the related prospectus supplement, credit support with respect to a series of securities will be provided by the establishment and maintenance with the trustee for the series of securities, in trust, of one or more reserve funds for the series. The related prospectus supplement will specify whether any reserve fund will be included in the trust fund for the related series.

   The reserve fund for a series will be funded (i) by the deposit in the fund of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related prospectus supplement, (ii) by the deposit in the fund from time to time of certain amounts, as specified in the related prospectus supplement to which the holders of Subordinate Securities, if any, would otherwise be entitled or (iii) as otherwise may be specified in the related prospectus supplement.

   Any amounts on deposit in the reserve fund and the proceeds of any other instrument upon maturity will be held in cash or will be invested in Permitted Investments.

   Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve fund for distribution to the holders of securities of the related series for the purposes, in the manner and at the times specified in the related prospectus supplement.

      Pool Insurance Policies

   If specified in the related prospectus supplement, a separate pool insurance policy ("Pool Insurance Policy") will be obtained for the pool and issued by the insurer (the "Pool Insurer") named in the related prospectus supplement. Each Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on loans in the pool in an amount equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the cut-off date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies. As more fully described below, the master servicer will present claims thereunder to the Pool Insurer on behalf of itself, the trustee and the holders of the securities of the related series. The Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted loans and only upon satisfaction of certain conditions precedent described below. The applicable prospectus supplement may provide for the extent of coverage provided by the related Pool Insurance Policy, but if it does not, the Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

   The applicable prospectus supplement may provide for the conditions for the presentation of claims under a Pool Insurance Policy, but if it does not, the Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;
(iii) if there has been physical loss or damage to the Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the property securing the defaulted loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Loan Rate to the date of the purchase and certain expenses incurred by the master servicer on behalf of the trustee and securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the Loan Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the master servicer will not be required to expend its own funds to restore the damaged Property unless it determines that (i) the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (ii) the expenses will be recoverable by it through proceeds of the sale of the Property or proceeds of the related Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

   The applicable prospectus supplement may provide for a Pool Insurance Policy covering losses resulting from defaults, but if it does not, the Pool Insurance Policy will not insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things,

      o fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination thereof, or

      o failure to construct a Property in accordance with plans and specifications.

A failure of coverage attributable to one of the foregoing events might result in a breach of the related seller's representations described above, and might give rise to an obligation on the part of the related seller to repurchase the defaulted loan if the breach cannot be cured by the related seller. No Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted loan occurring when the servicer of the loan, at the time of default or thereafter, was not approved by the applicable insurer.

   The applicable prospectus supplement may provide for a Pool Insurance Policy featuring a fixed amount of coverage over the life of the policy, but if it does not, the original amount of coverage under each Pool Insurance Policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide for the exclusion of specified expenses from the coverage of the Pool Insurance Policy, but if it does not, the amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the related securityholders.

   Additionally, if specified in the related prospectus supplement, the master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a Primary Mortgage Insurance Policy with regard to each loan for which coverage is required and loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. See "The Agreements - Realization Upon Defaulted Loans" for a discussion of these types of insurance.

   In general, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Property in the state in which the Property is located. See "The Agreements - Hazard Insurance" for a description of the coverage with respect to these policies.

      Financial Instruments

   If specified in the related prospectus supplement, the trust fund may include one or more interest rate or currency swap arrangements or similar financial instruments that are used to alter the payment characteristics of the mortgage loans or the securities issued by the trust fund and whose primary purpose is not to provide credit enhancement related to the assets in the trust fund or the securities issued by the trust fund. The primary purpose of a currency swap arrangement will be to convert payments to be made on the mortgage loans or the securities issued by the trust fund from one currency into another currency, and the primary purpose of an interest rate swap arrangement or other financial instrument will be one or more of the following:

o convert the payments on some or all of the loans from fixed to floating payments, or from floating to fixed, or from floating based on a particular interest rate index to floating based on another interest rate index;

o provide payments in the event that any interest rate index related to the loans or the securities issued by the trust rises above or falls below specified levels; or

o     provide protection against interest rate changes.

   If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act. If applicable, a copy of any instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC after the issuance of the securities of the related series.

      Cross Support

   If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. Similarly, if specified in the related prospectus supplement, certain classes of notes may be supported by cash flow and related assets of separate group of assets from other classes of notes. In that case, credit support may be provided by a cross support feature that requires that distributions be made on securities evidencing a beneficial ownership interest in, or notes supported by, other asset groups within the same trust fund. The related prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.

   If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related groups of assets included in a trust fund. If applicable, the related prospectus supplement will identify the groups of assets in the trust fund to which the credit support relates and the manner of determining the amount of the coverage provided by it and of the application of the coverage to the identified groups of assets included in the trust fund.

                 Yield, Maturity and Prepayment Considerations

   The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Trust Fund Assets included in the related trust fund. The original terms to maturity of the loans in a given pool will vary depending upon the type of loans included in that pool. Each prospectus supplement will contain information with respect to the type and maturities of the loans in the related pool. The related prospectus supplement will specify the circumstances, if any, under which the related loans will be subject to prepayment charges. The prepayment experience on the loans in a pool will affect the weighted average life of the related series of securities.

      Prepayments on Loans

   The rate of prepayment on the loans cannot be predicted. Home equity loans and home improvement loan contracts have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of prepayment of the loans. Generally, mortgage loans secured by subordinate liens, revolving credit line loans and home improvement loan contracts are not viewed by borrowers as permanent financing. Accordingly, such loans may experience a higher rate of prepayment than mortgage loans secured by first liens. On the other hand, because home equity loans such as revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans.

   The prepayment experience of the related trust fund consisting of a pool of a pool of home equity mortgage loans or home improvement loan contracts may be affected by a wide variety of factors, including:

o     general economic conditions,

o     prevailing interest rate levels,

o     the availability of alternative financing,

o     homeowner mobility,

o the amounts of, and interest rates on, the underlying senior mortgage loans, and

o the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles.

   Accordingly, the loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the loans. The enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related loan. See "Certain Legal Aspects of the Loans -- Due-on-Sale Clauses."

   Collections on revolving credit line loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for that month or, during the interest-only period for certain revolving credit line loans and, in more limited circumstances, closed-end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for that month or (ii) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

   Generally, all conventional loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the borrower of the related Property. Loans insured by the FHA, and single family loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on the loans may be lower than that of conventional loans bearing comparable interest rates. The master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreements - Collection Procedures" and "Certain Legal Aspects of the Loans" for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the loans.

   The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, with respect to fixed rate loans, if prevailing rates fall significantly below the Loan Rates borne by the loans, the loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the Loan Rates. Conversely, if prevailing interest rates rise appreciably above the Loan Rates borne by the fixed rate loans, the loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below the Loan Rates. However, we can give no assurance that will occur. As is the case with fixed rate loans, adjustable rate loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate loans at lower interest rates may encourage mortgagors to refinance their adjustable rate loans to a lower fixed interest rate. Prepayments on the hybrid loans (loans which are fixed for a period and then convert to adjustable rate loans) may differ as they approach their respective initial adjustment dates, particularly those that require payments of interest only prior to their initial adjustment date. However, we can give no assurance that will occur. The actual rate of principal prepayments on the mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagor's equity in the properties, and changes in the mortgagors' housing needs, job transfers and employment status.

      Prepayment Effect on Interest

   When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. The effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of securities because interest on the principal amount of any loan so prepaid will generally be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in that month. The applicable prospectus supplement may specify when prepayments are passed through to securityholders, but if it does not, neither full nor partial prepayments will be passed through or paid until the month following receipt.

   If the rate at which interest is passed through or paid to the holders of securities of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different Loan Rates will affect the yield on the securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable pass-through rate or interest rate and purchase price, because while interest will generally accrue on each loan from the first day of the month, the distribution of interest will not be made earlier than the month following the month of accrual.

      Delays in Realization on Property; Expenses of Realization

   Even assuming that the Properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans and corresponding delays in the receipt of related proceeds by securityholders could occur. An action to foreclose on a Property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the master servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

   Liquidation expenses with respect to defaulted mortgage loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

   Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the master servicer to collect all or part of the principal of or interest on the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the master servicer to damages and administrative sanctions.

      Optional Purchase

   Under certain circumstances, the master servicer, the holders of the residual interests in a REMIC or any person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund thereby effecting earlier retirement of the related series of securities. See "The Agreements - Termination; Optional Termination."

   The relative contribution of the various factors affecting prepayment may vary from time to time. We give no assurance as to the rate of payment of principal of the Trust Fund Assets at any time or over the lives of the securities.

      Prepayment Standards or Models

   Prepayments on loans can be measured relative to a prepayment standard or model. The prospectus supplement for a series of securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each class of securities of that series and the percentage of the original principal amount of each class of securities of that series that would be outstanding on specified distribution dates for that series based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the loans or underlying loans, as applicable, included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

   We can give no assurance that prepayment of the loans or underlying loans, as applicable, included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors.

      Yield

   The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different than the rate anticipated by the investor at the time the securities were purchased.

   The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the securities.

                                The Agreements

   Set forth below is a description of the material provisions of each Agreement which are not described elsewhere in this prospectus. The description is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, those provisions or terms are as specified in the Agreements.

      Assignment of the Trust Fund Assets

   Assignment of the Loans. At the time of issuance of the securities of a series, the depositor will cause the loans comprising the related trust fund to be assigned to the trustee (or trust, in the case of a series with both notes and certificates), without recourse, together with all principal and interest received by or on behalf of the depositor on or with respect to the loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any Retained Interest specified in the related prospectus supplement. In the case of a series with both notes and certificates, the trust will pledge these assets to the trustee for the benefit of the holders of the notes. The trustee (or trust, in the case of a series with both notes and certificates) will, concurrently with the assignment, deliver the related securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable. The schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as information regarding the Loan Rate or APR, the maturity of the loan, the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, at origination and certain other information.

   In addition, the depositor will also deliver or cause to be delivered to the trustee (or to the custodian) for each loan,

      o the mortgage note or contract endorsed without recourse in blank or to the order of the trustee, except that the depositor may deliver or cause to be delivered a lost note affidavit together with a copy of the original note in lieu of any original mortgage note that has been lost,

      o the mortgage, deed of trust or similar instrument (a "Mortgage") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the Mortgage together with a certificate that the original of the Mortgage was delivered to the recording office),

      o an assignment of the Mortgage to the trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and

      o any other security documents, including those relating to any senior interests in the Property, as may be specified in the related prospectus supplement or the related Pooling and Servicing Agreement or Sale and Servicing Agreement.

The applicable prospectus supplement may provide other arrangements for assuring the priority of assignments, but if it does not, the seller, the depositor or the trustee, as specified in the related Pooling and Servicing Agreement or Sale and Servicing Agreement, will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee's interest in the loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the loans.

   With respect to any loans that are cooperative loans, the depositor will cause to be delivered to the trustee the related original cooperative shares endorsed without recourse in blank or to the order of the trustee (or a lost note affidavit in lieu of any original cooperative note that has been lost), the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, the relevant financing statements and any other document specified in the related prospectus supplement. The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

   The applicable prospectus supplement may provide for the depositor's delivery obligations in connection with home improvement loan contracts, but if it does not, the depositor will as to each home improvement loan contract, deliver or cause to be delivered to the trustee the original home improvement loan contract and copies of documents and instruments related to each home improvement contract and the security interest in the Property securing the home improvement loan contract. In general, it is expected that the home improvement loan contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the home improvement loan contracts without notice of the assignment by the depositor, the interest of securityholders in the home improvement loan contracts could be defeated. See "Certain Legal Aspects of the Loans - The Home Improvement Loan Contracts."

   The trustee (or the custodian) will review the loan documents within the time period specified in the related prospectus supplement after receipt thereof, and the trustee will hold the documents in trust for the benefit of the related securityholders. Generally, if the document is found to be missing or defective in any material respect, the trustee (or the custodian) will notify the master servicer and the depositor, and the master servicer will notify the related seller. If the seller cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of the notice, the seller will be obligated to either purchase the related loan from the trust fund at the Purchase Price or if so specified in the related prospectus supplement, remove the loan from the trust fund and substitute in its place one or more other loans that meet certain requirements set forth in that prospectus supplement. We can give no assurance that a seller will fulfill this purchase or substitution obligation. Although the master servicer may be obligated to enforce the obligation to purchase the related loan to the extent described above under "Loan Program - Representations by Sellers; Repurchases," neither the master servicer nor the depositor will be obligated to purchase or replace the loan if the seller defaults on its obligation, unless such breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. The applicable prospectus supplement may provide other remedies, but if it does not, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

   The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

   The master servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Agreement. Upon a breach of any representation of the master servicer that materially and adversely affects the interests of the securityholders in a loan, the master servicer will be obligated either to cure the breach in all material respects or to purchase (at the Purchase Price) or if so specified in the related prospectus supplement, replace the loan. The applicable prospectus supplement may provide other remedies, but if it does not, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for a breach of representation by the master servicer that materially and adversely affects the interests of the securityholder in a loan.

   Notwithstanding the foregoing provisions, with respect to a trust fund for which one or more REMIC elections are to be made, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Code.

   Although the depositor has expressed in the Agreement its intent to treat the conveyance of the loans as a sale, the depositor will also grant to the trustee (or trust, in the case of a series with both notes and certificates) a security interest in the loans. This security interest is intended to protect the interests of the securityholders if a bankruptcy court were to characterize the depositor's transfer of the loans as a borrowing by the depositor secured by a pledge of the loans as described under "Risk Factors - Bankruptcy Or Insolvency May Affect the Timing and Amount of Distributions on the Securities." In the event that a bankruptcy court were to characterize the transaction as a borrowing by the depositor, that


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


borrowing would be secured by the loans in which the depositor granted a security interest to the trustee (or trust, in the case of a series with both notes and certificates). The depositor has agreed to take those actions that are necessary to maintain the security interest granted to the trustee as a first priority, perfected security interest in the loans, including the filing of Uniform Commercial Code financing statements, if necessary.

      Payments on Loans; Deposits to Security Account

   The master servicer will establish and maintain or cause to be established and maintained with respect to the related trust fund a separate account or accounts for the collection of payments on the related Trust Fund Assets in the trust fund (the "Security Account"). The applicable prospectus supplement may provide for other requirements for the Security Account, but if it does not, the Security Account must be one of the following:

      o maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by the Rating Agencies and have the highest short-term rating of Moody's or Fitch;

      o an account or accounts in a depository institution or trust company the deposits in which are insured by the FDIC (to the limits established by the FDIC), and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the security account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained;

      o an account or accounts the deposits in which are insured by the BIF or SAIF (to the limits established by the FDIC), and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the security account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained;,

      o a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company having capital and surplus of not less than $50,000,000 acting in its fiduciary capacity; or

      o     an account or accounts otherwise acceptable to each Rating Agency.

   The collateral eligible to secure amounts in the Security Account is limited to Permitted Investments. A Security Account may be maintained as an interest bearing account or the funds held in that account may be invested pending each succeeding distribution date in Permitted Investments. To the extent provided in the related prospectus supplement, the master servicer or its designee will be entitled to direct the investment or the funds held in the Security Account and to receive any interest or other income earned on funds in the Security Account as additional compensation, and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the standards set forth above.


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


   The master servicer will deposit or cause to be deposited in the Security Account for each trust fund, to the extent applicable and unless otherwise specified in the related Pooling and Servicing Agreement or Sale and Servicing Agreement and the related prospectus supplement, the following payments and collections received or advances made by or on behalf of it subsequent to the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing any Retained Interest):

      o all payments on account of principal, including Principal Prepayments and, if specified in the related prospectus supplement, any applicable prepayment charges, on the loans;

      o all payments on account of interest on the loans, net of applicable servicing compensation;

      o all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed advances made, by the master servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent the proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("Liquidation Expenses") and unreimbursed advances made, by the master servicer, if any) received and retained in connection with the liquidation of defaulted loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure ("Liquidation Proceeds");

      o all proceeds of any loan or property in respect thereof purchased by the master servicer, the depositor or any seller as described under "Loan Program - Representations by Sellers; Repurchases" or "- Assignment of Trust Fund Assets" above and all proceeds of any loan purchased as described under "- Termination; Optional Termination" below;

      o all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under "- Hazard Insurance" below;

      o any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the Security Account and, to the extent specified in the related prospectus supplement, any advances required to be made by the master servicer and any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

      o all other amounts required to be deposited in the Security Account pursuant to the Agreement.

   Unless otherwise specified in the related prospectus supplement the master servicer will make these deposits within two business days of receipt of the amounts to the extent the master servicer's or its parent's long term credit rating does not satisfy the requirements set forth in the related Pooling and Servicing Agreement.

   Unless otherwise specified in the related prospectus supplement, the master servicer (or the depositor, as applicable) may from time to time direct the institution that maintains the Security Account to withdraw funds from the Security Account for the following purposes:


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


      o to pay to the master servicer the master servicing fees (subject to reduction) described in the related prospectus supplement and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Security Account credited thereto, as well as any other additional servicing compensation specified in the related prospectus supplement;

      o to reimburse the master servicer and the trustee for advances, which right of reimbursement with respect to any loan is limited to amounts received that represent late recoveries of payments of principal and/or interest on the loan (or Insurance Proceeds or Liquidation Proceeds with respect thereto) with respect to which the advance was made;

      o to reimburse the master servicer and the trustee for any advances previously made which the master servicer has determined to be nonrecoverable;

      o to reimburse the master servicer from Insurance Proceeds for expenses incurred by the master servicer and covered by the related insurance policies;

      o to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in the performance of its servicing obligations, which right of reimbursement is limited to amounts received representing late recoveries of the payments for which the advances were made;

      o to pay to the master servicer, the depositor or the applicable seller, with respect to each loan or property acquired in respect thereof that has been purchased by the master servicer or seller pursuant to the related Agreement, all amounts received thereon and not taken into account in determining the purchase price of the repurchased loan;

      o to reimburse the master servicer or the depositor or other party specified in the related prospectus supplement for expenses incurred and reimbursable pursuant to the Agreement;

      o     to pay any lender-paid primary mortgage insurance premium;

      o to withdraw any amount deposited in the Security Account and not required to be deposited in that account; and

      o to clear and terminate the Security Account upon termination of the Agreement.

   In addition, the Agreement will generally provide that, on or prior to the business day immediately preceding each distribution date, the master servicer shall withdraw from the Security Account the amount of Available Funds and the trustee fee for the distribution date, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

   Unless otherwise specified in the related prospectus supplement, aside from the annual compliance review and servicing criteria assessment and accompanying accountants' attestation, there is no independent verification of the transaction accounts or the transaction activity. The master servicer is required to provide an annual certification to the effect that the master servicer has fulfilled its obligations under the related Pooling and Servicing Agreement or Sale and Servicing Agreement throughout the preceding year, as well as an annual assessment and an accompanying accountants' attestation as to its compliance with applicable servicing criteria. See " - Evidence as to Compliance."


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


      Pre-Funding Account

   If so provided in the related prospectus supplement, the trustee will establish and maintain an account (the "Pre-Funding Account"), in the name of the related trustee on behalf of the related securityholders, into which the seller or the depositor will deposit cash in an amount specified in the prospectus supplement (the "Pre-Funded Amount") on the related closing date. The Pre-Funding Account will be maintained with the trustee for the related series of securities or with another eligible institution and is designed solely to hold funds to be applied during the period from the closing date to a date not more than a year after the closing date (the "Funding Period") to pay to the depositor the purchase price for loans purchased during the Funding Period (the "Subsequent Loans"). Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related loans. The Pre-Funded Amount will not exceed 50% of the initial aggregate principal amount of the securities of the related series. The Pre-Funded Amount will be used by the related trustee to purchase Subsequent Loans from the depositor from time to time during the Funding Period. The Funding Period, if any, for a trust fund will begin on the related closing date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is one year after the related Closing Date. Monies on deposit in the Pre-Funding Account may be invested in Permitted Investments under the circumstances and in the manner described in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, earnings on investment of funds in the Pre-Funding Account will be deposited into the related Security Account or the other trust account as is specified in the related prospectus supplement and losses will be charged against the funds on deposit in the Pre-Funding Account. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed in the manner and priority specified in the related prospectus supplement.

   In addition, if so provided in the related prospectus supplement, on the related closing date the depositor or the seller will deposit in an account (the "Capitalized Interest Account") cash in the amount necessary to cover shortfalls in interest on the related series of securities that may arise as a result of utilization of the Pre-Funding Account as described above, or with respect to the related distributions dates, Countrywide Home Loans may deposit the amount of these shortfalls specified in the related prospectus supplement to the related Security Account. The Capitalized Interest Account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above-mentioned interest shortfalls. Neither the monies on deposit in the Capitalized Interest Account nor any amounts paid by Countrywide Home Loans will be available to cover losses on or in respect of the related loans. To the extent that the entire amount on deposit in the Capitalized Interest Account has not been applied to cover shortfalls in interest on the related series of securities by the end of the Funding Period, any amounts remaining in the Capitalized Interest Account will be paid to the depositor.

Investments in Amounts Held in Accounts

      Unless otherwise specified in the related prospectus supplement, funds held in a Security Account, any Pre-Funding Account, any Capitalized Interest Account, any reserve fund or any other accounts that are part of the Trust Fund Assets, may be invested in "Permitted Investments" which may include one or more of the following:

            (i) obligations of the United States or any agency thereof, provided the obligations are backed by the full faith and credit of the United States;

            (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the related series of securities, or a lower rating that each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to the securities by each Rating Agency;


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


            (iii) commercial paper issued by Countrywide Home Loans or any of its affiliates; provided that the commercial paper is rated no lower than the rating specified in the related prospectus supplement;

            (iv) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to the related securities by each Rating Agency;

            (v) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of the depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of the holding company, but only if Moody's Investors Service, Inc. ("Moody's") is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for the securities, or such lower ratings as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to the related securities by any Rating Agency;

            (vi) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that the deposits are fully insured by the FDIC;

            (vii) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of the agreements, the terms and conditions as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to the related securities by any Rating Agency;

            (viii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

            (ix) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of the investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody's, the rating shall be the highest commercial paper rating of Moody's for any of those securities), or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to the related securities by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

            (x) interests in any money market fund which at the date of acquisition of the interests in the fund and throughout the time the interests are held in the fund has the highest applicable rating by each Rating Agency or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to the related securities by each Rating Agency;

            (xi) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in their respective highest applicable rating


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


      category or a lower rating that each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to those securities by each Rating Agency; and

            (xii) other investments that have a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the related securities by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency, and reasonably acceptable to the NIM Insurer (if any, as specified in the related prospectus supplement) as evidenced by a signed writing delivered by the NIM Insurer; provided that none of those investments shall be a Permitted Investment if the investments evidences the right to receive interest only payments with respect to the obligations underlying the investment; and provided, further, that no investment specified in clause (x) or clause (xi) above shall be a Permitted Investment for any pre-funding account or any related Capitalized Interest Account.

If a letter of credit is deposited with the trustee, that letter of credit will be irrevocable and will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary and will be issued by an entity acceptable to each Rating Agency. Additional information with respect to the instruments deposited in the accounts will be set forth in the related prospectus supplement.

Unless otherwise specified in the related prospectus supplement, the Permitted Investments will be held in the name of the trustee for the benefit of the securityholders and may not mature later than:

      o in the case of a Security Account, the second business day next preceding the date on which funds must be transferred to the trustee in each month (except that if the Permitted Investment is an obligation of the institution that maintains the Security Account, then the Permitted Investment may not mature later than the business day next preceding that date) and may not be sold or disposed of prior to its maturity; and

      o in the case of the any other account, the business day immediately preceding the first distribution date that follows the date of the investment (except that if the Permitted Investment is an obligation of the institution that maintains the account, then the Permitted Investment may mature not later than the related distribution date) and may not be sold or disposed of prior to its maturity.

      Sub-Servicing by Sellers

   Each seller of a loan or any other servicing entity may act as the sub-servicer for the loan pursuant to a sub-servicing agreement, which will not contain any terms inconsistent with the related Agreement. Notwithstanding any subservicing arrangement, unless otherwise provided in the related prospectus supplement, the master servicer will remain liable for its servicing duties and obligations under the Sale and Servicing Agreement as if the master servicer alone were servicing the loans.

      Collection Procedures

   The master servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the loans and will, consistent with each Agreement and any Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty, bankruptcy bond or alternative arrangements, follow collection procedures that are customary with respect to loans that are comparable to the loans. Consistent with the above, the master servicer may, in its discretion, waive any assumption fee, late payment or other charge in connection with a loan and to the extent not inconsistent with the coverage of the loan by a Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA

Insurance, VA Guaranty, bankruptcy bond or alternative arrangements, if applicable, arrange with a borrower a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment. To the extent the master servicer is obligated to make or cause to be made advances, the obligation will remain during any period of that arrangement.

   The applicable prospectus supplement may provide for other alternatives regarding due-on-sale clause, but if it does not, in any case in which property securing a loan has been, or is about to be, conveyed by the mortgagor or obligor, the master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the loan under any due-on-sale clause applicable thereto, but only if the exercise of the rights is permitted by applicable law and will not impair or threaten to impair any recovery under any Primary Mortgage Insurance Policy. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause or if the coverage under any required mortgage insurance policy would be adversely affected, the master servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which the person becomes liable for repayment of the loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Certain Legal Aspects of the Loans
- Due-on-Sale Clauses." In connection with any assumption, the terms of the related loan may not be changed.

   With respect to cooperative loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the Loans." This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

   In general a "tenant-stockholder" (as defined in Code Section 216(b)(2) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code
Section 216(b)(1) for its taxable year in which those items are allowable as a deduction to the corporation, that Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, we can give no assurance that cooperatives relating to the cooperative loans will qualify under that Section for any particular year. In the event that a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that a failure to qualify would be permitted to continue over a period of years appears remote.


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


      Hazard Insurance

   In general, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing coverage in an amount that is at least equal to the lesser of

      o the maximum insurable value of the improvements securing the loan or

      o     the greater of

            (1) the outstanding principal balance of the loan and

            (2) an amount so that the proceeds of the policy shall be sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer.

All amounts collected by the master servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor or obligor in accordance with the master servicer's normal servicing procedures) will be deposited in the related Security Account. In the event that the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. The blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related Security Account the amounts that would have been deposited in that account but for that clause.

   In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and hurricanes. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

   The hazard insurance policies covering properties securing the loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of

      o the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed and

      o the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the loans declines as the principal balances owing thereon decrease, and since


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


improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement."

   The master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain that insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's cooperative dwelling or the cooperative's building could significantly reduce the value of the collateral securing the cooperative loan to the extent not covered by other credit support.

   If the Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property, the master servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (ii) that the expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

   If recovery on a defaulted loan under any related Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted loan is not covered by an Insurance Policy, the master servicer will be obligated to follow or cause to be followed those normal practices and procedures as it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the Property securing the defaulted loan are less than the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the trust fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the master servicer in connection with those proceedings and which are reimbursable under the Agreement. In the unlikely event that any proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the loan and amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

   If the master servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the loan. In the event that the master servicer has expended its own funds to restore the damaged Property and those funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Security Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, that payment or recovery will not result in a recovery to the trust fund which exceeds the principal balance of the defaulted loan together with accrued interest thereon. See "Credit Enhancement."


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   The proceeds from any liquidation of a loan will be applied in the following order of priority: first, to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related Property and any unreimbursed servicing compensation payable to the master servicer with respect to the loan; second, to reimburse the master servicer and the trustee for any unreimbursed advances with respect to the loan; third, to accrued and unpaid interest (to the extent no advance has been made for the amount) on such loan; and fourth, as a recovery of principal of such loan.

      Realization Upon Defaulted Loans

   Primary Mortgage Insurance Policies. If so specified in the related prospectus supplement, the master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a Primary Mortgage Insurance Policy with regard to each loan for which the coverage is required. Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. The master servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of the series that have been rated.

   Although the terms of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a loan will consist of the insured percentage of the unpaid principal amount of the covered loan and accrued and unpaid interest on it and reimbursement of certain expenses, less all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Property, hazard insurance proceeds in excess of the amount required to restore the Property and which have not been applied to the payment of the mortgage loan, amounts expended but not approved by the issuer of the related Primary Mortgage Insurance Policy, claim payments previously made by the primary insurer and unpaid premiums.

   Primary Mortgage Insurance Policies reimburse certain losses sustained from defaults in payments by borrowers. Primary Mortgage Insurance Policies will not insure against, and exclude from coverage, a loss sustained from a default arising from or involving certain matters, including fraud or negligence in origination or servicing of the loans, including misrepresentation by the originator, mortgagor, obligor or other persons involved in the origination of the loan; failure to construct the Property subject to the mortgage loan in accordance with specified plans; physical damage to the Property; and the related sub-servicer not being approved as a servicer by the primary insurer.

   As conditions precedent to the filing of or payment of a claim under a Primary Mortgage Insurance Policy covering a loan, the insured will be required to

o advance or discharge all hazard insurance policy premiums and as necessary and approved in advance by the primary insurer, real estate property taxes, all expenses required to maintain the related Property in at least as good a condition as existed at the effective date of the Primary Mortgage Insurance Policy, ordinary wear and tear excepted, sales expenses for the Property, any specified outstanding liens on the Property and foreclosure costs, including court costs and reasonable attorneys' fees;

o upon any physical loss or damage to the Property, have the Property restored and repaired to at least as good a condition as existed at the effective date of the Primary Mortgage Insurance Policy, ordinary wear and tear excepted; and

o tender to the primary insurer good and merchantable title to and possession of the Property.


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


   The master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the insurer under each primary mortgage insurance policy, and will take any reasonable steps consistent with its practices regarding comparable mortgage loans and necessary to receive payment or to permit recovery under the policy with respect to defaulted mortgage loans.

   FHA Insurance; VA Guaranties. Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. In addition to the Title I Program of the FHA, see "Certain Legal Aspects of the Loans - Title I Program," certain loans will be insured under various FHA programs including the standard FHA 203 (b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the loan.

   The insurance premiums for loans insured by the FHA are collected by lenders approved by the HUD or by the master servicer or any sub-servicers and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the Property to HUD or upon assignment of the defaulted loan to HUD. With respect to a defaulted FHA-insured loan, the master servicer or any sub-servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the master servicer or any sub-servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the master servicer or any sub-servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. These plans may involve the reduction or suspension of regular loan payments for a specified period, with the payments to be made up on or before the maturity date of the loan, or the recasting of payments due under the loan up to or beyond the maturity date. In addition, when a default caused by circumstances beyond the mortgagor's control is accompanied by certain other criteria, HUD may provide relief by making payments to the master servicer or any sub-servicer in partial or full satisfaction of amounts due under the loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the master servicer or any sub-servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the loan and HUD must have rejected any request for relief from the mortgagor before the master servicer or any sub-servicer may initiate foreclosure proceedings.

   HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The master servicer of any sub-servicer of each FHA-insured mortgage loan will be obligated to purchase the debenture issued in satisfaction of the loan upon default for an amount equal to the principal amount of the debenture.

   The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted loan adjusted to reimburse the master servicer or sub-servicer for certain costs and expenses and to deduct certain amounts received or retained by the master servicer or sub-servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the master servicer or sub-servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for accrued and unpaid interest but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the loan to HUD, the insurance payment includes full


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compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured mortgage loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

   Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended (a "VA Guaranty"). The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years' duration. However, no loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for the loan. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended.

   The liability on the guaranty may be reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA, at its option and without regard to the guaranty, may make full payment to a mortgage holder of unsatisfied indebtedness on a loan upon its assignment to the VA.

   With respect to a defaulted VA guaranteed loan, the master servicer or sub-servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranty is submitted after liquidation of the mortgaged property.

   The amount payable under the guaranty will be the percentage of the VA-insured loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the mortgage loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that the amounts have not been recovered through liquidation of the mortgaged property.

      Servicing and Other Compensation and Payment of Expenses

   The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of securities will be equal to the percentage per annum described in the related prospectus supplement (which may vary under certain circumstances) of the outstanding principal balance of each loan, and that compensation will be retained by it from collections of interest on the loan in the related trust fund (the "Master Servicing Fee"). As compensation for its servicing duties, a sub-servicer or, if there is no sub-servicer, the master servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement. In addition, generally, the master servicer or sub-servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable Security Account.

   The master servicer will, to the extent permitted in the related Agreement, pay or cause to be paid certain ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, payment of any fee or other


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


amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the trustee, unless otherwise specified in the related prospectus supplement, any custodian appointed by the trustee, the certificate or note registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under certain limited circumstances. In addition, as indicated in the preceding section, the master servicer will be entitled to reimbursement for certain expenses incurred by it in connection with any defaulted loan as to which it has determined that all recoverable Liquidation Proceeds and Insurance Proceeds have been received and in connection with the restoration of Properties, the right of reimbursement being before the rights of holders of the securities to receive any related Liquidation Proceeds (including Insurance Proceeds).

      Evidence as to Compliance

   Each Agreement will provide for delivery to the depositor and the trustee, on or before a specified date in each year, of an annual statement signed by an authorized officer of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding year.

   Each Agreement will also provide for delivery to the depositor, the master servicer and the trustee, on or before a specified date in each year, of an annual servicing assessment report from each party performing servicing functions with respect to the related series, including any servicer that services 5% or more of the Trust Fund Assets. In each assessment report, the party providing the report must include an assessment of its compliance with the servicing criteria during the previous fiscal year, and disclose any material noncompliance with the applicable servicing criteria. The servicing criteria are divided generally into four categories:

            o     general servicing considerations;

            o     cash collection and administration;

            o     investor remittances and reporting; and

            o     pool asset administration.

   Each servicing assessment report is required to be accompanied by attestation report provided by a public registered accounting firm. The attestation report must contain an opinion of the registered public accounting firm as to whether the related servicing criteria assessment was fairly stated in all material respects, or a statement that the firm cannot express that opinion. The attestation examination the must be made in accordance with the attestation engagement standards issued or adopted by the Public Company Accounting Oversight Board.

   Copies of the annual servicing compliance statement, the servicing criteria assessment report and related accountants attestations and the annual accountants' statement (if any) may be obtained by securityholders of the related series without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.


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      Certain Matters Regarding the Master Servicer and the Depositor

   The master servicer under each Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, will be named in the related prospectus supplement. The entity serving as master servicer may have normal business relationships with the depositor or the depositor's affiliates.

   Each Agreement will provide that the master servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law or upon appointment of a successor servicer acceptable to the trustee and with written confirmation from each Rating Agency that such resignation and appointment would not result in a downgrade or withdrawal of the ratings of any of the securities. The master servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

   Each Agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the trustee, the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor nor any person will be protected against any breach of a representation and warranty, any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding related to a governmental taxing authority or any legal action relating to the Agreement or the securities, other than any loss, liability or expense related to any specific loan or loans (except any loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the trustee and the securityholders thereunder. In that event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to securityholders.

   In general, any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each Agreement, provided that that person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac.

      Events of Default; Rights Upon Event of Default

   Pooling and Servicing Agreement; Sale and Servicing Agreement. The applicable prospectus supplement may provide for other Events of Default under any Pooling and Servicing Agreement or Sale and Servicing Agreement, but if it does not, the Events of Default will consist of;

      o any failure by the master servicer to deposit in the Security Account or to remit to the trustee any required payment which continues unremedied for five days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of that class evidencing not less than 25% of the voting rights allocated to the securities of the series;

      o any failure by the master servicer to observe or perform in any material respect any of its other covenants or agreements in the Agreement, which failure continues unremedied for sixty days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting that class; and

      o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

   If specified in the related prospectus supplement, the Agreement will permit the trustee to sell the Trust Fund Assets and the other assets of the trust fund described under "Credit Enhancement" in this prospectus in the event that payments on them are insufficient to make payments required in the Agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

   The applicable prospectus supplement may provide for steps required to be taken if an Event of Default remains unremedied, but if it does not, so long as an Event of Default under an Agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting that class and under those circumstances as may be specified in the Agreement, the trustee shall terminate all of the rights and obligations of the master servicer under the Agreement relating to the trust fund and in and to the related Trust Fund Assets, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. After the master servicer has received notice of termination, the trustee may execute and deliver, on behalf of the master servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and do or accomplish all other acts or things necessary or appropriate to effect the termination of the master servicer, including the transfer and endorsement or assignment of the loans and related documents. The master servicer has agreed to cooperate with the trustee in effecting the termination of the master servicer, including the transfer to the trustee of all cash amounts that shall at the time be credited to the Security Account, or thereafter be received with respect to the loans related to that series. Upon request of the trustee, the master servicer has also agreed, at its expense, to deliver to the assuming party all documents and records relating to each subservicing agreement and the loans then being serviced thereunder and an accounting of amounts collected held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the subservicing agreement to the assuming party. No additional funds have been reserved to pay for any expenses not paid by the master servicer in connection with a servicing transfer.

   In the event that the trustee is unwilling or unable to act as the successor to the master servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of at least $15,000,000 to act as successor to the master servicer under the Agreement. Pending that appointment, the trustee is obligated to act in that capacity. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.


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   Unless otherwise provided in the related prospectus supplement, no securityholder, solely by virtue of the holder's status as a securityholder, will have any right under any Agreement to institute any proceeding with respect to the Agreement, unless the holder previously has given to the trustee written notice of default and unless the holders of securities of any class of that series evidencing not less than 25% of the aggregate percentage interests constituting that class have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any that proceeding.

   Indenture. The applicable prospectus supplement may provide for other Events of Default, but if it does not, the Events of Default under each Indenture will consist of:

      o a default by the issuing entity in the payment of any principal of or interest on any note of that series which continues unremedied for five days after the giving of written notice of the default;

      o failure to perform in any material respect any other covenant of the depositor or the trust fund in the Indenture which continues for a period of thirty (30) days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

      o a default in the performance of any obligation of the issuer under the Indenture (other than an obligation specifically covered by the preceding bullet point), or any representation or warranty of the issuer made in the Indenture or in any certificate or other writing delivered in connection with the Indenture proves to have been materially incorrect as of the time when it was made, and the default or the circumstance making the representation or warranty incorrect has not been cured within 60 days after notice to the issuer by the trustee or to the issuer and the trustee by any credit enhancer (or, if a credit enhancer default exists, by the holders of at least 25% of the outstanding amount of the notes) by registered or certified mail specifying the default or incorrect representation or warranty and requiring it to be remedied and stating that the notice is a notice of default under the Indenture; or

      o certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; or

      o any other Event of Default provided with respect to notes of that series including but not limited to certain defaults on the part of the issuer, if any, of a credit enhancement instrument supporting the notes.

   Unless otherwise provided in the related prospectus supplement, if an Event of Default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of that series may declare the principal amount (or, if the notes of that series have an interest rate of 0%, the portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement) of all the notes of that series to be due and payable immediately. That declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the percentage interests of the notes of the series.

   Unless otherwise provided in the related prospectus supplement, if, following an Event of Default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, notwithstanding that acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, unless otherwise specified in the related prospectus supplement, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an Event of Default, other than a default in the payment of any principal or interest on any note of the series for five days or more, unless

      o the holders of 100% of the percentage interests of the notes of the series consent to the sale,

      o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale or

      o the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of a majority of the percentage interests of the notes of the series.

   If specified in the related prospectus supplement, other parties, such as a credit enhancement provider, may have certain rights with respect to remedies upon an Event of Default that may limit the rights of the related noteholders.

   In the event that the trustee liquidates the collateral in connection with an Event of Default involving a default for five days or more in the payment of principal of or interest on the notes of a series, the Indenture may provide that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of that Event of Default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the noteholders after the occurrence of that Event of Default.

   In the event the principal of the notes of a series is declared due and payable, as described above, the holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount which is unamortized.

   Subject to the provisions of the Indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of notes of the series, unless the holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with the request or direction. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of not less than 51% of the then aggregate outstanding amount of the notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of the series, and the holders of a majority of the then aggregate outstanding amount of the notes of the series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of the series affected thereby. If provided in the related prospectus supplement, the priority of payments payable on the notes may change following an Event of Default.


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


      Amendment

   The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may be amended by the parties to the Agreement, with the consent of any NIM Insurer but without the consent of any of the securityholders,

            (a) to cure any ambiguity;

            (b) to correct any defective provision in the Agreement or to supplement any provision in the Agreement that may be inconsistent with any other provision in it;

            (c) to conform the Agreement to the related prospectus supplement or this prospectus.

            (d) to modify, alter, amend, add or to rescind any of the terms or provisions contained in the Agreement to comply with any rules or regulations promulgated by the SEC from time to time; or

            (e) to make any other revisions with respect to matters or questions arising under the Agreement that are not inconsistent with any other provisions in it;

provided that the action will not adversely affect in any material respect the interests of any securityholder. Any amendment made solely to conform the Agreement to the final prospectus supplement provided to investors in connection with the initial offering of the securities by the depositor will be deemed not to materially and adversely affect the interests of securityholders. In addition, an amendment will be deemed not to adversely affect in any material respect the interests of the securityholders if the person requesting the amendment obtains a letter from each Rating Agency requested to rate the class or classes of securities of the related series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the related securities.

   In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the securityholders, to change the manner in which the Security Account is maintained, provided that the change does not adversely affect the then current rating on the class or classes of securities of the related series that have been rated at the request of the depositor. Moreover, the related Agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to modify the terms or provisions related to any lower-tier REMIC, to maintain the qualification of the related trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the REMIC, if a REMIC election is made with respect to the trust fund, or to comply with any other requirements of the Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to ensure the proper operation of the master REMIC, maintain the qualification, avoid or minimize that risk or comply with those requirements, as applicable.

   The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may also be amended by the parties to the related Agreement with the consent of any NIM Insurer and with the consent of all holders of the related securities of such series of each class affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related securities; provided, however, that the amendment may not

      o reduce in any manner the amount of or delay the timing of, payments received on Trust Fund Assets that are required to be distributed on any security without the consent of the holder of the related security,


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      o     adversely affect in any material respect the interests of the holders of any class of securities in a manner other than as described in the preceding bullet point, without the consent of the holders of securities of the class evidencing, as to the class, percentage interests aggregating 66%, or

      o reduce the aforesaid percentage of securities of any class the holders of which are required to consent to the amendment without the consent of the holders of all securities of such class covered by the Agreement then outstanding.

If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that the amendment will not cause the related trust fund to fail to qualify as a REMIC. If so described in the related prospectus supplement, and amendment of an Agreement may require the consent of persons that are not party to the agreement, such as credit enhancement provider.

      Termination; Optional Termination

   Pooling and Servicing Agreement; Trust Agreement. The applicable prospectus supplement may provide for the timing by which the Agreement terminates, but if it does not, the obligations created by each Pooling and Servicing Agreement and Trust Agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the Security Account or by the master servicer and required to be paid to them pursuant to the related Agreement following the earlier of

            (i) the final payment of or other liquidation of the last of the Trust Fund Assets subject thereto or the disposition of all property acquired upon foreclosure of any Trust Fund Assets remaining in the trust fund and

            (ii) the purchase by the master servicer, the party specified in the related prospectus supplement or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of any designated class of securities, from the related trust fund of all of the remaining Trust Fund Assets and all property acquired in respect of the Trust Fund Assets.

   Any purchase of Trust Fund Assets and property acquired in respect of Trust Fund Assets evidenced by a series of securities will be made at the option of the master servicer, or the party specified in the related prospectus supplement, including the holder of the REMIC residual interest, at a price specified in the related prospectus supplement. The exercise of this right will effect early retirement of the securities of that series, but the right of the master servicer, or the other party or, if applicable, the holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Trust Fund Assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust fund, any repurchase pursuant to clause (ii) above will not be made if the repurchase would result in a "prohibited transaction tax" within the meaning of Section 860F(a)(1) of the Code being imposed on any REMIC.

   Indenture. The Indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the trustee for cancellation of all the notes of the related series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of the related series.

   In addition, the Indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of the series


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(except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of the series, to replace stolen, lost or mutilated notes of the series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of the series on the last scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the Indenture and the notes of the series. In the event of a defeasance and discharge of notes of a series as described above, holders of notes of the related series would be able to look only to that money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

   Additionally, the notes of a series will be subject to mandatory redemption in the event of the purchase from the related trust fund of all of the remaining Trust Fund Assets and all property acquired in respect of the Trust Fund Assets as described above.

      The Trustee

   The trustee under each Agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

                      Certain Legal Aspects of the Loans

   The following discussion contains summaries, which are general in nature, of certain legal matters relating to the loans. Because those legal aspects are governed primarily by applicable state law (which laws may differ substantially), the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor encompass the laws of all states in which the security for the loans is situated. The descriptions are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which loans may be originated.

      General

   The loans for a series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security


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deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

   In this prospectus, we generally use the term "mortgage" to generically describe real-estate security instruments, however, if certain information relates to a particular security instrument, we will refer to that security instrument.

   Cooperatives. Certain of the loans may be cooperative loans. The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

   The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

      Foreclosure

   Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any material default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states (including California), the trustee must record a notice of default and send a copy to the borrower-trustor, to any


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person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states (including California), the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states (including California), published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

   Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

   Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where the judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making the repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

   Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.


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   When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary so to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "Junior Mortgages; Rights of Senior Mortgagees" below.

   Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

   The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

   Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

   In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

   Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.


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   In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

      Environmental Risks

   Real property pledged as security to a lender may be subject to unforeseen environmental risks. Environmental remedial costs can be substantial and can potentially exceed the value of the property. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states that lien has priority over the lien of an existing mortgage against the property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the EPA may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

   Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a Property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for the costs on any and all "potentially responsible parties," including "owners" or "operators." However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest (the "secured creditor exemption") but without "participating in the management" of the property. Thus, if a lender's activities encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it fails to market the property in a timely fashion.

   Whether actions taken by a lender would constitute participation in the management of a mortgaged property so as to render the secured creditor exemption unavailable to a lender, was historically a matter of judicial interpretation of the statutory language. Court decisions were inconsistent and, in fact, in 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of a borrower's business to deny the protection of the secured creditor exemption to the lender. In 1996, Congress enacted the Asset Conservation, Lender Liability and Deposit Insurance Protection Act ("Asset Conservation Act"), which provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property. The Asset Conservation Act also provides that participation in the management of the property does not include merely having the capacity to influence, or unexercised right to control operations. Rather, a lender will lose the protection of the secured creditor exemption only if it (a) exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices at the property, or (b) exercises control comparable to the manager of the property, so that the lender has assumed responsibility for (i) "the overall management of the facility encompassing day-to-day decision-making with respect to environmental compliance" or (ii) "over all or substantially all of the operational functions" of the property other than environmental compliance.

   If a lender is or becomes liable, it may be able to bring an action for contribution under CERCLA or other statutory or common laws against any other "potentially responsible parties," including a previous


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owner or operator, who created the environmental hazard and who has not settled its liability with the government, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that such costs arising from the circumstances set forth above would result in a loss to securityholders.

   CERCLA does not apply to petroleum products, and the secured creditor exemption does not govern liability for cleanup costs under state laws or under federal laws other than CERCLA, including Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks or the properties on which they are located. A lender will lose the protections accorded to secured creditors under federal law for petroleum underground storage tanks by "participating in the management" of the tank or tank system if the lender either: (a) "exercises decision making control over the operational" aspects of the tank or tank system; or (b) exercises control comparable to a manager of the property, so that the lender has assumed responsibility for overall management of the property including day-to-day decision making with regard to all, or substantially all, operational aspects. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

   While the "owner" or "operator" of contaminated property may face liability for investigating and cleaning up the property, regardless of fault, it may also be required to comply with environmental regulatory requirements, such as those governing asbestos. In addition, the presence of asbestos, mold, lead-based paint, lead in drinking water, and/or radon at a real property may lead to the incurrence of costs for remediation, mitigation or the implementation of an operations and maintenance plan. Furthermore, the presence of asbestos, mold, lead-based paint, lead in drinking water, radon and/or contamination at a property may present a risk that third parties will seek recovery from "owners" or "operators" of that property for personal injury or property damage. Environmental regulatory requirements for property "owners" or "operators," or law that is the basis for claims of personal injury or property damage, may not have exemptions for secured creditors.

   In general, at the time the loans were originated no environmental assessment, or a very limited environmental assessment, of the Properties was conducted.

      Rights of Redemption

   In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states (including California), this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.


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      Anti-Deficiency Legislation and Other Limitations On Lenders

   Certain states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale. In certain states, including California, if a lender simultaneously originates a loan secured by a senior lien on a particular property and a loan secured by a junior lien on the same property, that lender as the holder of the junior lien may be precluded from obtaining a deficiency judgment with respect to the excess of the aggregate amount owed under both loans over the proceeds of any sale under a deed of trust or other foreclosure proceedings. As a result of these prohibitions, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

   Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of these states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

   Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

   In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under the mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the loans underlying a series of securities and possible reductions in the aggregate amount of the payments.


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   The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party.

      Due-On-Sale Clauses

   Generally, each conventional loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce the clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of the clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

   As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

   In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

      Enforceability of Prepayment and Late Payment Fees

   Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment charges if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans. The absence of that restraint on prepayment, particularly with respect to fixed rate loans having higher Loan Rates, may increase the likelihood of refinancing or other early retirement of the loans or contracts. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.


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      Applicability of Usury Laws

   Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

      Home Improvement Finance

   General. The trust fund may own home improvement loans ("HI Loans") or home improvement sales contracts ("HI Contracts"). HI Loans are loans that are made by lenders to finance the purchase of home improvements from third party sellers, and may be secured by real estate or personal property. HI Contracts involve sales agreements under which sellers of home improvements extend credit to the purchasers and retain personal property security interests in the home improvements as collateral for repayment of the credits.

   Real Estate Collateral. HI Loans secured by real estate generally are subject to many of the same laws that apply to other types of mortgage loans, especially laws applicable to home equity or junior lien mortgages. In addition, some laws may provide particular consumer protections in connection with mortgage loans that are used to finance home improvements, such as special disclosures or limits on creditor remedies.

   Sale of Chattel Paper. The credit agreements evidencing HI Loans secured by personal property and HI Contracts generally are "chattel paper" as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the chattel paper to the trustee or a designated custodian or may retain possession of the chattel paper as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust's ownership of the chattel paper. In general, the chattel paper will not be stamped or otherwise marked to reflect assignment of the chattel paper from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the chattel paper without notice of the assignment, the trust's interest in the chattel paper could be defeated.

   Perfection of Personal Property Security Interests. The HI Loans secured by personal property and the HI Contracts generally include a "purchase money security interest," as defined in the UCC, in the home improvements being financed. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in the home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building materials incorporated into an improvement on land. A security interest in lumber, bricks, other types of ordinary building materials


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or other goods that are deemed to lose that characterization upon incorporation of the materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

   Enforcement of Security Interest in Home Improvements. So long as the home improvement remains personal property and has not become subject to the real estate law, a creditor with a security interest in the property can repossess the home improvement by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a security interest must give the debtor a number of days' notice, which generally varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting that sale.

   Under the laws applicable in many states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the personal property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment. Also, certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a creditor to repossess and resell personal property collateral or enforce a deficiency judgment.

   Consumer Claims and Defenses. The Federal Trade Commission's Consumer Claims and Defenses Rule ("FTC Rule") provides that a seller financing the sale of consumer goods or services must include in the consumer credit contract a notice that the purchaser of the contract will take the contract subject to the claims and defenses that the consumer could assert against the seller. The FTC Rule also provides that, if a seller of consumer goods or services refers a purchaser to a lender, or is affiliated with the lender by common control, contract or business arrangement, the seller may not accept the proceeds of a purchase money loan made by the lender unless the consumer credit contract contains a notice that the holder of the contract is subject to the claims and defenses that the consumer could assert against the seller. Thus, holders of HI Contracts and certain HI Loans may be subject to claims and defenses that could be asserted against the seller of home improvements. Liability under the FTC Rule generally is limited to amounts received by the holder of the consumer credit obligation; however, the consumer may be able to assert the FTC Rule as a defense to a claim brought by the trustee against the consumer.

      Servicemembers Civil Relief Act

   Generally, under the terms of the Servicemembers Civil Relief Act (the "Relief Act"), a borrower who enters military service after the origination of the borrower's loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on certain of the loans. Unless otherwise provided in the related prospectus supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to securityholders. The Relief Act also imposes limitations which would impair the ability of the master servicer to foreclose on an affected loan during the borrower's period of active duty status. Moreover, the Relief Act permits the extension of a loan's maturity and the re-adjustment of its payment schedule beyond the completion of military service. Thus, in the event that the loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.


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      Junior Mortgages and Rights of Senior Mortgagees

   To the extent that the loans comprising the trust fund for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the trust fund (and therefore the securityholders), as mortgagee under a junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In many states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

      Other Loan Provisions and Lender Requirements

   The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply those proceeds and awards to any indebtedness secured by the mortgage, in the order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage. Lenders in California may not require a borrower to provide property insurance for more than the replacement cost of the improvements, even if the loan balance exceeds this amount. In the event of a casualty, lenders may be required to make the insurance proceeds available to the borrower for repair and restoration, rather than applying the proceeds to outstanding indebtedness.

   Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage. In some cases lenders require borrowers to make monthly deposits for estimated real estate taxes and property insurance premiums. Certain states, including California, impose limitations on both the amount of tax and insurance impounds that may be collected from a borrower, and upon the application of the impounded funds.

   Generally lenders begin charging interest from the date the loan is disbursed. In California regulations may prohibit mortgage lenders financing residential purchases from charging interest on loan amounts outstanding for periods more than one day prior to the recording of the deed to the residence, even though the loan proceeds have been disbursed into escrow.


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      Priority of Additional Advances

   The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of the intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity lines of credit applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity line of credit does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor. In California priority will be lost with respect to advances made under subsequently recorded deeds of trust or mortgages, if the prior credit line lender has knowledge of the advances unless the advances under the secured credit line are determined to be "obligatory" rather than "discretionary."

      The Title I Program

   General. Certain of the loans contained in a trust fund may be loans insured under the FHA Title I Credit Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934 (the "Title I Program"). Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

   The types of loans which are eligible for insurance by the FHA under the Title I Program include property improvement loans ("Property Improvement Loans" or "Title I Loans"). A Property Improvement Loan or Title I Loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a property and includes single family improvement loans.

   There are two basic methods of lending or originating those loans which include a "direct loan" or a "dealer loan." With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from lender and the lender may distribute proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties. With respect to a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services.


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   Loans insured under the Title I Program are required to have fixed interest rates and, generally, provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond with the borrower's irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first scheduled payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate may be established by the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated on a simple interest basis. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

   Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD.

   Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution (as is typically the case with other federal loan programs). If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In that case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless the material misstatements of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

   Requirements for Title I Loans. The maximum principal amount for Title I Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that the maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I Loans in the same property does not exceed the maximum loan amount for the type of Title I Loan thereon having the highest permissible loan amount.

   Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property, and that the borrower have equity in the property being improved at least equal to the amount of the Title I Loan if the loan amount exceeds $15,000. Any Title I Loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

   The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time the Secretary of HUD may amend the list of


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items and activities. With respect to any dealer Title I Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I Loan, the borrower is required to submit to the lender, promptly upon completion of the improvements but not later than six months after disbursement of the loan proceeds with one six month extension if necessary, a completion certificate, signed by the borrower. The lender or its agent is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate.

   FHA Insurance Coverage. Under the Title I Program the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I insurance contract. The amount of insurance coverage in this account is 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with FHA for Title I insurance, with certain adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to the loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. The FHA charges a fee of 0.50% per annum of the net proceeds (the original balance) of any eligible loan so reported and acknowledged for insurance by the originating lender. The FHA bills the lender for the insurance premium on each insured loan annually, on approximately the anniversary date of the loan's origination. If an insured loan is prepaid during the year, FHA will not refund the insurance premium, but will abate any insurance charges falling due after the prepayment.

   Under the Title I Program the FHA will reduce the insurance coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the lender's contract of insurance by (i) the amount of the FHA insurance claims approved for payment relating to the insured loans and (ii) the amount of insurance coverage attributable to insured loans sold by the lender. The balance of the lender's FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage therein may be earmarked with respect to each or any eligible loans insured thereunder, if a determination is made by the Secretary of HUD that it is in its interest to do so. Originations and acquisitions of new eligible loans will continue to increase a lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring the eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary's interest to do so.

   The lender may transfer (except as collateral in a bona fide loan transaction) insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of the loan in accordance with the Title I regulations, will transfer from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of the loan (whichever is less). However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.

   Claims Procedures Under Title I. Under the Title I Program the lender may accelerate an insured loan following a default on the loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the


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borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

   Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the property under any security instrument, or
(b) make a claim under the lender's contract of insurance. If the lender chooses to proceed against the property under a security instrument (or if it accepts a voluntary conveyance or surrender of the property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

   When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender's efforts to obtain recourse against any dealer who has agreed thereto, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I Loan must be filed with the FHA no later than nine months after the date of default of the loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender's entire interest in the loan note (or a judgment in lieu of the note), in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. The FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender.

   Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the Claimable Amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account. For the purposes of this prospectus, the "Claimable Amount" means an amount equal to 90% of the sum of: (a) the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against property securing the loan; (b) the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days (but not to exceed 9 months from the date of default), calculated at the rate of 7% per annum; (c) the uncollected court costs; (d) the attorney's fees not to exceed $500; and (e) the expenses for recording the assignment of the security to the United States.

      Consumer Protection Laws

   Federal, state and local laws extensively regulate various aspects of brokering, originating, servicing and collecting loans secured by consumers' dwellings. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect the loans.

   Additional requirements may be imposed under federal, state or local laws on so-called "high cost mortgage loans," which typically are defined as loans secured by a consumer's dwelling that have interest


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rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment charges, or the ability of a creditor to refinance a loan unless it is in the borrower's interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the trust fund.

   The federal laws that may apply to loans held in the trust fund include the following:

      o the Truth in Lending Act and its regulations, which (among other things) require disclosures to borrowers regarding the terms of loans and provide consumers who pledged their principal dwelling as collateral in a non-purchase money transaction with a right of rescission that generally extends for three days after proper disclosures are given;

      o the Home Ownership and Equity Protection Act and its regulations, which (among other things) imposes additional disclosure requirements and limitations on loan terms with respect to non-purchase money, installment loans secured by the consumer's principal dwelling that have interest rates or origination costs in excess of prescribed levels;

      o the Home Equity Loan Consumer Protection Act and its regulations, which (among other things) limit changes that may be made to open-end loans secured by the consumer's dwelling, and restricts the ability to accelerate balances or suspend credit privileges on the loans;

      o the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services (including mortgage lending and brokerage services) and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

      o the Equal Credit Opportunity Act and its regulations, which (among other things) generally prohibit discrimination in any aspect of a credit transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance;

      o the Fair Credit Reporting Act, which (among other things) regulates the use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies; and

      o the Federal Trade Commission's Rule on Preservation of Consumer Claims and Defenses, which generally provides that the rights of an assignee of a conditional sales contract (or of certain lenders making purchase money loans) to enforce a consumer credit obligation are subject to the claims and defenses that the consumer could assert against the seller of goods or services financed in the credit transaction.

   The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.


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   Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in secondary market transactions, including assignees that hold the loans, such as the trust fund. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

                   Material Federal Income Tax Consequences

   General

   The following is a discussion of the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the securities and is based on advice of special counsel to the depositor ("Tax Counsel") named in the prospectus supplement. The discussion is based on the provisions and interpretations of the Code the regulations promulgated thereunder, including, if applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change, which change could apply retroactively.

   This discussion does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances or address investors subject to special treatment under the Code. This discussion focuses primarily on investors who will hold securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code. Prospective investors ("Holders") are encouraged to consult their tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

   The federal income tax consequences to Holders of securities will vary depending on whether

      o     the securities of the series are classified as debt;

      o an election is made to treat any part of the trust fund relating to the series of securities as a real estate mortgage investment conduit ("REMIC") under the Code;

      o the securities represent an ownership interest in some or all of the assets included in the trust fund for a series; or

      o an election is made to treat the trust fund relating to the series of securities as a partnership.

   The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether any REMIC election will be made with respect to that series. The depositor will file with the SEC a Form 8-K on behalf of the trust fund containing an opinion of Tax Counsel with respect to the validity of the information set forth under "Material Federal Income Tax Consequences" in this prospectus and in the related prospectus supplement.

   Debt Securities. For purposes of the discussion that follows, securities characterized as debt for federal income tax purposes and securities representing regular interests in a REMIC ("REMIC Regular Interests") will be referred to collectively as "Debt Securities."

      Taxation of Debt Securities

   Interest. Stated interest on the REMIC Regular Interests will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of a Holder's normal accounting method.


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Interest (other than original issue discount ("OID")) on Debt Securities other than REMIC Regular Interests will be includible in income by a Holder under the Holder's usual method of accounting.

   Original Issue Discount. The prospectus supplement for each series of Debt Securities will discuss the OID considerations for that series. The following discussion is based in part on the rules governing OID under Sections 1271 through 1275 of the Code and the accompanying Treasury regulations (the "OID Regulations"). A Holder should be aware, however, that the OID Regulations do not adequately address issues relevant to securities (such as the Debt Securities) that are payable based on the payment experience of other debt ("Pay-Through Securities").

   In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. A holder of a Debt Security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero, however if the it is less than a de minimis amount as determined under the Code.

   Issue Price. The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the related Closing Date, the issue price for the class will be treated as the fair market value of that class on the Closing Date. The issue price of a Debt Security also includes the amount paid by an initial Debt Security holder for accrued interest that relates to a period prior to the issue date of the Debt Security.

   Stated Redemption Price at Maturity. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if the distributions constitute "qualified stated interest."

   Qualified Stated Interest. "Qualified stated interest" generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. Interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on the Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, if Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. If the interval between the issue date and the first distribution date on a Debt Security is longer than the interval between subsequent distribution dates, but the amount of the distribution is not adjusted to reflect the longer interval, then for purposes of determining whether the Debt Security has de minimis OID, the stated redemption price of the Debt Security is treated as the issue price (determined as described above) plus the greater of
(i) the amount of the distribution foregone or (ii) the excess (if any) of the Debt Security's stated principal amount over its issue price. If the interval between the issue date and the first distribution date on a Debt Security is shorter than the interval between subsequent distribution dates, but the amount of the distribution is not adjusted to reflect the shorter interval, then for the purposes of determining the OID, if any, on the Debt Security, the excess amount of the distribution would be added to the Debt Security's stated redemption price.


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


   De Minimis OID. Under the de minimis rule, OID on a Debt Security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. The weighted average maturity of a Debt Security is the sum of the weighted maturity of each payment of the Debt Security's stated redemption price. The weighted maturity of each stated redemption price payment is (i) the number of complete years from the issue date until the payment is made, multiplied by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the Debt Security's total stated redemption price. Although unclear, it appears that the projected payments of stated redemption price should be based on a schedule that is determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of Debt Securities will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the Debt Security is held as a capital asset. Holders may, however, elect to accrue all de minimis OID as well as market discount under a constant interest method.

   Debt Securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally,

      o     the interest is unconditionally payable at least annually,

      o the issue price of the Debt Security does not exceed the total noncontingent principal payments and

      o the interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the Debt Security.

   In the case of certain Debt Securities, such as Interest Weighted Securities (as defined in this prospectus), none of the payments under the instrument will be considered qualified stated interest, and thus all amounts payable on the instrument will be included in the stated redemption price.

   Contingent Interest. The OID Regulations also govern the calculation of OID on instruments having contingent interest payments ("Contingent Regulations"). The provisions of the Contingent Regulations expressly do not apply to the calculation of OID on debt instruments subject to Code Section 1272(a)(6), (that is, Pay-Through Securities). In addition, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the trustee intends to base its OID computations on the Debt Securities on Code Section 1272(a)(6) and, to the extent applicable, the OID Regulations. There can be no assurance, however, that the methodology represents the correct manner of calculating OID.

   Daily Portions. The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds that Debt Security, the sum of the "daily portions" of the original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day in an accrual period in a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt Security that is neither a REMIC Regular Interest nor another type of Pay-Through Security, the amount of OID includible in income of a Holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price of a Debt Security is the sum of its issue price plus prior accruals of OID, reduced by the total payments


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other than qualified stated interest payments made with respect to the Debt
Security in all prior accrual periods.

   The amount of OID to be included in income by a Holder of a Pay-Through Security is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of (i) the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over (ii) the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay- Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the OID required to be included in income by a Holder to account for prepayments of the underlying loans at a rate faster than the Prepayment Assumption, and to decrease (but not below zero for any period) the OID required to be included in income by a Holder to account for prepayments of the underlying loans at a rate slower than the Prepayment Assumption. Although OID will be reported to Holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to Holders that loans will be prepaid at that rate or at any other rate.

   Although the OID Regulations do not provide for it, the depositor may adjust the accrual of OID on Debt Securities (other than REMIC Regular Interests) in a manner that it believes appropriate to take account of realized losses on the underlying loans, If the Internal Revenue Service ("IRS") required OID to be accrued without the adjustments, the rate of accrual of OID on the affected Debt Securities could increase.

   Aggregation. Certain classes of REMIC Regular Interests may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the trustee intends, based on the OID Regulations, to calculate OID on the securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

   Acquisition Premium. A subsequent holder of a Debt Security will also be required to include OID in gross income, but if the holder purchases the Debt Security for an amount that exceeds its adjusted issue price, then the holder will be entitled to offset the OID by comparable economic accruals of portions of the excess. The same rule applies to an initial holder who purchases a Debt Security for more than the issue price.

   Effects of Defaults and Delinquencies. Holders will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of that security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default. However, the timing and character of the losses or reductions in income are uncertain and, accordingly, holders of securities are encouraged to consult their own tax advisors on this point.


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   Interest Weighted Securities. It is not clear how income should be accrued with respect to REMIC Regular Interests or Stripped Securities (as defined under "Tax Status as a Grantor Trust; General" in this prospectus) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying the Stripped Securities ("Interest Weighted Securities"). The Issuer intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are REMIC Regular Interests the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize the premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by the holder, as described below. Alternatively, the IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. The treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See "- Tax Status as a Grantor Trust - Discount or Premium on Pass-Through Securities."

   Variable Rate Debt Securities. In the case of Debt Securities bearing interest at a rate that varies directly, or according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of the Debt Securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on the Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of the securities. Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, holders of variable rate Debt Securities are encouraged to consult their tax advisers regarding the appropriate treatment of the securities for federal income tax purposes.

   Market Discount. A security may be subject to the market discount rules of Sections 1276 through 1278 of the Code. A Holder that acquires a Debt Security with more than a prescribed de minimis amount of market discount ("market discount" is generally the excess (if any) of the principal amount of the Debt Security over the Holder's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the securities are sold, the gain realized. Market discount is supposed to accrue in a manner provided in Treasury regulations but, until those regulations are issued, market discount should be accrued either (i) on the basis of a constant yield (taking into account, in the case of a Pay-Through Security, a prepayment assumption) or (ii) (a) in the case of securities issued without OID, based on the ratio of the stated interest payable in the relevant period to the total stated interest remaining to be paid at the beginning of the relevant period or (b) in the case of securities issued with OID, based on the ratio of the OID accrued in the relevant period to total OID remaining to be accrued at the beginning of the relevant period.

   Limit on Holder's Interest Deductions. Section 1277 of the Code provides that, the excess of interest paid or accrued to purchase or carry a security (or, in the case of a Pass-Through Security, as described below, the underlying loans) with market discount over interest received on the security is allowed as a current deduction only to the extent the excess is greater than the market discount that accrued during the taxable year in which the interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when the market discount is included in income, including upon the sale, disposition, or repayment of the security (or in the case of a Pass-Through Security, an underlying loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by the holder during the taxable year the election is made and thereafter, in which case the interest deferral rule will not apply.


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   Premium. A holder who purchases a Debt Security (other than an Interest
Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security (and not as a deduction item before disposition of the Debt Security) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities such as the Pay-Through Securities have been issued, the legislative history of the Code indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing the Class. If a holder makes an election to amortize premium on a Debt Security, the election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities are encouraged to consult their tax advisers regarding the election to amortize premium and the method to be employed.

   Election to Treat All Interest as Original Issue Discount. The Holder of a Debt Security may elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Debt Securities. If the an election is made with respect to a Debt Security having market discount, then the Holder will be deemed to have made the election with respect to all other market discount debt instruments that the Holder acquires during the year of the election and thereafter. Similarly, a Holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all premium debt instruments that the holder owns on the first day of the taxable year and later acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable and should only after consulting a tax advisor.

      Taxation of the REMIC and Its Holders

   General. In the opinion of Tax Counsel, if one or more REMIC elections are made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as one or more REMICs as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related prospectus supplement.

   Except to the extent specified otherwise in a prospectus supplement, if one or more REMIC elections are made with respect to a series of securities, (i) securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C)); and (ii) securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and income with respect to the securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in
(i) or (ii) above, then a security will qualify for the tax treatment described in (i), (ii) or (iii) in the proportion that the REMIC assets (and income in the case of (ii)) are qualifying assets (and income).


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      REMIC Expenses; Single Class REMICs

   As a general rule, all of the expenses of a REMIC will be taken into account by holders of the REMIC Residual Interests. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury Regulations, among the holders of the REMIC Regular Interests and the holders of the REMIC Residual Interests (as defined in this prospectus) on a daily basis in proportion to the relative amounts of income accruing to each Holder on that day. In the case of a Holder of a REMIC Regular Interest who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), the expenses will be deductible only to the extent that the expenses, plus other "miscellaneous itemized deductions" of the Holder, exceed 2% of the Holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of

      o 3% of the excess of adjusted gross income over the applicable amount, or

      o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

   These percentages are scheduled to be reduced starting in 2006 and return to current levels in 2010. The reduction or disallowance of this deduction may have a significant impact on the yield of the REMIC Regular Interest to that Holder. In general terms, a single class REMIC is one that either

      o would qualify, under existing Treasury Regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or

      o is similar to that trust and which is structured with the principal purpose of avoiding the single class REMIC rules.

In addition, miscellaneous itemized deductions are not allowed for purposes of computing the alternative minimum tax. The applicable prospectus supplement may provide for the allocation of REMIC expenses, but if it does not, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Interests.

      Taxation of the REMIC

   General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

   Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between

      o the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and

      o deductions, including stated interest and original issue discount accrued on REMIC Regular Interests, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.


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A holder of a REMIC Residual Interest that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that the expenses, when aggregated with the holder's other miscellaneous itemized deductions for that year, do not exceed two percent of the holder's adjusted gross income.

   For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the day that the interests are issued (the "Startup Day"). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

   Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on mortgage loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount (that is, under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the REMIC Regular Interests in the same manner that the holders of the REMIC Regular Interests include the discount in income, but without regard to the de minimis rules. See "Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis.

   To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method.

   Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

      o subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

      o subject to a limited exception, the sale or other disposition of a cash flow investment;

      o the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

      o the receipt of any fees or other compensation for services rendered by the REMIC.

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interest securities will generally be responsible for the payment of any the taxes imposed on the REMIC. To the extent not paid by the holders or otherwise, however, the taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of the REMIC.

      Taxation of Holders of REMIC Residual Interests

   The holder of a REMIC Residual Interest will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which the holder held the


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REMIC Residual Interest. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for the quarter, and by allocating that amount among the holders (on the day) of the REMIC Residual Interests in proportion to their respective holdings on the day.

   The holder of a REMIC Residual Interest must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to the income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years). Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on Regular Interest Securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

   In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a REMIC Residual Interest in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the REMIC Residual Interest may be less than that of that bond or instrument.

   Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis in the REMIC Residual Interest at the end of the calendar quarter in which the loss arises. A holder's basis in a REMIC Residual Interest will initially equal the holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. A disallowed loss may be carried forward indefinitely, but may be used only to offset income generated by the same REMIC. The ability of holders of REMIC Residual Interests to deduct net losses may be subject to additional limitations under the Code, about which the holders are encouraged to consult their tax advisers.

   Distributions. Distributions on a REMIC Residual Interest (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a REMIC Residual Interest. If the amount of the payment exceeds a holder's adjusted basis in the REMIC Residual Interest, however, the holder will recognize gain (treated as gain from the sale of the REMIC Residual Interest) to the extent of the excess.

   Sale or Exchange. A holder of a REMIC Residual Interest will recognize gain or loss on the sale or exchange of a REMIC Residual Interest equal to the difference, if any, between the amount realized and the holder's adjusted basis in the REMIC Residual Interest at the time of the sale or exchange. Any loss from the sale of a REMIC Residual Interest will be subject to the "wash sale" rules of Code Section 1091 if, during the period beginning six months before and ending six months after the sale of the REMIC Residual Interest, the seller reacquires the REMIC Residual Interest, or acquires (i) a REMIC Residual Interest in any other REMIC, or (ii) a similar interest in a "taxable mortgage pool" (as defined in Code Section 7701(i)). In general, under the wash sale rules, loss from the REMIC Residual Interest will be disallowed and the REMIC Residual Interest Holder's basis in the replacement interest will be the basis in the REMIC Residual Interest that was sold, decreased or increased, as the case may be, by the difference


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between the selling price of the REMIC Residual Interest and the purchase price of the replacement interest.

   Excess Inclusions. The portion of the REMIC taxable income of a holder of a REMIC Residual Interest consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on the holder's federal income tax return. Further, if the holder of a REMIC Residual Interest is an organization subject to the tax on unrelated business income imposed by Code Section 511, the holder's excess inclusion income will be treated as unrelated business taxable income of the holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a REMIC Residual Interest, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a REMIC Residual Interest is owned by a foreign person excess inclusion income is subject to tax at a rate of 30%, which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "Tax Treatment of Foreign Investors."

   Three special rules apply for determining the effect of excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for the residual holder is determined without regard to the rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

   In the case of a REMIC Residual Interest that has no significant value, the excess inclusion portion of a REMIC's income is generally equal to all of the REMIC taxable income allocable to the residual holder. In other cases, the excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a REMIC Residual Interest, over the daily accruals for the quarterly period of (i) 120% of the long term applicable federal rate on the Startup Day multiplied by
(ii) the adjusted issue price of the REMIC Residual Interest at the beginning of the quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the REMIC Residual Interest before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

   Under the REMIC Regulations, in certain circumstances, transfers of REMIC Residual Interests may be disregarded. See "- Restrictions on Ownership and Transfer of REMIC Residual Interests" and "- Tax Treatment of Foreign Investors" below.

   Restrictions on Ownership and Transfer of REMIC Residual Interests. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1 through 1399 of the Code, if the entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit Disqualified Organizations from owning a REMIC Residual Interest. In addition, no transfer of a REMIC Residual Interest will be permitted unless


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the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

   If a REMIC Residual Interest is transferred to a Disqualified Organization in violation of the restrictions set forth above, a substantial tax can be imposed on the transferor of the REMIC Residual Interest at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a REMIC Residual Interest, the pass-through entity will be required to pay an annual tax on the Disqualified Organization's pass-through share of the excess inclusion income of the REMIC. If an "electing large partnership" holds a REMIC Residual Interest, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity under section 860E(e) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing large partnership.

   Noneconomic REMIC Residual Interests. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Interest to a "U.S. Transferee" unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. For this purpose, a U.S. Transferee means a U.S. Person as defined under "Certain Federal Income Tax Consequences - Non-REMIC Certificates - Non-U.S. Persons." A U.S. Transferee also includes foreign entities and individuals (Non-U.S. Persons) but only if their income from the residual interest is subject to tax under Code Section 871(b) or Code Section 882 (income effectively connected with a U.S. trade or business). If the transfer of a Noneconomic REMIC Residual Interest is disregarded, the transferor continues to be treated as the owner of the REMIC Residual Interest and continues to be subject to tax on its allocable portion of the net income of the REMIC.

   A REMIC Residual Interest (including a REMIC Residual Interest with a positive value at issuance) is a "Noneconomic REMIC Residual Interest" at the time of transfer unless, (i) taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, the present value of the expected future distributions on the REMIC Residual Interest at least equals the product of (A) the present value of the anticipated excess inclusions and (B) the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A transfer of a Noneconomic REMIC Residual Interest has a "significant purpose to impede the assessment or collection of tax" if, at the time of transfer, the transferor either knew or should have known (had "Improper Knowledge") that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

   The REMIC Regulations also provide a safe harbor under which the transferor of a Noneconomic REMIC Residual Interest is presumed not to have Improper Knowledge at the time of transfer if the following conditions are met: (i) the transferor conducts a reasonable investigation of the financial condition of the transferee, finds that the transferee has historically paid its debts as they came due, and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due; (ii) the transferee represents that it understands that as a result of holding the Noneconomic REMIC Residual Interest, it may incur tax liabilities in excess of any cash flows generated by the Noneconomic REMIC Residual Interest and intends to pay taxes associated with holding the Noneconomic REMIC Residual Interest as they become due; (iii) the transferee represents that it will not cause income from the Noneconomic REMIC Residual Interest to be attributable to a foreign permanent establishment or fixed


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base (within the meaning of an applicable income tax treaty) ("Offshore
Location") of the transferee or another U.S. taxpayer; (iv) the transferee is not located in an Offshore Location; and (v) the transferee meets either the Formula Test or the Asset Test.

   Formula Test. A transfer of a Noneconomic REMIC Residual Interest meets the Formula Test if the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of, (i) the present value of any consideration given to the transferee to acquire the interest; (ii) the present value of the expected future distributions on the interest; and (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of the Formula Test the transferee is assumed to pay tax at a rate equal to the highest corporate rate of tax specified in Code Section 11(b)(1). If, however, the transferee has been subject to the alternative minimum tax ("AMT") under Code Section 55 in the preceding two years and will compute its taxable income in the current taxable year using the AMT rate, then the transferee can assume that it pays tax at the AMT rate specified in Code
Section 55(b)(1)(B). Present values are computed using a discount rate equal to the Federal short-term rate prescribed by Code Section 1274(d) for the month of the transfer and the compounding period used by the transferee.

   Asset Test. The Asset Test only applies in cases where the transferee is an Eligible Corporation. To be an Eligible Corporation, the transferee must be a taxable domestic C corporation other than a regulated investment company, a real estate investment trust, a REMIC or a cooperative. In addition, regardless of who the transferee may be, the transfer of a residual interest to an Offshore Location does not qualify as a transfer to an Eligible Corporation even if the Offshore Location is only a branch of an Eligible Corporation and not a separate legal entity. A transfer of a Noneconomic REMIC Residual Interest meets the Asset Test if at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of transfer, the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million. The gross assets and net assets of a transferee do not include any obligation of any person related to the transferee (such as a shareholder, partner, affiliate or sister corporation) or any asset acquired for a principal purpose of satisfying the Asset Test. In addition, the transferee must make a written agreement that any subsequent transfer of the interest will be to another Eligible Corporation in a transaction that satisfies the Asset Test. A transfer fails to meet this requirement if the transferor knows, or has reason to know, that the transferee will not honor the restrictions on subsequent transfers. Finally, the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid. The consideration given to the transferee to acquire the non-economic residual interest in the REMIC is only one factor to be considered. However, if the amount of consideration is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay. In determining whether the amount is too low, the specific terms of the Formula Test need not be used.

   Treatment of Inducement Fees. "Inducement fees" received by transferees of noneconomic REMIC Residual Interests must be included in income over a time period that is reasonably related to the time period over which the related REMIC Residual Interest is expected to generate taxable income or net loss allocable to the Holder. Two safe harbor methods permit transferees to include inducement fees in income either (i) in the same amounts and over the same periods that the taxpayer uses for financial reporting purposes, provided that period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the Regular and REMIC Residual Interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on the interests under the prepayment assumption. Holders of Noneconomic REMIC Residual Interests may obtain automatic consent from the IRS to change their method of


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accounting for REMIC inducement fee income to one of the two safe harbor methods (including a change from one safe harbor method to the other safe harbor method).

   If the holder of a REMIC Residual Interest sells or otherwise disposes of the REMIC Residual Interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. An inducement fee is be treated as income from sources within the United States.

   Mark to Market Rules. REMIC Residual Interests cannot be marked-to-market.

      Administrative Matters

   A REMIC's books must be maintained on a calendar year basis and a REMIC must file an annual federal income tax return. Ordinarily, a REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

      Tax Status as a Grantor Trust

   General. In the opinion of Tax Counsel and as specified in the related prospectus supplement, if a trust fund relating to a series of securities does not elect to be a REMIC or establish partnership classification, then the trust fund will be classified a "grantor trust" under subpart E, part I of subchapter J of the Code. (The securities of that type of series are referred to in this prospectus as "Pass-Through Securities"). For some series there will be no separation of the principal and interest payments on the underlying loans, in which case a Holder will be considered to have purchased a pro rata undivided interest in each of the underlying loans. In other cases ("Stripped Securities"), the sale of the securities will cause a separation in the ownership of some or all of the principal payments from some or all of the interest payments.

   Each Holder must report on its federal income tax return its share of the gross income derived from, and its share of expenses (such as trustee, servicer and similar fees (collectively, the "Servicing Fee")) allocated to the loans in the same manner as if the Holder held the loans and paid the Servicing fees directly. In the case of Pass-Through Securities other than Stripped Securities, the gross income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of Stripped Securities, the gross income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Holder owns an interest. Depending on its tax classification, the Holder of a security will generally be entitled to claim a deduction for the Servicing Fees under Code
Section 162 or Code Section 212 provided the Servicing Fees are "reasonable" for the services performed.

   Noncorporate Holders. In the case of a noncorporate Holder, reasonable Servicing Fees will be deductible in computing the Holders regular income tax only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of the Holder's adjusted gross income. Such fees are not deductible in computing the Holder's alternative minimum tax. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. (These percentages are scheduled to be reduced in 2006 and return to current levels in 2010).

   Discount or Premium on Pass-Through Securities. The Holder's purchase price of a Pass-Through Security is to be allocated among the underlying loans in proportion to their fair market values,


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determined when the securities are purchased. Typically, the trustee (as necessary to fulfill its reporting obligations) will treat each loan in a group as having a fair market based on its proportionate share of the group's aggregate principal balance provided the loans in the group generally have relatively uniform interest rates and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than (or greater than) the portion of the principal balance of the loan allocable to the security, that loan will be deemed to have been acquired at a discount (or premium), respectively.

   The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception. Any market discount (or premium) on a loan will be includible in income (or will be available as an offset to interest income), generally in the manner described above, except that in the case of Pass-Through Securities, market discount and premium is calculated with respect to the loans underlying the security, rather than with respect to the security. A Holder that acquires an interest in a loan with more than a de minimis amount of market discount (generally, the excess of the principal amount of the loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "- Taxation of Debt Securities; Market Discount" and "- Premium" above.

   The Holder generally will be required to allocate the portion of market discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. The treatment would generally result in discount being included in income at a different rate than discount would be required to be included in income using the method described in the preceding paragraph.

   Stripped Securities. A Stripped Security is a security that represents either a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities ("Ratio Strip Securities") may represent a right to receive different percentages of both the interest and principal on each loan. Under
Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that the stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to the stripped interest.

   Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (that is, 1% interest on the loan principal balance) or the securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.


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   Calculating Interest and OID. OID Regulations and judicial decisions provide no direct guidance on how the interest and original issue discount rules apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during the period. However, the Tax Reform Act of 1986 does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities, which represent ownership interests in the underlying loans, rather than debt instruments "secured by" those loans. The Taxpayer Relief Act of 1997 may allow use of the Cash Flow Bond Method with respect to Stripped Securities and other Pass-Through Securities because it provides that this method applies to any pool of debt instruments the yield on which may be affected by prepayments. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for the securities, and it is expected that OID will be reported on that basis; provided that the applicable prospectus supplement may provide for the reporting of OID on an alternative basis. In applying the calculation to Pass-Through Securities, the trustee will treat all payments to be received by a holder with respect to the underlying loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each loan underlying a security.

   Under certain circumstances, if the underlying loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Holder's recognition of income. If, however, the loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may delay a Holder's recognition of income.

   In the case of a Stripped Security that is an Interest Weighted Security, the trustee intends, absent contrary authority, to report income to security holders as OID, in the manner described above for Interest Weighted Securities.

   Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that

      o in certain series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;

      o the non-Interest Weighted Securities are subject to the contingent payment provisions of the Contingent Regulations; or

      o each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

   Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their tax advisers regarding the proper treatment of the securities for federal income tax purposes.

   Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans. The IRS could take the position that the loans' character is not carried over to the securities in the circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and "loans secured by an interest in real property" within the meaning


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of Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

      Sale or Exchange

   Subject to the discussion below with respect to trust funds for which a partnership election is made, a Holder's tax basis in its security is the price the holder pays for the security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset. In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a REMIC Regular Interest will be taxable as ordinary income or loss. In addition, gain from the disposition of a REMIC Regular Interest that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the holder's income if the yield on the REMIC Regular Interest had equaled 110% of the applicable federal rate as of the beginning of the holder's holding period, over (ii) the amount of ordinary income actually recognized by the holder with respect to the REMIC Regular Interest.

      Miscellaneous Tax Aspects

   Backup Withholding. Subject to the discussion below with respect to trust funds for which a partnership election is made, a Holder, other than a holder of a REMIC Residual Interest, may, under certain circumstances, be subject to "backup withholding" with respect to distributions or the proceeds of a sale of securities to or through brokers that represent interest or original issue discount on the securities. This withholding generally applies if the holder of a security

      o fails to furnish the trustee with its taxpayer identification number ("TIN");

      o     furnishes the trustee an incorrect TIN;

      o fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or

      o under certain circumstances, fails to provide the trustee or the holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding.

   Backup withholding will not apply, however, with respect to certain payments made to Holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders are encouraged to consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

   The trustee will report to the Holders and to the servicer for each calendar year the amount of any "reportable payments" during the year and the amount of tax withheld, if any, with respect to payments on the securities.


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   New Reporting Regulations

    In January 2006, the IRS and Treasury Department finalized proposed regulations concerning the reporting of tax information with respect to "Widely Held Mortgage Trusts." These rules, which apply for taxable years starting on January 1, 2007, may compel or allow a trustee to adopt new ways of calculating and reporting tax items (such as OID, market discount, sale proceeds and premium) to the Holders of Pass-Through Securities and may have the effect of changing the timing and character of the tax items that a Holder must report.

      Tax Treatment of Foreign Investors

   Subject to the discussion below with respect to trust funds for which a partnership election is made, under the Code, unless interest (including OID) paid on a security (other than a REMIC Residual Interest) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("Nonresidents"), the interest will normally qualify as portfolio interest (except where the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from the interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless the rate were reduced or eliminated by an applicable income tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents.

   Interest and OID of Holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Holder provided the appropriate ownership statements are received. They will, however, generally be subject to the regular United States income tax.

   Payments to holders of REMIC Residual Interests who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that the income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a REMIC Residual Interest will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. Until recently, excess inclusions allocated to a Nonresident were subject to United States withholding tax only when paid or distributed (or when the Residual Interest was disposed of). The Treasury, however, has exercised its statutory authority to promulgate regulations that require excess inclusions allocated to a Nonresident to be taken into account at an earlier time in order to prevent the avoidance of tax. These new regulations are discussed below. Under other the REMIC Regulations, if a REMIC Residual Interest has tax avoidance potential, a transfer of a REMIC Residual Interest to a Nonresident will be disregarded for all federal tax purposes. A REMIC Residual Interest has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee of the REMIC Residual Interest amounts that will equal at least 30% of each excess inclusion, and that the amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a REMIC Residual Interest to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the REMIC Residual Interest for purposes of the withholding tax provisions of the Code. See "- Excess Inclusions."


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


   New Regulations Applicable to REMIC Residuals. Effective August 1, 2006, Temporary regulations have modified the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a foreign person (or subject to withholding tax) until paid or distributed. The new regulations accelerate the time both for the reporting of and the tax withholding on excess inclusions allocated to the foreign equity holders of partnerships and certain other pass-through entities. The new rules also provide that excess inclusions are United States sourced income. The timing rules apply to a particular residual interest and a particular foreign person, if the first allocation of income from the residual interest to the foreign person occurs after July 31, 2006. The source rules apply for taxable years ending after August 1, 2006.

   Treatment of Partners. Under the Temporary regulations, in the case of REMIC residual interests held by a foreign person through a partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnership`s taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) as a result of a distribution by the partnership to the foreign partner or a disposition of the foreign partner's indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership's residual interest in the REMIC, a disposition of the foreign partner's interest in the partnership, or any other reduction in the foreign partner's allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

   Treatment of Other Pass-Through Holders. Similarly, in the case of a residual interest held by a foreign person as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the foreign person must be taken into income at the same time that other income from the trust, the company, the fund, or the organization would be taken into account.

   Withholding Obligations. Under the Temporary regulations, excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax. In addition, in the case of excess inclusions allocable to a foreign person as a partner, the Temporary regulations eliminate an important exception to the withholding requirements. In general, under the eliminated exception, a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent has control over the payee's money or property and knows the facts giving rise to the payment.

      Tax Characterization of the Trust Fund as a Partnership

   Tax Counsel will deliver its opinion that a trust fund for which a partnership election is made will not be a corporation or publicly traded partnership taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the securities has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

   If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income, possibly reduced by its interest expense on the notes. Any corporate income tax could


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materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for any tax that is unpaid by the trust fund.

      Tax Consequences to Holders of the Notes

   Treatment of the Notes as Indebtedness. The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Unless otherwise specified in the related prospectus supplement, in the opinion of Tax Counsel, the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

   OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Indexed securities or Strip notes. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the notes (that is, any excess of the principal amount of the notes over their issue price) is less than a de minimis amount (that is, 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to the notes will be disclosed in the applicable prospectus supplement.

   Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder's method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

   A holder of a note that has a fixed maturity date of not more than one year from the issue date of the note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in
Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

   Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by the noteholder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset,


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


except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

   Foreign Holders. Interest payments made (or accrued) to a noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person

      o is not actually or constructively a "10 percent shareholder" of the trust fund or the seller (including a holder of 10% of the outstanding securities) or a "controlled foreign corporation" with respect to which the trust fund or the seller is a "related person" within the meaning of the Code and

      o provides the owner trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes (the "Withholding Agent") with an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the note is an individual or corporation for federal income tax purposes and a foreign person and providing the foreign person's name and address.

Generally, this statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least one payment annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of any change and furnish a new W-8BEN. A noteholder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Notes on its own behalf may have substantially increased reporting requirements. In particular, in the case of notes held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

   If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the note. If the interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable income tax treaty.

   Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

   Backup Withholding. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a


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


nonexempt noteholder fail to provide the required certification, the trust fund will be required to withhold on the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

   Possible Alternative Treatments of the Notes. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and most likely in the view of special counsel to the depositor, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," and income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the trust fund's expenses.

      Tax Consequences to Holders of the Certificates

   Treatment of the Trust Fund as a Partnership. The trust fund and the master servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus.

   A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. Debt characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

   Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Indexed securities or Strip certificates, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to the certificates will be disclosed in the applicable prospectus supplement.

   Partnership Taxation. As a partnership, the trust fund will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder's distributive share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of loans. The trust fund's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

   The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust


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


Agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of
(i) the interest that accrues on the certificates in accordance with their terms for the month, including interest accruing at the Pass-Through Rate for the month and interest on amounts previously due on the certificates but not yet distributed; (ii) any trust fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the certificates over their initial issue price; (iii) prepayment premium payable to the certificateholders for the month; and (iv) any other amounts of income payable to the certificateholders for the month. That allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of the amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay the taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

   All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to a holder under the Code.

   An individual taxpayer's share of expenses of the trust fund (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. These deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust fund.

   The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that the calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

   Discount and Premium. If the loans are not issued with OID, then the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.)

   If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include any discount in income currently as it accrues over the life of the loans or to offset any premium against interest income on the loans. As indicated above, a portion of the market discount income or premium deduction may be allocated to certificateholders.

   Section 708 Termination. Pursuant to Code Section 708, a sale or exchange of 50% or more of the capital and profits in a partnership would cause a deemed contribution of assets of the partnership (the "old partnership") to a new partnership (the "new partnership") in exchange for interests in the new partnership. The interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. Accordingly, if the trust fund were characterized as a partnership, then even if a sale of certificates terminated the partnership under Code
Section 708, the holder's basis in its certificates would remain the same.

   Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income (includible in income) and decreased by any distributions received with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

   Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to the special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

   If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, the excess will generally give rise to a capital loss upon the retirement of the certificates.

   Allocations Among Transferors and Transferees. In general, the trust fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of the month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

   The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

   Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust fund's assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make the election. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

   Administrative Matters. The owner trustee is required to keep or have kept complete and accurate books of the trust fund. The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder's allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-1 information to nominees that fail to provide the trust fund with the information statement described below and the nominees will be required to forward the information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all inconsistencies.

   Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. The information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of the person, (y) whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on certificates that were held, bought or sold on behalf of the person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended is not required to furnish any information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

   The depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust fund.

   Tax Consequences to Foreign Certificateholders. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for those purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income, as calculated for this purpose which may exceed the distributions to certificateholders, that is allocable to foreign certificateholders pursuant to Section 1446 of the Code, as if the income were effectively connected to a U.S. trade or business. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder's withholding status, the trust fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury. A holder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Notes on its own behalf may have substantially increased reporting requirements. In particular, if the holder is a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership


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


(or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

   Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent the payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

   Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the Holder is an exempt recipient under applicable provisions of the Code.

                           Other Tax Considerations

   In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state, local and foreign tax consequences of the acquisition, ownership, and disposition of the securities. State and local tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the tax laws of any state or locality. Therefore, potential investors are encouraged to consult their tax advisors with respect to the various state, local and foreign tax consequences of an investment in the securities.

                             ERISA Considerations

   ERISA and Section 4975 of the Code impose requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans as well as collective investment funds and separate accounts in which those plans, accounts or arrangements are invested) (collectively, "Plans") subject to ERISA or to Section 4975 of the Code and on persons who bear specified relationships to Plans ("Parties in Interest") or are fiduciaries with respect to those Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to requirements imposed by ERISA and Section 4975 of the Code. Accordingly, assets of the plans may be invested in securities without regard to the considerations described above and below, subject to the provisions of other applicable law. Any plan which is qualified and exempt from taxation under Code Sections 401(a) and 501(a) is subject to the prohibited transaction rules set forth in Code Section 503.


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


   On November 13, 1986, the United States Department of Labor (the "DOL") issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101 (the "Plan Assets Regulation")). Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. Under the Plan Assets Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and has no "substantial equity features." If securities are not treated as equity interests in the issuer for purposes of the Plan Assets Regulation, a Plan's investment in the securities would not cause the assets of the issuer to be deemed plan assets. If the securities are deemed to be equity interests in the issuer, the issuer could be considered to hold plan assets because of a Plan's investment in those securities. In that event, the master servicer and other persons exercising management or discretionary control over the assets of the issuer or providing services with respect to those assets could be deemed to be fiduciaries or other parties in interest with respect to investing Plans and thus subject to the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code and, in the case of fiduciaries, to the fiduciary responsibility provisions of Title I of ERISA, with respect to transactions involving the issuer's assets. Trust certificates are "equity interests" for purposes of the Plan Asset Regulation.

   In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") having certain specified relationships to a Plan and impose additional prohibitions where Parties in Interest are fiduciaries with respect to that Plan. Because the loans may be deemed assets of each Plan that purchases equity securities, an investment in equity securities by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory, regulatory or administrative exemption applies.

   Without regard to whether securities are considered to be equity interest in the issuer, certain affiliates of the issuer might be considered or might become Parties in Interest with respect to a Plan. In this case, the acquisition or holding of the securities by or on behalf of the Plan could constitute or give rise to a prohibited transaction, within the meaning of ERISA and Section 4975 of the Code, unless they were subject to one or more exemptions. Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the securities - for example, Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager"; PTCE 95-60, which exempts certain transactions by insurance company general accounts; PTCE 91-38, which exempts certain transactions by bank collective investment funds; PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; or PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager". We can give no assurance that any of these exemptions will apply with respect to any Plan's investment in securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with the investment. Furthermore, these exemptions generally do not expressly address transactions incidental to the operation of the trust. You should consult with your advisors regarding the specific scope, terms and conditions of an exemption as it applies to you, as an investor, before relying on that exemption's availability.

   The DOL has granted to certain underwriters individual administrative exemptions (the "Underwriter Exemptions") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, underwritten or privately placed by that underwriter or its affiliate or by a syndicate managed by that underwriter or its affiliate and issued by entities that hold investment pools consisting of certain secured receivables, loans and other obligations and the servicing, operation and management of the investment pools, provided the conditions and


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requirements of the Underwriter Exemptions are met. The Underwriter Exemptions
also permits the entity to hold an interest-rate swap or yield supplement agreement if it meets requirements set forth in the Underwriter Exemptions.


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   The entity may hold an interest-rate swap (a "swap" or "swap agreement") if the swap: (a) is an "eligible swap"; (b) is with a bank or other financial institution that meets certain rating requirements (an "eligible counterparty"); (c) meets certain additional specific conditions concerning the consequences if the rating of the counterparty is reduced or withdrawn, which conditions depend on whether the ratings of the securities to which the swap applies are dependent on the swap and (d) permits the trust to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor or seller. Any class of securities to which one or more swap agreements applies may be acquired and held in reliance upon the Underwriter Exemptions only by a "qualified plan investor."

   An "eligible swap" is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("allowable interest rate"); (c) has a notional amount that does not exceed either: (i) the Class Security Balance of the class of securities to which the swap relates, or (ii) the portion of the Class Security Balance of such class represented by obligations ("allowable notional amount"); (d) is not "leveraged" (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) above.

   A "qualified plan investor" is a plan for which the decision to buy such class of securities is made by an independent fiduciary that is qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and that (a) is a "qualified professional asset manager" ("QPAM") under PTCE 84-14, (b) is an "in-house asset manager" under PTCE 96-23 or (c) has total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the plan.

   The entity may hold a yield supplement agreement if it satisfies the conditions of an "eligible yield supplement agreement." Generally, any yield supplement agreement will be an eligible yield supplement agreement, provided that if such yield supplement agreement is an interest rate cap contract, a corridor contract or similar arrangement with a notional principal amount and is purchased by or on behalf of the trust to supplement the interest rates otherwise payable on obligations held by the trust fund, then such yield supplement agreement will be an eligible yield supplement agreement only if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an allowable interest rate; (c) it is not leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an allowable notional amount.

   While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially identical, and include the following:

            (1) the acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;


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


            (2) the securities acquired by the Plan have received a rating at the time of the acquisition that is one of the four highest generic rating categories from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's"), or Fitch Ratings, Inc. ("Fitch") (each, a "Rating Agency");

            (3) the trustee is not an affiliate of any other member of the Restricted Group, as defined below (other than an underwriter);

            (4) the sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the issuer represents not more than the fair market value of the loans; the sum of all payments made to and retained by the servicer and any sub-servicer represents not more than reasonable compensation for the person's services under the agreement pursuant to which the loans are pooled and reimbursements of the person's reasonable expenses in connection therewith; and

            (5) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

   The issuer must also meet the following requirements:

            (i) the corpus of the issuer must consist solely of assets of the type that have been included in other investment pools;

            (ii) securities in the other investment pools must have been rated in one of the four highest rating categories of S&P, Moody's, or Fitch for at least one year prior to the Plan's acquisition of securities; and

            (iii) securities evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of securities.

   Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan to acquire securities of an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements:

      o in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested, and at least fifty percent (50%) of aggregate interests in the issuer are acquired by persons independent of the Restricted Group;

      o the fiduciary (or its affiliate) is an obligor with respect to not more than five percent (5%) of the fair market value of the obligations contained in the investment pool;

      o the Plan's investment in securities of any class does not exceed twenty-five percent (25%) of all of the securities of that class outstanding at the time of the acquisition;


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


      o immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which the person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity; and

      o the Plan is not sponsored by a member of the Restricted Group, as defined below.

   The Underwriter Exemptions provide only limited relief to Plans sponsored by the seller, an underwriter, the trustee, the master servicer, any provider of credit support to the trust, any counterparty to a swap contained in the trust, any obligor with respect to loans included in the investment pool constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of the parties (the "Restricted Group").

   The Underwriter Exemptions provide exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts. Mortgage loans or other secured receivables (the "obligations") supporting payments to securityholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the securities being offered by the issuer, may be transferred to the issuer within a 90-day or three-month period following the closing date, instead of being required to be either identified or transferred on or before the closing date. The relief is available when the prefunding account satisfies certain conditions.

   The rating of a security may change. If a class of securities no longer has a required rating from at least one Rating Agency, the security will no longer be eligible for relief under the Underwriter Exemption (although a Plan that had purchased the security when it had a permitted rating would not be required by the Underwriter Exemption to dispose of it). A certificate that satisfies the requirements of the Underwriter Exemptions other than the rating requirement may be eligible for purchase by an insurance company investing assets of its general account that include plan assets when the requirements of Sections I and III of Prohibited Transaction Class Exemption 95-60 are met.

   The prospectus supplement for each series of securities will indicate the classes of securities, if any, offered thereby as to which it is expected that an Underwriter Exemption will apply.

   Any Plan fiduciary which proposes to cause a Plan to purchase securities are encouraged to consult with its counsel concerning the impact of ERISA and the Code, the applicability of the Underwriter Exemptions, the effect of the Plan Assets Regulation, and the potential consequences in their specific circumstances, prior to making the investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

   The sale of certificates to a Plan is in no respect a representation by the issuer or any underwriter of the certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                               Legal Investment

   The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered thereby constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of securities that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and


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pension funds) created pursuant to or existing under the laws of the United
States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of those entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any the entities with respect to "mortgage related securities," securities will constitute legal investments for entities subject to the legislation only to the extent provided in that legislation. Approximately twenty-one states adopted the legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as the contractual commitment was made or the securities were acquired prior to the enactment of the legislation.

   SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to the regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities (in each case whether or not the class of securities under consideration for purchase constituted a "mortgage related security"). The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by Federal Credit Unions in certain types of mortgage related securities.

   All depository institutions considering an investment in the securities (whether or not the class of securities under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators) (the "Policy Statement") setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities," which are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, the "high-risk mortgage securities" include securities such as securities not entitled to distributions allocated to principal or interest, or Subordinate Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of that product would be consistent with the Policy Statement.

   The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," or in securities which are issued in book-entry form.

   There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the


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investor's assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for those investors.

                            Method of Distribution

   Securities are being offered hereby in series from time to time (each series evidencing or relating to a separate trust fund) through any of the following methods:

      o by negotiated firm commitment or best efforts underwriting and public reoffering by underwriters, including in a resecuritization of any securities of any series by the depositor or any of its affiliates;

      o by agency placements through one or more placement agents primarily with institutional investors and dealers; and

      o by placement directly by the depositor with institutional investors.

   A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth the identity of any underwriters thereof and either the price at which the series is being offered, the nature and amount of any underwriting discounts or additional compensation to the underwriters and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the securities will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations, any material relationship between the depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the securities so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the securities of the series if any securities are purchased. Securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

   Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof.

   In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter will be required to represent and agree with the depositor that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") and with respect to any class of securities with a minimum denomination of less than $100,000, it has not made and will not make an offer of securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

   (a) to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;


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   (b) to any legal entity that has two or more of (1) an average of at least
250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than
(euro)50,000,000, as shown in its last annual or consolidated accounts; or

   (c) in any other circumstances that do not require the publication by the depositor of a prospectus pursuant to Article 3 of the Prospectus Directive.

   For the purposes of this provision, the expression an "offer of securities to the public" in relation to any class of securities of a series, which class has a minimum denomination of less than $100,000, in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

   If a series is offered other than through underwriters, the prospectus supplement relating thereto will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of the series.

                                 Legal Matters

   The validity of the securities of each series, including certain federal income tax consequences with respect thereto, will be passed upon for the depositor by Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019.

                             Financial Information

   A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                    Rating

   It is a condition to the issuance of the securities of each series offered hereby and by the prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a "Rating Agency") specified in the related prospectus supplement.

   The rating would be based on, among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to the class and will reflect the Rating Agency's assessment solely of the likelihood that holders of a class of securities of the class will receive payments to which the securityholders are entitled under the related Agreement. The rating will not constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of the prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of securities. The rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. The rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause


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


the investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

   We can give no assurance that any the rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a series, the rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long term debt.

   The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each Rating Agency rating classes of the series. The criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. The analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each the class. We can give no assurance that the historical data supporting the actuarial analysis will accurately reflect future experience nor assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of loans. We can give no assurance that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the loans in a particular trust fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that those losses are not covered by credit enhancement, the losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.


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                            Index of Defined Terms

Term                                                                      Page
----                                                                      ----

Agreement...................................................................19
AMT........................................................................106
APR.........................................................................23
Asset Conservation Act......................................................83
Available Funds.............................................................33
Book-Entry Securities.......................................................43
Capitalized Interest Account................................................63
Cash Flow Bond Method......................................................109
CERCLA......................................................................83
Claimable Amount............................................................93
Class Security Balance......................................................33
Clearstream, Luxembourg.....................................................45
COFI securities.............................................................42
Collateral Value............................................................24
Combined Loan-to-Value Ratio................................................23
Cooperative.................................................................46
cooperative loans...........................................................20
cooperatives................................................................20
Countrywide Home Loans......................................................30
Cut-off Date Principal Balance..............................................31
DBC.........................................................................45
Debt Securities.............................................................95
Definitive Security.........................................................44
Detailed Description........................................................20
Disqualified Organization..................................................104
DOL........................................................................119
DTC.........................................................................44
Eleventh District...........................................................41
Euroclear...................................................................44
Euroclear Operator..........................................................46
Euroclear Participants......................................................46
European Depositaries.......................................................44
excess servicing...........................................................108
FHA.........................................................................20
FHLBSF......................................................................41
Financial Intermediary......................................................44
Fitch......................................................................120
foreign person.............................................................113
FTC Rule....................................................................88
Funding Period..............................................................63
Garn-St Germain Act.........................................................86
HI Contracts................................................................87
HI Loans....................................................................87
Improper Knowledge.........................................................105
Indenture...................................................................30
Indirect Participants.......................................................44
Insurance Proceeds..........................................................61
Insured Expenses............................................................61
Interest Weighted Securities................................................99
L/C Bank....................................................................50
L/C Percentage..............................................................50
Liquidation Expenses........................................................61
Liquidation Proceeds........................................................61
Loan Rate...................................................................21
Loan-to-Value Ratio.........................................................23
Master Servicing Fee........................................................71
Moody's................................................................64, 120
Mortgage....................................................................58
National Cost of Funds Index................................................42
NCUA.......................................................................122
New CI......................................................................45
Noneconomic Residual Certificate...........................................105
Nonresidents...............................................................111
obligations................................................................121
Offshore Location..........................................................106
OID Regulations.............................................................96
OTS.........................................................................42
Participants................................................................44
Parties in Interest........................................................119
Pass-Through Securities....................................................107
Pay-Through Security........................................................98
Permitted Investments...................................................51, 63
Plan Assets Regulation.....................................................119
Plans......................................................................119
Policy Statement...........................................................123
Pool Insurance Policy.......................................................51
Pool Insurer................................................................51
Pooling and Servicing Agreement.............................................19
Pre-Funded Amount...........................................................63
Pre-Funding Account.........................................................63
Prepayment Assumption.......................................................98
Primary Mortgage Insurance Policy...........................................22
Prime Rate..................................................................43
Principal Prepayments.......................................................34
Properties..................................................................22
Property Improvement Loans..................................................90
PTCE.......................................................................120
Purchase Price..............................................................29
Rating Agency.........................................................120, 125
Ratio Strip Securities.....................................................108
RCRA........................................................................84
Record Date.................................................................31
Reference Bank Rate.........................................................40

Refinance Loan..............................................................24
Regular Interest Securities.................................................95
Relevant Implementation Date...............................................124
Relevant Member State......................................................124
Relief Act..............................................................13, 88
REMIC...................................................................32, 95
Residual Interest Security.................................................102
Restricted Group...........................................................121
Retained Interest...........................................................31
revolving credit line loans.................................................20
Rules.......................................................................44
S&P........................................................................120
Sale and Servicing Agreement................................................19
SEC.....................................................................20, 24
secured creditor exemption..................................................83
Security Account............................................................60
Security Owners.............................................................43
Security Register...........................................................32
Sellers.....................................................................19
Senior Securities...........................................................49
Servicing Fee..............................................................107
Short-Term Note............................................................112
Single Family Properties....................................................22
SMMEA......................................................................122
Strip.......................................................................38
Stripped Securities........................................................107
Subsequent Loans............................................................63
Support Class...............................................................39
Tax Counsel.................................................................95
Terms and Conditions........................................................47
TIN........................................................................110
Title I Loans...............................................................90
Title I Program.............................................................90
Title V.....................................................................87
Trust Agreement.............................................................19
Trust Fund Assets...........................................................19
U.S.  Transferee...........................................................105
UCC.........................................................................82
Underwriter Exemptions.....................................................120
VA..........................................................................20
VA Guaranty.................................................................71
W-8BEN.....................................................................113
Withholding Agent..........................................................113

                                $1,600,000,100
                                 (Approximate)


          Home Equity Loan Asset Backed Certificates, Series 2007-S1

                 CWHEQ Home Equity Loan Trust, Series 2007-S1
                                Issuing Entity


                                  CWHEQ, INC.
                                   Depositor

                       Countrywide Home Loans, Inc. Logo
                              Sponsor and Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer


                               ----------------

                             PROSPECTUS SUPPLEMENT

                               ----------------


Countrywide Securities Corporation

                                                         RBS Greenwich Capital


      You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

      We are not offering the Home Equity Loan Asset Backed Certificates, Series 2007-S1 in any state where the offer is not permitted.

      Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Home Equity Loan Asset Backed Certificates, Series 2007-S1 and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Home Equity Loan Asset Backed Certificates, Series 2007-S1 will be required to deliver a prospectus supplement and prospectus for 90 days after the date of the prospectus supplement.


                               February 27, 2007